     As filed with the Securities and Exchange Commission on August 3, 1995
                                                Registration No. 33-  {________}
                               PRELIMINARY COPIES
                  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                          ----------------------------
                                    FORM S-4
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                          ----------------------------
                             SOUTHTRUST CORPORATION
             (Exact name of registrant as specified in its charter)

           DELAWARE                                 6711                                  63-0574085
(State or other jurisdiction of         (Primary Standard Industrial                   (I.R.S. Employer
incorporation or organization)           Classification Code Number)                  Identification No.)

                             420 NORTH 20TH STREET
                           BIRMINGHAM, ALABAMA  35203
                                 (205) 254-5000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                               -----------------
                               AUBREY D. BARNARD
                             SOUTHTRUST CORPORATION
                             420 NORTH 20TH STREET
                           BIRMINGHAM, ALABAMA  35203
                                 (205) 254-5000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                With copies to:

                                                 STANLEY H. POLLOCK, ESQ.
       C. LARIMORE WHITAKER, ESQ.                 GILBERT H. DAVIS, ESQ.
      BRADLEY, ARANT, ROSE & WHITE                 BRANCH, PIKE & GANZ
       2001 PARK PLACE, SUITE 1400      1360 PEACHTREE STREET, N.E., 15TH FLOOR
        BIRMINGHAM, ALABAMA 35203                 ATLANTA, GEORGIA 30309
             (205) 521-8000                            (404) 898-8000
      ----------------------------              ----------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after the effective date of this Registration Statement.
    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /
                        CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                                                         Proposed maximum        Proposed maximum        Amount of
            Title of each class of                 Amount to be           offering price       aggregate offering     registration
         securities to be registered                registered               per unit                price                 fee
- ----------------------------------------------------------------------------------------------------------------------------------
 Common Stock, par value $2.50 per share .        361,600 Shares
 Rights to Purchase Series A Junior                                             *                  $4,710,916**         $1,624.46
   Participating Preferred Stock . . . . .        160,712 Rights
===================================================================================================================================

*   Not Applicable
** Estimated solely for purposes of determining the amount of the registration fee in accordance with Rule 457(f)(2) under the Securities Act of 1933.
                         ____________________________

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                             SOUTHTRUST CORPORATION

               CROSS-REFERENCE SHEET SHOWING THE LOCATION IN THE
               PROXY STATEMENT/PROSPECTUS OF INFORMATION REQUIRED
        BY PART I OF FORM S-4 PURSUANT TO ITEM 501(B) OF REGULATION S-K



                   Item                                         Location or Heading In Proxy
                   ----                                              Statement/Prospectus
                                                              ---------------------------------
1.   Forepart of Registration Statement and             Forepart of Registration Statement and Outside Front Cover Page of
     Outside Front Cover Page of Prospectus             Prospectus

2.   Inside Front and Outside Back Cover Pages of       Available Information; Incorporation of Certain Documents by Reference;
     Prospectus                                         Table of Contents

3.   Risk Factors, Ratio of Earnings to Fixed           Summary
     Charges and Other Information

4.   Terms of the Transaction                           Summary; The Merger; Description of Capital Stock of SouthTrust; Comparison
                                                        of the Common Stock of SouthTrust and FBC; Certain Federal Income Tax
                                                        Considerations

5.   Pro Forma Financial Information                    *

6.   Material Contacts with the Company Being           Summary; The Merger
     Acquired

7.   Additional Information Required for                *
     Reoffering by Persons and Parties Deemed to
     be Underwriters

8.   Interests of Named Experts and Counsel             Legal Matters

9.   Disclosure of Commission Position on               *
     Indemnification for Securities Act
     Liabilities

10.  Information With Respect to S-3 Registrants        Summary

11.  Incorporation of Certain Information by            Incorporation of Certain Documents by Reference
     Reference

12.  Information With Respect to S-2 or S-3             *
     Registrants

13.  Incorporation of Certain Information by            *
     Reference

14.  Information With Respect to Registrants            *
     Other Than S-3 or S-2 Registrants

15.  Information With Respect to S-3 Companies          *

16.  Information With Respect to S-2 or S-3             *
     Companies

17.  Information With Respect to Companies Other        Summary; Certain Information Concerning the Business of FBC; Selected
     than S-3 or S-2 Companies                          Financial Data of FBC; Management's Discussion and Analysis of Financial
                                                        Condition and Results of Operations of FBC; Index to the Consolidated
                                                        Financial Statements of FBC

18.  Information if Proxies,  Consents or               Introduction; Summary; The Merger; Additional Information
     Authorizations are to be Solicited

19.  Information if Proxies, Consents or                *
     Authorizations are not to be Solicited, or
     in an Exchange Offer

___________________________________________________
* Not Applicable

                           FBC HOLDING COMPANY, INC.
                             361 NORTH MAIN STREET
                           CRESTVIEW, FLORIDA  32536
                  __________________________________________

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                  __________________________________________

     Notice is hereby given that a Special Meeting of Shareholders of FBC Holding Company, Inc., a Florida corporation and registered bank holding company ("FBC"), will be held on September ___, 1995, at 5:00 p.m., local time, at FBC Holding Company, Inc., 361 North Main Street, Crestview, Florida 39567, for the following purposes (the "Special Meeting"):

         1. To consider and vote upon the Agreement and Plan of Merger, dated as of February 17, 1995, as amended by Amendment No. 1 to Agreement and Plan of Merger dated August ___, 1995 (together, the "Merger Agreement"), a copy of which is annexed as Exhibit A to the accompanying Proxy Statement/Prospectus, between FBC and SouthTrust of Florida, Inc., a Florida corporation ("ST-Sub"), joined in by SouthTrust Corporation, a Delaware corporation ("SouthTrust"), whereby FBC will be merged with and into ST-Sub and each share of common stock of FBC outstanding immediately prior to the Effective Time of the Merger (as defined in the Merger Agreement), subject to the right of dissent held by shareholders of FBC and the payment of cash in lieu of the issuance of fractional shares of SouthTrust, and exclusive of shares held in the treasury of FBC, shall be converted into the right to receive 4.52 shares of common stock of SouthTrust (the "Conversion Ratio"), provided, however, that if 4.52, when multiplied by the average last sales price of a share of common stock of SouthTrust for the seven (7) trading days immediately preceding the second trading day prior to the Effective Time of the Merger, as reported by The Nasdaq Stock Market-National Market, results in the value of each share of common stock of FBC being less than $88.80, then SouthTrust, by an instrument in writing delivered to FBC prior to 11:00 a.m., Birmingham, Alabama time, on the last trading day prior to the Effective Time of the Merger, may elect to adjust the Conversion Ratio so that the Conversion Ratio, when multiplied by such average last sales price of common stock of SouthTrust as set forth above, shall equal $88.80; provided further, that if SouthTrust does not elect to adjust the Conversion Ratio in such manner, then FBC shall be entitled, at its option, to terminate the Merger Agreement by delivery to SouthTrust of an instrument in writing to such effect;

         2. To consider and act upon such other matters, including, in particular, adjournment of the Special Meeting to allow further solicitation of proxies if necessary, as may properly come before the Special Meeting or any adjournment or adjournments thereof.

     Only those persons who were holders of record of the common stock of FBC at the close of business on _________, 1995, are entitled to notice of and to vote at the Special Meeting and any adjournments thereof.

     Pursuant to Sections 607.1301, 607.1302 and 607.1320 of the Florida Business Corporation Act, shareholders of FBC are entitled to dissent from the transactions contemplated by the Merger Agreement. A copy of the provisions of the Florida Business Corporation Act regarding such rights of dissent is attached hereto as Exhibit D. The Special Meeting may be adjourned from time to time without notice other than announcement at the Special Meeting, or at any adjournment thereof, and any business for which notice is hereby given may be transacted at any such adjournment. A Proxy Statement/Prospectus relating to and a proxy for use in connection with the Special Meeting are enclosed.


                                          By Order of the Board of Directors


                                          MARLAND D. WORDELL
                                          Chairman

Crestview, Florida
___________, 1995

         WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY SO THAT FBC MAY BE ASSURED OF THE PRESENCE OF A QUORUM AT THE SPECIAL MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

PROXY STATEMENT/PROSPECTUS
- --------------------------

                              PROXY STATEMENT OF

                           FBC HOLDING COMPANY, INC.

                   FOR A SPECIAL MEETING OF ITS SHAREHOLDERS
                        TO BE HELD SEPTEMBER ___, 1995

          ___________________________________________________________

                THIS PROXY STATEMENT INCLUDES THE PROSPECTUS OF

                            SOUTHTRUST CORPORATION

               RELATING TO UP TO 361,600 SHARES OF COMMON STOCK
                          (PAR VALUE $2.50 PER SHARE)

             TO BE ISSUED IN CONNECTION WITH A PROPOSED MERGER OF
          FBC HOLDING COMPANY, INC. INTO SOUTHTRUST OF FLORIDA, INC.,
              A WHOLLY-OWNED SUBSIDIARY OF SOUTHTRUST CORPORATION
          ___________________________________________________________


         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH THE OFFER MADE HEREBY. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY SOUTHTRUST CORPORATION OR FBC HOLDING COMPANY, INC. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THE SHARES TO WHICH IT RELATES OR AN OFFER OF ANY KIND TO ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER WOULD BE UNLAWFUL. NEITHER DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF. ALL INFORMATION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS RELATING TO SOUTHTRUST CORPORATION AND ITS SUBSIDIARIES HAS BEEN SUPPLIED BY SOUTHTRUST CORPORATION AND ALL INFORMATION RELATING TO FBC HOLDING COMPANY, INC. AND ITS SUBSIDIARY HAS BEEN SUPPLIED BY FBC HOLDING COMPANY, INC.

         THIS PROXY STATEMENT/PROSPECTUS AND THE ACCOMPANYING FORM OF PROXY ARE FIRST BEING MAILED TO SHAREHOLDERS OF FBC HOLDING COMPANY, INC. ON OR ABOUT AUGUST __, 1995.

          ___________________________________________________________

    THE SECURITIES OF SOUTHTRUST CORPORATION OFFERED IN CONNECTION WITH THE
       MERGER DESCRIBED IN THIS PROXY STATEMENT/PROSPECTUS HAVE NOT BEEN
       APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION
         OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND
             EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
               PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY
                  STATEMENT/PROSPECTUS.  ANY REPRESENTATION TO
                      THE CONTRARY IS A CRIMINAL OFFENSE.

        THE SECURITIES OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS
           OR OTHER OBLIGATIONS OF A BANK OR SAVINGS ASSOCIATION AND
                ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE
                 CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.



        The date of this Proxy Statement/Prospectus is August __, 1995.

                               TABLE OF CONTENTS

                                                                                                                 Page
Available Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
Introduction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
Summary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
The Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
Certain Federal Income Tax Considerations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
Description of SouthTrust Capital Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
Market and Dividend Information Respecting the Common Stock of SouthTrust and FBC . . . . . . . . . . . . . . .   37
Comparison of the Common Stock of SouthTrust and FBC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
Supervision and Regulation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
Certain Information Concerning the Business of FBC and the Bank . . . . . . . . . . . . . . . . . . . . . . . .   46
Selected Financial Data of FBC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
Management's Discussion and Analysis of Financial Condition and Results of Operations of FBC  . . . . . . . . .   48
Beneficial Ownership of FBC Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63
Legal Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   66
Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   66
Additional Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   67
Incorporation of Certain Documents By Reference . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   67
Index to the Financial Statements of FBC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-1
Exhibit A - Agreement and Plan of Merger, as Amended  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-1
Exhibit B - Subsidiary Agreement and Plan of Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  B-1
Exhibit C - Opinion of Alex Sheshunoff & Co. Investment Banking   . . . . . . . . . . . . . . . . . . . . . . .  C-1
Exhibit D - Florida Dissent Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  D-1

                             AVAILABLE INFORMATION

         SouthTrust Corporation, a Delaware corporation ("SouthTrust"), is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Seven World Trade Center, Suite 1300, New York, New York 10048 and Northwestern Atrium Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

         SouthTrust has filed a Registration Statement on Form S-4 (herein, together with all amendments thereto, called the "Registration Statement") with the Commission under the Securities Act of 1933 (the "Securities Act"), with respect to the shares of common stock of SouthTrust offered hereby. This Proxy Statement/Prospectus does not contain all of the information and undertakings set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to SouthTrust and the shares of common stock of SouthTrust, reference is made to the Registration Statement and the exhibits and schedules thereto. Statements contained in this Proxy Statement/Prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to a copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Registration Statement and the exhibits and schedules thereto may be inspected at the Commission's office at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies thereof may be obtained from the Public Reference Section of the Commission at such address at prescribed rates.

         THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE ON REQUEST WITHOUT CHARGE FROM AUBREY D. BARNARD, SOUTHTRUST CORPORATION, 420 NORTH 20TH STREET, BIRMINGHAM, ALABAMA 35203, TELEPHONE NUMBER
(205) 254-5000. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY ___________, 1995. SEE "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

                                  INTRODUCTION

GENERAL

         This Proxy Statement/Prospectus is being furnished to the holders of common stock, par value $.01 per share ("FBC Common Stock"), of FBC Holding Company, Inc., a Florida corporation and a registered bank holding company ("FBC"), in connection with the solicitation of proxies by the Board of Directors of FBC for use at a special meeting of shareholders of FBC to be held on September ___, 1995, at 5:00 p.m., local time, at the offices of FBC, 361 North Main Street, Crestview, Florida 32536, and at any postponement or adjournment thereof (the "Special Meeting").

         The purpose of the Special Meeting is to consider and vote upon that certain Agreement and Plan of Merger, dated as of February 17, 1995, as amended by Amendment No. 1 to Agreement and Plan of Merger dated August __, 1995 (together, the "Merger Agreement"), between FBC and SouthTrust of Florida, Inc., a Florida corporation ("ST-Sub"), joined in by SouthTrust Corporation, a Delaware corporation ("SouthTrust"), providing for the merger of FBC into ST-Sub (the "Merger") and, subject to rights of dissent and exclusive of shares of FBC Common Stock held in the treasury of FBC, the conversion in the Merger of each outstanding share of FBC Common Stock into 4.52 shares of common stock, par value $2.50 per share ("SouthTrust Common Stock"), of SouthTrust (such fraction, as may be adjusted, as provided in the Merger Agreement, being hereinafter referred to as the "Conversion Ratio"); provided, however, that if 4.52, when multiplied by the average last sales price of SouthTrust Common Stock for the seven (7) trading days immediately preceding the second trading day prior to the Effective Time of the Merger (as defined below), as reported by The Nasdaq Stock Market-National Market ("Nasdaq"), results in the value of each outstanding share of FBC Common Stock being less than $88.80, then SouthTrust, by an instrument in writing delivered to FBC prior to 11:00 a.m., Birmingham, Alabama time on the last trading day prior to the Effective Time of the Merger, may elect to adjust the Conversion Ratio so that the Conversion Ratio, when multiplied by such average last sales price of SouthTrust Common Stock as set forth above, shall equal $88.80; provided further that if SouthTrust does not elect to adjust the Conversion Ratio in such manner, then FBC shall be entitled, at its option, to terminate the Merger Agreement by delivery to SouthTrust of an instrument in writing to such effect. The Conversion Ratio, including the number of shares of SouthTrust Common Stock issuable in the Merger, is subject to appropriate adjustment in the event of certain stock splits, stock dividends, reclassifications or similar distributions effected by SouthTrust. No fractional shares of SouthTrust Common Stock will be issued in the Merger, and, in lieu thereof, each holder of shares of FBC Common Stock who otherwise would have been entitled to receive a fractional share of SouthTrust Common Stock will be entitled to receive a cash payment in an amount equal to the product of (i) the fractional interest of a share of SouthTrust Common Stock to which such holder otherwise would have been entitled and (ii) the last sales price of such share of SouthTrust Common Stock as reported by Nasdaq on the last trading day immediately preceding the Effective Time of the Merger. Following the consummation of the Merger, First Bank of Crestview, a Florida state banking corporation and a wholly owned subsidiary of FBC (the "Bank"), will be merged with and into SouthTrust Bank of Northwest Florida, a Florida state banking corporation and a wholly owned subsidiary of ST-Sub ("ST-Bank").

         As amended, the Merger Agreement provides that on the Closing Date, the Bank will, following consultation with SouthTrust, write down a loan presently outstanding (the "Loan") to an amount equal to the estimated net realizable value of the Loan as of the Closing Date, which amount shall not be less than $211,000 nor greater than $285,000. Immediately prior to the Effective Time of the Merger, the Bank will distribute to FBC and FBC, in turn, will take appropriate steps to distribute in trust for the benefit of the holders of record of the outstanding shares of FBC Common Stock a distribution consisting of the Loan, $35,000 in immediately available funds and any payments of principal received by the Bank during the period beginning on October 11, 1994 and ending on the Closing Date (collectively, the "Distribution"), which Distribution shall be paid to certain trustees, as trustees for the holders of shares of FBC Common Stock (the "Trustees"). The Trustees will hold the Distribution in trust for the benefit of the holders of the shares of FBC Common Stock pursuant to a trust agreement by and between FBC and the Trustees (the "Trust Agreement"). The Trust Agreement must be delivered to SouthTrust on or before the Closing Date and such delivery is a condition of SouthTrust's obligation to consummate the Merger.

         The Conversion Ratio may be increased, at the option of SouthTrust, if the average last sales price of SouthTrust Common Stock, as reported by Nasdaq, for the seven (7) days immediately preceding the second trading day prior to the Effective Time of the Merger, multiplied by 4.52 results in a value for each share of FBC Common Stock of less than $88.80. The Conversion Ratio, therefore, may not be definitively determined until just prior to the Effective Time of the Merger. Based upon the last sales price of SouthTrust Common Stock on {________________}, 1995 (the last trading day immediately prior to the date of this Proxy Statement/Prospectus), which last sales price is ${______}, SouthTrust does not presently have the option to alter the Conversion Ratio and the Conversion Ratio will remain 4.52. In the event that SouthTrust has the right to adjust the Conversion Ratio but chooses not to exercise such right, then FBC is entitled, at its option, to terminate the Merger Agreement. In addition, if the last sales price of a share of SouthTrust Common Stock as reported by Nasdaq for the last trading day immediately preceding the Effective Time of the Merger is less than $18.25 per share, then FBC shall be entitled, at its option, to terminate the Merger Agreement.

         Subject to the approval of the Merger Agreement by the shareholders of FBC and the satisfaction or waiver of all conditions contained in the Merger Agreement, the Merger will become effective upon the filing of appropriate Articles of Merger with the Secretary of State of the State of Florida, unless a later date is specified in such Articles (the "Effective Time of the Merger"). It is anticipated that such documents will be filed and the Merger will become effective on or about September _____, 1995.

         This Proxy Statement/Prospectus was first sent or given to shareholders of FBC on or about August __, 1995. SouthTrust has filed a Registration Statement with the Commission with respect to the shares of SouthTrust Common Stock to be issued pursuant to the Merger. This document also constitutes the Prospectus of SouthTrust that is included as part of such Registration Statement. All information contained in this Proxy Statement/Prospectus pertaining to SouthTrust and ST-Sub was supplied by SouthTrust, and all information contained in this Proxy Statement/Prospectus pertaining to FBC and the Bank was supplied by FBC.

         A copy of the Merger Agreement is attached hereto as Exhibit A, and the description thereof contained in this Proxy Statement/Prospectus is qualified in its entirety by reference to such Exhibit A.

VOTING AT THE SPECIAL MEETING

         The Board of Directors of FBC has fixed the close of business on __________, 1995 as the record date (the "Record Date") for the determination of holders of shares of capital stock of FBC entitled to notice of and to vote at the Special Meeting. On the Record Date, FBC had issued and outstanding 80,000 shares of FBC Common Stock. Only the holders of the outstanding FBC Common Stock as of the Record Date are entitled to vote at the Special Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of FBC Common Stock entitled to vote is necessary to constitute a quorum at the Special Meeting, and the affirmative vote of the holders of a majority of the outstanding shares of FBC Common Stock entitled to vote thereon is required to approve the Merger Agreement. Each holder of record of shares of FBC Common Stock on the Record Date is entitled to one vote for each share of such stock held of record.

         As of the date of this Proxy Statement/prospectus, 11,517 shares of FBC Common Stock have been allocated to the accounts of the participants in the First Bank of Crestview Employee Stock Ownership Plan (the "ESOP"). The ESOP holds 12,602 shares of FBC Common Stock. Certain Directors of FBC are co-trustees of the ESOP. Although the co-trustees have the power to vote the shares held by the ESOP and the participants generally have no right to direct the voting of their allocated shares, the participants are entitled to direct the co-trustees of the ESOP as to the manner in which voting rights on their allocated shares are to be exercised with respect to certain significant corporate matters, including approval of the Merger Agreement. Therefore, with respect to the 11,517 allocated shares, the participants will direct the co-trustees of the ESOP as to the manner in which such shares are to be voted. With respect to the 1,085 shares which have not yet been allocated to participant accounts, the co-trustees will exercise their discretion as to how the shares are to be voted, without direction from participants of the ESOP.

         As of the Record Date, FBC Directors and Executive Officers (a total of 15 persons) beneficially owned a total of 59,139 shares of FBC Common Stock, representing approximately 73.9% of the shares of FBC Common Stock entitled to vote at the Special Meeting. However, since the foregoing beneficial ownership figures include shares held by the ESOP which are allocated to participants of the ESOP, and the participants have the right to direct the co-trustees as to the manner in which such shares are to be voted with respect to approval of the Merger Agreement, for purposes of the vote at the Special Meeting, the FBC Directors and Executive Officers are deemed to beneficially own a total of only 51,656 shares of FBC Common Stock, representing approximately 64.6% of the shares of FBC Common Stock entitled to vote at the Special Meeting.

         THE BOARD OF DIRECTORS OF FBC HAS UNANIMOUSLY APPROVED THE MERGER AND RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT. SEE "THE MERGER - BACKGROUND OF THE MERGER; REASONS FOR THE MERGER; RECOMMENDATION OF THE BOARD OF DIRECTORS OF FBC."

         A proxy in the form enclosed, properly completed and returned in time for the voting thereof at the Special Meeting, with instructions specified thereon, will be voted in accordance with such instructions. Only votes FOR a particular matter constitute affirmative votes. Votes that are withheld or abstain, including broker non-votes, with respect to a matter are counted for quorum purposes, but since they are not cast for a particular matter, such votes have the same effect as negative votes with respect to the proposal regarding the Merger Agreement. If no specification is made, a signed proxy will be voted FOR approval of the Merger Agreement. A proxy may be revoked at any time prior to its exercise (i) by filing with the Secretary of FBC either an instrument revoking the proxy or a duly executed proxy bearing a later date or (ii) by attending the Special Meeting and voting in person. Attendance at the Special Meeting will not in itself revoke a proxy.

         In addition to the use of the mail, proxies may be solicited by telephone, telecopy or personally by the directors, officers and employees of FBC, who will receive no extra compensation for their services. The expenses of such solicitation will be paid by FBC. FBC will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy soliciting material to the beneficial owners of shares of FBC Common Stock.

         SHAREHOLDERS OF FBC ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED, POSTAGE-PAID ENVELOPE.

                                    SUMMARY

         The following is a brief summary of certain information contained in or incorporated by reference into this Proxy Statement/Prospectus with respect to FBC, SouthTrust and the terms of the Merger. The following summary is not intended to be complete and is qualified in all respects by the information appearing elsewhere herein or incorporated by reference into this Proxy Statement/Prospectus, the Exhibits hereto and the documents referred to herein.

PARTIES TO THE MERGER

  SouthTrust

         SouthTrust is a regional bank holding company headquartered in Birmingham, Alabama. As of December 31, 1994, SouthTrust had consolidated total assets of approximately $17.6 billion. Following the enactment of Alabama's interstate banking legislation in 1987, SouthTrust has pursued a strategy of acquiring banks and financial institutions throughout the areas of Florida, Georgia, North Carolina, Mississippi, South Carolina and Tennessee and offers a full range of banking services through various bank subsidiaries operating more than 420 offices. SouthTrust, through its bank-related subsidiaries, also offers a range of other services, including mortgage banking services, data processing services and securities brokerage services. The largest bank subsidiary of SouthTrust is SouthTrust Bank of Alabama, N.A. ("SouthTrust-Alabama"), Birmingham, Alabama (the oldest predecessor of which was incorporated in 1887), which had approximately $5.5 billion in total assets as of December 31, 1994. On January 13, 1995, SouthTrust consummated the merger (the "Bank Merger") of 22 of its Alabama-based banking subsidiaries with and into SouthTrust- Alabama, which was the surviving association. After giving effect to the Bank Merger, SouthTrust-Alabama reflected, on a pro forma basis as of December 31, 1994, total assets of approximately $10.0 billion. Of SouthTrust's approximately $17.6 billion in assets as of December 31, 1994, approximately $10.1 billion were in Alabama, approximately $3.5 billion were in Georgia and approximately $3.0 billion were in Florida.

         SouthTrust has taken advantage of the passage of interstate banking legislation by acquiring banks in or near major metropolitan or growth markets in Florida, Georgia, North Carolina, Mississippi, South Carolina and Tennessee. The effect of this expansion has been to give SouthTrust access to metropolitan or growth markets with favorable prospects for growth of population, per capita income, and business development opportunities.

         Through the second quarter of 1995, SouthTrust effected acquisitions of four financial institutions, with total assets of approximately $494.0 billion. The following table presents certain information with respect to acquisitions which are currently pending as of the date of this Proxy Statement/Prospectus, including the Merger:

                                                                Total          Total             Total
   Institution                           Location               Assets       Deposits            Loans*
- -----------------                        --------               ------       --------            -----
                                                                           (in millions)
FBC Holding Company, Inc.            Crestview, Florida          51.6           45.7              23.8
Citizens Bank of MacClenny           MacClenny, Florida          84.7           74.0              49.8
First Commercial Financial Corp.     Bradenton, Florida          40.9           37.6              24.3

___________________________
*Net of unearned income

         SouthTrust anticipates that the transactions with FBC and Citizens Bank of MacClenny each will be accounted for as a pooling of interests, and that its transaction with First Commercial Financial Corp. will be accounted for as a purchase. Consummation of the pending transactions is subject, in each case, to, among other things, approval by applicable regulatory authorities.

         As a routine part of its business, SouthTrust evaluates opportunities to acquire bank holding companies, banks and other financial institutions. Thus, at any particular point in time, including the date of this Proxy Statement/Prospectus, discussions and, in some cases, negotiations and due diligence activities looking toward or culminating in the execution of preliminary or definitive documents respecting potential acquisitions may occur or be in progress. These transactions may involve SouthTrust acquiring such financial institutions in exchange for cash or capital stock, and depending upon the terms of these transactions, they may have a dilutive effect upon the SouthTrust Common Stock to be issued to holders of FBC Common Stock in the Merger.

         The principal executive offices of SouthTrust are located at 420 North 20th Street, Birmingham, Alabama 35203, and its telephone number is (205) 254-5000.

  FBC and the Bank

         FBC was organized under the laws of the State of Florida in 1989 for the purpose of becoming a bank holding company and, as of the date of this Proxy Statement/Prospectus, owns all of the issued and outstanding capital stock of the Bank. The Bank operates out of a main office and branch office in Crestview, Florida. The Bank is a member of and its deposits are insured by the Bank Insurance Fund ("BIF") of the Federal Deposit Insurance Corporation ("FDIC"). FBC is subject to regulation, examination and supervision by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), and the Bank is subject to regulation, examination and supervision by the Federal Reserve Board and the Florida Department of Banking and Finance (the "Florida Department"). See "CERTAIN INFORMATION CONCERNING THE BUSINESS OF FBC AND THE BANK" and "SUPERVISION AND REGULATION."

         The business of the Bank consists primarily of attracting deposits from the general public and using these funds, as well as loan repayments and borrowings, to originate loans, primarily for individuals and small businesses. The Bank's primary market area for loans and deposits includes Okaloosa County, Florida, and the total population of this area was approximately 155,000 as of December 31, 1994.

         FBC and the Bank each maintain their principal executive offices at 361 North Main Street, Crestview, Florida 32536 and the telephone number at such office is (904) 682-2737.

  SouthTrust of Florida, Inc.

         ST-Sub, a Florida corporation, is a wholly-owned subsidiary of SouthTrust. It was organized under the laws of Florida in 1982 and owns all of the issued and outstanding capital stock of ST-Bank.

SPECIAL MEETING

         The Special Meeting will be held at 5:00 p.m., local time, on September ___, 1995, at the offices of FBC, 361 North Main Street, Crestview, Florida 32536 to consider and vote upon the Merger Agreement. Only holders of record of shares of FBC Common Stock as of the close of business on __________, 1995 will be entitled to vote at the Special Meeting, including any adjournment thereof.

THE MERGER

  Terms of the Merger

         Subject to approval of the Merger Agreement by the shareholders of FBC at the Special Meeting, the receipt of required regulatory approvals, and other conditions, FBC will be merged into ST-Sub pursuant to the Merger Agreement.
At the Effective Time of the Merger, each outstanding share of FBC Common Stock will be converted, subject to rights of dissent and exclusive of FBC Common Stock held in the treasury of FBC, into the right to receive 4.52 shares of SouthTrust Common Stock; provided, however, that if 4.52, when multiplied by the average last sales price of a share of SouthTrust Common Stock for the seven (7) trading days immediately preceding the second trading day prior to the Effective Time of the Merger (as defined below), as reported by Nasdaq, results in the value of each share of FBC Common Stock being less than $88.80, then SouthTrust, by an instrument in writing delivered to FBC prior to 11:00 a.m., Birmingham, Alabama time on the last trading day prior to the Effective Time of the Merger, may elect to adjust the Conversion Ratio so that the Conversion Ratio, when multiplied by such average last sales price of a share of SouthTrust Common Stock as set forth above, shall equal $88.80; provided further that if SouthTrust does not elect to adjust the Conversion Ratio in such manner, then FBC shall be entitled, at its option, to terminate the Merger Agreement by delivery to SouthTrust of an instrument in writing to such effect. No fractional shares of SouthTrust Common Stock will be issued in the Merger, and, in lieu thereof, each holder of shares of FBC Common Stock who otherwise would have been entitled to receive a fractional share of SouthTrust Common Stock will be entitled to receive a cash payment in an amount equal to the product of (i) the fractional interest of a share of SouthTrust Common Stock to which such holder otherwise would have been entitled and (ii) the last sales price of such share of SouthTrust Common Stock as reported on Nasdaq on the last trading day immediately preceding the Effective Time of the Merger. Following the consummation of the Merger, the Bank will be merged with and into ST-Bank.

         As amended, the Merger Agreement provides that on the Closing Date, the Bank, after consultation with SouthTrust, will write down the Loan to an amount equal to the estimated net realizable value of the Loan as of the Closing Date, which amount shall not be less than $211,000 nor greater than $285,000. Immediately prior to the Effective Time of the Merger, the Bank will distribute to FBC and FBC, in turn, will take appropriate steps to make the Distribution. The Trustees will hold the Distribution in trust for the benefit of the holders of the shares of FBC Common Stock pursuant to the Trust Agreement. The Trust Agreement must be delivered to SouthTrust on or before the Closing Date and such delivery is a condition of SouthTrust's obligation to consummate the Merger.

         As promptly as practicable after the Effective Time of the Merger, SouthTrust or its agents shall send or cause to be sent to each former holder of record of FBC Common Stock a letter of transmittal for use in exchanging their stock certificates formerly representing shares of FBC Common Stock for certificates representing the appropriate number of shares of SouthTrust Common Stock.

         Following the consummation of the Merger, the Bank will be merged with and into ST-Bank (the "Subsidiary Merger") pursuant to that certain Subsidiary Merger Agreement, dated as of March 14, 1995 between the Bank and ST-Bank, a copy of which is annexed hereto as Exhibit B (the "Subsidiary Merger Agreement"), with ST-Bank being the surviving bank.

  Vote Required

         The affirmative vote of the holders of a majority of the outstanding shares of FBC Common Stock is required to approve the Merger Agreement. As of the Record Date, FBC Directors and Executive Officers (a total of 15 persons) beneficially owned a total of 59,139 shares of FBC Common Stock, representing approximately 73.9% of the shares of FBC Common Stock entitled to vote at the Special Meeting. However, since the foregoing beneficial ownership figures include shares held by the ESOP which are allocated to participants of the ESOP, and the participants have the right to direct the co-trustees as to the manner in which such shares are to be voted with respect to approval of the Merger Agreement, for purposes of the vote at the Special Meeting, the FBC Directors and Executive Officers are deemed to beneficially own a total of only 51,656 shares of FBC Common Stock, representing approximately 64.6% of the shares of FBC Common Stock entitled to vote at the Special Meeting.

  Recommendation of the Board of Directors

         THE MEMBERS OF THE BOARD OF DIRECTORS OF FBC HAVE APPROVED THE MERGER AGREEMENT AND DETERMINED THAT THE MERGER IS FAIR, FROM A FINANCIAL POINT OF VIEW, AND IS IN THE BEST INTERESTS OF FBC AND ITS SHAREHOLDERS. ACCORDINGLY, THE BOARD OF DIRECTORS OF FBC RECOMMENDS THAT SHAREHOLDERS OF FBC VOTE IN FAVOR OF THE MERGER AGREEMENT. This recommendation is based on a number of factors discussed in this Proxy Statement/Prospectus. See "THE MERGER - Background of the Merger; Reasons for the Merger; Recommendations of the Board of Directors of FBC."

Opinion of Financial Advisor

         The Board of Directors of FBC engaged Alex Sheshunoff & Co. Investment Banking ("Sheshunoff") to consider the fairness of the Merger from a financial point of view, to the shareholders of FBC. Sheshunoff has delivered its opinion letter dated August ___, 1995, to the Board of Directors of FBC, a copy of which is attached hereto as Exhibit C, stating that, based upon the information and procedures specified therein, in its opinion the Merger is fair, from a financial point of view, to the shareholders of FBC.

         Sheshunoff was engaged to render the aforementioned fairness opinion. FBC paid Sheshunoff a fee of $14,500 for preparing the aforementioned fairness opinion, plus out of pocket expenses, regardless of whether the Merger is consummated.

Interests of Certain Named Persons in the Merger

         The Merger Agreement provides that the Board of Directors of ST-Sub, following the Merger, shall consist of those persons who are serving in such capacity immediately prior to the Effective Time of the Merger, as well as those persons who may be designated in writing by SouthTrust at or prior to the Effective Time of the Merger, and the officers of ST-Sub shall be those persons who are serving in such capacity immediately prior to the Effective Time of the Merger, as well as those persons who may be designated in writing by SouthTrust at or prior to the Effective Time of the Merger.

         The Merger Agreement provides that the Executive Supplemental Income Agreement dated July 12, 1994, by and between FBC, the Bank and Marland D. Wordell, the Chairman of the Board of Directors and President of FBC, be amended and revised prior to the Effective Time of the Merger and that, prior to the Effective Time of the Merger, the Salary Continuation Agreement between the Bank and Alex Clemmons, the Vice Chairman of the Board of Directors of FBC, be assumed by ST-Bank.

         SouthTrust also has agreed in the Merger Agreement, for a period of four years following the Effective Time of the Merger, to ensure that all rights to indemnification and all liabilities existing in favor of the officers, directors or employees of FBC and the Bank, as provided in the Articles of Incorporation and Bylaws of FBC and the Bank, as in effect on the date of the Merger Agreement, with respect to claims or liabilities arising from facts or events existing or occurring prior to the Effective Time of the Merger, shall continue in full force and effect. SouthTrust has also agreed to indemnify, defend and hold harmless FBC and its subsidiaries, and each of their respective present and former officers, directors, employees and agents, from and against all losses, expenses, claims, damages or liabilities to which any of them may become subject under applicable laws insofar as such arise out of or are based upon any untrue statement or alleged untrue statement of material fact contained in this Proxy Statement/ Prospectus or any application for the approval of the transactions contemplated by the Merger Agreement filed with certain regulatory authorities or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make statements therein, in light of the circumstances under which they were made, not misleading. SouthTrust has also agreed to indemnify the trustees of the ESOP of FBC against certain liabilities that such persons may incur as a result of certain transactions effected by the ESOP of FBC.

         See "THE MERGER - Interests of Certain Named Persons in the Merger" and "THE MERGER - Business and Management of FBC Following the Merger; Plans for Business of FBC."

Regulatory Approvals and Certain Other Conditions to the Merger; Waiver and Amendment

         The respective obligations of SouthTrust and FBC to consummate the Merger are subject to the satisfaction of certain conditions, including, among others, (i) the receipt of all required regulatory approvals with respect to the Merger, (ii) the approval of the Merger Agreement by the requisite vote of the shareholders of FBC, and (iii) certain other conditions customary in transactions of this kind.

         The Merger is subject to approval by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"). Accordingly, assuming that all conditions to the Merger contained in the Merger Agreement are satisfied or waived and that the Merger Agreement has not been terminated, the Merger Agreement provides that the Merger shall be consummated within ten days of the later to occur of (i) the approval of the transactions pursuant to the Merger Agreement by all required regulatory authorities, including the Federal Reserve Board, and the expiration of all requisite waiting periods, and (ii) approval by the shareholders of FBC of the Merger Agreement.

         On or about March 8, 1995, SouthTrust filed an application with the Federal Reserve Board seeking approval to merge FBC into ST-Sub. SouthTrust received a letter dated April 12, 1995 from the Federal Reserve Board acknowledging acceptance of SouthTrust's application. The application was approved on May 12, 1995. In addition, SouthTrust filed a merger application under the Florida Banking Code with the Florida Department of Banking and Finance and an application under the Bank Merger Act with the FDIC on April 7, 1995 and March 22, 1995, respectively, seeking to merge the Bank into ST-Bank. The 15 day waiting period which begins to run upon the approval of the Merger by the Federal Reserve Board and the FDIC, whichever approval is obtained last, during which the Merger may not be consummated and which commences the authority of the United States Department of Justice (the "Justice Department") to challenge the Merger on antitrust grounds, expired on June 7, 1995.
On August 2, 1995, SouthTrust informed the Federal Reserve Board, the FDIC and the Florida Department of the revised terms of the Merger, as reflected by Amendment No. 1 to the Merger Agreement. SouthTrust does not currently anticipate that the revisions made to the terms of the Merger Agreement will affect any regulatory approvals.

         At any time before the Merger becomes effective, any party to the Merger Agreement may waive conditions contained therein to its own obligations, to the extent that such obligations, agreements and conditions are intended for its own benefit. In addition, the Merger Agreement may be amended by written instrument signed on behalf of each of the parties thereto.

         See "THE MERGER - Regulatory Approvals and Certain Other Conditions to the Merger; Waiver and Amendment."

  Termination

         If the Conversion Ratio, as applied, results in the value of each share of FBC Common Stock being less than $88.80, and if SouthTrust does not elect to adjust the Conversion Ratio so that the Conversion Ratio, when multiplied by the average last sales price of a share of SouthTrust Common Stock for the seven (7) trading days immediately preceding the second trading day prior to the Effective Time of the Merger as reported by Nasdaq, is equal to $88.80, then FBC shall be entitled, at its option, to terminate the Merger Agreement. Based upon the last sales price of SouthTrust Common Stock on August __, 1995 (the last trading day immediately prior to the date of this Proxy Statement/Prospectus), SouthTrust would not have the option to adjust the Conversion Ratio. Furthermore, if the last sales price of a share of SouthTrust Common Stock as reported by Nasdaq for the last trading day immediately preceding the Effective Time of the Merger is less than $18.25 per share, then FBC shall be entitled, at its option, to terminate the Merger Agreement. In addition, the Merger Agreement may be terminated by FBC or SouthTrust if the Merger shall not have occurred on or prior to October 31, 1995, and upon the occurrence, or the failure to occur, of certain other conditions or events stated in the Merger Agreement. See "THE MERGER - Termination."

  Effective Time of the Merger

         The Merger will become effective upon the filing of appropriate Articles of Merger relating thereto with the Secretary of the State of State of Florida, unless a later date is specified in such Articles of Merger. The parties to the Merger Agreement will cause such Articles of Merger to be so filed as soon as practicable after each of the conditions to consummation of the Merger has been satisfied or waived. Subject to satisfaction of the conditions contained in the Merger Agreement, the parties currently anticipate that the Merger will become effective on or about ___________, 1995, although there can be no assurance as to whether or when the Merger will become effective. See "THE MERGER - Effective Time of the Merger."

RIGHTS OF DISSENT AND APPRAISAL

         By following the procedures provided by applicable law which are summarized elsewhere in this Proxy Statement/Prospectus, a holder of shares of FBC Common Stock is entitled to dissent from the Merger and demand the fair value of the shares of FBC Common Stock held by such holder in cash. See "THE MERGER - Rights of Dissent and Appraisal." A copy of the provisions of the Florida Business Corporation Act regarding such rights of dissent is attached hereto as Exhibit D.

COMPARATIVE STOCK PRICES

         SouthTrust Common Stock is traded in the over-the-counter market through the facilities of Nasdaq. The market for shares of FBC Common Stock is not active and during the last two years, the sales price of all shares of FBC Common Stock of which FBC had knowledge ranged from $32 to $64 per share. The last sale of shares of FBC Common Stock known to FBC occurred on or about July 11, 1994, at a sales price of $64 per share.

         The following table sets forth the applicable last sales prices, and pro forma equivalents based upon such last sales prices, for SouthTrust Common Stock as of selected dates.

                                                     SouthTrust                        FBC
                                                    Common Stock                  Common Stock
                                                  Last Sales Price               Equivalent (3)
                                                --------------------           ----------------

         (1)  February 16, 1995 . . . . . . .           $21.375                      $89.775
         (2)   _____ ____, 1995  . . . . . .          $____.__                    $_____.___

__________________________________

(1) Last trading day preceding the announcement of the execution of the Merger Agreement.
(2) Most recent date practicable preceding the date of this Proxy Statement/Prospectus.
(3) Pro forma equivalents calculated using the historical last sales price for SouthTrust Common Stock as of the selected date multiplied by the Conversion Ratio of 4.52 shares of SouthTrust Common Stock per share of FBC Common Stock.

         The shareholders of FBC are advised to obtain current market quotations for or information regarding SouthTrust Common Stock and FBC Common Stock. No assurance can be given as to the market price of SouthTrust Common Stock or the value of FBC Common Stock at any time before the Effective Time of the Merger or as to the market price of SouthTrust Common Stock at any time thereafter. Because the Conversion Ratio may be increased, at the option of SouthTrust, if the average last sales price of SouthTrust Common Stock for the seven (7) days immediately preceding the second trading day prior to the Effective Time of the Merger, multiplied by 4.52, does not result in a value of $88.80, the Conversion Ratio may not be definitively determined until just prior to the Effective Time of the Merger. Based upon the last sales price of SouthTrust Common Stock as reported by Nasdaq on {________________}, 1995 (the last trading day immediately prior to the date of this Proxy Statement/Prospectus), SouthTrust would not have the option to adjust the Conversion Ratio.

         See "MARKET AND DIVIDEND INFORMATION RESPECTING THE COMMON STOCK OF SOUTHTRUST AND FBC."

RESALE OF SOUTHTRUST COMMON STOCK RECEIVED IN THE MERGER

         The shares of SouthTrust Common Stock to be issued pursuant to the Merger Agreement have been registered under the Securities Act, thereby allowing such shares to be sold without restriction by shareholders of FBC who are not deemed to be "affiliates" (as that term is defined in the rules under the Securities Act) of FBC and who do not become affiliates of SouthTrust. The shares of SouthTrust Common Stock to be issued to affiliates of FBC may be resold only pursuant to an effective registration statement, pursuant to Rule 145 under the Securities Act (which, among other things, permits the resale of securities subject to certain volume limitations) or in transactions otherwise exempt from registration under the Securities Act. SouthTrust will not be obligated and does not intend to register its shares under the Securities Act for resale by shareholders who are affiliates. Under the volume limitations of Rule 145, and based upon the outstanding shares of SouthTrust Common Stock as of March 31, 1995, an affiliate of FBC who otherwise complies with Rule 145, subject to the undertaking described below, will be free to resell, during any given three-month period, up to 819,507 shares of SouthTrust Common Stock.

         In addition, on or before thirty (30) days prior to the Effective Time of the Merger, each affiliate of FBC will deliver to SouthTrust a letter agreement pertaining to the limitations on the transferability of such affiliate's shares of SouthTrust Common Stock acquired in the Merger, and whereby such affiliate shall represent and warrant, among other things, that he or she shall not sell, pledge, transfer or otherwise dispose of such shares of SouthTrust Common Stock (i) in violation of the Securities Act or the rules and regulations thereunder, and (ii) until such time as financial results covering at least thirty (30) days of combined operations of FBC and SouthTrust have been published within the meaning of Section 201.01 of the Commission's Codification of Financial Reporting Policies.

         See "THE MERGER - Resale of SouthTrust Common Stock Received in the Merger."

DIFFERENCES IN RIGHTS OF FBC SHAREHOLDERS

         Upon consummation of the Merger, FBC shareholders will become SouthTrust stockholders. As a result, their rights as shareholders, which now are governed by Florida corporate and banking law and the Articles of Incorporation and Bylaws of FBC, will be governed by Delaware corporate law and the Restated Certificate of Incorporation and Bylaws of SouthTrust. Because of certain differences between the provisions of Florida law and Delaware corporate law and of the Articles of Incorporation and Bylaws of FBC and the Restated Certificate of Incorporation and Bylaws of SouthTrust, the current rights of FBC shareholders will change after the Merger. Some of these differences include anti-takeover provisions applicable to SouthTrust. See "COMPARISON OF THE COMMON STOCK OF SOUTHTRUST AND FBC."

ACCOUNTING TREATMENT

         The Merger will be accounted for by SouthTrust as a pooling of interests. See "THE MERGER - Accounting Treatment."

TAX TREATMENT

         FBC will receive the opinion of Bradley, Arant, Rose & White, to the effect that, for federal income tax purposes and based upon certain assumptions: (i) the Merger will qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); (ii) no gain or loss will be recognized by holders of shares of FBC Common Stock who receive SouthTrust Common Stock in the Merger (except in connection with the receipt of cash in lieu of fractional interests in shares of SouthTrust Common Stock); and (iii) the basis of the SouthTrust Common Stock received by the shareholders of FBC pursuant to the Merger and the holding period therefor will be the same as the basis and holding period of the FBC Common Stock surrendered in exchange therefor. See "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS."

         In addition, each holder of FBC Common Stock may be required to include his or her pro rata share of the Distribution in his or her taxable income. See "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS."

         THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES MAY VARY FOR EACH HOLDER OF SHARES OF FBC COMMON STOCK. FBC SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX AND FINANCIAL ADVISORS AS TO THE EFFECT OF INCOME TAX AND OTHER TAX CONSEQUENCES ON THEIR OWN PARTICULAR FACTS.

EQUIVALENT SHARE DATA

         The following summary presents comparative historical unaudited per share data for both SouthTrust and FBC. The pro forma amounts assume the Merger had been effective during the periods presented and had been accounted for under the pooling of interests method. SouthTrust pro forma amounts represent the combined pro forma results, and FBC pro forma equivalent amounts are computed by multiplying the pro forma amounts by a factor of 4.52 to reflect the Conversion Ratio in the Merger of 4.52 shares of SouthTrust Common Stock for each share of FBC Common Stock. The data presented should be read in conjunction with the historical financial statements and the related notes thereto included elsewhere herein or incorporated by reference herein. The Conversion Ratio may be adjusted by SouthTrust upon the occurrence of certain events and at the discretion of SouthTrust. See "THE MERGER - General."


                                                                Years Ended                    Three Months
                                                                December 31,                      Ended
                                                  ----------------------------------------      March 31,
                                                     1994          1993            1992            1995
                                                  ---------     ----------      ----------      ---------
Net income (loss) per common share:
         SouthTrust                               $    2.15     $     1.94      $     1.66      $    0.57
         FBC                                           6.56           5.39            3.00           0.63
         SouthTrust pro forma combined                 2.14           1.93            1.65           0.57
         FBC pro forma equivalent                      9.68           8.73            7.47           2.57

Cash dividends per common share:
         SouthTrust                               $    0.68     $     0.60      $     0.52      $    0.20
         FBC                                           0.40           0.40            0.40           0.00
         SouthTrust pro forma combined(1)              0.68           0.60            0.52           0.20
         FBC pro forma equivalent                      3.07           2.71            2.35           0.90

Book value per common share (period end):
         SouthTrust                               $   13.94     $    13.25      $    11.55      $   14.47
         FBC(2)                                       63.55          56.75           51.23          64.18
         SouthTrust pro forma combined                13.93          13.24           11.55          14.41
         FBC pro forma equivalent                     62.98          59.86           52.21          65.12

__________________________

(1) SouthTrust pro forma combined dividends represent historical cash dividends of SouthTrust.
(2) Book value per common share excludes unrealized loss on available-for-sale securities for the year ending December 31, 1994.

SELECTED FINANCIAL DATA

         The following tables set forth certain selected historical consolidated financial information for SouthTrust and FBC. The historical income statement data included in the selected financial data for the five most recent fiscal years are derived from audited consolidated financial statements of SouthTrust and audited consolidated financial statements of FBC. This information should be read in conjunction with the consolidated financial statements of SouthTrust and FBC, and the related notes thereto, included in documents included elsewhere herein or incorporated herein by reference. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."


                                   SOUTHTRUST CORPORATION AND SUBSIDIARIES


                                                                                                             Three Months
                                                             Years Ended December 31,                      Ended March 31,
                                      ----------------------------------------------------------------   ----------------------
                                            1994          1993         1992        1991         1990        1995        1994
                                      --------------     --------   ---------     ------     ---------   ---------   ---------
INCOME STATEMENT DATA
(in thousands, except per share data):
  Interest income                       $1,108,612     $ 927,551   $ 828,080    $823,725     $ 776,661   $ 339,602   $238,207
  Interest expense                         501,067       397,743     382,930     474,453       498,329     177,008     99,881
                                        ----------     ---------   ---------    --------     ---------   ---------   --------
    Net interest income                    607,545       529,808     445,150     349,272       278,332     162,594    138,326
  Provision for loan losses                 44,984        45,032      43,305      38,042        44,635      12,542     10,189
                                        ----------     ---------   ---------    --------     ---------   ---------   --------
  Net interest income after
    provision for loan losses              562,561       484,776     401,845     311,230       233,697     150,052    128,137
  Non-interest income                      184,778       174,702     136,683     108,881        91,084      47,942     46,823
  Non-interest expense                     485,999       434,951     373,636     296,796       234,713     126,955    113,406
                                        ----------     ---------   ---------    --------     ---------   ---------   --------
  Income before income taxes               261,340       224,527     164,892     123,315        90,068      71,039     61,554
  Provision for income taxes                88,338        73,992      50,646      33,309        20,360      24,199     20,817
                                        ----------     ---------   ---------    --------     ---------   ---------   --------
    Net income                          $  173,002     $ 150,535   $ 114,246    $ 90,006     $  69,708   $  46,840   $ 40,737
                                        ==========     =========   =========    ========     =========   =========   ========

  Net income per common share
    and common share equivalent         $     2.15     $    1.94   $    1.66    $   1.42     $    1.14   $    0.57   $   0.51
  Cash dividends declared
    per common share                          0.68          0.60        0.52        0.48          0.46        0.20       0.17
  Average common shares and common
    share equivalents outstanding           80,628        77,772      68,948      63,255        61,148      82,148     79,847

BALANCE SHEET DATA (at period end)
  (in millions):
  Total assets                          $ 17,632.1     $14,708.0   $12,714.4   $10,158.1     $ 9,005.9   $17,954.6   $15,081.0
  Total loans net of unearned income      12,121.9       9,448.3     7,546.6     5,965.0       5,531.4    12,598.7     9,849.4
  Total deposits                          12,801.2      11,515.4    10,082.3     8,277.2       7,228.0    13,411.2    11,538.3
  Total stockholders' equity               1,135.3       1,051.8       860.4       662.0         549.6     1,185.9     1,068.6

                    FBC HOLDING COMPANY, INC. AND SUBSIDIARY

                                                                                                             Three Months
                                                             Years Ended December 31,                      Ended March 31,
                                      ----------------------------------------------------------------   ----------------------
                                            1994           1993        1992        1991         1990        1995        1994
                                      --------------     --------   ---------     ------     ---------   ---------   ---------
INCOME STATEMENT DATA
(in thousands, except per share data):
  Interest income                        $   3,549     $   3,171   $   3,208    $  3,555     $   3,897   $    1003   $    795
  Interest expense                           1,299         1,140       1,319       1,889         2,147         446        287
                                         ---------     ---------   ---------    --------     ---------   ---------   --------
    Net interest income                      2,250         2,031       1,889       1,666         1,750         557        508
  Provision for loan losses                     28            55           0          60            60          11          7
                                         ---------     ---------   ---------    --------     ---------   ---------   --------
  Net interest income after
    provision for loan losses                2,222         1,976       1,889       1,606         1,690         546        501
  Non-interest income                          381           446         484         619           411          88        109
  Non-interest expense                       1,915         1,853       1,962       1,900         1,740         530        432
                                         ---------     ---------   ---------    --------     ---------   ---------   --------
  Income before income taxes                   688           569         411         325           361         104        178
   Provision for income taxes                  163           173         171         141            96          54         57
                                         ---------     ---------   ---------    --------     ---------   ---------   --------
  Income before cumulative effect
    of accounting charge                       525           396         240         184           265          50        121
  Cumulative effect of accounting
    change                                      --            35          --          --            --          --         --
                                         ---------     ---------   ---------    --------     ---------   ---------   --------
    Net income                           $     525     $     431   $     240    $    184     $     265   $      50   $    121
                                         =========     =========   =========    ========     =========   =========   ========

  Net income per common share
    and common share equivalent          $    6.56     $    5.39   $    3.00    $   2.30     $    3.32   $    0.63   $   1.51
  Cash dividends declared
    per common share                          0.40          0.40        0.40        0.40          0.40        0.00       0.00
  Average common shares and common
    share equivalents outstanding           80,000        80,000      80,000      80,000        80,000      80,000     80,000

BALANCE SHEET DATA (at period end)
  (in thousands):
  Total assets                           $  50,339     $  44,598   $  42,742    $ 40,000     $  39,916   $  52,485   $ 48,344
  Total loans net of unearned income        22,874        20,011      17,547      16,488        17,796      23,593     19,576
  Total deposits                            45,314        39,342      37,838      35,338        35,099      47,011     43,036
  Total stockholders' equity                 4,339         4,540       4,098       3,855         3,684       4,711      4,557
- -----------------------

(1) Effective January 1, 1994, FBC adopted SFAS No. 115, Accounting for Certain Investment in Debt Equity Securities. As a result, unrealized depreciation on available-for-sale securities of approximately $745,000 is included in total stockholders' equity for the year ending December 31, 1994. Also, ESOP indebtedness is included as a reduction of stockholders' equity in each of the years presented.

                                   THE MERGER

The terms of the Merger are set forth in the Merger Agreement. The description of the Merger which follows summarizes the principal provisions of the Merger Agreement, is not complete and is qualified in all respects by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit A.

GENERAL

         The Merger Agreement has been approved by the members of the Boards of Directors of FBC, SouthTrust and ST-Sub, and by SouthTrust as the sole shareholder of ST-Sub. No approval of the Merger by the stockholders of SouthTrust is required. The Subsidiary Merger Agreement has been approved by the Boards of Directors of the Bank and ST-Bank, by ST-Sub as the sole shareholder of ST-Bank and by FBC as the sole shareholder of the Bank.

         Pursuant to the Merger Agreement, FBC will be merged with and into ST-Sub pursuant to the Florida Business Corporation Act, and ST-Sub shall be the surviving corporation in the Merger. Upon the effectiveness of the Merger, each outstanding share of FBC Common Stock, subject to rights of dissent and exclusive of shares of FBC Common Stock held in the treasury of FBC, shall be converted into the right to receive 4.52 shares of SouthTrust Common Stock; provided, however, that if 4.52, when multiplied by the average last sales price of SouthTrust Common Stock for the seven (7) trading days immediately preceding the second trading day prior to the Effective Time of the Merger, as reported by Nasdaq, results in the value of each outstanding share of FBC Common Stock being less than $88.80, then SouthTrust, by an instrument in writing delivered to FBC prior to 11:00 a.m., Birmingham, Alabama time on the last trading day prior to the Effective Time of the Merger, may elect to adjust the Conversion Ratio so that the Conversion Ratio, when multiplied by such average last sales price of SouthTrust Common Stock as set forth above, shall equal $88.80; provided further that if SouthTrust does not elect to adjust the Conversion Ratio in such manner, then FBC shall be entitled, at its option, to terminate the Merger Agreement by delivery to SouthTrust of an instrument in writing to such effect. The Conversion Ratio, including the number of shares of SouthTrust Common Stock issuable in the Merger, is subject to appropriate adjustment in the event of certain stock splits, stock dividends, reclassifications or similar distributions effected by SouthTrust. No fractional shares of SouthTrust Common Stock will be issued in the Merger, and, in lieu thereof, each holder of shares of FBC Common Stock who otherwise would have been entitled to receive a fractional share of SouthTrust Common Stock will be entitled to receive a cash payment in an amount equal to the product of
(i) the fractional interest of a share of SouthTrust Common Stock to which such holder otherwise would have been entitled and (ii) the last sales price of such share of SouthTrust Common Stock as reported by Nasdaq on the last trading day preceding the Effective Time of the Merger.

         The Conversion Ratio may be increased, at the option of SouthTrust, if the average last sales price of SouthTrust Common Stock as reported by Nasdaq for the seven (7) days immediately preceding the second trading day prior to the Effective Time of the Merger, multiplied by 4.52, results in a value for each share of FBC Common Stock of less than $88.80. The Conversion Ratio, therefore, may not be definitively determined until just prior to the Effective Time of the Merger. Based upon the last sales price of SouthTrust Common Stock on {________________}, 1995 (the last trading day immediately prior to the date of this Proxy Statement/Prospectus), which last sales price is ${______}, the Conversion Ratio would remain 4.52. In the event that SouthTrust has the right to adjust the Conversion Ratio but chooses not to exercise such right, then FBC is entitled, at its option, to terminate the Merger Agreement. In addition, if the last sales price of a share of SouthTrust Common Stock as reported by Nasdaq for the last trading day immediately preceding the Effective Time of the Merger is less than $18.25 per share, then FBC shall be entitled, at its option, to terminate the Merger Agreement. See "DESCRIPTION OF SOUTHTRUST CAPITAL STOCK-SouthTrust Common Stock" and "MARKET AND DIVIDEND INFORMATION RESPECTING THE COMMON STOCK OF SOUTHTRUST AND FBC." For additional information regarding the terms of the Merger, see the Merger Agreement which is attached hereto as Exhibit A and "THE MERGER."

         Following the consummation of the Merger, and pursuant to the terms of the Subsidiary Merger Agreement, the Bank, a wholly owned subsidiary of FBC, shall be merged with and into ST-Bank, a wholly owned subsidiary of ST-Sub, and ST-Bank shall be the surviving bank. Upon the consummation of the Subsidiary Merger, all of the issued and outstanding shares of capital stock of the Bank shall be canceled, and all of the shares of capital stock of ST-Bank outstanding immediately prior to the consummation of the Subsidiary Merger shall constitute the only outstanding shares of capital stock of the surviving bank.

         Subject to the approval of the Merger Agreement by the shareholders of FBC, the satisfaction or waiver of the conditions contained in the Merger Agreement, and the filing of appropriate Articles of Merger with the Secretary of State of the State of Florida, the Merger Agreement provides that the Effective Time of the Merger will be within ten (10) days after the later to occur of (i) the approval of the transactions pursuant to the Merger Agreement by all required regulatory authorities (including expiration of any applicable waiting period), and (ii) approval by the shareholders of FBC of the Merger.

BACKGROUND OF THE MERGER; REASONS FOR MERGER; RECOMMENDATION OF THE BOARD OF DIRECTORS OF FBC

         In July 1994, the Board of Directors of FBC was informed by a representative of the majority shareholders of FBC that the majority shareholders had determined to sell their interest in FBC and they had sought indications of interest from other financial institutions with respect thereto. After being informed of the majority shareholders' decision to sell their interests in FBC, the Board authorized the representative to seek offers for all of the outstanding FBC stock. The representative inquired of or received inquiries from six regional financial institutions regarding possible interest in purchasing FBC. Two of the institutions conducted preliminary due diligence investigations on FBC and its subsidiary bank. After evaluating the various proposals, the Board of Directors determined to execute a nonbinding letter expressing an interest in pursuing such a transaction with SouthTrust. The nonbinding letter of intent was executed October 12, 1994. Thereafter, the parties engaged in discussions looking toward the execution of a definitive agreement respecting the transaction.

         At meetings held in December of 1994 and January and February of 1995, the Board of Directors of FBC reviewed and considered the terms of the Merger Agreement. At the January 5 meeting, the Board of Directors determined to obtain and review an opinion from Alex Sheshunoff & Co. Investment Banking, an independent financial advisor, as to the fairness of the financial terms of the transaction prior to authorizing execution of the Merger Agreement. At a Board of Directors meeting held on February 2, 1995, the Board of Directors received an oral presentation and a written opinion from a Sheshunoff representative that the terms of the Merger, as provided in the Merger Agreement, are fair and equitable, from a financial perspective, to FBC and its shareholders. Accordingly, the Board of Directors authorized the execution of the Merger Agreement. See "Opinion of Financial Advisor." Thereafter, on February 17, 1995, the Merger Agreement was executed by the parties.

         During the course of its due diligence review of FBC, SouthTrust identified the Loan as a significant loan made by the Bank which SouthTrust concluded might be uncollectible by the Bank for its full value. As a condition to its further participation in the Merger, SouthTrust proposed to FBC that such loan be distributed for the benefit of the holders of FBC Common Stock on the Record Date and that the Conversion Ratio be revised from 4.80 to
4.52. At meetings held in July and August 1995, the Board of Directors of FBC considered this proposal and the terms of Amendment No. 1 to the Merger Agreement. On August 3, 1995 the Board of Directors of FBC received a written opinion from a Sheshunoff representative that the terms of the Merger, as revised pursuant to Amendment No. 1 of the Merger Agreement, are fair and equitable, from a financial perspective, to FBC and its shareholders. See "Opinion of Financial Advisor." On August 2, 1995, the Board of Directors approved the execution of Amendment No. 1 to the Merger Agreement and the parties executed Amendment No. 1 to the Merger Agreement on that date.

         The Conversion Ratio, which represents the number of shares of SouthTrust Common Stock to be exchanged for each outstanding share of FBC Common Stock, reflects prices that were negotiated on an arm's-length basis between representatives of FBC and representatives of SouthTrust. There was no affiliation between FBC and its representatives, on one hand, and SouthTrust and ST- Sub, and their representatives, on the other hand, prior to the execution of the Merger Agreement.

         The Board of Directors of FBC considered a variety of factors in evaluating and approving the Merger and the Merger Agreement, including (a) the value of the consideration to be received by the shareholders of FBC relative to the book value and earnings per share of FBC Common Stock; (b) certain information concerning the financial condition, results of operations and business prospects of FBC and SouthTrust; (c) the marketability of FBC Common Stock; (d) the competitive and regulatory environment for financial institutions generally; (e) the fact that the Merger will enable FBC shareholders to exchange their shares of FBC Common Stock for shares of common stock of a larger combined entity, the stock of which is more widely held and more actively traded and which historically has paid cash dividends; (f) SouthTrust's ability to provide comprehensive financial services in relevant markets; (g) the tax-free nature of the exchange of FBC Common Stock for SouthTrust Common Stock; and (h) other pertinent information. The Board of Directors of FBC did not assign any relative weights to the above factors, but it considered all of such factors to be material. The Board of Directors believes that it appropriately addressed all of the relevant concerns in the proposed transaction with SouthTrust, and it concluded that the terms of the transaction with SouthTrust are fair to the shareholders of FBC from a financial point of view. The Board of Directors of FBC engaged Sheshunoff, an independent financial advisor, to issue an opinion that the transaction is fair, from a financial point of view, to the shareholders of FBC. Based on these factors, the Board of Directors of FBC has determined that the Merger is in the best interests of the shareholders of FBC and has approved the Merger Agreement.

         THE MEMBERS OF THE BOARD OF DIRECTORS OF FBC HAVE APPROVED THE MERGER AGREEMENT AND DETERMINED THAT THE MERGER IS FAIR, FROM A FINANCIAL POINT OF VIEW, AND IS IN THE BEST INTERESTS OF FBC AND ITS SHAREHOLDERS. ACCORDINGLY, THE BOARD OF DIRECTORS OF FBC RECOMMENDS THAT SHAREHOLDERS OF FBC VOTE IN FAVOR OF THE MERGER AGREEMENT.

         SouthTrust is engaging in the transactions pursuant to the Merger because the Merger is consistent with its expansion strategy within the southeastern United States and because the acquisition of FBC and the Bank will augment SouthTrust's existing market share in the Crestview, Florida banking market and enhance its competitive position in such market.

OPINION OF FINANCIAL ADVISOR

         In January 1995, FBC retained Sheshunoff, an investment banking firm based in Austin, Texas, on the basis of its experience, to render a written fairness opinion (the "Opinion") to the Board of Directors and shareholders of FBC. Sheshunoff has been in the business of consulting for the banking industry for twenty years, including the appraisal and valuation of banking institutions and their securities in connection with mergers and acquisitions and equity offerings. Sheshunoff has a long history of familiarity and involvement with the banking industry nationwide, as well as familiarity with the Florida market and recent transactions in this market. Sheshunoff did review the negotiated terms of the Merger Agreement, including corporate governance matters. Except as described herein, Sheshunoff is not affiliated in any way with FBC or SouthTrust, or their respective affiliates.

         On January 23, 1995, in connection with their consideration of the Merger Agreement, Sheshunoff issued its Opinion to the Board of Directors of FBC that, in its opinion as investment bankers, the terms of the Merger as provided in the Merger Agreement are fair and equitable, from a financial perspective, to FBC and its shareholders. ON AUGUST 3, 1995, IN CONNECTION
WITH THEIR CONSIDERATION OF THE MERGER AGREEMENT, AS AMENDED BY THAT CERTAIN AMENDMENT NO. 1 TO THE MERGER AGREEMENT DATED AUGUST 2, 1995 ("AMENDMENT NO. 1"), SHESHUNOFF ISSUED ITS WRITTEN OPINION TO THE BOARD OF DIRECTORS OF FBC THAT, IN ITS OPINION AS INVESTMENT BANKERS, THE TERMS OF THE MERGER ARE FAIR AND EQUITABLE, FROM A FINANCIAL PERSPECTIVE, TO FBC AND ITS SHAREHOLDERS. This Opinion is based upon conditions as they existed on June 30, 1995. A copy of the Opinion is attached as Exhibit C to this Proxy Statement/Prospectus and should be read in its entirety by shareholders of FBC. Sheshunoff's written opinion does not constitute an endorsement of the Merger or a recommendation to any shareholder as to how such shareholder should vote.

         In rendering its Opinion, Sheshunoff reviewed certain publicly available information concerning FBC and SouthTrust. Sheshunoff considered many factors in making its evaluation. In arriving at the Opinion regarding the fairness of the transaction, Sheshunoff reviewed: (i) the Merger Agreement, including Amendment No. 1; (ii) the most recent external auditor's reports to the Board of Directors of each organization; (iii) the June 30, 1995 balance sheet and income statement for each organization, the audited annual report of SouthTrust and the audited December 31, 1993 balance sheet and income statement for each organization; (iv) the rate sensitivity analysis reports for each organization; (v) each organization's listing of marketable securities showing rate, maturity and market value as compared to book value; (vi) each organization's internal loan classification list; (vii) a listing of other real estate owned for each organization; (viii) the budget and long range operating plan of each organization; (ix) a listing of unfunded letters of credit and any other off balance sheet risks for each organization; (x) the minutes of the Board of Directors meetings of each organization; (xi) the most recent Board report for each organization; (xii) the listing and description of significant real properties for each organization; (xiii) material leases on real and personal property; (xiv) the directors and officers liability and blanket bond insurance policies for each organization; and (xv) market conditions and current trading levels of outstanding equity securities of both organizations. Sheshunoff conducted an on-site review of each organization's historical performance, current financial condition and performed a market area analysis.

         In addition, Sheshunoff discussed with the management of FBC and SouthTrust the relative operating performance and future prospects of each organization, primarily with respect to the current level of their earnings and future expected operating results, giving weight to Sheshunoff's assessment of the future of the banking industry and each organization's performance within the industry. Sheshunoff compared the results of operation of FBC with the results of operation of a peer group comprised of all Florida banks with total assets of $50 to $99 million (96 banks). Sheshunoff compared the results of operation of SouthTrust with the results of operation of a peer group comprised of all bank holding companies in the Southeastern United States with total assets over $1 billion (52 bank holding companies).

         Many variables affect the value of banks, not the least of which is the uncertainty of future events, so that the relative importance of the valuation variables differs in different situations, with the result that appraisal theorists argue about which variables are the most appropriate ones on which to focus. However, most appraisers agree that the primary financial variables to be considered are earnings, equity, dividends or dividend-paying capacity, asset quality and cash flow. In addition, in most instances, if not all, value is further tempered by non-financial factors such as marketability, voting rights or block size, history of past sales of the banking company's stock, nature and relationship of the other shareholdings in the bank, and special ownership or management considerations.

         Sheshunoff analyzed the total purchase price on a cash equivalent fair market value basis using standard evaluation techniques (as discussed below) including comparable sales multiples, not present value, cash flow analysis, return on investment and the price equity index based on certain assumptions of projected growth, earnings and dividends and a range of discount rates from 10% to 15%.

         Net Asset Value Analysis. Net asset value is the value of the net equity of a bank, including every kind of property and value. This approach normally assumes liquidation on the date of appraisal with the recognition of securities gains or losses, real estate appreciation or depreciation, adjustments to the loan loss reserve, discounts to the loan portfolio and changes in the net value of other assets. As such, it is not the best approach to use when valuing a going concern, because it is based on historical costs and varying accounting methods. Even if the assets and liabilities are adjusted to reflect prevailing prices and yields (which is often of limited accuracy because readily available data is often lacking), it still results in a liquidation value for the concern. Furthermore, since this method does not take into account the values attributable to the going concern such as the interrelationship among the company's assets and liabilities, customer relations, market presence, image and reputation, and staff expertise and depth, little weight is given by Sheshunoff to the net asset value method of valuation.

         Market Value Analysis. Market value is generally defined as the price, established on an "arms-length" basis, at which knowledgeable, unrelated buyers and sellers would agree. The market value is frequently used to determine the price of a minority block of stock when both the quantity and the quality of the "comparable" data are deemed sufficient. However, the relative thinness of the specific market for the stock of the banking company being appraised may result in the need to review alternative markets for comparative pricing purposes. The "hypothetical" market value for a small bank with a thin market for its stock is normally determined by comparison to the average price to earnings, price to equity and dividend yield of local or regional publicly-traded bank issues, adjusting for significant differences in financial performance criteria and for any lack of marketability or liquidity. The market value in connection with the evaluation of control of a bank is determined by the previous sales of banks in the state or region. In valuing a business enterprise, when sufficient comparable trade data is available, the market value deserves greater weighing than the net asset value and similar emphasis as the investment value as discussed below.

         Sheshunoff maintains substantial files concerning the prices paid for banking institutions nationwide. The database includes transactions involving Florida banking organizations and banking organizations in the Southern region of the United States in 1995 and over the past five years. The database provides comparable pricing and financial performance data for banking organizations sold or acquired. Organized by different peer groups, the data presents averages of financial performance and purchase price levels, thereby facilitating a valid comparative purchase price analysis. In analyzing the transaction value of FBC, Sheshunoff has considered the market approach and has evaluated price to equity and price to earnings multiples of Florida banking organizations sold from August 1, 1994 to August 1, 1995.

         Comparable Sales Multiples. Sheshunoff calculated an "Adjusted Book Value" of $113.18 per share based on FBC's June 30, 1995 equity and the average price to equity multiple of 1.71x for Florida banking organizations sold from August 1, 1994 to August 1, 1995. Sheshunoff calculated an "Adjusted Earnings Value" of $119.85 per share based on FBC's 1994 earnings and the average price to earnings multiple of 18.27x for Florida banking organizations sold in 1994. The financial performance characteristics of the regional banking organizations vary, sometimes substantially, from those of FBC. When the variance is significant for relevant performance factors, adjustments to the price multiples are appropriate when comparing them to the transaction value.

         Investment Value Analysis. The investment value is sometimes referred to as the income value or earnings value. One investment value method frequently used estimates the present value of an enterprise's future earnings or cash flow. Another popular investment value method is to determine the level of current annual benefits (earnings, cash flow, dividends, etc.), and then capitalize one or more of the benefit types using an appropriate capitalization rate such as an earnings or dividend yield. Yet another method of calculating investment value is a cash flow analysis of the ability of a banking company to service acquisition debt obligations (at a certain price level) while providing sufficient earnings for reasonable dividends and capital adequacy requirements. In connection with the cash flow analysis, the return on investment that would accrue to a prospective buyer at the transaction value is calculated. The investment value methods which were analyzed in connection with this transacting were the net present value analysis, the cash flow analysis and the return on investment analysis, which are discussed below.

         Net Present Value Analysis. The investment or earnings value of any banking organization's stock is an estimate of the present value of the future benefits, usually earnings, cash flow or dividends, which will accrue to the stock. An earnings value is calculated using an annual future earnings stream over a period of time of not less than ten years and the residual value of the earnings stream after ten years, assuming no earnings growth, and an appropriate capitalization rate (the net present value discount rate). Sheshunoff's computations were based on an analysis of the banking industry, the economic and competitive situations in FBC's market area, its current financial condition and historical levels of growth and earnings. Using a net present value discount rate of 12%, an acceptable discount rate considering the risk-return relationship most investors would demand for an investment of this type as of the valuation date, the "Net Present Value of Future Earnings" equaled $86.58 per share.

         Cash Flow Analysis. The cash flow method assumes the formation of a bank holding company with maximum leverage according to Federal Reserve System guidelines and analyzes the ability of the bank to retire holding company acquisition debt within a reasonable period of time while maintaining adequate capital. Using this method Sheshunoff arrived at a value of $98.00 per share.

         Return on Investment Analysis. Return on investment analysis ("ROI") also assumes the formation of a bank holding company using maximum regulatory leverage and analyzes the ten year ROI of a 33.33% equity investment at the transaction value of $112.44 per share for FBC compared to a liquidation at book value in the year 2004 and a sale at ten times projected earnings for the year 2004. This ROI analysis provides a benchmark for assessing the validity of the transaction value of a majority block of stock. The ROI analysis is one approach to valuing a going concern, and is directly impacted by the earnings stream, dividend payout levels and levels of debt, if any. Other financial and nonfinancial factors indirectly affect the ROI; however, these factors more directly influence the level of ROI an investor would demand from an investment in a majority block of stock of a specific bank at a certain point in time.
The ROI assuming liquidation at book value in 2004 equaled 6.08%, and the ROI assuming sale at ten times projected earnings in 2004 equaled 13.56%.

         Transaction Value Equity Index. Furthermore, a price level indicator, the transaction value equity index, may be used to confirm the validity of the transaction value. The transaction value equity index facilitates a truer price level comparison with comparable banking organizations, regardless of the differing levels of equity capital and earnings. In this instance, a transaction value of $112.44 per share results in a transaction value equity index of 16.75. The weighted average price equity index for banking organizations sold in Florida from August 1, 1994 to August 1, 1995 equaled 11.

         Net Present Value-to-Transaction Value Ratio. Finally, another test of appropriateness for the transaction value of a majority block of stock is the net present value-to-transaction value ratio. Theoretically, an earnings stream may be valued through the use of a net present value analysis. In Sheshunoff's experience with majority block community bank stock valuations, it has determined that a relationship does exist between the net present value of an "average" community banking organization and the transaction value of a majority block of the banking organization's stock. The net present value-to-transaction value ratio equals 100.20% for FBC. There are many other factors to consider, when valuing a going concern, which do not directly impact the earnings stream and the net present value but which do exert a degree of influence over the fair market value of a going concern. These factors include, but are not limited to, the general condition of the industry, the economic and competitive situations in the market area and the expertise of the management of the organization being valued.

         When the net asset value, market value and investment value methods are subjectively weighed, using the appraiser's experience and judgment, it is Sheshunoff's opinion that the proposed transaction is fair.

         Consideration was given to the levels of earnings per share, equity per share and dividends per share appreciation or dilution percentages between the merger partners over the next three to five years after consummation. A merger is usually completed with the hopes of realizing economies of scale and earnings enhancement opportunities, thereby providing a benefit to shareholders of FBC that otherwise might not be attainable. To justify the fairness of the transaction for FBC shareholders, it is important to project, based upon realistic projections of future performance, a positive impact for FBC shareholders. Sheshunoff projected that FBC shareholders will have a higher level of earnings per share, equity per share and dividends per share after the merger with SouthTrust than they would on a stand-alone basis.

         Neither FBC nor SouthTrust imposed any limitations upon the scope of the investigation to be performed by Sheshunoff in formulating such Opinion.
In rendering its Opinion, Sheshunoff did not independently verify the asset quality and financial condition of FBC or SouthTrust, but instead relied upon the date provided by or on behalf of FBC and SouthTrust to be true and accurate in all material respects.

         For its services as independent financial analyst for the merger, including the rendering of its Opinion referred to above, FBC has paid Sheshunoff aggregate fees of $14,500. FBC also agreed to reimburse Sheshunoff for its reasonable out-of-pocket expenses. Prior to being retained for this assignment, Sheshunoff has provided professional services and products to FBC and SouthTrust. The revenues derived from such services and products are insignificant when compared to the firm's total gross revenues.

INTERESTS OF CERTAIN NAMED PERSONS IN THE MERGER

         The Merger Agreement provides that the Board of Directors of ST-Sub, following the Merger, shall consist of those persons who are serving in such capacity immediately prior to the Effective Time of the Merger, as well as those persons who may be designated in writing by SouthTrust at or prior to the Effective Time of the Merger, and the officers of ST-Sub shall be those persons who are serving in such capacity immediately prior to the Effective Time of the Merger, as well as those persons who may be designated in writing by SouthTrust at or prior to the Effective Time of the Merger.

         The Merger Agreement provides that the Executive Supplemental Income Agreement dated July 12, 1994, by and between FBC, the Bank and Marland D. Wordell, the Chairman of the Board of Directors and President of FBC, be amended and revised prior to the Effective Time of the Merger and that, prior to the Effective Time of the Merger, the Salary Continuation Agreement between the Bank and Alex Clemmons, the Vice Chairman of the Board of Directors of FBC, will be assumed by ST-Bank. As amended, the Executive Supplemental Income Agreement will provide for certain payments to be made to Mr. Wordell upon his death or if he retires at age 65, and in the event of termination of the employment of Mr. Wordell within two years after a "change of control," which is defined in such a way to include the Merger, would pay Mr. Wordell certain payments, which, depending upon the timing of such termination, would approximate Mr. Wordell's base monthly salary for a period of 36 months. As amended, the Salary Continuation Agreement will provide that certain payments (ranging from approximately

$875 to $1,392, depending upon the date Mr. Clemmons retires as a director) for 120 months following his retirement as a director.

         SouthTrust also has agreed in the Merger Agreement, for a period of four years following the Effective Time of the Merger, to ensure that all rights to indemnification and all liabilities existing in favor of the officers, directors or employees of FBC and the Bank, as provided in the Articles of Incorporation and Bylaws of FBC and the Bank, as in effect on the date of the Merger Agreement, with respect to claims or liabilities arising from facts or events existing or occurring prior to the Effective Time of the Merger, shall continue in full force and effect. SouthTrust has also agreed to indemnify, defend and hold harmless FBC and its subsidiaries, and each of their respective present and former officers, directors, employees and agents, from and against all losses, expenses, claims, damages or liabilities to which any of them may become subject under applicable laws insofar as such arise out of or are based upon any untrue statement or alleged untrue statement of material fact contained in this Proxy Statement/Prospectus or any application for the approval of the transactions contemplated by the Merger Agreement filed with certain regulatory authorities or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make statements therein, in light of the circumstances under which they were made, not misleading. SouthTrust has also agreed to indemnify the trustees of the ESOP of FBC against certain liabilities that such persons may incur as a result of certain transactions effected by the ESOP of FBC.

         Pursuant to the Merger Agreement, appropriate steps shall be taken to terminate all employee benefit plans of FBC as of the Effective Time of the Merger or as promptly as practicable thereafter, other than the Employee Stock Ownership Plan of the Bank. Following the termination of all such employee benefit plans (other than the ESOP), SouthTrust has agreed to cover the officers and employees of FBC who are employed by SouthTrust or one of its affiliates under employee benefit plans of SouthTrust, including welfare and fringe benefit plans, on the same basis as and subject to the same conditions as are applicable to any newly-hired employee of SouthTrust; provided, however, that (i) with respect to SouthTrust's group medical insurance plan, SouthTrust shall credit each such employee for eligible expenses incurred by such employee and his or her dependents (if applicable) under FBC's group medical insurance plan during the current calendar year for purposes of satisfying the deductible provisions under SouthTrust's plan for such current year, and SouthTrust shall waive all waiting periods under said plans for pre-existing conditions; and
(ii) credit for each such employee's past service with FBC prior to the Effective Time of the Merger shall be given by SouthTrust to employees for purposes of: (1) determining vacation and sick leave benefits and accruals, in accordance with the established policies of SouthTrust; and (2) establishing eligibility for participation in, and vesting under, SouthTrust's employee benefits plans (including welfare and fringe benefit plans), and for purposes of determining the scheduling of vacations and other determinations which are made based on length of service; provided, however, such credit for past service shall not be given to any such employee for purposes of establishing eligibility for participation in the 1990 Discounted Stock Plan of SouthTrust.

         As of the date of this Proxy Statement/Prospectus, 11,517 shares of FBC Common Stock have been allocated to the accounts of the participants in the ESOP. The ESOP holds 12,602 shares of FBC Common Stock. Certain Executive Officers and Directors of FBC are trustees of the ESOP. Although the co-trustees have the power to vote the shares held by the ESOP and the participants generally have no right to direct the voting of their allocated shares, the participants are entitled to direct the co-trustees of the ESOP as to the manner in which voting rights on their allocated shares are to be exercised with respect to certain significant corporate matters, including approval of the Merger Agreement. Therefore, with respect to the 11,517 allocated shares, the participants will direct the co-trustees of the ESOP as to the manner in which such shares are to be voted. With respect to the 1,085 shares which have not yet been allocated to participant accounts, the co-trustees will exercise their discretion as to how the shares are to be voted, without direction from participants of the ESOP.

         The Merger Agreement further provides that the ESOP will be terminated as of the Effective Time of the Merger, or at such later date as SouthTrust or ST-Sub shall determine. From and after the termination of the ESOP, for purposes of determining eligibility to participate in, and vesting in accrued benefits under the SouthTrust Corporation Revised Retirement Income Plan (the "ST Retirement Plan"), employment with FBC shall be credited as if it were employment with SouthTrust, but such service shall not be credited for purposes of determining benefit accrual under the ST Retirement Plan.

         SouthTrust agreed in the Merger Agreement to make severance payments, in accordance with the severance policies of SouthTrust and ST-Bank, to those employees of the Bank who do not receive an offer of employment from SouthTrust or ST-Bank prior to the Effective Time of the Merger.

         As amended, the Merger Agreement provides that on the Closing Date, the Bank, after consultation with SouthTrust, will write down the Loan to an amount equal to the estimated net realizable value of the Loan as of the Closing Date, which amount shall not be less than $211,000 nor greater than $285,000. Immediately prior to the Effective Time of the Merger, the Bank will distribute to FBC and FBC, in turn, will take appropriate steps to make the Distribution. The Trustees will hold the Distribution in trust for the benefit of the holders of the shares of FBC Common Stock pursuant to the Trust Agreement. The Trust Agreement must be delivered to SouthTrust on or before the Closing Date and such delivery is a condition of SouthTrust's obligation to consummate the Merger.

EFFECT OF MERGER ON FBC COMMON STOCK

         At the Effective Time of the Merger, each outstanding share of FBC Common Stock, other than shares of FBC Common Stock held by shareholders who have dissented from the Merger and shares of FBC Common Stock held in FBC's treasury, shall be converted into the right to receive 4.52 shares of SouthTrust Common Stock; provided, however, that if 4.52, when multiplied by the average last sales price of SouthTrust Common Stock for the seven (7) trading days immediately preceding the second trading day prior to the Effective Time of the Merger, as reported by The Nasdaq Stock Market-National Market, results in the value of each outstanding share of FBC Common Stock being less than $88.80, then SouthTrust, by an instrument in writing delivered to FBC prior to 11:00 a.m., Birmingham, Alabama time on the last trading day prior to the Effective Time of the Merger, may elect to adjust the Conversion Ratio so that the Conversion Ratio, when multiplied by such average last sales price of SouthTrust Common Stock as set forth above, shall equal $88.80; provided further that if SouthTrust does not elect to adjust the Conversion Ratio in such manner, then FBC shall be entitled, at its option, to terminate the Merger Agreement by delivery to SouthTrust of an instrument in writing to such effect. The Conversion Ratio, including the number of shares of SouthTrust Common Stock issuable in the Merger, is subject to appropriate adjustment in the event of certain stock splits, stock dividends, reclassifications or similar distribution effected by SouthTrust. No fractional shares of SouthTrust Common Stock will be issued in the Merger, and, in lieu thereof, each holder of shares of FBC Common Stock who otherwise would have been entitled to receive a fractional share of SouthTrust Common Stock will be entitled to receive a cash payment in an amount equal to the product of
(i) the fractional interest of a share of SouthTrust Common Stock to which such holder otherwise would have been entitled and (ii) the last sales price of such share of SouthTrust Common Stock as reported by Nasdaq on the last trading day immediately preceding the Effective Time of the Merger.

EFFECTIVE TIME OF THE MERGER

         The Merger will become effective upon the date and at the time on which the Articles of Merger relating thereto are filed with the Secretary of State of the State of Florida, unless a later date is specified in such other Articles of Merger. The Merger Agreement provides that the parties thereto will cause such Articles of Merger to be filed after each of the conditions to consummation of the Merger has been satisfied or waived. The Merger cannot become effective until the shareholders of FBC have approved the Merger Agreement and all required regulatory approvals and actions have been obtained and taken and any requisite waiting period shall have expired. Subject to satisfaction of the conditions contained in the Merger Agreement, the parties currently anticipate that the Merger will become effective on or about ____________, 1995, although there can be no assurance as to whether or when the Merger will become effective.

EXCHANGE OF STOCK CERTIFICATES

         At the Effective Time of the Merger, SouthTrust will deliver the total consideration to be paid by SouthTrust for the shares of FBC Common Stock to Mellon Securities Trust Company, or such other institution as SouthTrust may designate, which institution will act as the exchange agent for the transaction (the "Exchange Agent"). As promptly as practicable after the Effective Time of the Merger, the Exchange Agent will send a letter of transmittal to each former holder of record of shares of FBC Common Stock for use in exchanging their certificates formerly representing shares of FBC Common Stock for exchange and conversion in accordance with the procedures provided for therein and in the Merger Agreement. The letter of transmittal will contain detailed instructions concerning the manner of executing and submitting such stock certificates. At the Effective Time of the Merger, the holders of shares of FBC Common Stock will cease to be shareholders of FBC and will have no voting or other rights with respect to shares of FBC Common Stock, other than the right to receive shares, and cash in lieu of fractional shares, of SouthTrust Common Stock upon surrender of the stock certificates respecting their shares of FBC Common Stock. As of the Effective Time of the Merger and except as otherwise indicated below, all holders of shares of FBC Common Stock shall be deemed to be holders of the shares of SouthTrust Common Stock into which such shares of FBC Common Stock shall have been converted in the Merger, whether or not they surrender the stock certificates representing their shares of FBC Common Stock. Such holders shall be entitled to all dividends or distributions in respect of shares of SouthTrust Common Stock where the record date for the payment of such dividends or distributions occurs on or after the Effective Time of the Merger; however, no such dividends or distributions shall be paid to holders of any unsurrendered certificate or certificates representing FBC Common Stock, and SouthTrust shall not be obligated to deliver any of the consideration to which any holder of FBC Common Stock is entitled as a result of the Merger or any cash payment in lieu of a fractional interest in SouthTrust Common Stock until such holder surrenders the certificate or certificates representing FBC Common Stock as provided for in the Merger Agreement. Until the stock certificates evidencing the shares of FBC Common Stock are surrendered pursuant to the Merger Agreement, no stock certificates representing shares of SouthTrust Common Stock will be delivered or remitted to such holders, and, until such holders become record holders of SouthTrust Common Stock, such holders shall not be entitled to vote the shares of SouthTrust Common Stock received in the Merger.

         In the event that any holder of shares of FBC Common Stock is unable to deliver the certificate which represents such holder's FBC Common Stock, SouthTrust, in the absence of actual notice that any shares theretofore represented by any such certificate have been acquired by a bona fide purchaser, may, in its discretion, deliver to such holder the consideration contemplated by the Merger Agreement and the amount of cash representing fractional shares of SouthTrust Common Stock to which such holder is entitled in accordance with the provisions of the Merger Agreement upon the presentation of all of the following: (i) an affidavit or other evidence to the reasonable satisfaction of SouthTrust that any such certificate has been lost, wrongfully taken or destroyed; (ii) such security or indemnity as may be reasonably requested by SouthTrust to indemnify and hold SouthTrust harmless; and (iii) evidence to the satisfaction of SouthTrust that such holder is the owner of shares of FBC Common Stock theretofore represented by each certificate claimed by such holder to be lost, wrongfully taken or destroyed and that such holder is the person who would be entitled to present each such certificate for exchange pursuant to the Merger Agreement. In addition, holders of shares of FBC Common Stock will not be entitled to receive any interest respecting any dividends or distributions payable in respect of shares of SouthTrust Common Stock, and SouthTrust, after the lapse of the appropriate time period and in accordance with the applicable laws of escheat or abandoned property, may remit any unclaimed funds or unclaimed stock certificates representing shares of SouthTrust Common Stock to public officials under the applicable laws of escheat or abandoned property.

RESALE OF SOUTHTRUST COMMON STOCK RECEIVED IN THE MERGER

         The shares of SouthTrust Common Stock to be issued pursuant to the Merger Agreement have been registered under the Securities Act, thereby allowing such shares to be sold without restriction by shareholders of FBC who are not deemed to be "affiliates" (as that term is defined in the rules under the Securities Act) of FBC and who do not become affiliates of SouthTrust. The shares of SouthTrust Common Stock to be issued to affiliates of FBC may be resold only pursuant to an effective registration statement, pursuant to Rule 145 under the Securities Act (which, among other things, permits the resale of securities subject to certain volume limitations) or in transactions otherwise exempt from registration under the Securities Act. SouthTrust will not be obligated and does not intend to register its shares under the Securities Act for resale by shareholders who are affiliates. Under the volume limitations of Rule 145, and based upon the outstanding shares of SouthTrust Common Stock as of March 31, 1995, an affiliate of FBC who otherwise complies with Rule 145, and subject to the undertaking described below, will be free to resell, during any given three-month period, up to 819,507 shares of SouthTrust Common Stock.

         In addition, on or before thirty (30) days prior to the Effective Time of the Merger, each such person deemed an affiliate of FBC will deliver to SouthTrust a letter agreement pertaining to the limitations on the transferability of such affiliate's shares of SouthTrust Common Stock acquired in the Merger, and whereby such affiliate shall represent and warrant, among other things, that he or she shall not sell, pledge, transfer, or otherwise dispose of such shares of SouthTrust Common Stock (i) in violation of the Securities Act or the rules and regulations thereunder, and (ii) until such time as financial results covering at least 30 days of combined operations of FBC and SouthTrust have been published within the meaning of Section 201.01 of the Commission's Codification of Financial Reporting Policies.

ACCOUNTING TREATMENT

         The Merger will be accounted for by SouthTrust as a pooling of interests. Under the pooling interests method of accounting, the recorded amounts of the assets and liabilities of FBC and SouthTrust will be carried forward at their previously recorded amounts. For information concerning certain restrictions to be imposed on the transferability of the shares of SouthTrust Common Stock received by the affiliates of FBC in the Merger in order, among other things, to assure the availability of pooling of interests accounting treatment, see "THE MERGER - Resale of SouthTrust Common Stock Received in the Merger."

REGULATORY APPROVALS AND CERTAIN OTHER CONDITIONS TO THE MERGER; WAIVER AND AMENDMENT

         The Merger is subject to approval by the Federal Reserve Board. Accordingly, assuming that all conditions to the Merger contained in the Merger Agreement are satisfied or waived and that the Merger Agreement has not been terminated, the Merger Agreement provides that the Merger shall be consummated within ten days of the later to occur of (i) the approval of the transactions pursuant to the Merger Agreement by all required regulatory authorities, including the Federal Reserve Board, and the expiration of all requisite waiting periods, and (ii) approval by the shareholders of FBC of the Merger Agreement.

         On or about March 8, 1995, SouthTrust filed an application with the Federal Reserve Board seeking approval to merge FBC into ST-Sub. SouthTrust received a letter dated April 12, 1995 from the Federal Reserve Board acknowledging acceptance of SouthTrust's application. The application was approved on May 12, 1995. In addition, SouthTrust filed a merger application under the Florida Banking Code with the Florida Department of Banking and Finance and an application under the Bank Merger Act with the FDIC on April 7, 1995 and March 22, 1995, respectively, seeking to merge the Bank into ST-Bank. The 15 day waiting period which begins to run upon the approval of the Merger by the Federal Reserve Board and the FDIC, whichever approval is obtained last, during which the Merger may not be consummated and which commences the authority of the Justice Department to challenge the Merger on antitrust grounds, expired on June 7, 1995. On August 2, 1995, SouthTrust informed the Federal Reserve Board, the FDIC and the Florida Department, of the revised terms of the Merger, as reflected by Amendment No. 1 to the Merger Agreement. SouthTrust does not currently anticipate that the revisions made to the terms of the Merger Agreement will affect any requlatory approvals.

         There can be no assurance that any applicable regulatory authority will approve or take other required action with respect to the Merger or as to the date of such regulatory approval or other action. SouthTrust and FBC are not aware of any governmental approvals or actions that are required in order to consummate the Merger except as described above. Should such other approval or action be required, it is contemplated that SouthTrust and FBC would seek such approval or action. There can be no assurance as to whether or when any such other approval or action, if required, could be obtained.

         In addition to receipt of all necessary regulatory approvals and the expiration of all required notice and waiting periods following the granting of such approvals, and the approval of the Merger Agreement by the requisite vote of the shareholders of FBC, consummation of the Merger is subject to the satisfaction of certain other conditions on or before the Effective Time of the Merger. Such additional conditions include, among others, the following:

                 (i) The Proxy Statement/Prospectus shall have been declared effective by the Commission and shall not be the subject of any stop order or proceedings seeking any stop order, and SouthTrust shall have received all state securities laws, or "Blue Sky" permits or other authorizations, or confirmations as to the availability of exemptions from registration requirements, as may be necessary to issue the shares of SouthTrust Common Stock pursuant to the terms of the Merger Agreement;

                 (ii) The representations and warranties of FBC set forth in the Merger Agreement shall be true and correct in all material respects as of the date of the Merger Agreement and as of all times up to and including the Effective Time of the Merger (as though made on and as of the Effective Time of the Merger except to the extent such representations and warranties are by their express provisions made as of a specified date and except for changes therein contemplated by the Merger Agreement); and FBC shall have performed in all material respects all covenants, obligations and agreements required to be performed by it under the Merger Agreement prior to the Effective Time of the Merger;

                 (iii) The representations and warranties of SouthTrust and ST-Sub contained in the Merger Agreement shall be true and correct in all material respects as of the Effective Time of the Merger (as though made on and as of the Effective Time of the Merger except to the extent such representations and warranties are by their express provisions made as of a specified date and except for changes therein contemplated by the Merger Agreement), and SouthTrust and ST-Sub shall have performed in all material respects, all covenants, obligations and agreements required to be performed by them under the Merger Agreement prior to the Effective Time of the Merger;

                 (iv) There shall be no actual or threatened causes of action, investigations or proceedings (a) challenging the validity or legality of the Merger Agreement or the consummation of the transactions contemplated by the Merger Agreement, or (b) seeking damages in connection with the transactions contemplated by the Merger Agreement, or (c) seeking to restrain or invalidate the transactions contemplated by the Merger Agreement, which, in the case of (a) through (c), and in the reasonable judgment of either SouthTrust or FBC, based upon advice of counsel, would have a material adverse effect with respect to the interests of SouthTrust or FBC, as the case may be;

                 (v) There shall have been no determination by SouthTrust that any fact, event or condition exists or has occurred that, in the judgment of SouthTrust, (a) would have a material adverse effect on the Condition (as defined in the Merger Agreement) of FBC on a consolidated basis or the consummation of the transactions contemplated by the Merger Agreement, (b) would be of such significance with respect to the business Condition or economic benefits expected to be obtained by SouthTrust pursuant to the Merger Agreement as to render inadvisable the consummation of the transactions pursuant to the Merger Agreement, (c) would be materially adverse to the interests of SouthTrust on a consolidated basis, or (d) would render the Merger or the other transactions contemplated by the Merger Agreement impractical because of any state of war, national emergency, banking moratorium or general suspension of trading on Nasdaq, the New York Stock Exchange, Inc. or other national securities exchange;

                 (vi) There shall have been no determination by FBC that any fact, event or condition exists or has occurred that, in the judgment of FBC, (a) would have a material adverse effect on the Condition of SouthTrust (as defined in the Merger Agreement) on a consolidated basis or the consummation of the transactions contemplated by the Merger Agreement, or (b) would render the Merger or the other transactions contemplated by the Merger Agreement impractical because of any state of war, national emergency, banking moratorium, or a general suspension of trading on Nasdaq, the New York Stock Exchange, Inc. or other national securities exchange;

                 (vii) There shall not have been any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, by any Regulatory Authority (as defined in the Merger Agreement) which, in connection with the grant of any Consent (as defined in the Merger Agreement) by any Regulatory Authority, imposes, in the judgment of SouthTrust, any material adverse requirement upon SouthTrust or its subsidiaries, including, without limitation, any requirement that SouthTrust sell or dispose of any significant amount of the assets of FBC or any other banking or other subsidiary of SouthTrust, provided that, except for any such requirement relating to the above-described sale or disposition of any significant assets of FBC or any banking or other subsidiary of SouthTrust, no such term or condition imposed by any Regulatory Authority in connection with the grant of any Consent by any Regulatory Authority, shall be deemed to be a material adverse requirement unless it materially differs from terms and conditions customarily imposed by any such entity in connection with the acquisition of banks and bank holding companies under similar circumstances;

                 (ix) The total number of shares of FBC Common Stock outstanding as of the Effective Time of the Merger, and the total number of shares of FBC Common Stock covered by any option, warrant, commitment, or other right or instrument to purchase or acquire any shares of FBC Common Stock that are outstanding as of the Effective Time of the Merger, including any securities or rights convertible into or exchangeable for shares of FBC Common Stock, shall not exceed 80,000 shares in the aggregate;

                 (x) The holders of not more than six percent (6%) of the outstanding shares of FBC Common Stock shall have elected to exercise their right to dissent from the Merger and demand payment in cash for the fair or appraised value of their shares;

                 (xi) The execution and delivery of a definitive Subsidiary Merger Agreement;

                 (xii) The Board of Directors of FBC shall have received a letter from an investment banking or advisory firm acceptable to FBC (the "Fairness Opinion") dated prior to or as of the date of the Merger Agreement relating to the transactions contemplated in the Merger Agreement and stating that the Merger is fair, from a financial point of view, to the shareholders of FBC, and the Fairness Opinion shall be reconfirmed as of a date not more than five (5) business days prior to the date that this Proxy Statement/Prospectus is delivered to the shareholders of FBC in connection with the Special Meeting, and the Fairness Opinion shall not have been withdrawn prior to or as of the Effective Time of the Merger

                 (xiii) If the Conversion Ratio, when multiplied by the average last sales price of a share of SouthTrust Common Stock for the seven (7) trading days immediately preceding the second trading day prior to the Effective Time of the Merger, as reported by Nasdaq, results in the value of a share of FBC Common Stock being less than $88.80, and if SouthTrust does not elect to adjust the Conversion Ratio, then FBC shall be entitled, at its option, to terminate the Merger Agreement;

                 (xiv) FBC shall have received the opinion of Bradley, Arant, Rose & White, to the effect that the Merger should constitute a reorganization within the meaning of Section 368 of the Code, and that no gain or loss will be recognized by the shareholders of FBC to the extent that they receive SouthTrust Common Stock in exchange for FBC Common Stock in the Merger;

                 (xv) If the last sales price of a share of SouthTrust Common Stock as reported by Nasdaq for the last trading day immediately preceding the Effective Time of the Merger is less than $18.25 per share, then FBC shall be entitled, at its option, to terminate the Merger Agreement;

                 (xvi) The ESOP of FBC shall have effected and consummated the rescission of certain purchases (or other action to reverse the effect of such stock purchases which are reasonably acceptable to SouthTrust) made by the ESOP, and the ESOP shall have received a release from the persons from whom such purchases were made; and

                 (xvii) The execution and delivery by FBC and the Agent of the Trust Agreement.

         At any time before the Effective Time of the Merger, any party to the Merger Agreement may waive conditions contained therein to its own obligations, to the extent that such obligations, agreements and conditions are intended for its own benefit. In addition the Merger Agreement may be amended by written instruments signed on behalf of each of the parties thereto.

TERMINATION

         If the Conversion Ratio, as applied, results in the value of each share of FBC Common Stock being less than $88.80, and if SouthTrust does not elect to adjust the Conversion Ratio so that the Conversion Ratio, when multiplied by the average last sales price of a share of SouthTrust Common Stock for the seven (7) trading days immediately preceding the second trading day prior to the Effective Time of the Merger as reported Nasdaq, is equal to $88.80, then FBC shall be entitled, at its option, to terminate the Merger Agreement. In addition, the Merger Agreement may be terminated at any time prior to the Effective Time of the Merger (i) by the mutual consent in writing of SouthTrust and FBC, (ii) by SouthTrust or FBC if the Merger shall not have occurred on or prior to October 31, 1995, provided that the failure to consummate the Merger on or before such date is not caused by any breach of any of the representations, warranties, covenants or other agreements contained in the Merger Agreement by the party electing to terminate pursuant to this provision; (iii) by either SouthTrust or FBC (provided that the terminating party is not then in breach of any representation, warranty, covenant or other agreement contained therein) in the event that any of the conditions precedent to the obligations of the nonterminating party to consummate the Merger cannot be satisfied or fulfilled; (iv) by SouthTrust if (1) SouthTrust shall have determined that any fact, event or condition exists that, in the judgment of SouthTrust (A) is materially at variance with any warranty or representation made by FBC or the Bank in the Merger Agreement or is a material breach of any covenant or agreement of FBC or the Bank contained in the Merger Agreement, (B) has a material adverse effect or can be reasonably foreseen to have a material adverse effect upon the condition of FBC on a consolidated basis or upon the consummation of the transactions contemplated by the Merger Agreement, (C) would be materially adverse to the interests of SouthTrust and ST-Sub on a consolidated basis, (D) would be of such significance with respect to the business or economic benefits expected to be obtained by SouthTrust under the Merger Agreement as to render inadvisable the consummation of the transactions contemplated by the Merger Agreement, (E) renders the Merger or other transactions contemplated by the Merger Agreement impractical because of any state of war, national emergency, banking moratorium or general suspension of trading on Nasdaq, the New York Stock Exchange, Inc. or any other national securities exchange; or (2) there shall be any litigation or threat of litigation (A) challenging the validity or legality of the Merger Agreement or the consummation of the transactions contemplated by the Merger Agreement, (B) seeking damages in connection with the transactions contemplated by the Merger Agreement, or (C) seeking to restrain or invalidate the consummation of the transactions contemplated by this Merger Agreement, or (v) by FBC if (1) FBC shall have determined that any fact, event or condition exists that, in the judgment of FBC (A) is materially at variance with any warranty or representation of SouthTrust or ST-Sub contained in the Merger Agreement or is a material breach of any covenant or agreement of SouthTrust of ST-Sub contained in the Merger Agreement, (B) has a material adverse effect or can be reasonably seen to have a material adverse effect upon the consummation of the transactions contemplated by the Merger Agreement, (2) there shall be any litigation or threat of litigation (A) challenging the validity or legality of the Merger Agreement or the consummation of the transactions contemplated by the Merger Agreement, (B) seeking damages in connection with the consummation of the transactions contemplated by this Agreement or (C) seeking to restrain or invalidate the consummation of transactions contemplated by the Merger Agreement, or (3) FBC shall have determined that any fact, event or condition exists that, in the judgment of FBC, would render the Merger and the other transactions contemplated by the Merger Agreement impractical because of any state of war, national emergency, banking moratorium or general suspension of trading on Nasdaq, the New York Stock Exchange, Inc. or other national securities exchange.

CERTAIN EXPENSES

         The Merger Agreement provides that the parties thereto shall bear their own expenses incurred in connection with consummating the transactions contemplated thereby, except that SouthTrust is obligated, under the Merger Agreement, to reimburse FBC for 50% of its out-of-pocket expenses (not to exceed $35,000 in the aggregate) if the Merger is not consummated and if certain conditions stated in the Merger Agreement are met.

RIGHTS OF DISSENT AND APPRAISAL

         A shareholder of FBC may dissent from the Merger and receive in cash the fair value, as of the day prior to the Special Meeting, of the shares of FBC Common Stock held by such shareholder pursuant to Sections 607.1301,
607.1302 and 607.1320 of the Florida Business Corporation Act (the "Florida Dissent Provisions"). Such fair value is exclusive of any appreciation or depreciation in anticipation of the Merger, unless such exclusion would be inequitable. The appraisal value of the FBC Common Stock may differ from the consideration that a shareholder of FBC is entitled to receive in the Merger. The following is a summary of the Florida Dissent Provisions, the full text of which is set forth as Exhibit D to this Proxy Statement/Prospectus.

         Under the Florida Dissent Provisions, a shareholder of FBC may dissent from the merger by following the following procedures: (i) the dissenting shareholder must file with FBC, prior to the Special Meeting, written notice of his intent to demand payment for his shares; (ii) the dissenting shareholder must refrain from voting in favor of the Merger; (iii) within ten (10) days after the date of the Special Meeting, FBC shall give written notice of authorization of the Merger by the shareholders to such dissenting shareholder; and (iv) within twenty (20) days after the giving of notice to the dissenting shareholder, the dissenting shareholder shall file with FBC a notice of election and a demand for payment of the fair value of his shares. Any dissenting shareholder filing an election to dissent shall deposit his certificates for certificated shares with FBC simultaneously with the filing of the election to dissent. A shareholder may dissent as to less than all of the shares of FBC Common Stock held by him, and in such event, he is treated as two separate shareholders. Once FBC offers to pay the dissenting shareholder for his shares, the notice of election cannot be withdrawn except with the consent of FBC. However, the right of a dissenting shareholder to be paid the fair value of his shares shall cease if (i) the demand is withdrawn, (ii) the proposed Merger is abandoned, (iii) no demand or petition for determination of fair value is filed with the appropriate court within the time provided by law or (iv) a court of competent jurisdiction determines that such shareholder is not entitled to the relief provided by the Florida Dissent Provisions.

         Within ten (10) days after the later of the expiration of the period in which the dissenting shareholder may file his notice of election to dissent or the Effective Time of the Merger, the surviving corporation is required to make a written offer to each dissenting shareholder to purchase the shares of FBC Common Stock at a price deemed by the surviving corporation to be the fair value of such shares. If, within thirty (30) days after the making of such offer, any shareholder accepts the same, payment therefor shall be made within ninety (90) days after the later of the date such offer was made or the consummation of the Merger. However, if, within such thirty (30) day period, the surviving corporation and the dissenting shareholder are unable to agree with respect to a price, then the surviving corporation, within thirty (30) days after receipt of written demand from such dissenting shareholder given within sixty (60) days after the Effective Time of the Merger, shall, or at its election within such period may, file an action in a court of competent jurisdiction in the county in which FBC maintained its registered office requesting that the fair value of the shares of FBC Common Stock be found and determined. If FBC or the surviving corporation shall fail to institute such proceedings, any dissenting shareholder may do so in the name of FBC. All dissenting shareholders, except for those that have agreed upon a value with the corporation, are deemed to be parties to the proceeding as an action against their shares. In such proceeding, the court may, if it so elects, appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The surviving corporation shall pay each dissenting shareholder the amount found to be due within ten (10) days after final determination of the proceedings. Upon payment of such judgment, the dissenting shareholder will cease to have any interest in the shares of FBC Common Stock.

         Any judgment rendered in any dissent proceeding may, at the discretion of the court, include an allowance for interest at such rate as the court may deem fair and equitable. The cost and expenses of any such dissent proceeding shall be determined by the court and shall be assessed against the surviving corporation, but all or any part of such costs and expenses may be apportioned and assessed against the dissenting shareholders, in such amount as the court deems equitable, if the court determines that surviving corporation made an offer to the dissenting shareholders and the shareholders' failure to accept such offer was arbitrary or vexatious and not in good faith. The expenses awarded by the court shall include compensation for reasonable expenses of any appraiser but shall not include the fees and expenses of counsel or experts employed by any party. If the fair value of the shares of FBC Common Stock, as determined by the proceeding, materially exceeds the amount which the surviving corporation initially offered to pay, or if no offer was made, the court, in its discretion, may award to any shareholder who is a party to the proceeding such sum as the court may determine to be reasonable compensation for any expert attorney or expert employed by the shareholder in the proceeding.

         The foregoing is only a summary of the Florida Dissent Provisions.
The full text of such provisions is set forth as Exhibit D to this Proxy Statement/Prospectus and each FBC shareholder is urged to read these provisions carefully.

CONDUCT OF BUSINESS BY FBC PENDING THE MERGER

         The Merger Agreement provides that, until the Effective Time of the Merger and except with the prior approval of SouthTrust, FBC will conduct its business and engage in transactions only in the ordinary course, consistent with past practice and prudent banking principles. The Merger Agreement further provides that, until the Effective Time of the Merger and except as required by law or regulation, FBC shall not without the prior approval of SouthTrust, or unless otherwise expressly permitted in the Merger Agreement,
(A) change, delete or add any provision of or to the Articles of Incorporation or Bylaws of FBC or the Bank; (B) change the number of shares of the authorized, issued or outstanding capital stock of FBC, including any issuance, purchase, redemption, split, combination or reclassification thereof, or issue or grant any option, warrant, call, commitment, subscription, right or agreement to purchase relating to the authorized or issued capital stock of FBC, or declare, set aside or pay any dividend or other distribution with respect to the outstanding capital stock of FBC, except that FBC may declare and pay quarterly or other periodic cash dividends with respect to its outstanding capital stock that are no greater, in the aggregate, than the cash dividends declared and paid with respect to such shares of FBC Common Stock during the preceding fiscal year of FBC; (C) incur any material liabilities or material obligations (other than deposit liabilities and short-term borrowings in the ordinary course of business), whether directly or by way of guaranty, including any obligation for borrowed money, or whether evidenced by any note, bond, debenture, or similar instrument, except in the ordinary course of business consistent with past practice; (D) make any capital expenditures individually in excess of $25,000, or in the aggregate in excess of $50,000 other than pursuant to binding commitments existing on September 30, 1994 and disclosed in a disclosure schedule delivered pursuant to the Merger Agreement and other than expenditures necessary to maintain existing assets in good repair; (E) except as set forth in a disclosure schedule delivered pursuant to the Merger Agreement, sell, transfer, convey or otherwise dispose of any real property or interest therein having a book value in excess of or in exchange for consideration in excess of $25,000; (F) pay any bonuses to any executive officer, except for bonuses payable on June 30, 1995 for the year ended December 31, 1994, which, in the aggregate, shall not exceed $38,000, except pursuant to the terms of an enforceable written employment agreement; (G) enter into any new, or amend in any respect any existing, employment, consulting, non-competition or independent contractor agreement with any person; alter the terms of any existing incentive bonus or commission plan; adopt any new or amend in any material respect any existing employee benefit plan, except as may be required by law; grant any general increase in compensation to its employees as a class or to its officers except for non- executive officers in the ordinary course of business and consistent with past practices and policies or except in accordance with the terms of an enforceable written agreement; grant any material increases in fees or other increases in compensation or in other benefits to any of its directors; or effect any change in any material respect in retirement benefits to any class of employees or officers, except as required by law; (H) enter into or extend any agreement, lease or license relating to real property, personal property, data processing or bankcard functions relating to FBC that involves an aggregate of $50,000; or (I) acquire twenty percent (20%) or more of the assets or equity securities of any person or acquire direct or indirect control of any person, other than in connection with (1) any internal reorganization or consolidation involving existing subsidiaries of FBC or the Bank which has been approved in advance in writing by SouthTrust, (2) foreclosures in the ordinary course of business, (3) acquisitions of control by a banking subsidiary in a fiduciary capacity or (4) the creation of new subsidiaries organized to conduct and continue activities otherwise permitted by the Merger Agreement.

         FBC has also agreed in the Merger Agreement that it, acting through any director or officer or other agent, will not, nor will it knowingly permit any of its subsidiaries to, nor will it authorize or knowingly permit any officer, director or employee of, or any investment banker, attorney, accountant or other representative retained by FBC or the Bank, to solicit or encourage, including by way of furnishing information, any inquiries or the making of any proposal which may reasonably be expected to lead to any takeover proposal with respect to FBC or the Bank, except that the Board of Directors of FBC may furnish information and engage in discussions with any person making a "takeover proposal" if, after consulting with counsel, the Board of Directors of FBC determines in good faith that it would violate its fiduciary duties to act otherwise. FBC shall promptly advise SouthTrust orally and in writing of any such inquiries or proposals received by FBC or the Bank after the date of the Merger Agreement. The term "takeover proposal" means any proposal for a merger or other business combination involving FBC or the Bank or for the acquisition of a significant equity interest in FBC or the Bank or for the acquisition of a significant portion of the assets of FBC or the Bank, or any proposal or action in contemplation thereof.

BUSINESS AND MANAGEMENT OF FBC FOLLOWING THE MERGER; PLANS FOR BUSINESS OF FBC

         Upon consummation of the Merger, FBC will be merged into ST-Sub, with ST-Sub being the surviving corporation in the Merger (the surviving corporation being sometimes referred to herein as the "Surviving Corporation"). From and after the Effective Time of the Merger, it is anticipated that the Board of Directors of the Surviving Corporation shall consist of those persons who are serving as directors of ST-Sub immediately prior to the Effective Time of the Merger, and such other persons as may be designated in writing by SouthTrust at or prior to the Effective Time of the Merger. It is further anticipated that the officers of the Surviving Corporation shall be those persons serving as officers of ST-Sub immediately prior to the Effective Time of the Merger, and such other persons as may be designated in writing by SouthTrust at or prior to the Effective Time of the Merger.

         Following the Merger, the Bank will be merged into ST-Bank in the Subsidiary Merger. From and after consummation of the Subsidiary Merger, it is anticipated that the Board of Directors of ST-Bank, as the surviving bank in the Subsidiary Merger, shall consist of those persons who are serving as directors of ST-Bank immediately prior to the effective time of the Subsidiary Merger, and such other persons as may be designated in writing by SouthTrust at or prior to such time. It is further anticipated that the officers of ST-Bank, as the surviving bank in the Subsidiary Merger, shall be those persons serving as officers of ST-Bank immediately prior to the effective time of the Subsidiary Merger and such other persons as may be designated in writing by SouthTrust at or prior to the effective time of such merger.


                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

         THE FOLLOWING DISCUSSION IS A SUMMARY OF CERTAIN ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER AND THE DISTRIBUTION TO HOLDERS OF FBC COMMON STOCK WHO ARE CITIZENS OF THE UNITED STATES. IT DOES NOT DISCUSS ALL THE TAX CONSEQUENCES THAT MAY BE RELEVANT TO HOLDERS OF FBC COMMON STOCK ENTITLED TO SPECIAL TREATMENT UNDER THE CODE (SUCH AS INSURANCE COMPANIES, DEALERS IN SECURITIES, TAX-EXEMPT ORGANIZATIONS OR FOREIGN PERSONS) OR TO HOLDERS OF FBC COMMON STOCK WHO ACQUIRED THEIR FBC COMMON STOCK AS COMPENSATION. THE SUMMARY SET FORTH BELOW DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OF ALL POTENTIAL TAX EFFECTS OF THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT OR THE MERGER ITSELF.

         EACH HOLDER OF FBC COMMON STOCK IS URGED TO CONSULT HIS OR HER OWN TAX AND FINANCIAL ADVISOR AS TO THE EFFECT OF SUCH FEDERAL INCOME TAX CONSEQUENCES ON HIS OR HER OWN PARTICULAR FACTS AND CIRCUMSTANCES, AND ALSO AS TO ANY STATE, LOCAL, FOREIGN OR OTHER TAX CONSEQUENCES ARISING OUT OF THE MERGER.

         Neither SouthTrust, ST-Sub nor FBC has requested or will receive an advance ruling from the Internal Revenue Service ("IRS") as to any of the federal income tax effects to holders of FBC Common Stock of the Merger, the Distribution or of any of the federal income tax effects to SouthTrust, ST-Sub or FBC of the Merger. Instead, FBC will rely upon an opinion of Bradley, Arant, Rose & White as to the federal income tax consequences of the Merger to the holders of FBC Common Stock. The opinion of Bradley, Arant, Rose & White is based entirely upon the Code, regulations now in effect thereunder, current administrative rulings and practice, and judicial authority, all of which are subject to change. The opinion of Bradley, Arant, Rose & White is also based upon certain assumptions of fact. Among those assumptions is an assumption that FBC will transfer "substantially all" of its assets to ST-Sub within the meaning of Section 368(a)(2)(D) of the Code. Unlike a ruling from the IRS, an opinion is not binding on the IRS and there can be no assurance, and none is hereby given, that the IRS will not take a position contrary to one or more positions reflected herein or that the opinion will be upheld by the courts if challenged by the IRS.

         In the opinion of Bradley, Arant, Rose & White, which opinion is based upon various facts and is subject to various assumptions and qualifications, the following federal income tax consequences to the holders of FBC Common Stock should result from the Merger:

                 (i) The Merger will qualify as a reorganization under sections 368(a)(1)(A) and 368(a)(2)(D) of the Code. FBC, SouthTrust, and ST-Sub each will be "a party to a reorganization" within the meaning of section 368(b).

                 (ii) FBC shareholders will recognize no gain or loss upon their exchange of FBC Common Stock solely for SouthTrust Common Stock.

                 (iii) The basis of the shares of SouthTrust Common Stock received by the shareholders of FBC (including any fractional share interests to which they may be entitled) will be the same as the basis of the shares of FBC Common Stock surrendered in exchange therefor.

                 (iv) The holding period of the shares of SouthTrust Common Stock received by FBC shareholders will include the period during which the shares of FBC Common Stock surrendered in exchange therefor was held by the FBC shareholders, provided that the shares of FBC Common Stock surrendered were held as a capital asset within the meaning of Section 1221 of the Code by the FBC shareholders as of the Effective Time.

                 (v) FBC shareholders who exercise dissenters' rights, and as a result of which receive only cash, will be treated as having received such cash as a distribution in redemption of their shares of FBC Common Stock, subject to the provisions and limitations of Section 302 of the Code. Those FBC shareholders who hold no SouthTrust stock, directly or indirectly through the application of Section 318(a) of the Code, following the Merger will be treated as having a complete termination of interest within the meaning of
Section 302(b)(3) of the Code, and the cash received will be treated as a distribution in full payment in exchange for FBC Common Stock as provided in
Section 302(a) of the Code. As provided in Section 1001 of the Code, gain will be realized and recognized by such shareholders measured by the difference between the redemption price and the adjusted basis of the shares of FBC Common Stock surrendered as determined under Section 1011 of the Code. Provided
Section 341 of the Code (relating to collapsible corporations) is inapplicable and the FBC Common Stock is a capital asset in the hands of such shareholders, the gain, if any, will constitute capital gain. Such gain will constitute a long-term capital gain if the surrendered shares of FBC Common Stock were held by the shareholder for a period greater than one year prior to the Merger; if the surrendered shares of FBC Common Stock where held by such shareholder for a period of one year or less, the gain will constitute short-term capital gain.

                 (vi) The receipt by a holder of FBC Common Stock of cash in lieu of a fractional share of SouthTrust Common Stock will be treated as though such fractional share were issued to such holder of FBC Common Stock in the Merger and thereafter redeemed by SouthTrust for cash. The receipt of such cash in lieu of a fractional share by a holder of FBC Common Stock will be treated as a distribution by SouthTrust in full payment in exchange for the fractional share as provided in section 302(a) of the Code.

         The opinion of Bradley, Arant, Rose & White is rendered solely with respect to certain federal income tax consequences of the Merger under the Code, and does not extend to the income or other tax consequences of the Merger under the laws of any State or any political subdivision of any State; nor does it extend to any tax effects or consequences of the Merger to SouthTrust or ST-Sub other than those expressly stated in the opinion. No opinion is expressed as to the federal or state tax treatment of the transaction under any other provisions of the Code and regulations, or about the tax treatment of any conditions existing at the time of, or effects resulting from, the transaction that are not specifically covered by the opinion. In addition, no opinion is expressed with respect to the Distribution or as to the federal or state tax treatment, or the federal or state tax implications of, the Distribution.

         As amended, the Merger Agreement provides for the Distribution to the Trustees, as hereinabove described. Generally, the income tax consequences of the distribution of property made by a corporation to a shareholder with respect to its stock is governed by Section 301(c) of the Code. Because the Trustees are acting on behalf of and for the benefit of the FBC shareholders under the terms of the Trust Agreement, it is likely that the Distribution will be deemed by the IRS to have been received pro rata by the FBC shareholders.
Section 301(c) of the Code provides that the amount of any such distribution may be treated as dividend (ordinary) income, as a return of capital or as capital gain income depending on the facts and circumstances and, to the extent the distributing corporation has current or accumulated earnings and profits, such distributions generally are first treated as dividends. In the instant circumstance, the amount of the Distribution shall be equal to the fair market value of the Loan plus the sum of $35,000 and the Payments, if any, included in the Distribution. No appraisal has been made of the Loan; however, if the Loan were to be received for this purpose at the maximum amount set forth in the Merger Agreement ($285,000), each FBC shareholder could be deemed to recognize taxable income attributable to the Distribution of $4.00 per share. It is not anticipated that any cash will be distributed to the FBC shareholders by the Trustees to pay the tax liability associated with such taxable income. Further, the character of any income includible in the taxable income of each FBC shareholder will be dependent on certain facts and circumstances specific to the FBC shareholder in question. Accordingly, EACH FBC SHAREHOLDER MUST CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE FEDERAL INCOME TAX CONSEQUENCES RESULTING FROM THE DEEMED RECEIPT OF HIS OR HER PRO RATA SHARE OF THE DISTRIBUTION, AND ALSO AS TO ANY STATE, LOCAL FOREIGN OR OTHER TAX CONSEQUENCES ARISING BY REASON OF THE MAKING OF THE DISTRIBUTION.


                    DESCRIPTION OF SOUTHTRUST CAPITAL STOCK

GENERAL

         The authorized capital stock of SouthTrust consists of 200,000,000 shares of common stock, par value $2.50 per share (referred to throughout this Proxy Statement/Prospectus as "SouthTrust Common Stock"), and 5,000,000 shares of Preferred Stock, par value $1.00 per share ("SouthTrust Preferred Stock"). As of March 31, 1995, 81,950,646 shares of SouthTrust Common Stock were issued and outstanding, exclusive of shares held as treasury stock, and no shares of SouthTrust Preferred Stock were outstanding. As of December 31, 1994, 2,741,834 shares of SouthTrust Common Stock were reserved for employee benefit plans, and 90,812 shares were reserved for the conversion of convertible debentures assumed in connection with a 1988 acquisition by SouthTrust. In addition, 500,000 shares of SouthTrust Preferred Stock designated as Series A Junior Participating Preferred Stock were reserved for issuance upon the exercise of certain rights described below under "SouthTrust Common Stock-Stockholder Rights Plan."

         Since SouthTrust is a holding company, the right of SouthTrust, and hence the right of creditors and stockholders of SouthTrust, to participate in any distribution of assets of any subsidiary (including SouthTrust Bank of Alabama, N.A.) upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of SouthTrust itself as a creditor of the subsidiary may be recognized.

         The following summary does not purport to be complete and is subject in all respects to the applicable provisions of the General Corporation Law of the State of Delaware and SouthTrust's Restated Certificate of Incorporation, including the Certificate of Designation describing the Series A Junior Participating Preferred Stock.

SOUTHTRUST COMMON STOCK

  Dividend Rights

         Holders of SouthTrust Common Stock are entitled to dividends when, as and if declared by SouthTrust's Board of Directors out of funds legally available therefor. Under Delaware law, SouthTrust may pay dividends out of surplus (whether capital surplus or earned surplus) or net profits for the fiscal year in which declared or for the preceding fiscal year, even if its surplus accounts are in a deficit position. The sources of funds for payment of dividends by SouthTrust are its subsidiaries. Because its primary subsidiaries are banks, payments made by such subsidiaries to SouthTrust are limited by law and regulations of the bank regulatory authorities. See "MARKET AND DIVIDEND INFORMATION RESPECTING THE COMMON STOCK OF SOUTHTRUST AND FBC."

  Voting Rights and Other Matters

         The holders of SouthTrust Common Stock are entitled to one vote per share on all matters brought before the stockholders. The holders of SouthTrust Common Stock do not have the right to cumulate their shares of SouthTrust Common Stock in the election of directors. SouthTrust's Restated Certificate of Incorporation provides that in the event of a transaction or a series of transactions with an "Interested Stockholder" (generally defined as a holder of more than 10% of the voting stock of SouthTrust or an affiliate of such a holder) pursuant to which SouthTrust would be merged into or with another corporation or securities of SouthTrust would be issued in a transaction which would permit control of SouthTrust to pass to another entity, or similar transactions having the same effect, approval of such transactions requires the vote of the holders of 70% of the voting power of the outstanding voting securities of SouthTrust, except in cases in which either certain price criteria and procedural requirements are satisfied or the transaction is recommended to the stockholders by a majority of the members of SouthTrust's Board of Directors who are unaffiliated with the Interested Stockholder and who were directors before the Interested Stockholder became an Interested Stockholder.

         Holders of SouthTrust Common Stock are not entitled to any preemptive rights to subscribe for any additional securities which may be issued.

  Liquidation Rights

         In the event of liquidation, holders of the SouthTrust Common Stock will be entitled to receive pro rata any assets distributable to stockholders with respect to the shares held by them, after payment of indebtedness and such preferential amounts as may be required to be paid to the holders of any SouthTrust Preferred Stock hereafter issued by SouthTrust.

  Provisions with Respect to Board of Directors

         SouthTrust's Restated Certificate of Incorporation provides that the members of SouthTrust's Board of Directors are divided into three classes as nearly equal in number as possible. Each class is elected for a three-year term. At each annual meeting of stockholders of SouthTrust, one-third of the members of SouthTrust's Board of Directors will be elected for a three-year term, and the other directors will remain in office until their three-year terms expire. Therefore, control of SouthTrust's Board of Directors cannot be changed in one year, and at least two annual meetings must be held before a majority of the members of SouthTrust's Board of Directors can be changed.

Special Vote Requirements for Certain Amendments to Restated Certificate of Incorporation

         The General Corporation Law of the State of Delaware and the Restated Certificate of Incorporation and Bylaws of SouthTrust provide that, because the Board of Directors of SouthTrust is classified, a director, or SouthTrust's entire Board of Directors, may be removed by the stockholders only for cause. The Restated Certificate of Incorporation and Bylaws of SouthTrust also provide that the affirmative vote of the holders of at least 70% of the voting power of the outstanding capital stock entitled to vote for the election of directors is required to remove a director or the entire Board of Directors from office. Certain portions of the Restated Certificate of Incorporation of SouthTrust described in certain of the preceding paragraphs, including those related to business combinations and the classified Board of Directors, may be amended only by the affirmative vote of the holders of 70% of the voting power of the outstanding voting stock of SouthTrust.

  Possible Effects of Special Provisions

         Certain of the provisions contained in the Restated Certificate of Incorporation and Bylaws of SouthTrust described above have the effect of making it more difficult to change SouthTrust's Board of Directors, and may make SouthTrust's Board of Directors less responsive to stockholder control. These provisions also may tend to discourage attempts by third parties to acquire SouthTrust because of the additional time and expense involved and a greater possibility of failure, and, as a result, may adversely affect the price that a potential purchaser would be willing to pay for the capital stock of SouthTrust, thereby reducing the amount a stockholder might realize in, for example, a tender offer for the capital stock of SouthTrust.

  Stockholder Rights Plan

         On February 22, 1989, the Board of Directors of SouthTrust declared a dividend to holders of SouthTrust Common Stock of record on March 6, 1989 (the "Record Date") of one right (a "Right"; collectively, the "Rights") for, and to be attached to, each share of SouthTrust Common Stock outstanding on the Record Date. Each Right entitles the holder thereof to purchase from SouthTrust one one-hundredth of a share of SouthTrust Preferred Stock designated as the Series A Junior Participating Preferred Stock ("Series A Preferred Stock") at a purchase price of $75.00 (the "Purchase Price"). Such resolutions also provide that as long as the Rights are attached to shares of SouthTrust Common Stock as provided in the Rights Agreement referred to below, the appropriate number of Rights shall be issued with each share of SouthTrust Common Stock issued after March 6, 1989. The number of Rights attached to or to be issued with each share of SouthTrust Common Stock as well as the redemption price for each such Right, were appropriately decreased as a result of a three-for-two stock split effected by SouthTrust on January 24, 1992, and a three-for-two stock split effected by SouthTrust on May 19, 1993. Accordingly, at the present time four-ninths of a Right is attached to each share of SouthTrust Common Stock and four-ninths of a Right will be issued with each share of SouthTrust Common Stock exchanged in the Merger for FBC Common Stock.

         The Rights will expire on February 22, 1999 unless redeemed earlier and will not be exercisable or transferable separately from the shares of SouthTrust Common Stock until the close of business on the Distribution Date, which will occur on the earlier of (i) the tenth day following a public announcement that a person (an "Acquiring Person") or any associate or affiliate of an Acquiring Person has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding SouthTrust Common Stock (the "Stock Acquisition Date"); or (ii) the tenth day following commencement of a tender or exchange offer which would result in the ownership of 20% or more of the outstanding SouthTrust Common Stock; or (iii) the tenth day after SouthTrust's Board of Directors declares, upon a determination by at least a majority of SouthTrust's Disinterested Directors, that a person, alone or with affiliates and associates (an "Adverse Person"), has become the beneficial owner of a substantial amount (not to be less than 10%) of outstanding SouthTrust Common Stock and that such person's ownership either is intended to cause SouthTrust to take action adverse to its long-term interests or may cause a material adverse impact on SouthTrust to the detriment of SouthTrust's stockholders.

         In the event that (i) SouthTrust's Board of Directors determines that a person is an Adverse Person; (ii) SouthTrust is the surviving corporation in a merger with an Acquiring Person and SouthTrust's Common Stock remains outstanding and unchanged and is not exchanged for securities of the Acquiring Person or other property; (iii) an Acquiring Person receives a financial benefit or advantage, through certain self-dealing transactions involving SouthTrust, greater than that received by other stockholders of SouthTrust or that which would have resulted from arms-length negotiations; (iv) a person becomes the beneficial owner of 30% or more of the outstanding SouthTrust Common Stock (except pursuant to a "Fair Offer" as determined by the Disinterested Directors); or (v) while there is an Acquiring Person, an event involving SouthTrust or any of its subsidiaries occurs which results in the Acquiring Person's proportionate ownership interest being increased by more than 1%, each holder of a Right will have the right to receive, upon payment of the Purchase Price, in lieu of Series A Preferred Stock, a number of shares of SouthTrust Common Stock (or, in certain circumstances, cash or other property) having a value equal to twice the Purchase Price. Rights are not exercisable following the occurrence of any of the events set forth in this paragraph until the expiration of the period during which the Rights may be redeemed by SouthTrust as described below. Notwithstanding the foregoing, after the occurrence of any of the events set forth in this paragraph, Rights that are (or, under certain circumstances, Rights that were) beneficially owned by an Acquiring Person or an Adverse Person will be null and void.

         Unless the Rights are redeemed earlier, if, after the Distribution Date, SouthTrust is acquired in a merger or other business combination in which SouthTrust is not the surviving corporation or in which SouthTrust Common Stock is changed into or exchanged for securities of any other person or other property (other than a merger which follows a Fair Offer) or 50% or more of the assets or earning power of SouthTrust and its subsidiaries (taken as a whole) are sold or transferred, the Rights Agreement provides that each holder of record of a Right will from and after that time have the right to receive, upon payment of the Purchase Price, that number of shares of common stock of the acquiring company which has value equal to twice the Purchase Price.

         At any time until ten days following the Stock Acquisition Date (subject to certain provisions requiring action by a majority of the Disinterested Directors, as defined in the Rights Agreement), SouthTrust may redeem the Rights in whole, but not in part, at a price of $0.01 per Right. Prior to the Distribution Date, SouthTrust may, except with respect to the Purchase Price, redemption price or date of expiration of the Rights, amend the Rights in any manner. At any time after the Distribution Date, SouthTrust may amend the Rights in any manner that does not adversely affect the interest of holders of the Rights as such.

         The Rights have certain anti-takeover effects and may adversely affect a third party's attempt to acquire SouthTrust. The Rights will cause substantial dilution to a person or group that attempts to acquire SouthTrust. The Rights should not interfere with any merger or other business combination approved by SouthTrust's Board of Directors since, among other things, the Board of Directors may, at its option, under certain circumstances, redeem all but not less than all of the then outstanding Rights at the redemption price, as discussed below.

         The foregoing description of the Rights and the Series A Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement between SouthTrust and Mellon Bank, N.A., as Rights Agent, and the Certificate of Designation for the Series A Preferred Stock, copies of each of which are filed as exhibits to the Registration Statement of which this Proxy Statement/Prospectus forms a part.

  Transfer Agent

         The transfer agent for SouthTrust Common Stock is Mellon Securities Trust Company.

SOUTHTRUST PREFERRED STOCK

  General

         Under SouthTrust's Restated Certificate of Incorporation, the Board of Directors is authorized without further stockholder action to provide for the issuance of up to 5,000,000 shares of SouthTrust Preferred Stock, in one or more series, by adoption of a resolution or resolutions providing for the issuance of such series and determining the relative rights and preferences of the shares of any such series with respect to the rate of dividend, call provisions, payments on liquidation, sinking fund provisions, conversion privileges and voting rights and whether the shares shall be cumulative, non-cumulative or partially cumulative. The holders of SouthTrust Preferred Stock would not have any preemptive right to subscribe for any shares issued by SouthTrust. It is not possible to state the actual effect of the authorization and issuance of SouthTrust Preferred Stock upon the rights of holders of SouthTrust Common Stock unless and until SouthTrust's Board of Directors determines the price and specific rights of the holders of a series of SouthTrust Preferred Stock. Such effects might include, however, (i) restrictions on dividends on SouthTrust Common Stock if dividends on SouthTrust Preferred Stock have not been paid; (ii) dilution of the voting power of SouthTrust Common Stock to the extent that SouthTrust Preferred Stock has voting rights, or that any SouthTrust Preferred Stock series is convertible into SouthTrust Common Stock; (iii) dilution of the equity interest of SouthTrust Common Stock unless the SouthTrust Preferred Stock is redeemed by SouthTrust; and (iv) SouthTrust Common Stock not being entitled to share in SouthTrust's assets upon liquidation until satisfaction of any liquidation preference granted SouthTrust Preferred Stock. While the ability of SouthTrust to issue SouthTrust Preferred Stock is, in the judgment of SouthTrust's Board of Directors, desirable in order to provide flexibility in connection with possible acquisitions and other corporate purposes, its issuance could impede an attempt by a third party to acquire a majority of the outstanding voting stock of SouthTrust.

  Series A Junior Participating Preferred Stock

         In connection with the adoption of the Stockholder Rights Plan described above, SouthTrust's Board of Directors designated 500,000 shares of SouthTrust's authorized but unissued SouthTrust Preferred Stock as Series A Junior Participating Preferred Stock (which has been previously referred to as the "Series A Preferred Stock"). The terms of the Series A Preferred Stock are such that one share of Series A Preferred Stock will be approximately equivalent in terms of dividend and voting rights, before adjustment for the three-for-two stock split effected on January 24, 1992 and a further three-for-two stock split effective on May 19, 1993, to 100 shares of SouthTrust

Common Stock. No shares of Series A Preferred Stock have been issued as of the date of this Proxy Statement/Prospectus.

                 MARKET AND DIVIDEND INFORMATION RESPECTING THE
                       COMMON STOCK OF SOUTHTRUST AND FBC

COMPARATIVE STOCK PRICES PER SHARE

         The following table sets forth certain information as to the high and low last sales price per share of SouthTrust Common Stock for the calendar quarters indicated. The information listed below with respect to the high and low last sales prices for SouthTrust Common Stock was obtained from Nasdaq (adjusted to reflect three-for-two stock splits effected on January 24, 1992 and on May 19, 1993), and reflects interdealer prices, without retail markup, markdown or commissions, and may not represent actual transactions.

                                                                          SouthTrust
                                                                         Common Stock
                                                                 ----------------------------
                                                                     High               Low
                                                                     ----               ---
              1993:
                      First Quarter   . . . . . . . . . . .     $    21 1/8          $  16 3/4
                      Second Quarter  . . . . . . . . . . .          22 1/8             18
                      Third Quarter   . . . . . . . . . . .          21 1/8             18 1/2
                      Fourth Quarter    . . . . . . . . . .          19 5/8             17 1/4
              1994:
                      First Quarter   . . . . . . . . . . .     $    19 3/8          $  18 1/4
                      Second Quarter  . . . . . . . . . . .          22                 18 1/4
                      Third Quarter   . . . . . . . . . . .          21 7/8             19 5/8
                      Fourth Quarter  . . . . . . . . . . .          20 1/4             17 1/8

              1995:
                      First Quarter   . . . . . . . . . . .     $    21 3/8          $  18 7/16
                      Second Quarter  . . . . . . . . . . .     $    ______          $  _______
                      Third Quarter
                       (through July ___, 1995)   . . . . .     $    ______          $  _______

         Shares of FBC Common Stock are not actively traded, and such trading activity, as it occurs, takes place in privately negotiated transactions. During the last two years, the sales price of all shares of FBC Common Stock of which FBC had knowledge ranged from $32 to $64 per share. The last sale of FBC Common Stock of which FBC had knowledge occurred on or about July 11, 1994, at a price of $64 per share.

         On February 16, 1995 (the trading day immediately preceding the announcement of the execution of the Merger Agreement), the last sales price of SouthTrust Common Stock, as obtained from Nasdaq, was $21 3/8; and on August ____, 1995, the last sales price of SouthTrust Common Stock immediately prior to the date of this Proxy Statement/Prospectus, as obtained from Nasdaq, was $_____.

DIVIDENDS

         The following table sets forth the respective cash dividends per share declared on SouthTrust Common Stock and FBC Common Stock during the periods indicated (adjusted, as to SouthTrust, to reflect a three-for-two stock split effected on January 24, 1992 and a three-for-two stock split effected on May 19, 1993):

                                                        Dividends Declared          Dividends Declared
                                                           per share of                per share of
                                                      SouthTrust Common Stock        FBC Common Stock
                                                      -----------------------        ----------------
      1993:
         First Quarter  . . . . . . . . . . .              $    0.15                   $    0.00
         Second Quarter . . . . . . . . . . .                   0.15                        0.20
         Third Quarter  . . . . . . . . . . .                   0.15                        0.00
         Fourth Quarter   . . . . . . . . . .                   0.15                        0.20

      1994:
         First Quarter  . . . . . . . . . . .              $    0.17                   $    0.00
         Second Quarter . . . . . . . . . . .                   0.17                        0.20
         Third Quarter  . . . . . . . . . . .                   0.17                        0.00
         Fourth Quarter . . . . . . . . . . .                   0.17                        0.20

      1995:
         First Quarter  . . . . . . . . . . .              $    0.20                   $    0.00
         Second Quarter . . . . . . . . . . .              $   __.__                   $   __.__
         Third Quarter
           (through July ____, 1995)  . . . .              $    0.20                   $    0.00


         Dividends paid by FBC on the FBC Common Stock are at the discretion of FBC's Board of Directors and depend upon the restrictions on the payment of dividends by banks as described below, the earnings and financial condition of FBC and other relevant factors. During each of the last five years, the Board of Directors of FBC has declared and paid a quarterly dividend of $.10 per share of FBC Common Stock or a semi-annual dividend of $.20 per share of FBC Common Stock.

         Dividends paid by SouthTrust on the SouthTrust Common Stock are at the discretion of SouthTrust's Board of Directors and depend upon the restrictions on the payment of dividends by banks as described below, SouthTrust's earnings and financial condition and other relevant factors. The current policy of SouthTrust is to pay dividends on a quarterly basis. Subject to an evaluation of its earnings and financial condition and other factors, including the restrictions on the payment of dividends by banks described below, SouthTrust anticipates that it will continue to pay regular quarterly dividends with respect to the SouthTrust Common Stock.

         There are certain limitations on the payment of dividends to SouthTrust and FBC by each of their respective subsidiary banks. The amount of dividends that each subsidiary national bank of SouthTrust may declare in one year, without approval of the OCC, is the sum of the bank's net profits for that year and its retained net profits for the preceding two years. Under the rules of the OCC, the calculation of net profits is more restrictive under certain circumstances. The banking authorities in the states where SouthTrust owns state-chartered banks also regulate the payment of dividends by banks organized in such states. Under the Alabama Banking Code, a state bank may not declare or pay a dividend in excess of 90% of the net earnings of such bank until the surplus of the bank is equal to at least 20% of its capital, and thereafter the prior written approval of the Superintendent of Banks is required if the total of all dividends declared by the bank in any calendar year exceeds the total of its net earnings for that year combined with its retained net earnings for the preceding two years. No dividends, withdrawals or transfers may be made from the bank's surplus without prior written approval of the Superintendent of Banks.

         Under Title 81 of the Florida Code of 1972 (the "Florida Banking Code"), no state bank may declare or pay any dividend upon its common stock unless it has received the written approval of the Commissioner of Banking and Consumer Finance.

         Under the Florida Banking Code, a state bank may not declare or pay a dividend in excess of 80% of the net earnings of such bank until the surplus is equal to the amount of common stock. If the amount of the surplus is equal to the amount of common stock, the bank may pay out an amount equal to the current year plus the prior two years undistributed earnings.

         Under the Financial Institutions Code of Georgia, a bank shall not pay dividends when it is insolvent, or would be rendered insolvent, and dividends may only be paid out of retained earnings and when the bank has paid-in capital and appropriated retained earnings, in combination, equal to at least 20% of its capital stock.

         Under the North Carolina Banking Code, a state chartered bank with common stock in excess of $15,000 may not declare a dividend until the surplus is equal to at least 50% of the amount of common stock.

         The South Carolina Banking Code provides that, before a state chartered bank can pay a dividend, approval must be obtained from the South Carolina Commissioner of Banking.

         Under the Tennessee Banking Code, a state bank may not declare dividends in excess of 90% of the net earnings during the past year until the surplus is equal to the amount of common stock.

         Under the foregoing laws and regulations, at March 31, 1995, $197,847,196 was available for payment of dividends to SouthTrust by its bank subsidiaries, and approximately $1,100,000 was available for payment of dividends to FBC by the Bank.

SHAREHOLDERS

         As of December 31, 1994, there were approximately 94 holders of record of FBC Common Stock.


                        COMPARISON OF THE COMMON STOCK
                                      OF
                              SOUTHTRUST AND FBC


         The rights of the shareholders of FBC are governed by the Articles of Incorporation of FBC, the Bylaws of FBC and the laws of the State of Florida. The rights of SouthTrust stockholders are governed by the Restated Certificate of Incorporation of SouthTrust, the Bylaws of SouthTrust and the laws of the State of Delaware. After the Merger becomes effective, the rights of the shareholders of FBC who become SouthTrust stockholders will be governed by the laws of the State of Delaware and by SouthTrust's Restated Certificate of Incorporation and Bylaws. The following summary of the rights of the holders of shares of SouthTrust Common Stock and the holders of shares of FBC Common Stock is qualified in its entirety by reference to the Restated Certificate of Incorporation and Bylaws of SouthTrust, the Articles of Incorporation and Bylaws of FBC, the General Corporation Law of the State of Delaware, and the Florida Business Corporation Act.

DIVIDENDS

         The sources of funds for payments of dividends by SouthTrust and FBC are their subsidiaries. Because the primary subsidiaries of SouthTrust and FBC are financial institutions, payments made by such subsidiaries to SouthTrust and FBC to their shareholders are limited by law and regulations of the bank regulatory authorities. See "DESCRIPTION OF SOUTHTRUST CAPITAL STOCK--SouthTrust Common Stock-Dividend Rights" and "MARKET AND DIVIDEND INFORMATION RESPECTING THE COMMON STOCK OF SOUTHTRUST AND FBC" for information concerning the effect of such limitations on SouthTrust's and FBC's ability to pay dividends. The General Corporation Law of the State of Delaware provides that, subject to any restrictions in the corporation's certificate of incorporation, dividends may be declared from the corporation's surplus or, if there is no surplus, from its net profits for the fiscal year in which the dividend is declared and the preceding fiscal year. Dividends may not be declared, however, if the corporation's capital has been diminished to an amount less than the aggregate amount of all capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. The Florida Business Corporation Act provides that, subject to any restrictions in the corporation's articles of incorporation, a corporation may make distributions to its shareholders unless, after giving effect to the distribution, the corporation would not be able to pay its debts as they become due in the usual course of business or the corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

VOTING RIGHTS AND OTHER MATTERS

         The holders of shares of FBC Common Stock and the holders of shares of SouthTrust Common Stock are each entitled to one vote per share on all matters brought before the shareholders. Neither the holders of shares of FBC Common Stock nor the holders of shares of SouthTrust Common Stock have the right to cumulate their votes in the election of directors. The absence of cumulative voting reduces the likelihood that the holders of a minority interest in a corporation will be able to obtain representation on the board of directors of that corporation.

         The Restated Certificate of Incorporation of SouthTrust provides that in the event of a transaction or a series of transactions with an Interested Stockholder (generally defined as a holder of more than 10% of the voting stock of SouthTrust or an affiliate of such a holder) pursuant to which SouthTrust would be merged into or with another corporation or securities of SouthTrust would be issued in a transaction which would permit control of SouthTrust to pass to another entity, or similar transactions having the same effect, approval of such transaction requires the vote of the holders of 70% of the outstanding voting securities of SouthTrust, except in cases in which either certain price criteria and procedural requirements are satisfied or the transaction is recommended to the shareholders by a majority of the members of the Board of Directors of SouthTrust who are unaffiliated with the Interested Stockholder and who were directors before the Interested Stockholder became an Interested Stockholder. The Bylaws of FBC provide that a sale, lease, exchange or other disposition of all or substantially all of the property and assets of FBC not in the usual and regular course of its business must be approved by the affirmative vote of a majority of the shares of FBC entitled to vote thereon, upon twenty days prior written notice and after the Board of Directors of FBC has adopted a resolution recommending such transaction.

         SouthTrust is subject to Section 203 of the Delaware General Corporation Law. That section generally provides that a corporation may not engage in a business combination, except with extraordinary corporate approval, with any person deemed to be an "interested stockholder" for a period of three years following the date that the stockholder became an interested stockholder. An "interested stockholder" is defined as any person who directly or indirectly owns 15% or more of the outstanding voting stock of the corporation within the three-year period beginning immediately prior to the date on which such determination is made. The extraordinary corporate approval must consist of board approval prior to the time the person became an interested stockholder or approval of the transaction by the board of directors and at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder; in the absence of such approval, the interested stockholder must own at least 85% of the voting stock of the corporation.

         The effect of the business combination and affiliated transactions provisions, respectively, is to make more difficult the acquisition of majority control of a corporation or the use of its assets to finance such acquisition.

         The Bylaws of SouthTrust provide that the members of the Board of Directors are to be divided into three classes, which classes are as nearly equal in number as possible. Each class has been elected for a three-year term. At each annual meeting of stockholders, one-third of the members of the Board of Directors will be elected for a three-year term, and the other directors will remain in office. Therefore, control of the Board of Directors cannot be changed in one year, and at least two annual meetings must be held before a majority of the members of the Board of Directors can be changed. But for this provision in the Bylaws, all directors would stand for election at each annual meeting. The Bylaws of FBC provide that the directors of FBC shall hold one-year terms.

         Both Delaware and Florida law provide (unless otherwise provided in a corporation's charter or bylaws), that a director, or the entire Board of Directors, may be removed by the stockholders with or without cause by vote of the holders of a majority of the shares of capital stock of the corporation then entitled to vote on the election of directors. The Restated Certificate of Incorporation and Bylaws of SouthTrust provide, however, that the affirmative vote of the holders of at least 70% of the voting power of the outstanding capital stock entitled to vote for the election of directors is required to remove a director or the entire Board of Directors from office and such removal may be effected only for cause. The vacancy created by any such removal shall then be filled by a majority vote of the directors then in office and the successor director so elected shall fill the unexpired term of the director removed from office.

         The Bylaws of SouthTrust provide that vacancies on the Board of Directors caused by the death or resignation of a director or the creation of a new directorship may be filled by the remaining directors. A person selected by the remaining directors to fill a vacancy will serve until the annual meeting of stockholders at which the term of the class of directors to which he has been appointed expires. Therefore, in the case of SouthTrust if a director who was recently elected to a three-year term resigns, the remaining directors will be able to select a person to serve the remainder of that three-year term, and such person will not be required to stand for election until the third annual meeting of stockholders after his appointment. The Bylaws of FBC provide that vacancies on the Board of Directors caused by death, resignation or otherwise or the creation of a new directorship may be filled by the affirmative vote of the remaining directors. A director elected to fill a vacancy is elected for the unexpired term of his or her predecessor in office.

         Under the General Corporation Law of the State of Delaware (unless otherwise provided in the certificate of incorporation), any action required or permitted to be taken by the stockholders of a corporation may be taken without a meeting and without a stockholder vote if a written consent is signed by the holders of the shares of outstanding stock having the requisite number of votes that would be necessary to authorize such action at a meeting of stockholders
at which all shares entitled to vote thereon were present and voted.   Under
the Restated Certificate of Incorporation of SouthTrust, action by the written consent of the stockholders is prohibited. Further, under the Restated Certificate of Incorporation and Bylaws of SouthTrust, the stockholders are not permitted to call a special meeting of stockholders or to require that the Board of Directors call such a meeting. Under the Florida Business Corporation Act, any action required or permitted to be taken by the shareholders of a corporation may be taken without a meeting and without a shareholder vote if a written consent is signed by the holders of the percentage of outstanding capital stock necessary to take such action at a meeting. Under the Bylaws of FBC, however, an action by written consent of the shareholders is not effective unless signed by all shareholders of FBC entitled to vote with respect to the subject matter of the action. Further, pursuant to the Bylaws of FBC, shareholders holding not less than twenty percent of all shares entitled to vote may call a special meeting of the shareholders.

         The portions of the Restated Certificate of Incorporation of SouthTrust described in certain of the preceding paragraphs may be amended only by the affirmative vote of the holders of 70% of the outstanding voting stock of SouthTrust. The Bylaws of FBC may be altered, amended or repealed, or a new set of Bylaws may be adopted, by a vote of two-thirds of the directors then holding office.

         The provisions contained in the Restated Certificate of Incorporation and Bylaws of SouthTrust described above have the effect of making it more difficult to change the Board of Directors, and may make the Board of Directors less responsive to shareholder control. Those provisions also may tend to discourage attempts by third parties to acquire SouthTrust because of the additional time and expense involved and a greater possibility of failure.
This also can affect the price that a potential purchaser would be willing to pay for the stock of SouthTrust, thereby reducing the amount a stockholder might realize in, for example, a tender offer for the stock of SouthTrust.

RIGHTS ON LIQUIDATION

         In the event of liquidation, the holders of SouthTrust Common Stock and the holders of FBC Common Stock will be entitled to receive pro rata any assets distributable to shareholders with respect to the shares held by them, after payment of indebtedness and such preferential amounts as may be required to be paid to the holders of any preferred stock presently outstanding or hereafter issued by either corporation.

PREEMPTIVE RIGHTS

         The holders of SouthTrust Common Stock and FBC Common Stock do not have any preemptive rights to purchase additional shares of any class of securities, including common stock, of SouthTrust or FBC, respectively, which may hereafter be issued.

REPORTS TO STOCKHOLDERS

         The SouthTrust Common Stock is registered under the Exchange Act, and, therefore, SouthTrust is required to provide annual reports containing audited financial statements to shareholders and to file other reports with the Commission and solicit proxies in accordance with the rules of the Commission. SouthTrust also provides reports to its stockholders on an interim basis containing unaudited financial information. The FBC Common Stock is not registered under the Exchange Act.

STOCKHOLDERS' RIGHTS PLAN

         As described above under the caption "DESCRIPTION OF SOUTHTRUST CAPITAL STOCK - SouthTrust Common Stock - Stockholder Rights Plan," presently attached to each share of SouthTrust Common Stock is four-ninths of a Right issued pursuant to the Rights Agreement described under such caption.


                          SUPERVISION AND REGULATION

  Bank Holding Company Regulation

         Both SouthTrust and FBC are bank holding companies within the meaning of the Bank Holding Company Act of 1956, as amended (the "Holding Company Act"), and are registered with the Federal Reserve Board. Their banking subsidiaries are subject to restrictions under federal law which limit the transfer of funds by the subsidiary banks to their respective holding companies and nonbanking subsidiaries, whether in the form of loans, extensions of credit, investments or asset purchases. Such transfers by any subsidiary bank to its holding company or any non-banking subsidiary are limited in amount to 10% of the subsidiary bank's capital and surplus and, with respect to SouthTrust and all such nonbanking subsidiaries, to an aggregate of 20% of such bank's capital and surplus. Furthermore, such loans and extensions of credit are required to be secured in specified amounts. The Holding Company Act also prohibits, subject to certain exceptions, a bank holding company from engaging in or acquiring direct or indirect control of more than 5% of the voting stock of any company engaged in non-banking activities. An exception to this prohibition is for activities expressly found by the Federal Reserve Board to be so closely related to banking or managing or controlling banks as to be a proper incident thereto.

         As bank holding companies, SouthTrust and FBC are required to file with the Federal Reserve Board semi-annual reports and such additional information as the Federal Reserve Board may require. The Federal Reserve Board may also make examinations of SouthTrust and FBC and each of their subsidiaries.

         According to Federal Reserve Board policy, bank holding companies are expected to act as a source of financial strength to each subsidiary bank and to commit resources to support each such subsidiary. This support may be required at times when a bank holding company may not be able to provide such support. Furthermore, in the event of a loss suffered or anticipated by the FDIC -- either as a result of default of a banking or thrift subsidiary of SouthTrust or FBC or related to FDIC assistance provided to a subsidiary in danger of default -- the other banking subsidiaries of SouthTrust or FBC may be assessed for the FDIC's loss, subject to certain exceptions.

         Various federal and state statutory provisions limit the amount of dividends the subsidiary banks can pay to their holding companies without regulatory approval. The approval of the OCC is required for any dividend by a national bank to its holding company if the total of all dividends declared by such bank in any calendar year would exceed the total of its net profits, as defined by the OCC, for that year combined with its retained net profits for the preceding two years less any required transfers to surplus or a fund for the retirement of any preferred stock.

Comparable prohibitions on the declaration of dividends are imposed by the laws of the states in which SouthTrust and FBC operate, including the Alabama Banking Code, the Florida Financial Institutions Code, the Mississippi Banking Code, the North Carolina Banking Code, the South Carolina Banking Code, the Tennessee Banking Code and the Financial Institutions Code of Georgia. In addition, a national bank may not pay a dividend in an amount greater than its net profits then on hand after deducting its loan losses and bad debts. For this purpose, bad debts are defined to include, generally, the principal amount of loans which are in arrears with respect to interest by six months or more or are past due as to payment of principal (in each case to the extent that such debts are in excess of the reserve for possible credit losses). Under the foregoing laws and regulations, at March 31, 1995 $197,847,196 was available for payment of dividends to SouthTrust by its bank subsidiaries. At March 31, 1995, approximately $1,100,000 was available for payment of dividends to FBC by the Bank. The payment of dividends by any bank also may be affected by other factors, such as the maintenance of adequate capital for such subsidiary bank. In addition to the foregoing restrictions, the Federal Reserve Board has the power to prohibit dividends by bank holding companies if their actions constitute unsafe or unsound practices. The Federal Reserve Board has issued a policy statement on the payment of cash dividends by bank holding companies, which expresses the Federal Reserve Board's view that a bank holding company experiencing earnings weaknesses should not pay cash dividends that exceed its net income or that could only be funded in ways that weaken the bank holding company's financial health, such as by borrowing. Furthermore, the OCC also has authority to prohibit the payment of dividends by a national bank when it determines such payment to be an unsafe and unsound banking practice.

  Capital Guidelines

        Under the Federal Reserve Board's risk-based capital guidelines for bank holding companies and member banks, the minimum ratio of capital to risk-weighted assets (including certain off-balance sheet items, such as standby letters of credit) is 8%. To be considered a "well capitalized" bank or bank holding company under the guidelines, a bank or bank holding company must have a total risk-based capital ratio in excess of 10%. At December 31, 1994, SouthTrust and all of SouthTrust's subsidiary banks were sufficiently capitalized to be considered "well capitalized." See "SUPERVISION AND REGULATION - Recent Legislation." At least half of the total capital is to be comprised of common equity, retained earnings and a limited amount of perpetual preferred stock, after subtracting goodwill and certain other adjustments ("Tier 1 capital"). The remainder may consist of perpetual debt, mandatory convertible debt securities, a limited amount of subordinated debt, other preferred stock not qualifying for Tier 1 capital and a limited amount of loan loss reserves ("Tier 2 capital"). SouthTrust's national banking subsidiaries are subject to similar capital requirements adopted by OCC, and its state non-member bank subsidiaries are subject to similar capital requirements adopted by the FDIC. In addition, the Federal Reserve Board, the OCC and the FDIC have adopted a minimum leverage ratio (Tier 1 capital to total assets) of 3%. Generally, banking organizations are expected to operate well above the minimum required capital level of 3% unless they meet certain specified criteria, including that they have the highest regulatory ratings. Most banking organizations are required to maintain a leverage ratio of 3% plus an additional cushion of at least 1% to 2%. The guidelines also provide that banking organizations experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels without significant reliance upon intangible assets.

         The following table sets forth the various regulatory capital ratios of each of SouthTrust and FBC as of the periods indicated:

                                                                                         YEAR ENDED
                                                                                        DECEMBER 31,
                                                                                 --------------------------
          SOUTHTRUST                                                                1994             1993
          ----------                                                                ----             ----
     REGULATORY CAPITAL RATIOS:
          Tier 1 risk-based capital*  . . . . . . . . . . . . . .                   7.68%            8.55%
          Total risk-based capital* . . . . . . . . . . . . . . .                  11.71            12.39
          Leverage ratio* . . . . . . . . . . . . . . . . . . . .                   6.10             6.51

                                                                                         YEAR ENDED
                                                                                        DECEMBER 31,
                                                                                 --------------------------
          FBC                                                                       1994             1993
          ---                                                                       ----             ----
     REGULATORY CAPITAL RATIOS:
          Tier 1 risk-based capital*  . . . . . . . . . . . . . .                  19.27%           19.67%
          Total risk-based capital* . . . . . . . . . . . . . . .                  20.35            20.87
          Leverage ratio* . . . . . . . . . . . . . . . . . . . .                  10.24            10.34
- ---------------------

* Under the risk-based and leverage capital guidelines, regulatory required minimums are 4% and 8% for Tier 1 and Total Capital ratios, respectively. The leverage ratio must be maintained at a level generally considered to be in excess of 3%.

         Under the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"), failure to meet the capital guidelines could subject a banking institution to a variety of enforcement remedies available to federal regulatory authorities, including the termination of deposit insurance by the FDIC.

  Recent Legislation

         The Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") substantially revised the depository institution regulatory and funding provisions of the Federal Deposit Insurance Act and made revisions to several other federal banking statutes. Among other things, FDICIA requires the federal banking regulators to take prompt corrective action in respect of depository institutions that do not meet minimum capital requirements. FDICIA establishes five capital tiers: "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized" and "critically undercapitalized." A depository institution is well capitalized if it significantly exceeds the minimum level required by regulation for each relevant capital measure, adequately capitalized if it meets each such measure, undercapitalized if it fails to meet any such measure, significantly undercapitalized if it is significantly below such measure and critically undercapitalized if it fails to meet any critical capital level set forth in regulations. The critically undercapitalized level occurs where tangible equity is less than 2% of total tangible assets or less than 65% of the minimum leverage ratio to be prescribed by regulation (except to the extent that 2% would be higher than such 65% level). A depository institution may be deemed to be in a capitalization category that is lower than is indicated by its actual capital position if it receives an unsatisfactory examination rating.

         FDICIA generally prohibits a depository institution from making any capital distribution (including payment of a dividend) or paying any management fee to its holding company if the depository institution would thereafter be undercapitalized. Undercapitalized depository institutions also became subject to restrictions on borrowing from the Federal Reserve System, effective December 19, 1993. In addition, undercapitalized depository institutions are subject to growth limitations and are required to submit capital restoration plans. A depository institution's holding company must guarantee the capital plan, up to an amount equal to the lesser of 5% of the depository institution's assets at the time it becomes undercapitalized or the amount of the capital deficiency when the institution fails to comply with the plan. The federal banking agencies may not accept a capital plan without determining, among other things, that the plan is based on realistic assumptions and is likely to succeed in restoring the depository institution's capital. If a depository institution fails to submit an acceptable plan, it is treated as if it is significantly undercapitalized.

         Significantly undercapitalized depository institutions may be subject to a number of requirements and restrictions, including orders to sell sufficient voting stock to become adequately capitalized, requirements to reduce total assets and cessation of receipt of deposits from correspondent banks. Critically undercapitalized depository institutions are subject to appointment of a receiver or conservator.

         FDICIA provides authority for special assessments against insured deposits and for the development of a general risk-based deposit insurance assessment system. The risk-based insurance assessment system would be used to calculate a depository institution's semiannual deposit insurance assessment based on the probability (as defined in the statute) that the deposit insurance fund will incur a loss with respect to the institution. In accordance with FDICIA, on September 15, 1992, the FDIC approved a transitional risk-based insurance premium system and an increase in the deposit insurance premium for commercial banks and thrifts to an average of 25.4 basis points, effective January 1, 1993.

         Effective with fiscal years beginning after December 31, 1992, each insured institution having over $500 million in total assets is required to submit to the FDIC and make available to the public an annual report on the institution's financial condition and management's responsibility and assessment of the internal controls over financial reporting. The institution's independent public accountant is required to audit and attest to certain of the statements made in that annual report.

         FDICIA amended prior law with respect to the acceptance of brokered deposits by insured depository institutions to permit only a "well capitalized" (as defined in the statute as significantly exceeding each relevant minimum capital level) depository institution to accept brokered deposits without prior regulatory approval. A depository institution which has a capital level category of "adequately capitalized" may not accept brokered deposits without prior regulatory approval. FDICIA also established new uniform disclosure requirements for the interest rates and terms of deposits accounts.

         FDICIA also contains various provisions related to an institution's interest rate risk. Under certain circumstances, an institution may be required to provide additional capital or maintain higher capital levels to address interest rate risks.

         The foregoing necessarily is a general description of certain provisions of FDICIA and does not purport to be complete. Several of the provisions of FDICIA are being implemented through the adoption of regulations by various federal banking agencies. FDICIA is not expected to have a material effect on the results of operations of SouthTrust or FBC.

  Source of Strength

         According to Federal Reserve Board policy, bank holding companies are expected to act as a source of financial strength to each subsidiary bank and to commit resources to support each such subsidiary. This support may be required at times when a bank holding company may not be able to provide such support. In the event of a loss suffered or anticipated by the FDIC -- either as a result of default of a banking subsidiary of SouthTrust or related to FDIC assistance provided to a subsidiary in danger of default -- the other banking subsidiaries of SouthTrust may be assessed for the FDIC's loss, subject to certain exceptions.

  The Riegle-Neal Interstate Banking and Branching Efficiency Act

         In September 1994, the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the "Interstate Banking Act") became law. The Interstate Banking Act has two major provisions regarding the merger, acquisition and operation of banks across state lines. First, it provides that effective September 29, 1995, adequately capitalized and well managed bank holding companies will be permitted to acquire banks in any state. State laws prohibiting interstate banking or discriminating against out-of-state banks will be preempted as of the effective date. States cannot enact laws opting out of this provision; however, states may adopt a minimum restriction requiring that target banks located with the state be in existence for a period of years, up to a maximum of five years, before such bank may be subject to the Interstate Banking Act. The Interstate Banking Act establishes deposit limitations which prohibit acquisitions that would result in the acquirer controlling 30% or more of the deposits of insured banks and thrifts held in the state in which the acquisition or merger is occurring or in any state in which the target maintains a branch or 10% or more of the deposits nationwide. State-level deposit limitations are not preempted as long as they do not discriminate against out-of-state acquirers, and the federal deposit limitations apply only to initial entry acquisitions.

         In addition to the foregoing, the Interstate Banking Act provides that as of June 1, 1997, adequately capitalized and managed banks will be able to engage in interstate branching by merging banks in different states. However, unlike the interstate banking provision, states may opt-out of the application of this provision by enacting specific legislation before June 1, 1997 (or states may opt-in early with respect to such provision). If a state does not opt-out, banks will not be able to merge with a bank across state lines. Finally, effective June 1, 1997, and provided that a host state enacts enabling legislation, banks may engage in de novo branching across state lines.

         Proposals to change the laws and regulations governing the banking industry are frequently introduced in Congress, in the state legislatures and before the various bank regulatory agencies. The likelihood and timing of any such changes and the impact such changes might have on SouthTrust and its subsidiaries, however, cannot be determined at this time.


                       CERTAIN INFORMATION CONCERNING THE
                          BUSINESS OF FBC AND THE BANK

GENERAL

         FBC was organized in 1989 as a bank holding company to hold all of the outstanding capital stock of the Bank. The Bank is a state chartered bank that is a member of the Federal Reserve System organized with the primary purpose of serving the banking needs of the residents of Crestview, Florida and surrounding areas. Since its organization, the Bank has provided most traditional commercial banking services including interest and non-interest bearing checking and savings accounts, commercial, mortgage and installment loans and certificates of deposit.

         Crestview, with a population of approximately 28,000, is the county seat of Okaloosa County, Florida. Okaloosa County has an aggregate population of approximately 155,000 persons. The economy of the county is primarily based on the defense, tourism and service industries.

         As of December 31, 1994, the Bank had total deposits of approximately $45 million and total loans of approximately $23 million. As of December 31, 1994, the Bank employed approximately 33 persons. The Bank believes that its relations with its employees are good.

Market Data With Respect to FBC Common Stock

         There is not an established trading market in the shares of FBC Common Stock, and the trading that occurs in the shares of FBC Common Stock is inactive and is effected in privately negotiated transactions. During the last two years, the sales price of all shares of FBC Common Stock of which FBC had knowledge ranged from $32 to $64 per share. The last sale of shares of FBC Common Stock of which FBC had knowledge occurred on or around July 11, 1994 at a sales price of $64 per share. In each of 1992, 1993 and 1994, FBC paid quarterly dividends of $.10 per share to its shareholders or a semi-annual dividend of $.20 per share to its shareholders.

                         SELECTED FINANCIAL DATA OF FBC

                                                                                                                Three Months
                                                      Years Ended December 31,                                 Ended March 31,
                                ---------------------------------------------------------------------     -------------------------
(in thousands)                    1994            1993           1992          1991           1990           1995           1994
                                ---------      ----------     ----------     ---------      ---------      ---------      ---------
Net Interest Income             $   2,250      $    2,031     $    1,889     $   1,666      $   1,750      $     557      $     508
Provision for Loan Losses              28              55              0            60             60             11            7.5
Net Income                            525             431            240           184            265             50            121
Per Share Data:
   Net Income                        6.56            5.39           3.00          2.30           3.32           0.63           1.51
   Cash Dividends                    0.40            0.40           0.40          0.40           0.40           0.00           0.00

Total Average Shareholders'
   Equity                       $   4,392      $    4,257     $    3,912     $   3,693      $   3,477      $   4,388      $   4,613
Total Average Assets               48,982          44,208         41,111        39,994         39,972         51,423         46,755

Ratios:
   Average Equity to Assets          8.72%           9.55%          9.15%         9.23%          8.71%          8.36%          9.54%
   Return on Average Equity         11.95%          10.12%          6.13%         4.98%          7.62%          4.56%         10.49%
   Return on Average Assets          1.07%           0.97%          0.58%         0.46%          0.66%          0.39%          1.04%

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
              FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF FBC

         The following discussion should be read in conjunction with the consolidated financial statements of FBC and related Notes appearing elsewhere in this Proxy Statement/Prospectus.


REVIEW OF RESULTS OF OPERATIONS --   FOR THE PERIOD ENDED MARCH 31, 1995 AS
                                     COMPARED TO THE PERIOD ENDED MARCH 31,
                                     1994


EARNINGS SUMMARY

         FBC reported net income of approximately $50,000 or $0.63 per share for the three months ended March 31, 1995, compared to net income of approximately $ 121,000 or $1.51 per share for the three months ended March 31, 1994. Net earnings for the three months ended March 31, 1995 include approximately $45,000 of nonrecurring expenses related to the Merger.

         Net income decreased 58.7% in 1995 and increased 46.1% in 1994. The most significant factors affecting income for the periods mentioned are highlighted below.

         - An increase in 1995 of 11.1% in average interest-earning assets. This follows an increase of 12.2% in 1994.

         - Loan growth in 1995 of 20.5% following an increase of 4.2% in 1994.

         - An increase in average loans as a percentage of average interest-earning assets from 45.4% in 1994 to 48.5% in 1995.

         - Annualized noninterest expenses as a percent of average assets were 3.8% and 3.7% in 1995 and 1994, respectively.

         - Noninterest expense increased 22.7% in 1995 as compared to 1994.

         Net earnings for the three months ended March 31, 1995 resulted in an annualized return on average assets of .39% compared to 1.04% in 1994. The annualized return on average stockholders' equity was 4.56% in 1995 and 10.49% in 1994.


NET INTEREST INCOME

         Net interest income is the difference between interest and fees earned on loans, securities, utilizing a tax equivalent basis, and other interest-earning assets (interest income) and interest paid on deposits and other obligations (interest expense) and represents the major component of net income for FBC. Net interest income is affected by changes in the volume of interest-earning assets and interest-bearing liabilities, and the rates earned or paid thereon.

         Net interest income for the period ended March 31, 1995 increased 10.7% to $580,000 from $524,000 for the same period in 1994. The annualized net interest margins for the three month periods ended March 31, 1995 and 1994 were 4.87% and 4.89%, respectively. The net interest spread between interest-earning assets and interest-bearing liabilities decreased to 3.99% for the three months ended March 31, 1995 from 4.23% for the three months ended March 31, 1994. The net interest spread is affected by several factors. Among them are Federal Reserve Bank monetary policies, competitive pressures, and the composition of interest-earning assets and interest-bearing liabilities. The annualized net interest margins and net interest spreads for 1995 and 1994 remained virtually consistent when considering the stabilization of interest rates in 1993 and increases throughout 1994.

         Interest income increased approximately $219,000 to $ 1.03 million from $811,000 for the three months ended March 31, 1995 from the comparable period in 1994. This increase was attributable primarily to the increase in the average interest-earning assets of 11.1% and 12.2% for the periods ended March 31, 1995 and 1994, respectively, and the increase in the yield on interest-earning assets. The annualized yield on interest-earning assets for the three months ended March 31, 1995 and 1994 was 8.61% and 7.56%, respectively. The mix of loans relative to interest-earning assets increased from 45.4% for the year ended March 31, 1994 to 48.5% for the year ended March 31, 1995. The annualized yield on average loans was 11.0% for the three months ended March 31, 1995 compared to 9.92% for the comparable period ended March 31, 1994. For the periods ended March 31, 1995 and 1994, investment securities represented 44.7% and 48.8%, respectively, of average interest-earning assets. For the three months ended March 31, 1995 and 1994, the annualized yield on investments was 6.46% and 5.92%, respectively.

         Interest expense increased approximately $159,000 or 55.4% to approximately $446,000 for the three months ended March 31,1995, from approximately $287,000 for the comparable 1994 period. The fluctuations in interest expense from 1994 to 1995 were attributable to the volatile interest rate environment and changes in the mix of interest-bearing liabilities. The annualized average rate paid on interest-bearing liabilities was 4.62% and 3.33% for the three months ended March 31, 1995 and 1994, respectively. During the three months ended March 31,1995, the volume of interest-bearing liabilities averaged $38.6 million, or 11.9% higher than the $34.5 million average for the three months ended March 31, 1994. Interest-bearing demand deposits represented 42.6% of interest-bearing liabilities during the 1995 period as compared to 49.4% during the period ended March 31, 1994. The annualized yields paid on these deposits were 4.18% and 3.05% for the periods ended March 31, 1995 and 1994, respectively. Time deposits represented 46.3% of interest-bearing liabilities during the 1995 period as compared to 38.6% during the period ended 1994. The annualized yields paid on time deposits during the three months ended March 31, 1995 and 1994 were 4.56% and 3.22%, respectively.


NONINTEREST INCOME

         FBC derives a significant portion of its noninterest income from traditional retail banking services including various account charges, safe deposit box rentals and credit insurance income.

         Noninterest income from deposit accounts is significantly affected by competitive pricing on these services and the volume of noninterest-bearing accounts. Although average noninterest demand accounts increased 10.8% and 9.9% for the period ended March 31, 1995 and 1994, respectively, service charge income remained relatively stable. The gains/losses realized on the sale of investment securities were not significant in each period.


NONINTEREST EXPENSE

         Noninterest expense was $530,000 for the period ended March 31, 1995, 22.7% higher than for the period ended March 31, 1994. Noninterest expense for the three months ended March 31, 1994 was $432,000 or 2.1% higher than 1993. The primary factors in the increases were related to approximately $45,000 of nonrecurring expenses related to the Merger, increases in personnel expense and write-downs of foreclosed real estate. Salaries and employee benefits increased $21,000 or 9.7% in 1995 and $2,000 or 1.0% in 1994. Occupancy
expense was $65,000 in 1995 and $63,000 in 1994. Other expense increased $31,000 or 20.8% to $180,000 for the three months ended March 31, 1995, from $149,000 for the comparable 1994 period. The increase in 1995 was primarily a result of additional write-downs of foreclosed real estate.


INCOME TAXES

         The provision for income taxes for the three months ended March 31, 1995 and 1994 was $54,000 and $57,000, respectively. FBC is subject to federal and state taxes at combined rates of approximately 38%. These rates are reduced or increased for certain nontaxable income or nondeductible expenses.

         There were no tax credits or loss carryforwards available in 1995 or 1994 for financial reporting purposes. FBC accounts for income taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, which requires an asset and liability approach for financial accounting and reporting for income taxes.


REVIEW OF FINANCIAL CONDITION --  FOR THE PERIOD ENDED MARCH 31, 1995 AS
                                  COMPARED TO THE PERIOD ENDED MARCH 31, 1994


SECURITIES

         Securities Held to Maturity. Effective January 1, 1994, FBC adopted Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities. Securities held to maturity are those securities that management has the ability and intent to hold to maturity, and are reported at amortized cost. Securities classified as held to maturity amounted to $3.84 million for the three months ended March 31, 1995. Average securities held to maturity was also $3.84 million during the three months ended March 31, 1995 which was 8.1% of total interest-earning assets. Securities held to maturity consist solely of obligations of states, counties and municipalities.

         Prior to January 1, 1994 all investment securities were reported at amortized cost. Investment securities were carried at $20.3 million for the year ended December 31, 1993.


        Securities Available for Sale. Securities available for sale represent those securities that FBC intends to hold for an indefinite period of time or that may be sold in response to changes in interest rates, liquidity needs, prepayment risk and other economic factors. These securities are recorded at market value with unrealized gains or losses, net of any tax effect, reflected as a component of shareholders' equity. Securities available for sale totaled $17.6 million for the three months ended March 31, 1995 and $18.0 million for the comparable period in 1994. Average securities available for sale was $17.4 million and $17.2 million in 1995 and 1994, respectively, which represented 36.5% of total interest earning assets in 1995 and 40.2% in 1994. Net unrealized depreciation on securities available for sale was $423,000 and $104,000, net of taxes, for the three months ended March 31, 1995 and 1994, respectively. Securities available for sale consisted of U.S. Treasury and Obligations of other U.S. government agencies and corporations.


LOANS

         Loans, net of unearned interest, increased $4.0 million or 20.5% to $23.6 million for the year ended March 31, 1995 from $19.6 million for the comparable 1994 period. The allowance for loans losses was $294,000 for 1995 and $295,000 for 1994. The most significant concentration of loans consisted of those secured by real estate.

         FBC seeks to maintain adequate liquidity and minimize exposure to interest rate volatility. The goals of FBC with respect to loan maturities and rate sensitivity have been and will continue to be to focus on shorter term maturities floating or adjustable rate loans.

         At March 31, 1995, approximately 46.7% of loans, net of unearned income, were floating rate or adjustable rate loans compared to 48.2% at March 31, 1994. Contractual maturities may vary significantly from actual maturities due to loan extensions, early pay-offs due to refinancing and other factors. Fluctuations in interest rates are also a major factor in early loan pay-offs. The uncertainties, particularly with respect to interest rates, of future events make it difficult to predict actual maturities. FBC has not maintained records related to trends of early pay-off since management does not believe such trends would present any significantly more accurate estimate of actual maturities than the contractual maturities.

DEPOSITS

         Total deposits increased $4.0 million or 9.2% to $47.0 million for the period ended March 31, 1995 from $43.0 million for the comparable 1994 period. Time deposits for the period ending March 31, 1995 and 1994 were $17.9 million and $13.4 million, respectively. Time deposits represent 38.1% and 31.1% of total deposits for the period ended March 31, 1995 and 1994, respectively. Interest bearing demand deposits decreased 5.7% in 1995 to $16.8 million while increasing 32.6% in 1994 to $17.8 million. Savings remained relatively consistent for the periods ending March 31, 1995 and 1994 with balances of $4.0 million and $3.7 million, respectively. Demand deposits were $8.4 million and $8.1 million for the periods ending March 31, 1995 and 1994, respectively.

REVIEW OF RESULTS OF OPERATIONS --  FOR THE FISCAL YEARS ENDED DECEMBER 31,
                                    1994, 1993 AND 1992

EARNINGS SUMMARY

         FBC reported net income of approximately $525,000 or $6.56 per share for the year ended December 31, 1994, compared to net income of approximately $431,000 or $5.39 per share for the year ended December 31, 1993. Net income for 1992 was approximately $240,000 or $3.00 per share.

         Net income increased 21.8% in 1994, 79.6% in 1993 and 30.7% in 1992.
The most significant factors affecting income for the periods mentioned are highlighted below.

         - An increase in 1994 of 11.9% in average interest-earning assets. This follows an increase of 10.3% in 1993.

         - Loan growth in 1994 of 14.3% following an increase of 13.8% in 1993.

         - An increase in average loans as a percentage of average interest-earning assets from 46.2% in 1993 to 47.9% in 1994.

         - Noninterest expenses as a percent of average assets were reduced to 3.9% in 1994 from 4.2% in 1993.

         - 1993 includes $35,000 in income from the cumulative effect of a change in accounting for income taxes.

         Net earnings in 1994 resulted in a return on average assets of 1.07% compared to 0.97% and 0.58% during 1993 and 1992, respectively. The return on average stockholders' equity was 12.0% in 1994, 10.1% in 1993 and 6.1% in 1992.


NET INTEREST INCOME

         Net interest income is the difference between interest and fees earned on loans, securities, utilizing a tax equivalent basis, and other interest-earning assets (interest income) and interest paid on deposits and other obligations (interest expense) and represents the major component of net income for FBC. Net interest income is affected by changes in the volume of interest-earning assets and interest-bearing liabilities, and the rates earned or paid thereon.

         Net interest income in 1994 increased 10.7% to $2.25 million from $2.03 million in 1993 and 7.5% in 1993 from $1.90 million in 1992. The net interest margins for the three years ended December 31, 1994, 1993 and 1992 were 5.16%, 5.16% and 5.18%, respectively. The net interest spread between interest-earning assets and interest-bearing liabilities decreased to 4.45% for the year ended December 31, 1994 from 4.50% for the year ended December 31, 1993. The net interest spread in 1992 was 4.44%. The net interest spread is affected by several factors. Among them are Federal Reserve Board monetary policies, competitive pressures, and the composition of interest-earning assets and interest-bearing liabilities. The net interest margins and net interest spreads for 1994,

1993 and 1992 remained virtually consistent when considering the declines of interest rates from 1989 to 1992, stabilization of rates in 1993, and increases throughout 1994.

         Interest income increased approximately $378,000 to $3.55 million from $3.17 million for the year ended December 31, 1994 from the comparable period in 1993. Interest income for 1992 was $3.21 million. This increase was attributable primarily to the increase in the average interest-earning assets of 11.9% and 10.3% for the years ended December 31, 1994 and 1993, respectively, and the increase in the yield on interest earning assets. The yield on interest-earning assets for the years ended December 31, 1994, 1993 and 1992 was 8.05%, 8.00% and 8.80%, respectively. The mix of interest-earning assets relative to loans increased from 46.2% for the year ended December 31, 1993 to 47.9% for the year ended December 31, 1994. The yield on average loans was 10.43% for the year ended December 31, 1994 compared to 10.31% and 10.85% for the comparable periods ended December 31, 1993 and 1992, respectively. For the year ended December 31, 1994, investment securities represented 48.8% of average interest-earning assets. For the comparable 1993 and 1992 periods, investment securities represented 49.1% and 47.3%, respectively, of average interest-earning assets. For the years ended December 31, 1994, 1993 and 1992, the yield on investments was 5.98%, 6.31% and 7.30%, respectively.

         Interest expense increased approximately $159,000 or 14.1% to approximately $1.30 million for the year ended December 31, 1994, from approximately $1.14 million for the comparable 1993 period. Interest expense for 1992 was approximately $1.30 million. The fluctuations in interest expense from 1992 through 1994 were attributable to the volatile interest rate environment and changes in the mix of interest-bearing liabilities. The average rate paid on interest-bearing liabilities was 3.60%, 3.50% and 4.36% for the years ended December 31, 1994, 1993 and 1992, respectively. During the year ended December 31, 1994, the volume of interest-bearing liabilities averaged $36.1 million, or 10.80% higher than $32.6 million average for the year ended December 31, 1993. The volume of interest-bearing liabilities averaged $30.3 million in 1992. Interest-bearing demand deposits represented 47.9% of interest-bearing liabilities during the 1994 period as compared to 44.8% and 34.8% during the periods ended December 31, 1993 and 1992, respectively. The yields paid on these deposits were 3.19%, 3.15% and 3.42% for the periods ended December 31, 1994, 1993 and 1992 respectively. Time deposits represented 40.5% of interest-bearing liabilities during the 1994 period as compared to 43.6% and 52.7% during the periods ended 1993 and 1992, respectively. The yields paid on time deposits during the years ended December 31, 1994, 1993 and 1992 were 3.99%, 3.83% and 5.01%, respectively.

AVERAGE BALANCES AND INTEREST RATES, INTEREST YIELD/RATES ON FULLY TAXABLE EQUIVALENT BASIS

(TABLE 1)

The following table details average balances of interest-earning assets and interest-bearing liabilities, the fully taxable equivalent amount of interest earned/paid thereon, and the fully taxable equivalent yield/rate for each of the three years ended December 31, 1994.

                                                1994                              1993                              1992
                                   -----------------------------    ------------------------------     -----------------------------
                                   Average                Yield/    Average                 Yield/     Average                Yield/
                                   Balance    Interest     Rate     Balance     Interest     Rate      Balance    Interest     Rate
                                   -----------------------------    -------------------------------    -----------------------------
ASSETS
(In thousands)

Loans, net of unearned income      $21,563     $2,250     10.43%    $18,554      $1,913     10.31%     $17,386     $1,887     10.85%
Trading securities                      --         --        --          --          --        --           --         --        --
Investment securities               21,940      1,312      5.98      19,755       1,247      6.31       17,232      1,258      7.30
Federal funds sold                   1,477         58      3.93       1,893          56      2.96        1,837         63      3.43

Total interest-earning assets      $44,980     $3,620      8.05%    $40,202      $3,216      8.00%     $36,455     $3,208      8.80%

Reserve for possible loan losses      (291)                            (278)                              (263)
Other assets                         4,293                            4,284                              4,919

      Total assets                  48,982                           44,208                             41,111

LIABILITIES AND
      STOCKHOLDERS' EQUITY

Savings deposits                   $ 3,709     $  115      3.10%    $ 3,328      $   98      2.94%     $ 3,194     $  107      3.35%
Interest-bearing demand deposits    17,283        551      3.19      14,578         459      3.15       10,534        360      3.42
Time deposits                       14,619        583      3.99      14,186         543      3.83       15,943        798      5.01

      Total deposits                35,611      1,249      3.51      32,092       1,100      3.43       29,671      1,265      4.26

Other borrowings                       466         50     10.73         464          40      8.62          592         54      9.12

Total interest-bearing
      liabilities                   36,077      1,299      3.60%     32,556       1,140      3.50%      30,263      1,319      4.36%

Demand deposits                      7,966                            7,120                              6,687
Other liabilities                      547                              275                                249

Stockholders' equity                 4,392                            4,257                              3,912

      Total liabilities and
        stockholders' equity        48,982                           44,208                             41,111

Net interest income                             2,321                              2,076                            1,889

Net interest margin                                        5.16%                             5.16%                             5.18%
Net interest spread                                        4.45                              4.50                              4.44

RESERVE AND PROVISION FOR POSSIBLE LOAN LOSSES

         The provision for possible loan losses was $28,000 in 1994, $55,000 in 1993, and $0 in 1992. Table 2, "Reserve for Possible Loan Losses", summarizes information concerning the reserve for possible loan losses for the five years ended December 31, 1994. Management's estimate of the reserve for possible loan losses and the provision for possible loan losses is based on evaluation of collectibility of loans, past loan loss experience, changes in the nature and volume of the loan portfolio, current economic conditions that may affect a borrower's ability to pay, review of specific problem loans, and the relationship of the reserve for possible loan losses to outstanding loans.

         Net charge-offs during 1994 totaled $26,000 or .12% of average net loans, an increase of $9,000 from $17,000 or .09% of net loans during 1993. The net charge-offs for 1992 and 1991 were .02% and 1.16%, respectively. Management considers the allowance for loan losses as of December 31, 1994 to be adequate.


RESERVE FOR POSSIBLE LOAN LOSSES
(Table 2)
(In Thousands)

The following table summarizes information concerning the allowance for loan losses:

                                             1994         1993            1992         1991           1990
                                          ----------    ----------     ---------     ---------     ---------
Net Loans Outstanding - Year End          $   22,874    $   20,011     $  17,547     $  16,488     $  17,796

Average Net Loans - During Year               21,563        18,554        17,386        17,123        18,948

Balance-Beginning of Year                        291           253           257           395           443

Provision Charged to Expense                      28            55             0            60            60

Recoveries on Loans Previously Charged Off        23             9            83            26           184

Loans Charged Off                                 49            26            87           224           292

Balance - End of Year                            293           291           253           257           395


For the Period:
Net charge-offs (recoveries) as % of
  average loans                                 0.12%         0.09%         0.02%         1.16%         0.57%

  Provision for loan losses as a % of net
    charge-offs                               107.69%       323.53%           --         30.30%        55.55%

  Provision for loan losses as a % of net
    average loans                               0.13%         0.30%           --          0.35%         0.32%

Period End:
  Reserve as a % of net loans                   1.28%         1.45%         1.44%         1.56%         2.22%

  Reserve as a % of non-performing loans
    and loans more than 90 days past due      329.21%       661.36%           --        347.30%        42.25%

NON-INTEREST INCOME

         FBC derives a significant portion of its noninterest income from traditional retail banking services including various account charges, safe deposit box rentals and credit insurance income.

         Noninterest income from deposit accounts is significantly affected by competitive pricing on these services and the volume of noninterest-bearing accounts. Although average noninterest demand accounts increased 11.9% and 6.5% for the years ended December 31, 1994 and 1993, respectively, service charge income remained relatively stable. The gains realized on the sale of investment securities were not significant in each of the three years.

         Table 3, which follows, presents an analysis of the components of non-interest income.

NON-INTEREST INCOME
(Table 3)

The following table presents an analysis of non-interest income for 1994, 1993 and 1992 together with the amount and percent change from the prior year for 1994 and 1993:

                                                                                                           Change From Prior Year
                                                                                                           ----------------------
                                                       Year Ended 12/31                    1994                    1993
                                               ---------------------------------   ---------------------   ----------------------
                                                 1994        1993        1992       Amount         %        Amount          %
                                               ---------   ---------   ---------   ---------   ---------   ---------    ---------
Service charges on deposit accounts               285         287         278         (2)        (0.70%)        9          3.24%

Credit insurance income                            14           9          13          5         55.56         (4)       (30.77)

Customer service fees and other income             58          79         181        (21)       (26.58)      (102)       (56.35)

Loss on trading securities                          0           0           0         --            --         --            --

Gain on investment securities                      24          71          12        (47)       (66.20)        59        491.67

Total non-interest income                         381         446         484        (65)       (14.58)       (38)        (7.85)


NON-INTEREST EXPENSE

         Noninterest expense was $1.9 million in 1994, 3.3% higher than 1993. Noninterest expense for the years ended December 31, 1993 and 1992 was $1,853,000 and $1,962,000, respectively. The primary factors in the increase were personnel expense, advertising and write-downs of foreclosed real estate, partially offset by a 9% decrease in occupancy expense. Salaries and employee benefits increased $55,000 or 5.7% in 1994 and $32,000 or 3.4% in 1993.
Occupancy expense was $251,000 in 1994, $276,000 in 1993 and $287,000 in 1992.
Other expense increased $29,000 or 5.9% to $523,000 for the year ended December 31, 1994, from $494,000 for the comparable 1993 period. Other expenses for the year ended December 31, 1992 was $641,000. The increase in 1994 was primarily the result of additional write-downs of foreclosed real estate and increased advertising costs. The decrease for the period ended December 31, 1993 as compared to the comparable period in 1992 was primarily due to losses on the sale, and other expenses, of foreclosed real estate in 1992 of $198,000.

         Table 4, which follows, presents an analysis of the components of non-interest expense.

NON-INTEREST EXPENSE
(Table 4)

The following table presents an analysis of non-interest expense for 1994, 1993 and 1992 together with the amount and percent change from the prior year for 1994 and 1993:

                                                                                    Change From Prior Year
                                                                           ----------------------------------------
                                               Year Ended 12/31                  1994                   1993
                                         ----------------------------      -----------------      -----------------
                                          1994        1993      1992       Amount       %         Amount       %
                                         ------      ------    ------      -------   -------      -------   -------
Salaries and employee benefits           1,025         970       938        55         5.67%        32        3.41%

Occupancy expense                          251         276       287       (25)       (9.06)       (11)      (3.83)

Equipment and data processing expense       12          10         9         2        20.00          1       11.11

Regulatory insurance and fees              104         103        87         1         0.97         16       18.39

Other expenses:
 Advertising and promotion                  51          38        41        13        34.21         (3)      (7.32)
 Amortization                                6           6         6         -            -          -           -
 General insurance                          21          30        40        (9)      (30.00)       (10)     (25.00)
 Other real estate expenses and charges     97          49       198        48        97.96       (149)     (75.25)
 Postage                                    32          32        34         -            -         (2)      (5.88)
 Professional fees                          78          79        81        (1)       (1.27)        (2)      (2.47)
 Supplies                                   52          53        48        (1)       (1.89)         5       10.42
 Telephone                                  23          26        22        (3)      (11.54)         4       18.18
 Other                                     163         181       171       (18)       (9.94)        10        5.85
 Total other expenses                      523         494       641        29         5.87       (147)     (22.93)

Total non-interest expense               1,915       1,853     1,962        62         3.35       (109)      (5.56)

      INCOME TAXES

         The provision for income taxes for the years ended December 31, 1994, 1993 and 1992 was $163,000, $173,000 and $171,000, respectively. FBC is subject to federal and state taxes at combined rates of approximately 38%. These rates are reduced or increased for certain nontaxable income or nondeductible expenses.

         There were no tax credits or loss carryforwards available in 1994, 1993 or 1992 for financial reporting purposes. Effective January 1, 1993, FBC adopted Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, which requires an asset and liability approach for financial accounting and reporting for income taxes. The impact of the adoption of this statement was the recognition of income during 1993 in the amount of $35,000, which was shown in the statement of income as the cumulative effect of a change in accounting principles.


      LOANS

         Loans, net of unearned interest, increased $2.8 million or 14.3% to $22.9 million for the year ended December 31, 1994 from $20.0 million for the comparable 1993 period. Loans, net of unearned interest, was $17.5 million for the year ended December 31, 1992. The allowance for loans losses was $293,000 for 1994, $291,000 for 1993 and $253,000 for 1992.
      The most significant concentration of loans consisted of those secured by real estate.

A summary of the loan portfolio at December 31, follows (in thousands):

                                                              1994               1993             1992
                                                         ---------------     ------------    --------------

Residential real estate                                    $     6,841         $   4,993       $    5,253
Commercial, financial and
  agricultural                                                   4,592             4,642            2,963
Non-residential real estate                                      5,529             4,897            4,142
Construction and land
  development                                                    3,390             3,214            3,286
Consumer, individual and other                                   2,522             2,265            1,936

Unearned income                                                      0                 0              (33)

Total loans, net of unearned
  income                                                   $    22,874         $  20,011       $   17,547

A summary of loan interest rate sensitivity at December 31, 1994 follows (in thousands):

Fixed rate loan maturity:
  Three months or less                                                                         $         785
  Over three through twelve months                                                                     1,654
  Over one through five years                                                                          8,405
  Over five years                                                                                        286

Variable rate loans repricing in three months or less                                                 11,693
Variable rate loans repricing annually or more frequently, but less
  frequently than quarterly                                                                               51

Total gross loans                                                                              $      22,874

NON-PERFORMING ASSETS

         Table 5, which follows, summarizes FBC's non-performing assets and loans past due 90 days or more and accruing as of December 31 for the last five years (in thousands).

NON-PERFORMING ASSETS
(Table 5)
(In Thousands)

                                            1994          1993          1992          1991          1990
                                        ------------  ------------  ------------  ------------   ----------

Non-Accrual Loans                       $         89  $         44  $          0  $         74   $      935

Other Real Estate Owned                          326           522         1,017         1,376        1,088

Accruing Loans 90 Days or More Past
  Due                                              0             0             0             0            0
                                        ------------  ------------  ------------  ------------   ----------

Total Non-Performing Assets and
  Accruing Loans 90 Days or More
  Past Due                              $        415  $        566  $      1,017  $      1,450   $    2,023
                                        ============  ============  ============  ============   ==========

Provision for Loan Losses               $         28  $         55  $          0  $         60   $       60
                                        ============  ============  ============  ============   ==========

Net (Charge-offs) Recoveries            $        (26) $        (17) $         (4) $       (198)  $     (108)
                                        ============  ============  ============  ============   ==========

INVESTMENT SECURITIES

         Securities Held to Maturity. Effective January 1, 1994, FBC adopted Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities. Securities held to maturity are those securities that management has the ability and intent to hold to maturity, and are reported at amortized cost. Securities classified as held to maturity amounted to $3.84 million for the year ended December 31, 1994. Average securities held to maturity was $3.76 million during 1994 which was 8.4% of total interest-earning assets. Securities held to maturity consist solely of obligations of states, counties and municipalities.

         Prior to January 1, 1994, all investment securities were reported at amortized cost. Investment securities were carried at $20.3 million and $18.5 million for the years ended December 31, 1993 and 1992, respectively.

        Securities Available for Sale. Securities available for sale represent those securities that FBC intends to hold for an indefinite period of time or that may be sold in response to changes in interest rates, liquidity needs, prepayment risk and other economic factors. These securities are recorded at market value with unrealized gains or losses, net of any tax effect, reflected as a component of shareholders' equity. Securities available for sale totaled $17.3 million for the year ended December 31, 1994. Average securities available for sale was $18.1 million in 1994 which represented 40.2% of total interest earning assets. Net unrealized depreciation on securities available for sale was $745,000, net of taxes, for the year ended December 31, 1994. Securities available for sale consisted of U.S. Treasury and Obligations of other U.S. government agencies and corporations.

         Table 6, which follows, summarizes the book value of FBC's investment securities at December 31, 1994 and 1993:

INVESTMENT SECURITIES AVAILABLE FOR SALE
(Table 6)

The amortized cost and related approximate fair value of investment securities available for sale were as follows:

                                                                                  GROSS
                                             AMORTIZED         UNREALIZED       UNREALIZED          FAIR
                                                COST             GAINS            LOSSES           VALUE
                                          ----------------  ---------------   --------------   ------------

DECEMBER 31, 1994

  U.S. Treasury Securities                $      1,005,185  $                 $      (60,341)  $    944,844
  Obligations of U.S. Government
    agencies                                    17,432,025            4,539       (1,073,211)    16,363,353

  Debt securities                                        0                0                0              0
  Equity securities                                      0                0                0              0

  Total Investment Securities
    Available for Sale                    $     18,437,210  $         4,539   $   (1,133,552)  $ 17,308,197

         Debt securities classified as investment securities available for sale have contractual maturities as of December 31, 1994, as follows:

                                                                            Amortized            Fair
                                                                               Cost              Value
                                                                         ---------------    ---------------

  Due in one year or less                                                              0                  0
  Due after one year through five years                                                0                  0

  Total debt securities                                                                0                  0

INVESTMENT SECURITIES HELD TO MATURITY
(Table 7)

         The amortized cost and related approximate fair value of investment securities held to maturity were as follows:


                                                                                  GROSS
                                             AMORTIZED         UNREALIZED       UNREALIZED          FAIR
                                                COST             GAINS            LOSSES           VALUE
                                          ----------------  ---------------   --------------   ------------

DECEMBER 31, 1994
  U.S. Treasury Securities
  Obligations of U.S. Government
    corporations and agencies
  Obligations of states and
    political subdivisions                $      3,842,389  $             0   $     (311,303)  $  3,531,086
  Mortgage-backed securities
  Other securities

    Total                                 $      3,842,389  $             0   $     (311,303)  $  3,531,086

         The amortized cost and approximate fair value of investment securities held to maturity at December 31, 1994, by contractual maturity, were as follows:

                                                                            Amortized            Fair
                                                                               Cost              Value
                                                                         ---------------    ---------------

  Due in one year or less                                                $             0    $             0
  Due after one year through five years                                          220,707            217,094
  Due after five years through ten years                                       1,476,190          1,360,222
  Due after ten years                                                          2,145,492          1,953,770

  Mortgage backed securities                                                           0                  0

    Total                                                                $     3,842,389    $     3,531,086

         The following is a summary of book values, yields and maturities on U.S. Treasury and Mortgage-backed investment securities at December 31, 1994 (in thousands):

                                                                           Book
                                                                          Value                Yield
                                                                   -----------------     -----------------
Fixed rate:
 U.S. Treasury:
   Within one year                                                 $             -                -
   Over one through five years                                                 1,005            5.61%
Mortgage-backed Securities                                                    10,047            5.63% -  6.17%

   Total                                                           $          11,052

                                                                                            Book
                                                                                           Value
                                                                                         ----------

Variable rate:
 U.S. Government Agencies
  and corporations                                                                       $    2,250
 Mortgage-backed Securities                                                                   3,381

  Total                                                                                  $    5,631

DEPOSITS

         Total deposits increased $6.0 million or 15.2% to $45.3 million for the year ended December 31, 1994 from $39.3 million for the comparable 1993 period. Total deposits at December 31, 1992 were $37.8 million. Time deposits for the year ending December 31, 1994, 1993 and 1992 were $18.1 million, $13.1 million and $15.1 million, respectively. Time deposits represent 39.9%, 33.2% and 40.0% of total deposits for the years ending December 31, 1994, 1993 and 1992, respectively. Interest bearing demand deposits decreased 2.2% in 1994 to $15.9 million while increasing 32.3% in 1993 to $16.2 million. Savings remained relatively consistent for the years ending December 31, 1994, 1993 and 1992 with balances of $3.6 million, $3.4 million, $3.3 million, respectively. Demand deposits were $7.7 million, $6.6 million and $7.1 million for the years ending December 31, 1994, 1993 and 1992, respectively.

         A summary of the daily average balance of deposits follows (in thousands):

                                                              1994               1993            1992
                                                         ---------------     ------------    --------------

Non-interest bearing demand                              $         7,966     $      7,120    $        6,687
Interest bearing demand                                           17,283           14,578            10,534
Savings                                                            3,709            3,328             3,194
Time                                                              14,619           14,186            15,943
                                                         ---------------     ------------    --------------

  Total                                                  $        43,577     $     39,212    $       36,358
                                                         ===============     ============    ==============

Maturities of time deposits of $100,000 or more at December 31, 1994 are as follows (in thousands):

Three months or less                                                                         $        2,764
Over three through twelve months                                                                      4,023
Over one through five years                                                                           1,549
                                                                                             --------------

  Total                                                                                      $        8,336
                                                                                             ==============

NOTES PAYABLE AND DEBENTURES

         Note payable is summarized as follows at December 31:


                                                                               1994              1993
                                                                         ---------------    ---------------

         ESOP loan with annual payments remaining of $64,000
         and $86,000 for 1995 and 1996, respectively.  Quarterly
         interest at 87.5% of prime, maturing October 1996,
         secured by 1,085 shares of FBC Common Stock at December
         31, 1994                                                        $       150,000    $       201,000
                                                                          ==============     ==============

         Following are maturities of note payable for each of the next two years:

                 1995                                                          $       64,000
                 1996                                                                  86,000
                                                                               --------------

                 Total                                                         $       150,000
                                                                               ===============

LIQUIDITY

         No trends in the sources or uses of cash by FBC are expected to have an adverse impact on FBC's liquidity position. Management believes that the level of liquidity is sufficient to meet current and future liquidity requirements.

         On a long-term basis, the ability of FBC (on a separate company basis) to pay its expenses, retire its debt and pay future dividends is dependent on dividends and income tax benefits paid to FBC by its banking subsidiary. The banking subsidiary is also subject to capital maintenance requirements imposed by regulatory authorities. The banking subsidiary was in compliance with all such requirements at December 31, 1994, and management anticipates that such requirements will continue to be met while funding FBC through the payment of dividends and income tax benefits.

CAPITAL

         The following table illustrates FBC's and its banking subsidiary's capital ratios at December 31:

                                                                                    1994            1993
                                                                                  --------        --------
FBC Holding Company, Inc.:

  Tier I risk based capital ratio                                                   19.27%          19.67%
  Tier II risk based capital ratio                                                  20.35           20.87
  Leverage ratio                                                                    10.24           10.34

                                                                                    1994            1993
                                                                                  --------        --------
FBC Holding Company, Inc.:

  Tier I risk based capital ratio                                                   19.27%          19.67%
  Tier II risk based capital ratio                                                  20.35           20.87
  Leverage ratio                                                                    10.24           10.34

                    BENEFICIAL OWNERSHIP OF FBC COMMON STOCK


        FBC is authorized under its Articles of Incorporation to issue 200,000 shares of FBC Common Stock. As of the Record Date, FBC had issued and outstanding 80,000 shares of FBC Common Stock. The following table sets forth information as of the Record Date with respect to the beneficial ownership of FBC Common Stock by (i) each person who is the beneficial owner of more than 5% of the outstanding shares of FBC Common Stock, (ii) each director of FBC,
(iii) each of the executive officers of FBC and (iv) all executive officers and directors of FBC as a group. Management of FBC knows of no other persons, other than those set forth in the following table, who own beneficially more than 5% of the outstanding shares of FBC Common Stock as of the date of this Proxy Statement/Prospectus. See "THE MERGER-Background of the Merger; Reasons for Merger; Recommendation of the Board of Directors of FBC."

                                                     AMOUNT AND NATURE OF
                                                          BENEFICIAL
    NAME OF                                          OWNERSHIP(1) OF FBC                PERCENT OF CLASS OF
  BENEFICIAL OWNER                                       COMMON STOCK                     FBC COMMON STOCK
- -------------------------                              ----------------                  ------------------

5% SHAREHOLDERS:

Clair M. Muller(2)(3)                                       50,802                             63.5%
2903 Wyngate Road, N.W.
Atlanta, Georgia  30305

Catherine S. Holland(4)                                     50,799                             63.5%
3143 Verdun Drive,
Atlanta, Georgia  30305

Ann M. LaBrie(5)                                            38,213                             47.8%
3637 Rolling Lane Circle
Midwest City, Oklahoma  73110

Thomas H. Muller, Jr.(3)(6)                                 12,879                             16.1%
2903 Wyngate Road, N.W.
Atlanta, Georgia  30305

J. B. Flemming(3)                                           12,602                             15.7%
6064 Blueberry Lane
Crestview, Florida  32536



DIRECTORS AND EXECUTIVE OFFICERS:

Alex H. Clemmons                                             2,092                             2.62%

J. B. Flemming(3)                                           12,602                             15.7%

John E. Fountain                                               400                                *

Pennie B. Hertzog(7)                                           712                                *

Ann M. LaBrie(4)(5)                                         38,213                             47.8%

Patsy Madden(8)                                                845                              1.0%

William T. McDonald                                            400                                *

Clair M. Muller(2)(3)                                       50,802                             63.5%

Dale Rice, Jr.(9)                                              902                              1.1%

Dale Rice, Sr.                                                   0                                *

R. Michael Saxon                                                 0                                *

Rodney R. Smith                                                  0                                *

Gordon M. Tew                                                  100                                *

Sam F. Townsend                                                160                                *

Marland D.Wordell(10)                                        2,554                              3.2%


ALL DIRECTORS AND EXECUTIVE
OFFICERS OF FBC AS A
GROUP (15 PERSONS)                                          59,139(11)                        73.92%(11)

_________________
*    Less than one percent (1%).

(1) Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Information relating to beneficial ownership of the shares is based upon "beneficial ownership" concepts set forth in the rules promulgated under the Securities Exchange act of 1934, as amended. Under such rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power" with respect to such security. Under the rules, more than one person may be deemed to be a beneficial owner of the same securities.

(2) Includes (a) 3,756 shares owned directly by Ms. Muller; (b) 26 shares owned by Ms. Muller's daughters; (c) 277 shares owned by Ms. Muller's spouse as to which she disclaims beneficial ownership; (d) 12,602 shares held by the First Bank of Crestview Employee Stock Ownership Trust of which Ms. Muller shares voting power as co-trustee; (e) 6,502 shares held by the Family Trust under the Will of C. B. McLeod of which Ms. Muller shares voting power as co-trustee; and (f) 27,639 shares held by the C. B. McLeod Trust of which Ms. Muller shares voting power as co-trustee.

(3) Includes 12,602 shares held by the ESOP of which this individual shares voting power as co-trustee. However, although the co-trustees have the power to vote the shares held by the ESOP and the participants generally have no right to direct voting of their allocated shares, the participants are entitled to direct the co-trustees of the ESOP as to the manner in which voting rights on their allocated shares are to be exercised with respect to the approval of the Merger. As of the date of this Proxy Statement/Prospectus, 11,517 shares held by the ESOP have been allocated to participants, and 1,085 shares are unallocated. The ESOP provides that the participants do not have the right to direct the co-trustees of the ESOP as to the manner in which voting rights on the unallocated shares are to be exercised in any event.

(4) Includes (a) 3,756 shares owned directly by Ms. Holland; (b) 290 shares owned by her son; (c) 10 shares held by the Estate of M. Virginia McLeod of which Ms. Holland exercises voting power as executrix; (d) 12,602 shares held by the First Bank of Crestview Employee Stock Ownership Trust of which Ms. Holland shares voting power as co-trustee; (e) 6,502 shares held by the Family Trust under the Will of C. B. McLeod of which Ms. Holland shares voting power as co-trustee; and (f) 27,639 shares held by the C. B. McLeod Trust of which Ms. Holland shares voting power as co-trustee.

(5) Includes (a) 2,166 shares owned directly by Ms. LaBrie; (b) 1,867 shares owned jointly by Ms. LaBrie and her spouse; (c) 39 shares owned by Ms. LaBrie's sons; (d) 6,502 shares held by the Family Trust under the Will of
     C. B. McLeod of which Ms. LaBrie shares voting power as co-trustee; and
     (e) 27,639 shares held by the C. B. McLeod Trust of which Ms. LaBrie shares voting power as co-trustee.

(6) Includes (a) 277 shares owned directly by Mr. Muller; and (b) 12,602 shares held by the First Bank of Crestview Employee Stock Ownership Trust of which Mr. Muller shares voting power as co-trustee.

(7) The 712 shares are held by the ESOP and are allocated to Ms. Hertzog's company stock account as a participant in the ESOP. Although the co-trustees have the power to vote the shares held by the ESOP and the participants generally have no right to direct the voting of their allocated shares, the participants are entitled to direct the co-trustees of the ESOP as to the manner in which voting rights on their allocated shares are to be exercised with respect to the approval of the Merger.

(8) 845 of Ms. Madden's shares held by the ESOP and are allocated to Ms. Madden's company stock account as a participant in the ESOP. Although the co-trustees have the power to vote the shares held by the ESOP and the participants generally have no right to direct the voting of their allocated shares, the participants are entitled to direct the co-trustees of the ESOP as to the manner in which voting rights on their allocated shares are to be exercised with respect to the approval of the Merger.

(9) The 902 shares are held by the ESOP and are allocated to Mr. Rice, Jr.'s company stock account as a participant in the ESOP. Although the co-trustees have the power to vote the shares held by the ESOP and the participants generally have no right to direct the voting of their allocated shares, the participants are entitled to direct the co-trustees of the ESOP as to the manner in which voting rights on their allocated shares are to be exercised with respect to the approval of the Merger.

(10) 1,575 of Mr. Wordell's shares are held by the ESOP and are allocated to Mr. Wordell's company stock account as a participant in the ESOP. Although the co-trustees have the power to vote the shares held by the ESOP and the participants generally have no right to direct the voting of their allocated shares, the participants are entitled to direct the co-trustees of the ESOP as to the manner in which voting rights on their allocated shares are to be exercised with respect to the approval of the Merger.

(11) Totals do not reflect the sum of the individual beneficial ownership figures since certain of the individuals are deemed to share beneficial ownership of the same securities by virtue of serving as co-trustees sharing voting power with respect to securities held in trust.


                                 LEGAL MATTERS

     Certain legal matters in connection with the SouthTrust Common Stock being offered hereby will be passed upon by Bradley, Arant, Rose & White, 2001 Park Place, Suite 1400, Birmingham, Alabama, counsel for SouthTrust. As of March 31, 1995, the partners and associates of the firm of Bradley, Arant, Rose & White beneficially owned approximately 1,600,000 shares of SouthTrust Common Stock.


                                    EXPERTS

     The consolidated financial statements of SouthTrust and subsidiaries incorporated by reference in this Proxy Statement/Prospectus and elsewhere in the Registration Statement, have been audited by Arthur Andersen LLP, independent public accountants, for the periods indicated in their reports thereon and are incorporated herein by reference in reliance upon the authority of said firm as experts in giving said reports.

     The consolidated balance sheets of FBC and subsidiary as of December 31, 1994 and 1993, and the related consolidated statements of earnings, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1994, included in this Proxy Statement/Prospectus have been audited by Saltmarsh,

Cleaveland & Gund, CPA, independent auditors, as stated in their report appearing herein and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


                             ADDITIONAL INFORMATION

OTHER BUSINESS

     The Board of Directors of FBC does not know of any matter to be brought before the Special Meeting other than as described in the Notice of Special Meeting accompanying this Proxy Statement/Prospectus. If any other matter comes before the Special Meeting, it is the intention of the persons named in the accompanying proxy to vote the proxy in accordance with their best judgment with respect to such other matters.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by SouthTrust with the Commission are incorporated by reference herein:

                 SouthTrust's Annual Report on Form 10-K for the year ended December 31, 1994 (including therein SouthTrust's Proxy Statement for its Annual Meeting of Stockholders held on April 19, 1995) (Commission File No. 0-3613); and

                 SouthTrust's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995 (Commission File No. 0-3613).

         All documents filed by SouthTrust pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy
Statement/Prospectus and prior to final adjournment of the Special Meeting, shall be deemed to be incorporated by reference into this Proxy
Statement/Prospectus from the date of the filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus.

         The audited financial statements of SouthTrust incorporated herein by reference should only be read in conjunction with the discussion of consummated and pending acquisitions set forth under the caption "SUMMARY - Parties to the Merger - SouthTrust."

         Copies of all documents with respect to SouthTrust incorporated by reference (not including exhibits to the documents incorporated by reference unless such exhibits are specifically incorporated into the documents incorporated by reference) will be provided without charge to each person to whom a copy of this Proxy Statement/Prospectus is delivered upon written or oral request. Requests for such copies should be directed to Mr. Aubrey D. Barnard, Secretary, SouthTrust Corporation, 420 North 20th Street, Birmingham, Alabama 35203, telephone number (205) 254-5000.

                 INDEX TO THE CONSOLIDATED FINANCIAL STATEMENTS
                          OF FBC HOLDING COMPANY, INC.




Caption                                                                                                                  Page
- -------                                                                                                                  ----
Unaudited Consolidated Financial Statements:

         Consolidated Statements of Financial Condition
         - March 31, 1995 and 1994  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-3

         Consolidated Statements of Income for the three months ended
         March 31, 1995 and 1994  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-4

         Consolidated Statements of Shareholders' Equity for the three months ended March 31, 1995 and 1994  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-5

         Consolidated Statements of Cash Flows for the three months ended March 31, 1995 and 1994 . . . . . . . . . . . . F-6

         Notes to Consolidated Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-7


Consolidated Financial Statements:

         Report of Independent Accountants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-15

         Consolidated Statements of Financial Condition -
         December 31, 1994 and 1993 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-16

         Consolidated Statements of Income for the years ended December 31, 1994, 1993 and 1992 . . . . . . . . . . . .  F-17

         Consolidated Statements of Changes in Stockholders' Equity for the years ended December 31, 1994, 1993 and 1992 F-18

         Consolidated Statements of Cash Flows for the years ended December 31, 1994, 1993 and 1992 . . . . . . . . . .  F-19

         Notes to Consolidated Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-20

                  [ON SALTMARSH, CLEAVELAND & GUND LETTERHEAD]

Board of Directors
FBC Holding Company, Inc. and Subsidiary
Crestview, Florida


We have compiled the accompanying consolidated statements of financial condition of FBC Holding Company, Inc. and Subsidiary as of March 31, 1995 and 1994, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for the three month periods then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.

A compilation is limited to presenting in the form of financial statements information that is the representation of management. We have not audited or reviewed the accompanying financial statements and, accordingly, do not express an opinion or any other form of assurance on them.

As discussed in Note 1 to the financial statements, the Company changed its method of accounting for investment securities in 1994.


/s/ Saltmarsh, Cleaveland & Gund

Pensacola, Florida
August 3, 1995

                    FBC HOLDING COMPANY, INC. AND SUBSIDIARY
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                            MARCH 31, 1995 AND 1994

                                                                ASSETS
                                                                                    1995                   1994
                                                                              ----------------      ----------------

Cash and due from banks                                                       $      2,229,828      $      2,352,057
Federal funds sold                                                                   3,538,000             2,826,000
Interest bearing deposits in banks                                                        -0-                202,524
Securities held to maturity (notes 1 and 2)                                          3,842,130             3,622,408
Securities available for sale, at fair value (notes 1 and 2)                        17,562,403            18,003,029
Loans receivable, net of allowance for loan losses of $293,532
  in 1995 and $295,084 in 1994 (notes 1 and 3)                                      23,299,832            19,280,662
Accrued interest receivable                                                            357,720               305,514
Foreclosed real estate (note 1)                                                        289,748               510,287
Property and equipment (notes 1 and 4)                                                 784,778               849,294
Deferred income taxes (notes 1 and 8)                                                  218,156                17,635
Other assets                                                                           362,379               375,080
                                                                              ----------------      ----------------

TOTAL ASSETS                                                                  $     52,484,974      $     48,344,490
                                                                              ================      ================

                                                 LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES:
  Demand deposits                                                             $     8,359,380       $      8,129,363
  NOW and money market deposits                                                    16,789,027             17,797,052
  Savings deposits                                                                  3,951,834              3,724,240
  Other time deposits                                                              17,911,119             13,385,804
                                                                              ---------------       ----------------
    Total deposits                                                                 47,011,360             43,036,459

Notes payable (note 6)                                                                201,500                201,000
Obligations under capital leases (note 7)                                             273,935                297,388
Accrued interest payable                                                              110,032                 56,948
Income taxes payable                                                                   50,398                 50,702
Other liabilities                                                                     126,833                145,226
                                                                              ---------------       ----------------
  Total liabilities                                                                47,774,058             43,787,723
                                                                              ---------------       ----------------

COMMITMENTS AND CONTINGENCIES (note 11)

STOCKHOLDERS' EQUITY:
  Common stock, $5 par value; 200,000 shares authorized,
    80,000 shares issued and outstanding                                              400,000                400,000
  Additional paid-in capital                                                        3,457,972              3,457,972
  Retained earnings                                                                 1,426,423              1,003,909
  Net unrealized depreciation on available-for-sale securities,
    net of taxes of $218,156 in 1995, and $53,635 in 1994 (note 1)                   (423,479)              (104,114)
  ESOP indebtedness (notes 6 and 10)                                                 (150,000)              (201,000)
                                                                               --------------       ----------------
    Total stockholders' equity (note 9)                                             4,710,916              4,556,767
                                                                               --------------       ----------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                     $   52,484,974       $     48,344,490
                                                                               ==============       ================





                     The accompanying notes are an integral
                      part of these financial statements.

                    FBC HOLDING COMPANY, INC. AND SUBSIDIARY
                       CONSOLIDATED STATEMENTS OF INCOME
               THREE MONTH PERIODS ENDED MARCH 31, 1995 AND 1994

                                                                                    1995                   1994
                                                                              ----------------      ----------------

INTEREST INCOME:
  Loans receivable and fees on loans                                          $        635,147      $        482,586
  Investment securities                                                                321,649               294,587
  Federal funds sold                                                                    46,634                18,121
                                                                              ----------------      ----------------
    Total interest income                                                            1,003,430               795,294
                                                                              ----------------      ----------------

INTEREST EXPENSE:
  Interest on deposits                                                                 434,907               274,269
  Interest on capital lease obligations and note payable                                11,530                12,883
                                                                              ----------------      ----------------
    Total interest expense                                                             446,437               287,152
                                                                              ----------------      ----------------

      Net interest income                                                              556,993               508,142

PROVISION FOR LOAN LOSSES (notes 1 and 3)                                               11,000                 7,500
                                                                              ----------------      ----------------

      Net interest income after provision for loan losses                              545,993               500,642
                                                                              ----------------      ----------------

NONINTEREST INCOME:
  Service charges                                                                       88,630                84,980
  Net investment securities gains                                                          -0-                24,260
                                                                              ----------------      ----------------
    Total noninterest income                                                            88,630               109,240
                                                                              ----------------      ----------------

NONINTEREST EXPENSES:
  Salaries and employee benefits                                                       242,494               218,393
  Occupancy expenses                                                                    64,524                62,833
  Other expense                                                                        223,276               150,987
                                                                              ----------------      ----------------
    Total noninterest expenses                                                         530,294               432,213
                                                                              ----------------      ----------------

      Income before income taxes                                                       104,329               177,669
                                                                              ----------------      ----------------

INCOME TAXES (notes 1 and 8)                                                            53,857                56,550
                                                                              ----------------      ----------------

NET INCOME                                                                    $         50,472      $        121,119
                                                                              ================      ================

NET INCOME PER SHARE OF COMMON STOCK (note 1)                                 $            .63      $           1.51
                                                                              ================      ================





                     The accompanying notes are an integral
                      part of these financial statements.

                    FBC HOLDING COMPANY, INC. AND SUBSIDIARY
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
               THREE MONTH PERIODS ENDED MARCH 31, 1995 AND 1994


                                                                             Additional
                                                                               Total
                                                              Common          Paid-In
                                                               ESOP        Stockholders'       Retained
                                                              Stock           Capital          Earnings
                                                            --------       -------------      ---------
BALANCE, JANUARY 1, 1994                                    $400,000        $3,457,972        $  882,790

  Adjustment to beginning balance
    for change in accounting principle,
    net of taxes of $80,883
  Net income                                                                                     121,119

  Net change in unrealized appreciation
    on available-for-sale securities, net of
    taxes of $134,517                                       $               $                 $
                                                            --------        ----------        ----------
BALANCE, MARCH 31, 1994                                     $400,000        $3,457,972        $1,003,909
                                                            ========        ==========        ==========

BALANCE, JANUARY 1, 1995                                    $400,000        $3,457,972        $1,375,951

  Net income                                                                                      50,472

  Net change in unrealized (depreciation)
    on available-for-sale securities, net of
    taxes of $165,708                                       $               $                 $
                                                            --------        ----------        ----------

BALANCE, MARCH 31, 1995                                     $400,000        $3,457,972        $1,426,423
                                                            ========        ==========        ==========

                                                            Net
                                                         Unrealized
                                                        Appreciation
                                                       (Depreciation)
                                                        on Available-                          Total
                                                          For-Sale            ESOP           Stockholders'
                                                          Securities      Indebtedness          Equity
                                                        --------------    ------------       -------------
BALANCE, JANUARY 1, 1994                                                   $(201,000)         $4,539,762

  Adjustment to beginning balance
    for change in accounting principle,
    net of taxes of $80,883                                  157,008                             157,008
  Net income

  Net change in unrealized appreciation
    on available-for-sale securities, net of
    taxes of $134,517                                      $(261,122)                         $ (261,122)


BALANCE, MARCH 31, 1994                                    $(104,114)      $(201,000)         $4,556,767
                                                           =========       =========          ==========

BALANCE, JANUARY 1, 1995                                   $(745,148)      $(150,000)         $4,338,775

  Net income                                                                                      50,472

  Net change in unrealized (depreciation)
    on available-for-sale securities, net of
    taxes of $165,708                                      $ 321,669                          $  321,669


BALANCE, MARCH 31, 1995                                     (423,479)       (150,000)         $4,710,916





                     The accompanying notes are an integral
                      part of these financial statements.

                    FBC HOLDING COMPANY, INC. AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
               THREE MONTH PERIODS ENDED MARCH 31, 1995 AND 1994

                                                                                1995                1994
                                                                         ----------------      --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                                  $   50,472         $   121,119
     Adjustments to reconcile net income to net cash
            provided by operating activities -
                   Depreciation and amortization                                21,333              21,967
                   Provision for loan losses                                    11,000               7,500
                   Net investment securities gains                                 -0-             (24,260)
                   Net amortization on securities                               15,934               9,977
                   Write-downs of foreclosed real estate                        36,000              12,000
                   Deferred income taxes                                        24,583                 -0-
            Change in operating assets and liabilities -
                   Decrease in accrued interest receivable                      28,104               9,970
                   (Increase) decrease in other assets                          (4,550)              3,607
                   Increase in accrued interest payable and other liabilities    6,330              29,454
                   Increase in income taxes payable                             24,783              46,790
                                                                            ----------         -----------
                     Net cash provided by operating activities                 213,989             238,124
                                                                            ----------         -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Proceeds from maturity of interest bearing deposits in banks                  -0-                 846
     Proceeds from sales and maturities of securities available-for-sale           -0-             974,031
     Principal reductions received on available-for-sale securities            216,979             579,425
     Purchases of held-to-maturity securities                                      -0-            (100,551)
     Purchases of available-for-sale securities                                    -0-          (2,889,057)
     Net increase (decrease) in loans                                         (729,906)            431,950
     Purchases of property and equipment                                         1,305             (65,156)
                                                                            ----------         -----------
            Net cash used in investing activities                             (511,622)         (1,068,512)
                                                                            ----------         -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Net increase in demand, NOW, money market and savings accounts          1,874,942           3,363,801
     Net increase (decrease) in time deposits                                (177,452)             330,368
     Principal payments on capital lease obligations                            (6,147
                   )                                                                               (5,238)
     Increase on line of credit obligation                                      51,500                 -0-
                                                                            ----------         ----------
            Net cash provided by financing activities                        1,742,843           3,688,931
                                                                            ----------         ----------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                    1,445,210           2,858,543

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                               4,322,618           2,319,514
                                                                            ----------         ----------

CASH AND CASH EQUIVALENTS AT END OF YEAR                                    $5,767,828         $ 5,178,057
                                                                            ==========         ===========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

     Cash paid during the year for -
            Interest on deposits                                            $  381,823         $   276,896
                                                                            ==========         ===========
            Interest on capital lease obligations and note payable$         $   11,530         $    12,883
                                                                            ==========         ===========
            Income taxes                                                    $   28,934         $     9,467
                                                                            ==========         ===========



                     The accompanying notes are an integral
                      part of these financial statements.

                    FBC HOLDING COMPANY, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           FOR THE THREE MONTH PERIODS ENDED MARCH 31, 1995 AND 1994




NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business Activity:

         FBC Holding Company, Inc. (the "Company"), is a bank holding company organized under the laws of the state of Florida.

Principles of Consolidation:

         The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, First Bank of Crestview (the "Bank"). All material intercompany balances and transactions have been eliminated in consolidation.

Cash Equivalents:

         For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks, and federal funds sold. Generally, federal funds are sold for one-day periods.

Investment Securities:

         Effective January 1, 1994, the Company adopted Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities ("FASB 115"). Investment securities that management has the ability and intent to hold to maturity are classified as held-to-maturity and reported at cost, adjusted for amortization of premiums and accretion of discounts using the methods approximating the interest method. Other investment securities are classified as available-for-sale and are carried at fair value. Unrealized holding gains and losses, net of tax, on available-for-sale securities are reported as a net amount in a separate component of stockholders' equity until realized. Gains or losses on the sale of securities are determined using the specific identification method.

Loans Receivable:

         Loans are stated at the amount of unpaid principal reduced by an allowance for loan losses. Interest on loans is calculated by using the simple interest method on daily balances of the principal amount outstanding.

         The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes that the collectibility of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb possible losses on existing loans that may become uncollectible, based on evaluations of the collectibility of loans and prior loan loss experience. The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and current economic conditions that may affect the borrowers' ability to pay. The accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions and collection efforts, that the borrowers' financial condition is such that collection of interest is doubtful.

Foreclosed Real Estate:

         Foreclosed real estate includes property acquired through or in lieu of, loan foreclosure. At the time of foreclosure, a new cost basis is established based on the lower of cost or fair value minus estimated costs to sell. Any write-downs based on the asset's fair value at the date of acquisition are charged to the allowance for loan losses. Costs incurred in maintaining foreclosed real estate and subsequent write-downs to reflect declines in the fair value of the property are included in other operating expenses.

                    FBC HOLDING COMPANY, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           FOR THE THREE MONTH PERIODS ENDED MARCH 31, 1995 AND 1994





NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Property and Equipment:

         Property and equipment are carried at cost, net of accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. The cost of assets under capital leases are amortized using the straight-line method over the term of the lease. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation and amortization are removed from the accounts, and any resulting gain or loss is reflected in income for the period. The cost of maintenance and repairs is charged to expense as incurred, significant renewals and betterments are capitalized.

Income Taxes:

         The Company and the Bank file consolidated federal and state income tax returns. Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred tax assets or liabilities based on taxable effects of certain temporary differences. Temporary differences are differences between the tax bases of assets and liabilities and their reported amounts in the financial statements that will result in taxable or deductible amounts in future years when the reported amounts of the assets or liabilities are recovered or settled, respectively.

Net Income Per Share of Common Stock:

         Net income per share of common stock is computed on the number of shares outstanding.


NOTE 2 - INVESTMENT SECURITIES

         Securities have been classified in the consolidated statements of financial condition according to management's intent. The carrying amount of securities and their approximate fair values at March 1, 1995, are as follows:

                                                                 Gross             Gross
                                              Amortized        Unrealized        Unrealized         Fair
                                                Cost             Gains             Losses           Value
                                            -------------     ------------     ------------     -------------
  Held-To-Maturity:
  State and municipal securities            $   3,842,130     $        -0-      $  (118,671)    $   3,723,459
                                            =============     ============      ===========     =============

  Available-For-Sale:
  U. S. Treasury securities                 $   1,005,978     $        -0-     $    (35,197)    $     970,781
  Obligations of other U.S. government
    agencies and corporations                  17,198,060           39,303         (645,741)       16,591,622
                                            -------------     ------------     ------------     -------------
                                            $  18,204,038     $     39,303     $   (680,938)    $  17,562,403
                                            =============     ============     ============     =============


                    FBC HOLDING COMPANY, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           FOR THE THREE MONTH PERIODS ENDED MARCH 31, 1995 AND 1994





NOTE 2 - INVESTMENT SECURITIES (CONTINUED)

         The carrying amount of securities and their approximate fair values at March 31, 1994, are as follows:

                                                                 Gross             Gross
                                              Amortized        Unrealized        Unrealized         Fair
                                                Cost             Gains             Losses           Value
                                            -------------     ------------     ------------     -------------
         Held-To-Maturity:
          State and municipal securities    $   3,622,408     $      3,988     $    (33,373)    $   3,593,023
                                            =============     ============     ============     =============

         Available-For-Sale:
           U. S. Treasury securities        $   1,008,784     $      2,419     $     (9,640)    $   1,001,563
           Obligations of other U.S.
             government agencies and
             corporations                      17,151,994           98,554         (249,082)       17,001,466
                                            -------------     ------------     ------------     -------------

                                            $  18,160,778     $    100,973     $   (258,722)    $  18,003,029
                                            =============     ============     ============     =============


         Net realized gains on sales of available-for-sale securities amounted to $-0- for the three month period ended March 31, 1995. Net realized securities gains were $24,260 for the three month period ended March 31, 1994.

         The amortized cost and fair value of investment maturities at March 31, 1995, by contractual maturity, are summarized below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. The scheduled maturities of securities at March 31, 1995, are as follows:

                                                   Held-To-Maturity                 Available-For-Sale
                                            ------------------------------     ------------------------------
                                              Amortized           Fair           Amortized          Fair
                                                Cost             Value              Cost            Value
                                            -------------     ------------     ------------     -------------
         Due from one to five years         $     220,631     $    218,299     $  6,082,531     $   5,843,598
         Due from five to ten years             1,875,896        1,813,121        3,291,282         3,223,351
         Due after ten years                    1,745,603        1,692,039        8,830,225         8,495,454
                                            -------------     ------------     ------------     -------------

                                            $   3,842,130     $  3,723,459     $ 18,204,038     $  17,562,403
                                            =============     ============     ============     =============

         As of March 31, 1995 and 1994 substantially all investments in obligations of other U. S. government agencies and corporations are mortgage-backed securities.

         At March 31, 1995, investment securities with an amortized cost of approximately $3,621,499 and a fair value of approximately $3,505,159 were pledged to secure public deposits.

                    FBC HOLDING COMPANY, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           FOR THE THREE MONTH PERIODS ENDED MARCH 31, 1995 AND 1994





NOTE 3 - LOANS RECEIVABLE

         Major classifications of loans receivable are summarized as follows:

                                                                            1995                 1994
                                                                      ----------------      --------------

         Commercial                                                   $     16,501,290      $   15,304,165
         Real estate                                                         4,565,692           2,114,362
         Installment                                                         2,444,078           2,053,634
         Other                                                                  82,304             103,585
                                                                      ----------------      --------------
                                                                            23,593,364          19,575,746
         Allowance for loan losses                                            (293,532)           (295,084)
                                                                      ----------------      --------------

         Loans receivable, net                                        $     23,299,832      $   19,280,662
                                                                      ================      ==============


         The Bank grants commercial, real estate and consumer loans in the State of Florida. Although the Bank's loan portfolio is diversified, a significant portion of its loans are secured by real estate.

         Loans on which the accrual of interest has been discontinued or reduced amounted to approximately $79,000 and $-0- at March 31, 1995 and 1994, respectively. If interest on those loans had been accrued, such income would have approximated $3,000 and $-0- for 1995 and 1994, respectively. Interest income on those loans is recorded only when received.

         Changes in the allowance for loan losses were as follows:

                                                                            1995                1994
                                                                      ----------------      --------------

         Balance, beginning of year                                   $        292,700      $      290,851

         Provision charged to operations                                        11,000               7,500
         Loans charged-off                                                     (12,350)             (5,145)
         Recoveries                                                              2,182               1,878
                                                                      ----------------      --------------

         Balance, end of year                                         $        293,532      $      295,084
                                                                      ================      ==============

                    FBC HOLDING COMPANY, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           FOR THE THREE MONTH PERIODS ENDED MARCH 31, 1995 AND 1994




NOTE 4 - PROPERTY AND EQUIPMENT

         Major classifications of property and equipment are summarized as follows:

                                                                            1995                 1994
                                                                      ----------------      --------------
         Land                                                         $        186,266      $      186,266
         Building                                                              717,368             717,368
         Leasehold improvements                                                 23,426              23,426
         Furniture and equipment                                               776,890             757,019
         Property and equipment held under capital leases                      336,880             336,880
                                                                      ----------------      --------------
                                                                             2,040,830           2,020,959
         Accumulated depreciation and amortization                          (1,362,550)         (1,272,330)
                                                                      ----------------      --------------
                                                                               678,281             748,629
         Construction in progress                                              106,498             100,665
                                                                      ----------------      --------------

                                                                      $        784,778      $      849,294
                                                                      ================      ==============

         Depreciation and amortization expense charged to operations amounted to $21,333 and $21,967 for the three month periods ended March 31, 1995 and 1994, respectively.


NOTE 5 - CASH SURRENDER VALUE OF LIFE INSURANCE

         The Bank is the beneficiary of a life insurance policy on the former president. The policy is intended to fund the retirement of the former president in accordance with an agreement between both parties. The former president did not vest in this agreement until 1993; therefore, the Bank recorded the corresponding cash surrender value and deferred compensation as of December 31, 1993. At March 31, 1995, the estimated cash surrender value and the estimated deferred compensation amounted to approximately $116,000 and $105,000 respectively. The cash surrender value is included in other assets while the deferred compensation is included in other liabilities.


NOTE 6 - NOTES PAYABLE

         Notes payable are summarized as follows:

                                                                            1995                 1994
                                                                      ----------------      --------------
       ESOP loan with annual principal payments of $64,000 and
        $86,000 for 1995 and 1996, respectively.  Quarterly interest at 87.5% of prime, maturing October 1996, secured by 1,085 and 6,281 shares of Company stock at March 31, 1995 and
        1994, respectively.                                           $        150,000      $      201,000

       $100,000 unsecured line of credit due on demand, monthly
        interest at 8.5%, maturing December 1, 1995.                            51,500                 -0-
                                                                      ----------------      --------------

                                                                      $        201,500      $      201,000
                                                                      ================      ==============

                    FBC HOLDING COMPANY, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           FOR THE THREE MONTH PERIODS ENDED MARCH 31, 1995 AND 1994





NOTE 7 - LEASES

         The Bank leases its branch banking facility and data processing hardware and software under capital leases expiring in various years through 2007. The assets and liabilities under the capital leases are recorded at the present value of the minimum lease payments. The cost of the branch banking facility and the data processing equipment are $225,000 and $111,880 respectively. Assets under capital leases are being amortized over the terms of the leases, amortization expense for both leases are included in depreciation and amortization expense for 1995 and 1994. The lease on the branch banking facility provides for an additional ten-year renewal, the leases on the date processing equipment provide for six consecutive one-year renewal options.

         Minimum future lease payments under capital leases as of March 31, 1995, for each of the next five years and in the aggregate are:

           1996                                                       $   61,422
           1997                                                           61,422
           1998                                                           61,422
           1999                                                           48,798
           2000                                                           26,550
           Thereafter                                                    187,954
                                                                      ----------
           Total minimum future lease payments                           447,568
           Less:  Amount representing interest                          (173,633)
                                                                      ----------

           Present value of net minimum future lease payments         $  273,935
                                                                      ==========

         Interest is computed at the Bank's incremental borrowing rate at the inception of each lease or the lessor's implicit rate of return and ranges from 10% to 21%.


NOTE 8 - INCOME TAXES

         The provision for income taxes consist of the following:

                                                                            1995                 1994
                                                                      ----------------      --------------
    Current:
      Federal                                                         $         69,973      $       48,050
      State                                                                      8,467               8,500
                                                                      ----------------      --------------
                                                                                78,440              56,550
    Deferred federal                                                           (24,583)                -0-
                                                                      ----------------      --------------

                                                                      $         53,857      $       56,550
                                                                      ================      ==============

    The effective tax rates in 1995 and 1994 differ from the statutory rate of 34% principally because of the effects of tax-exempt interest.

                    FBC HOLDING COMPANY, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           FOR THE THREE MONTH PERIODS ENDED MARCH 31, 1995 AND 1994




NOTE 8 - INCOME TAXES (CONTINUED)

    The deferred tax benefit for 1995 is generated from the recognition of the effects of temporary differences between the book and tax basis of certain assets. Deferred tax benefit has been derived from deductible temporary differences related to the net unrealized depreciation on available-for-sale securities, allowance for loan losses, accumulated depreciation, and foreclosed real estate.


NOTE 9 - STOCKHOLDERS' EQUITY

    The Board of Directors of the Bank may, subject to regulatory limitations, declare dividends on net profits of the Bank.


NOTE 10 - EMPLOYEE STOCK OWNERSHIP PLAN

    The Bank has a non-contributory employee stock ownership plan ("ESOP") covering all employees who have met certain service requirements. The Bank's contributions to the plan are determined by its Board of Directors and are reflected as compensation and interest expense. During each three month period ended March 31, 1995 and 1994, the Bank contributed $27,000 to the plan, of which $2,896 and $2,368 was allocated to interest expense.
    The Employee Stock Ownership Trust (the "trust") owned 12,602 shares of stock of the Company at March 31, 1995 and 1994 all of which are outstanding for earnings per share computations. Dividends on ESOP shares are recorded as a reduction of retained earnings.

    The Company makes cash contributions to the trust to enable it to make payments on the ESOP loan (see Note 6). For financial statement purposes, the ESOP obligation has been reflected as a liability and as a reduction of stockholders' equity. As principal payments on the loan are made, the aforementioned liability is reduced and stockholders' equity increased by such payments.


NOTE 11 - COMMITMENTS AND CONTINGENCIES

Financial Instruments:

    The financial statements do not reflect various commitments that arise in the normal course of business, to meet the financial needs of customers. These include commitments to extend credit and letters of credit, and involve to varying degrees, elements of credit, interest rate, and liquidity risk in excess of the amounts reflected in the Consolidated Statements of Financial Condition.

    Commitments to extend credit, which amounted to approximately $1,860,000 and $1,322,000 at March 31, 1995 and 1994, respectively, represent legally binding agreements to lend to a customer as long as all established contractual conditions are satisfied. Commitments generally have fixed expiration dates or other termination clauses. Since many commitments expire without being funded, total commitment amounts do not necessarily represent future liquidity requirements.

    Standby letters of credit are conditional commitments issued by the Bank guaranteeing the performance of a customer to a third party. At March 31, 1995 and 1994, the Bank had approximately $245,000 and $276,000, respectively, in standby letters of credit outstanding

                    FBC HOLDING COMPANY, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           FOR THE THREE MONTH PERIODS ENDED MARCH 31, 1995 AND 1994


NOTE 11 - COMMITMENTS AND CONTINGENCIES (CONTINUED)

FINANCIAL INSTRUMENTS (CONTINUED):

    The Bank's exposure to credit loss in the event of non-performance by the other party to commitments to extend credit and letters of credit is represented by the contractual amount of these instruments. As these off-balance sheet financial instruments have essentially the same credit risk involved in extending loans, the Bank generally uses the same credit and collateral policies in making these commitments and conditional obligations as it does for on-balance sheet instruments. The Bank does not anticipate any material losses as a result of these commitments.

Litigation:

    The Bank is a party to various legal actions normally associated with financial institutions, the aggregate effect of which, in management's and legal counsel's opinion, would not be significant to the Bank's financial condition.

Lines of Credit:

    The Bank maintains unsecured lines of credit with other financial institutions. The purpose of the lines of credit is to provide the Bank the ability to purchase federal funds on an as needed basis. Repayment terms are determined at the time the line is accessed. During the three month periods ended March 31, 1995 and 1994, the Bank purchased federal funds under these agreements; however, as of March 31, 1995 and 1994, there were no outstanding borrowings under these agreements.

NOTE 12 - RELATED PARTY TRANSACTIONS

    Governing regulations require that loans made to and deposits held for officers, directors and their related interest be at substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons.

NOTE 13 - REGULATORY MATTERS

    Banks are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. The regulations require the Bank to meet specific capital adequacy guidelines that involve quantitative measures of the Banks's assets, liabilities, and certain off-balance- sheet items as calculated under regulatory accounting practices. The Bank's capital classification is also subject to qualitative judgements by the regulators about components, risk weightings, and other factors. Management believes, as of March 31, 1995 and 1994, that the Bank meets all capital requirements to which it is subject.

NOTE 14 - CHANGE IN OWNERSHIP

    On February 17, 1995, the stockholders of the Company entered into a Definitive Agreement (the "Agreement") with SouthTrust Corp. of Alabama ("SouthTrust"). The Agreement calls for the acquisition of all of the Company's stock by SouthTrust through the exchange of each parties' common stock. The acquisition is expected to be finalized in 1995.

                          Independent Auditor's Report




Board of Directors
FBC Holding Company, Inc. and Subsidiary
Crestview, Florida


We have audited the accompanying consolidated statements of financial condition of FBC Holding Company, Inc. and Subsidiary as of December 31, 1994 and 1993, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of FBC Holding Company, Inc. and Subsidiary as of December 31, 1994 and 1993, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1994 in conformity with generally accepted accounting principles.

As discussed in Note 1 to the financial statements, the Company changed its method of accounting for investment securities in 1994 and income taxes in 1993.


/s/ Saltmarsh, Cleaveland & Gund

Pensacola, Florida
March 2, 1995

                    FBC HOLDING COMPANY, INC. AND SUBSIDIARY
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                           DECEMBER 31, 1994 AND 1993

                                                                ASSETS
                                                                                                        (Restated)
                                                                                        1994               1993
                                                                                   ----------------  ----------------

Cash and due from banks                                                            $      1,991,618  $      2,040,514
Federal funds sold                                                                        2,331,000           279,000
Interest bearing deposits in banks                                                              -0-           203,370
Securities held to maturity (notes 1 and 2)                                               3,842,389                 -
Securities available for sale, at fair value (notes 1 and 2)                             17,308,197                 -
Investment securities, approximate market value of
  $ 20,634,833 (notes 1 and 2)                                                                    -        20,332,751
Loans receivable, net of allowance for loan losses of $ 292,700
  in 1994 and $ 290,851 in 1993 (notes 1 and 3)                                          22,580,926        19,720,112
Accrued interest receivable                                                                 385,824           315,484
Foreclosed real estate (note 1)                                                             325,748           522,287
Property and equipment (notes 1 and 4)                                                      804,806           806,105
Deferred income taxes (notes 1 and 8)                                                       410,540               -0-
Other assets                                                                                357,829           378,687
                                                                                   ----------------  ----------------

TOTAL ASSETS                                                                       $     50,338,877  $     44,598,310
                                                                                   ================  ================

                                                 LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES:
  Demand deposits                                                                  $      7,739,801  $      6,664,113
  NOW and money market deposits                                                          15,872,429        16,223,060
  Savings deposits                                                                        3,613,069         3,399,681
  Other time deposits                                                                    18,088,571        13,055,436
                                                                                   ----------------  ----------------
    Total deposits                                                                       45,313,870        39,342,290

Note payable (note 6)                                                                       150,000           201,000
Obligations under capital leases (note 7)                                                   280,082           302,626
Accrued interest payable                                                                    120,703            55,858
Income taxes payable                                                                         25,615             3,912
Deferred income taxes (notes 1 and 8)                                                           -0-            36,000
Other liabilities                                                                           109,832           116,862
                                                                                   ----------------  ----------------
  Total liabilities                                                                      46,000,102        40,058,548
                                                                                   ----------------  ----------------

COMMITMENTS AND CONTINGENCIES (note 11)                                                    -                -

STOCKHOLDERS' EQUITY:
  Common stock, $ 5 par value; 200,000 shares authorized,
    80,000 shares issued and outstanding                                                    400,000           400,000
  Additional paid-in capital                                                              3,457,972         3,457,972
  Retained earnings                                                                       1,375,951           882,790
  Net unrealized depreciation on available-for-sale securities,
    net of taxes of $ 383,865 (note 1)                                                     (745,148)                -
  ESOP indebtedness (notes 6 and 10)                                                       (150,000)         (201,000)
                                                                                   ----------------  ----------------
    Total stockholders' equity (note 9)                                                   4,338,775         4,539,762
                                                                                   ----------------  ----------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                         $     50,338,877  $     44,598,310
                                                                                   ================  ================

                    FBC HOLDING COMPANY, INC. AND SUBSIDIARY
                       CONSOLIDATED STATEMENTS OF INCOME
                  YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992



                                                                            1994             1993           1992
                                                                        -------------   -------------    ------------
INTEREST INCOME:
  Loans receivable and fees on loans                                    $   2,249,518   $   1,912,414    $  1,887,080
  Investment securities                                                     1,241,767       1,202,353       1,257,867
  Federal funds sold                                                           57,596          55,800          62,812
                                                                        -------------   -------------    ------------
    Total interest income                                                   3,548,881       3,170,567       3,207,759
                                                                        -------------   -------------    ------------

INTEREST EXPENSE:
  Interest on deposits                                                      1,249,099       1,100,293       1,264,791
  Interest on capital lease obligations and note payable                       50,421          38,793          39,134
                                                                        -------------   -------------    ------------
    Total interest expense                                                  1,299,520       1,139,086       1,303,925
                                                                        -------------   -------------    ------------

      Net interest income                                                   2,249,361       2,031,481       1,903,834

PROVISION FOR LOAN LOSSES (notes 1 and 3)                                      27,500          55,000             -0-
                                                                        -------------   -------------    ------------

      Net interest income after provision for loan losses                   2,221,861       1,976,481       1,903,834
                                                                        -------------   -------------    ------------

NONINTEREST INCOME:
  Service charges                                                             347,866         345,301         341,827
  Net investment securities gains                                              24,260          70,682          12,386
  Other                                                                         9,271          29,520         129,995
                                                                        -------------   -------------    ------------
    Total noninterest income                                                  381,397         445,503         484,208
                                                                        -------------   -------------    ------------

NONINTEREST EXPENSES:
  Salaries and employee benefits                                            1,024,194         969,566         952,584
  Occupancy expenses                                                          250,846         276,072         286,660
  Other expense                                                               639,564         606,613         737,552
                                                                        -------------   -------------    ------------
    Total noninterest expenses                                              1,914,604       1,852,251       1,976,796
                                                                        -------------   -------------    ------------

      Income before income taxes and cumulative effect
        on prior years of accounting change                                   688,654         569,733         411,246

INCOME TAXES (notes 1 and 8)                                                  163,493         172,905         171,000
                                                                          -----------   -------------    ------------

INCOME BEFORE CUMULATIVE EFFECT ON PRIOR YEARS OF ACCOUNTING
   CHANGE                                                                     525,161         396,828         240,246

CUMULATIVE EFFECT ON PRIOR YEARS OF ACCOUNTING CHANGE (note 1)                      -          34,602               -
                                                                        -------------   -------------    ------------

NET INCOME                                                              $     525,161   $     431,430    $    240,246
                                                                        =============   =============    ============

NET INCOME PER SHARE OF COMMON STOCK (note 1)                           $        6.56   $        5.39    $       3.00
                                                                        =============   =============    ============





                     The accompanying notes are an integral
                part of these consolidated financial statements.

                    FBC HOLDING COMPANY, INC. AND SUBSIDIARY
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                  YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992




                                                                          Additional
                                                            Common          Paid-In         Retained
                                                             Stock          Capital         Earnings
                                                           ---------      -----------     ------------
Balance, January 1, 1992                                $    400,000      $ 3,457,972     $     275,114
  Net income                                                                                    240,246
  Dividends declared, $.04 per share                                                            (32,000)
                                                        ------------      -----------     -------------

BALANCE, DECEMBER 31, 1992, AS PREVIOUSLY REPORTED           400,000        3,347,972           483,360
                                                        ------------      -----------     -------------

    Prior period adjustment - error in
    recording ESOP indebtedness (note 9)
                                                        ------------      -----------     -------------

    Balance, December 31, 1992, as restated                  400,000        3,457,972           483,360
    Net income                                                                                  431,430
    Cash dividends paid, $ .40 per share                                                        (32,000)
Principal payments of ESOP indebtedness
                                                        ------------      -----------     -------------

BALANCE, DECEMBER 31, 1993                                   400,000        3,457,972           882,790
                                                        ------------      -----------     -------------

  Adjustment to beginning balance
    for change in accounting principle,
    net of taxes of $ 80,883

  Net income                                                                                    525,161

  Cash dividends paid, $ .40 per share                                                          (32,000)

  Principal payments of ESOP indebtedness

  Net change in unrealized appreciation
    on available-for-sale securities, net of
    taxes of $ 464,748
                                                        ------------      -----------     -------------

BALANCE, DECEMBER 31, 1994                              $    400,000      $ 3,457,972     $   1,375,951
                                                        ============      ===========     =============


                                                         Net Unrealized
                                                          Appreciation
                                                         (Depreciation)
                                                          on Available-                                      Total
                                                            For-Sale                ESOP                  Stockholders'
                                                           Securities           Indebtedness                 Equity
                                                         --------------         ------------              -------------
Balance, January 1, 1992                                 $          -            $          -            $     4,133,086
  Net income                                                                                                     240,246
  Dividends declared, $.04 per share                                                                             (32,000)
                                                         ------------            ------------            ---------------

BALANCE, DECEMBER 31, 1992, AS PREVIOUSLY REPORTED                  -                       -                  4,341,332
                                                         ------------            ------------            ---------------

    Prior period adjustment - error in
    recording ESOP indebtedness (note 9)                                             (243,000)                  (243,000)
                                                         ------------            ------------            ---------------

    Balance, December 31, 1992, as restated                         -                (243,000)                 4,098,332
    Net income                                                                                                   431,430
   Cash dividends paid, $ .40 per share                                                                          (32,000)
Principal payments of ESOP indebtedness                                                42,000                     42,000
                                                         ------------            ------------            ---------------

BALANCE, DECEMBER 31, 1993                                          -                (201,000)                 4,539,762
                                                         ------------            ------------            ---------------

  Adjustment to beginning balance
    for change in accounting principle,
    net of taxes of $ 80,883                                  157,008                                            157,008

  Net income                                                                                                     525,161

  Cash dividends paid, $ .40 per share                                                                           (32,000)

  Principal payments of ESOP indebtedness                                              51,000                     51,000

  Net change in unrealized appreciation
    on available-for-sale securities, net of
    taxes of $ 464,748                                       (902,156)                                          (902,156)
                                                        -------------            ------------               ------------

BALANCE, DECEMBER 31, 1994                              $    (745,148)           $   (150,000)              $  4,338,775
                                                        =============            ============               ============


                     The accompanying notes are an integral
                part of these consolidated financial statements.

                    FBC HOLDING COMPANY, INC. AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992


                                                                            1994             1993           1992
                                                                        -------------   -------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                            $     525,161   $     431,430    $    240,246
  Adjustments to reconcile net income to net cash
    provided by operating activities -
      Cumulative effect of change in accounting principle                      -              (34,602)          -
      Depreciation and amortization                                            90,854         121,971         124,998
      Provision for loan losses                                                27,500          55,000             -0-
      Net investment securities gains                                         (24,260)        (70,682)        (12,386)
      Net amortization on securities                                           64,805          29,407           6,772
      Write-downs of foreclosed real estate                                    84,000          31,272             -0-
      Deferred income taxes                                                   (62,675)        (13,026)            -0-
  Change in operating assets and liabilities -
    Increase in accrued interest receivable                                   (70,340)        (28,817)         50,081
    Decrease in other assets                                                   20,858          15,868        (113,204)
    Increase in accrued interest payable and other liabilities                 57,815          95,980         (43,566)
    Increase (decrease) in income taxes payable                                21,703        (109,788)        162,745
                                                                        -------------   -------------    ------------
        Net cash provided by operating activities                             735,421         524,013         415,686
                                                                        -------------   -------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of interest bearing deposits in banks                                                            (206,672)
  Proceeds from maturity of interest bearing deposits in banks                203,370           3,302             -0-
  Proceeds from sales and maturities of securities available-for-sale       1,475,004         -                 -
  Principal reductions received on available-for-sale securities            1,849,977         -                 -
  Purchases of held-to-maturity securities                                   (319,085)        -                 -
  Purchases of available-for-sale securities                               (4,993,289)        -                 -
  Proceeds from sales and maturities of investment securities                 -             9,667,453       7,540,861
  Purchases of investment securities                                          -           (11,494,803)     (8,847,840)
  Net increase in loans                                                    (2,775,775)     (2,058,382)       (702,703)
  Proceeds from sale of foreclosed real estate                                    -0-          40,000             -0-
  Purchases of property and equipment                                         (89,555)        (47,287)        (71,647)
                                                                        -------------    ------------    ------------
        Net cash used in investing activities                              (4,649,353)     (3,889,707)     (2,288,001)
                                                                        -------------    ------------    ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net increase in demand, NOW, money market and savings accounts              938,445       3,570,241       4,183,135
  Net increase (decrease) in time deposits                                  5,033,135      (2,065,937)     (1,683,546)
  Principal payments on capital lease obligations                             (22,544)        (98,307)        (84,549)
  Dividends paid                                                              (32,000)        (32,000)        (32,000)
                                                                        -------------    ------------     -----------
        Net cash provided by financing activities                           5,917,036       1,373,997       2,383,040
                                                                        -------------   -------------    ------------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                        2,003,104      (1,991,697)        510,725

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                              2,319,514       4,311,211       3,800,486
                                                                        -------------   -------------    ------------

CASH AND CASH EQUIVALENTS AT END OF YEAR                                $   4,322,618   $   2,319,514    $  4,311,211
                                                                        =============   =============    ============

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

  Cash paid during the year for -
     Interest on deposits                                               $   1,184,254   $  1,118, 285    $  1,298,494
                                                                        =============   =============    ============
     Interest on capital lease obligations and note payable             $      50,421   $      38,793    $     39,134
                                                                        =============   =============    ============
     Income taxes                                                       $     194,000   $     295,719    $      8,255
                                                                        =============   =============    ============

SUPPLEMENTAL DISCLOSURE OF NONCASH FINANCING ACTIVITY:

  Reduction in principal portion of ESOP indebtedness                   $      51,000   $      42,000    $     35,000
                                                                        =============   =============    ============





                    The accompanying notes are an integral
               part of these consolidated financial statements.

                    FBC HOLDING COMPANY, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1994, 1993 AND 1992



NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  BUSINESS ACTIVITY:

         FBC Holding Company, Inc. (the "Company"), is a bank holding company organized under the laws of the state of Florida.

  PRINCIPLES OF CONSOLIDATION:

         The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, First Bank of Crestview (the "Bank"). All material intercompany balances and transactions have been eliminated in consolidation.

  CASH EQUIVALENTS:

         For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks, and federal funds sold. Generally, federal funds are sold for one-day periods.

  INVESTMENT SECURITIES:

         Effective January 1, 1994, the Company adopted Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities ("FASB 115"). In accordance with FASB 115, financial statements for the prior period have not been restated. Investment securities that management has the ability and intent to hold to maturity are classified as held-to-maturity and reported at cost, adjusted for amortization of premiums and accretion of discounts using methods approximating the interest method. Other investment securities are classified as available-for-sale and are carried at fair value. Unrealized holding gains and losses, net of tax, on available-for-sale securities are reported as a net amount in a separate component of stockholders' equity until realized. Gains or losses on the sale of securities are determined using the specific identification method.

         Prior to January 1, 1994, investment securities were reported at amortized cost.

  LOANS RECEIVABLE:

         Loans are stated at the amount of unpaid principal reduced by an allowance for loan losses. Interest on loans is calculated by using the simple interest method on daily balances of the principal amount outstanding.

                    FBC HOLDING COMPANY, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1994, 1993 AND 1992



NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

  LOANS RECEIVABLE (CONTINUED):

         The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes that the collectibility of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb possible losses on existing loans that may become uncollectible, based on evaluations of the collectibility of loans and prior loan loss experience. The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and current economic conditions that may affect the borrowers' ability to pay. The accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions and collection efforts, that the borrowers' financial condition is such that collection of interest is doubtful.

  FORECLOSED REAL ESTATE:

         Foreclosed real estate includes property acquired through or in lieu of, loan foreclosure. At the time of foreclosure, a new cost basis is established based on the lower of cost or fair value minus estimated costs to sell. Any write-downs based on the asset's fair value at the date of acquisition are charged to the allowance for loan losses. Costs incurred in maintaining foreclosed real estate and subsequent write-downs to reflect declines in the fair value of the property are included in other operating expenses.

  PROPERTY AND EQUIPMENT:

         Property and equipment are carried at cost, net of accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. The cost of assets under capital leases are amortized using the straight-line method over the term of the lease. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation and amortization are removed from the accounts, and any resulting gain or loss is reflected in income for the period. The cost of maintenance and repairs is charged to expense as incurred, significant renewals and betterments are capitalized.

  INCOME TAXES:

         The Company and the Bank file consolidated federal and state income tax returns. Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred tax assets or liabilities based on taxable effects of certain temporary differences. Temporary differences are differences between the tax bases of assets and liabilities and their reported amounts in the financial statements that will result in taxable or deductible amounts in future years when the reported amounts of the assets or liabilities are recovered or settled, respectively.

                    FBC HOLDING COMPANY, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1994, 1993 AND 1992



NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

  Income Taxes: (continued)

         Effective January 1, 1993, the Company adopted Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. The cumulative effect of the change in accounting principle is included in determining net income for 1993.

  Net Income Per Share of Common Stock:

         Net income per share of common stock is computed on the number of shares outstanding.

  Reclassifications:

         Certain prior year amounts have been reclassified to conform to the current year presentation.


NOTE 2 - INVESTMENT SECURITIES

         Securities have been classified in the consolidated statement of financial condition according to management's intent. The carrying amount of securities and their approximate fair values at December 31, 1994, are as follows:

                                                                                      Gross            Gross
                                                                   Amortized        Unrealized       Unrealized          Fair
                                                                      Cost             Gains           Losses            Value
                                                                 -------------    -------------     --------------    -------------
         Held-To-Maturity:
          State and municipal securities                         $   3,842,389    $         -0-     $     (311,303)   $   3,531,086
                                                                 =============    =============     ==============    =============

         Available-For-Sale:
          U.S. Treasury securities                               $   1,005,185    $           -     $      (60,341)   $     944,844
          Obligations of other U.S. government
          agencies and corporations                                 17,432,025            4,539         (1,073,211)      16,363,353
                                                                 -------------    -------------     --------------    -------------

                                                                 $  18,437,210    $       4,539     $   (1,133,552)   $  17,308,197
                                                                 =============    =============     ==============    =============

                    FBC HOLDING COMPANY, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1994, 1993 AND 1992


NOTE 2 - INVESTMENT SECURITIES (CONTINUED)

     Net realized gains on sales of available-for-sale securities amounted to $ 24,260 for the year ended December 31,1994. Net realized securities gains were $70,682 for the year ended December 31, 1993.

     The amortized cost, gross unrealized gains, gross unrealized losses and approximate market value of investment securities at December 31, 1993, are summarized as follows:

                                                                                      Gross             Gross          Approximate
                                                                   Amortized        Unrealized        Unrealized         Market
                                                                     Cost             Gains             Losses           Value
                                                                 -------------    -------------     --------------    -------------
     U.S. Treasury securities                                    $     512,125    $      14,438     $            -    $     526,563
     Obligations of other U.S. government
       agencies and corporations                                    19,820,626          342,116            (54,472)      20,108,270
                                                                 -------------    -------------     --------------    -------------

                                                                 $  20,332,751    $     356,554     $      (54,472)   $  20,634,833
                                                                 =============    =============     ==============    =============


     The amortized cost and fair value of investment maturities at December 31, 1994, by contractual maturity, are summarized below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. The scheduled maturities of securities at December 31, 1994, are as follows.

                                                              Held-To-Maturity                Available-For-Sale
                                                     --------------------------------  --------------------------------
                                                         Amortized            Fair         Amortized          Fair
                                                            Cost              Value          Cost             Value
                                                     ---------------  ---------------  ---------------  ---------------
     Due from one to five years                      $       220,707  $       217,094  $     6,110,236  $     5,719,641
     Due from five to ten years                            1,476,190        1,360,222        3,349,139        3,154,569
     Due after ten years                                   2,145,492        1,953,770        8,977,835        8,433,987
                                                     ---------------  ---------------  ---------------  ---------------

                                                     $     3,842,389  $     3,531,086  $    18,437,210  $    17,308,197
                                                     ===============  ===============  ===============  ===============

     As of December 31, 1994 and 1993 substantially all investments in obligations of other U.S. government agencies and corporations are mortgage-backed securities.

     At December 31, 1994, investment securities with an amortized cost of approximately $3,622,000 and a fair value of approximately $3,314,000 were pledged to secure public deposits.

                    FBC HOLDING COMPANY, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1994, 1993 AND 1992



NOTE 3 - LOANS RECEIVABLE

     Major classifications of loans receivable are summarized as follows:

                                                          1994             1993
                                                     ---------------  ---------------
       Commercial                                    $    17,018,461  $    15,584,000
       Real estate                                         3,307,428        2,336,845
       Installment                                         2,495,445        2,055,138
       Other                                                  52,292           34,980
                                                     ---------------  ---------------
                                                          22,873,626       20,010,963
       Allowance for loan losses                            (292,700)        (290,851)
                                                     ---------------  ---------------

       Loans receivable, net                         $    22,580,926  $    19,720,112
                                                     ===============  ===============


     The Bank grants commercial, real estate and consumer loans in the State of Florida. Although the Bank's loan portfolio is diversified, a significant portion of its loans are secured by real estate.

     Loans on which the accrual of interest has been discontinued or reduced amounted to approximately $89,000, $44,000 and $0.00 at December 31, 1994, 1993, and 1992, respectively. If interest on those loans had been accrued, such income would have approximated $3,000 for 1994, $1,700 for 1993, and $6,610 for 1992. Interest income on those loans is recorded only when received.

     Changes in the allowance for loan losses were as follows:

                                                                               1994           1993          1992
                                                                           ------------   ------------  ------------
       Balance, beginning of year                                          $    290,851   $    252,939  $    256,535

         Provision charged to operations                                         27,500         55,000           -0-
         Loans charged-off                                                      (48,692)       (25,651)      (87,122)
         Recoveries                                                              23,041          8,563        83,526
                                                                           ------------   ------------  ------------

       Balance, end of year                                                $    292,700   $    290,851  $    252,939
                                                                           ============   ============  ============

                    FBC HOLDING COMPANY, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1994, 1993 AND 1992



NOTE 4 - PROPERTY AND EQUIPMENT

     Major classifications of property and equipment are summarized as follows:

                                                                              1994           1993
                                                                           ------------   ------------
         Land                                                              $    186,266   $    186,266
         Building                                                               717,368        717,368
         Leasehold improvements                                                  23,426         23,426
         Furniture and equipment                                                775,585        755,568
         Property and equipment held under capital leases                       336,880        336,880
                                                                           ------------   ------------
                                                                              2,039,525      2,019,508
         Accumulated depreciation and amortization                           (1,341,217)    (1,250,363)
                                                                           ------------   ------------
                                                                                698,308        769,145
         Construction in progress                                               106,498         36,960
                                                                           ------------   ------------

                                                                           $    804,806   $    806,105
                                                                           ============   ============

     Depreciation and amortization expense charged to operations amounted to $90,854, $121,971 and $124,998 in the years ended December 31, 1994, 1993 and 1992, respectively.

NOTE 5 - CASH SURRENDER VALUE OF LIFE INSURANCE

     The Bank is the beneficiary of a life insurance policy on the former president. The policy is intended to fund the retirement of the former president in accordance with an agreement between both parties. The former president did not vest in this agreement until 1993; therefore, the Bank recorded the corresponding cash surrender value and deferred compensation as of December 31, 1993. At December 31, 1994, the cash surrender value and the deferred compensation amounted to approximately $117,000 and $109,000, respectively. The cash surrender value is included in other assets while the deferred compensation in included in other liabilities.

NOTE 6 - NOTE PAYABLE

     Note payable is summarized as follows:

                                                                               1994           1993
                                                                           ------------   ------------
       ESOP loan with annual principal payments of $64,000 and
         $86,000 for 1995 and 1996, respectively.  Quarterly interest at 87.5% of prime, maturing October 1996, secured by 1,085
         shares of Company stock at December 31, 1994                      $    150,000   $    201,000
                                                                           ============   ============

                    FBC HOLDING COMPANY, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1994, 1993 AND 1992


NOTE 7 - LEASES

     The Bank leases its branch banking facility and data processing hardware and software under capital leases expiring in various years through 2007. The assets and liabilities under the capital leases are recorded at the present value of the minimum lease payments. The cost of the branch banking facility and the data processing equipment are $ 225,000 and $ 111,880, respectively. Assets under capital leases are being amortized over the terms of the leases, amortization expense for both leases are
     included in depreciation and amortization expense for 1994 and 1993.   The
     lease on the branch banking facility provides for an additional ten-year renewal, the leases on the data processing equipment provide for six consecutive one-year renewal options.

     Minimum future lease payments under capital leases as of December 31, 1994, for each of the next five years and in the aggregate are:

                          1995                                                                       $      61,422
                          1996                                                                              61,422
                          1997                                                                              61,422
                          1998                                                                              57,516
                          1999                                                                              26,550
                          Thereafter                                                                       194,410
                                                                                                      ------------
                          Total minimum future lease payments                                              462,742
                          Less:  Amount representing interest                                             (182,660)
                                                                                                      ------------

                          Present value of net minimum future lease payments                         $     280,082
                                                                                                     =============

     Interest is computed at the Bank's incremental borrowing rate at the inception of each lease or the lessor's implicit rate of return and ranges from 10% to 21%.


NOTE 8 - INCOME TAXES

     The provision for income taxes consists of the following:

                                                                               1994           1993          1992
                                                                           ------------   ------------  ------------
     Current:
       Federal                                                             $    192,254   $    164,481  $    155,000
       State                                                                     33,914         21,450        16,000
                                                                           ------------   ------------  ------------
                                                                                226,168        185,931       171,000
     Deferred federal                                                           (62,675)       (13,026)          -0-
                                                                           ------------   ------------  ------------

                                                                           $    163,493   $    172,905  $    171,000
                                                                           ============   ============  ============

     The effective tax rates in 1994 and 1993 differ from the statutory rate of 34% principally because of the effects of tax-exempt interest.

                    FBC HOLDING COMPANY, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1994, 1993 AND 1992



NOTE 8 - INCOME TAXES (CONTINUED)

The tax effects of each type of significant item that gave rise to deferred taxes are summarized as follows:

                                                                               1994           1993
                                                                           ------------   ------------
       Net unrealized depreciation on available-for-sale securities        $    383,865   $     -
       Depreciation                                                             (15,719)       (14,120)
       Allowance for loan losses                                                 (8,922)        (7,222)
       Foreclosed real estate                                                    57,892            -0-
       Other                                                                     (6,576)       (14,658)
                                                                           ------------   ------------

       Net deferred tax asset (liability)                                  $    410,540   $    (36,000)
                                                                           ============   ============


NOTE 9 - STOCKHOLDERS' EQUITY

     The Board of Directors of the Bank may, subject to regulatory limitations, declare dividends on net profits of the Bank.

     Stockholders' equity at the beginning of 1993 has been adjusted to correct an error in recording ESOP indebtedness. The error had no effect on net income for 1993.


NOTE 10 - EMPLOYEE STOCK OWNERSHIP PLAN

     The Bank has a non-contributory employee stock ownership plan ("ESOP") covering all employees who have met certain service requirements. The Bank's contributions to the plan are determined by its Board of Directors and are reflected as compensation and interest expense. During the plan years ended December 31, 1994 and 1993, the Bank contributed $ 108,700 and $ 99,000, respectively, of which $ 10,552 and $ 9,568 was allocated to interest expense. The Employee Stock Ownership Trust (the "trust") owned 12,602 shares of stock of the Company at December 31, 1994 and 1993 all of which are outstanding for earnings per share computations. Dividends on ESOP shares are recorded as a reduction of retained earnings.

     The Company makes cash contributions to the trust to enable it to make payments on the ESOP loan (see Note 6). For financial statement purposes, the ESOP obligation has been reflected as a liability and as a reduction of stockholders' equity. As principal payments on the loan are made, the aforementioned liability is reduced and stockholders' equity increased by such payments.

                    FBC HOLDING COMPANY, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1994, 1993 AND 1992




NOTE 11 - COMMITMENTS AND CONTINGENCIES

  Financial Instruments:

     The financial statements do not reflect various commitments that arise in the normal course of business, to meet the financial needs of customers. These include commitments to extend credit and letters of credit, and involve to varying degrees, elements of credit, interest rate, and liquidity risk in excess of the amounts reflected in the Consolidated Statement of Financial Condition.

     Commitments to extend credit, which amounted to approximately $ 1,702,000 at December 31, 1994, represent legally binding agreements to lend to a customer as long as all established contractual conditions are satisfied. Commitments generally have fixed expiration dates or other termination clauses. Since many commitments expire without being funded, total commitment amounts do not necessarily represent future liquidity requirements.

     Standby letters of credit are conditional commitments issued by the Bank guaranteeing the performance of a customer to a third party. At December 31, 1994, the Bank had approximately $ 217,000 in standby letters of credit outstanding.

     The Bank's exposure to credit loss in the event of non-performance by the other party to commitments to extend credit and letters of credit is represented by the contractual amount of these instruments. As these off-balance sheet financial instruments have essentially the same credit risk involved in extending loans, the Bank generally uses the same credit and collateral policies in making these commitments and conditional obligations as it does for on-balance sheet instruments. The Bank does not anticipate any material losses as a result of these commitments.

  Litigation:

     The Bank is a party to various legal actions normally associated with financial institutions, the aggregate effect of which, in management's and legal counsel's opinion, would not be significant to the Bank's financial condition.

  Lines of Credit:

     The Bank maintains unsecured lines of credit in the amount of $ 2,000,000 with other financial institutions. The purpose of the lines of credit is to provide the Bank the ability to purchase federal funds on an as needed basis. Repayment terms are determined at the time the line is accessed. During 1994, the Bank purchased federal funds under these agreements; however, as of December 31, 1994, there were no outstanding borrowings under these agreements.

                    FBC HOLDING COMPANY, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1994, 1993 AND 1992




NOTE 12 - RELATED PARTY TRANSACTIONS

     At December 31, 1994 , certain officers, directors and their related interests were indebted to the Bank in the aggregate amount of approximately $ 838,000 . Governing regulations require that these loans be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons. Certain related parties maintain deposit balances with the Bank in the aggregate amount of approximately $ 1,064,000 at December 31, 1994.



NOTE 13 - REGULATORY MATTERS

     Banks are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. The regulations require the Bank to meet specific capital adequacy guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital classification is also subject to qualitative judgments by the regulators about components, risk weightings, and other factors. Management believes, as of December 31, 1994, that the Bank meets all capital requirements to which it is subject.


NOTE 14 - SUBSEQUENT EVENT

     On February 17, 1995, the stockholders of the Company entered into a Definitive Agreement (the "Agreement") with SouthTrust Corp. of Alabama ("SouthTrust"). The Agreement calls for the acquisition of all of the Company's stock by SouthTrust through the exchange of each parties' common stock. The acquisition is expected to be finalized in 1995.

                                                                    EXHIBIT A


                                AMENDMENT NO. 1
                                       TO
                          AGREEMENT AND PLAN OF MERGER



                 This AMENDMENT NO. 1 (the "Amendment") is made this 2nd day of August, 1995, by and between SouthTrust of Florida, a Florida corporation ("ST-Sub"), and FBC Holding Company, Inc., a Florida corporation and a registered bank holding company (the "Company"), and joined into by SouthTrust Corporation, a Delaware corporation ("SouthTrust").

                 WHEREAS, ST-Sub, the Company and SouthTrust wish to amend that certain Agreement and Plan of Merger dated February 17, 1995, by and between ST-Sub and the Company and joined into by SouthTrust (the "Merger Agreement"), as set forth herein;

                 NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations, warranties and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                 1. Amendment to Section 2.1(b). The Merger Agreement is hereby amended by deleting Section 2.1(b) therein and inserting in its place and stead the following:

                 "(b) Subject to the terms and conditions of this Agreement, including, without limitation, Section 2.3 hereof and except with regard to Dissenting Company Shares (as hereinafter defined), each Company Share outstanding immediately prior to the Effective Time of the Merger shall be converted into the right to receive 4.52 SouthTrust Shares (such fraction, as may be adjusted, as provided herein, being hereinafter referred to as the "Conversion Ratio"); provided, however, that if 4.52, when multiplied by the average last sales price of SouthTrust Shares for the seven (7) trading days immediately preceding the second trading day prior to the Effective Time of the Merger, as reported by the Automated Quotation System of the National Association of Securities Dealers, Inc. - National Market System ("NASDAQ"), results in the value of each Company Share being less than $88.80 (the "Price Condition"), SouthTrust, by an instrument in writing delivered to the Company prior to 11:00 a.m., Birmingham, Alabama time, on the last trading day prior to the Effective Time of the Merger, may elect to adjust the Conversion Ratio so that the Conversion Ratio, when multiplied by such average last sales price of SouthTrust Shares as set forth above, shall equal $88.80; provided further that if SouthTrust does not elect to adjust the Conversion Ratio in such manner, the Company shall be entitled at its option, to terminate this Agreement forthwith by delivery to SouthTrust of an instrument, in writing to such effect (the "Special Termination Right"). The Conversion

                 Ratio, including the number of SouthTrust Shares issuable in the Merger, shall be subject to a proportionate adjustment in the event of any stock split, reverse stock split, dividend payable in SouthTrust Shares, reclassification or similar distribution whereby SouthTrust issues SouthTrust Shares or any securities convertible into or exchangeable for SouthTrust Shares without receiving any consideration in exchange therefor, provided that the record date of such transaction is a date after the date of the Agreement and prior to the Effective Time of the Merger."

                 2. Amendment to Article II. The Merger Agreement is hereby amended by inserting the following new language as Section 2.2 and by renumbering the remaining Sections of Article II:

                 "2.2     Distribution of Loans.  (a)  Subject to the receipt
                 by the Company and the Bank of required regulatory approvals, if any, on the Closing Date, the Bank agrees, following consultation with SouthTrust, to write down the loan described on Exhibit A attached to this Amendment (the "Loan"), which
                 Exhibit is incorporated herein by this reference, to an amount equal to estimated net realizable value of the Loan as of the Closing Date, which amount shall not be less than $211,000 nor greater than $285,000. The Bank agrees to segregate on the books and records of the Bank, and to account separately for, any payments of principal received by the Bank ("Payments") during the period beginning on October 11, 1994 and ending on the Closing Date (the "Payment Period").

                 (b) Immediately prior to the Effective Time of the Merger, the Bank shall distribute to the Company and, in turn, the Company shall take appropriate steps to distribute in trust for the benefit of the holders of record of the outstanding Company Shares a distribution consisting of the Loan, $35,000 in immediately available funds (the "Funds") and any Payments (the "Distribution"), which Distribution shall be paid to, or at the direction of the Trustees, as agents for the holders of the Company Shares (the "Trustees"). The Trustees shall hold the Distribution in trust for the benefit of the holders of the Company Shares pursuant to a Trust Agreement by and between the Company and the Trustees, the terms of which are reasonably acceptable to SouthTrust (the "Trust Agreement"). SouthTrust agrees that it shall indemnify, defend and hold harmless the Trustees and the holders of the Company Shares from and against all losses, expenses, claims, damages or liabilities that may arise in connection with collection efforts or activity undertaken by the Trustees (provided that such collection efforts and activity are undertaken in good faith and do not involve any willful or intentional misconduct by the Trustees), and will reimburse each of them for any legal, accounting or other expenses reasonably incurred in connection with investigating or defending any such actions, whether or not resulting in liability."

                 3. Amendment to Article V. The Merger Agreement is hereby amended by inserting the following new language at the end of Section 5.1(b)(ii):

                 ", and except that the Company may make the Distribution"

                 4. Amendments to Article VI. (a) The Merger Agreement is hereby amended by inserting the following new language as subparagraph (e) of Section 6.4:

                 "(e)     SouthTrust agrees to indemnify, defend and hold
                 harmless the trustees of the Company's ESOP from and against all losses, expenses, claims, damages or liabilities to which any of them may become subject as a result of the purchase by the Company's ESOP of the shares described on Exhibit B hereto, which Exhibit is incorporated herein by this reference, and the rescission of such purchases or other action taken by said trustees as contemplated under Section
                 6.9 hereof, and will reimburse each of them for any legal, accounting or other expenses reasonably incurred in connection with investigating or defending any such actions, whether or not resulting in liability."

                 (b) The Merger Agreement is hereby amended by inserting the following language as new Section 6.9:

                 "6.9 Action Required With Respect to Certain Purchases by the Company's ESOP. Prior to or on the Closing Date, the Company's ESOP shall have obtained, from the persons listed on Exhibit B hereto from whom certain purchases of stock were made by the Company's ESOP in 1994, as described on said Exhibit B, a release of the Company's ESOP from all actions, claims, demands or liabilities arising out of or related to the matters contemplated in this Section 6.9, in form reasonably satisfactory to SouthTrust. Such release shall be obtained pursuant to the rescission of the stock purchases described in detail on Exhibit B hereto or such other action as may be deemed appropriate by the trustees of the Company's ESOP to reverse the effect of such stock purchases which are reasonably acceptable to SouthTrust.

                 5. Amendments to Article VIII. (a) The Merger Agreement is hereby amended by inserting the following new language at the end of Sections 8.1 and 8.4:

                 "; provided that SouthTrust hereby agrees that this paragraph does not apply to the Loan or the Distribution."

                 (b) The Merger Agreement is hereby amended by inserting the following language as new Sections 8.13 and 8.14:

                 "8.13 Action Required With Respect to Certain Purchases by the Company's ESOP. The Company's ESOP shall have effected and consummated the transactions required by Section 6.9 hereof, and the Company's ESOP shall have obtained the release contemplated by such Section, the terms of which are reasonably acceptable to SouthTrust.

                 Section 8.14 Trust Agreement. The Trust Agreement contemplated by Section 2.2 hereof shall have been executed and delivered."

                 6. Amendment to Article IX. The Merger Agreement is amended by deleting Section 9.10 herein and inserting in place and stead the following:

                 "Section 9.10    Fairness Opinion.  The Board of Directors of
                 Company shall have received a letter from an investment banking or advisory firm acceptable to the Company (the "Fairness Opinion") dated not more than seven (7) days after the date of this Amendment relating to the transactions contemplated herein and stating that the Merger is fair, from a financial point of view, to the shareholders of the Company, and the Fairness Opinion shall be reconfirmed as of a date not more than five (5) business days prior to the date that the Proxy Statement is delivered to the shareholders of the Company in connection with any meeting of the shareholders of the Company to approve the Merger, and the Fairness Opinion shall not have been withdrawn prior to or as of the Effective Time of the Merger."

                 7. Amendment to Article X. The Merger Agreement is hereby amended by deleting Section 10.1(b) therein and inserting in its place and stead the following:

                 "(b) by SouthTrust or the Company if the Merger shall not have occurred on or prior to October 31, 1995, provided that the failure to consummate the Merger on or before such date is not caused by any breach of any of the representations, warranties, covenants or other agreements contained herein by the party electing to terminate pursuant to this Section 10.1(b);"

                 8. Capitalized terms not defined herein shall have the meanings assigned to them in the Merger Agreement.

                 9. Except as expressly amended herein, all other terms and conditions of the Merger Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereby have caused this Amendment to be executed and delivered, and their respective seals hereunto affixed, by their officers thereunto duly authorized, and have caused this Amendment to be dated as of the day and year first above written.

                                                     FBC HOLDING COMPANY, INC.

[CORPORATE SEAL]                               By
                                                  ----------------------------
                                                  Its
                                                      ---------------------

ATTEST:

By
   -------------------------------------
   Its
       -----------------------------


                                                     SOUTHTRUST OF FLORIDA, INC.

[CORPORATE SEAL]                               By
                                                  -----------------------------
                                                  Its
                                                      ---------------------

ATTEST:

By
   -------------------------------------
   Its
       -----------------------------

                                                     SOUTHTRUST CORPORATION

[CORPORATE SEAL]                               By
                                                  -----------------------------
                                                  Its
                                                      ---------------------
ATTEST:

By
   -------------------------------------
   Its
       -----------------------------

                          AGREEMENT AND PLAN OF MERGER

                                       OF

                          SOUTHTRUST OF FLORIDA, INC.

                                      AND

                           FBC HOLDING COMPANY, INC.

                                  JOINED IN BY

                             SOUTHTRUST CORPORATION

                                                        ARTICLE I

                                                        THE MERGER

         Section 1.1      Consummation of Merger; Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                          ------------------------------------
         Section 1.2      Effect of Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                          ----------------
         Section 1.3      Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                          ------------------
         Section 1.4      Directors and Officers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                          ----------------------

                                                        ARTICLE II

                                        CONVERSION OF CONSTITUENTS' CAPITAL SHARES

         Section 2.1      Manner of Conversion of Company Shares  . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                          --------------------------------------
         Section 2.2      Fractional Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                          -----------------
         Section 2.3      Effectuating Conversion   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                          -----------------------
         Section 2.4      Laws of Escheat . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                          ---------------

                                                       ARTICLE III

                                      REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Section 3.1      Corporate Organization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                          ----------------------
         Section 3.2      Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                          --------------
         Section 3.3      Financial Statements; Filings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                          -----------------------------
         Section 3.4      Loan Portfolio  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                          --------------
         Section 3.5      Certain Loans and Related Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                          ---------------------------------
         Section 3.6      Authority; No Violation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                          -----------------------
         Section 3.7      Consents and Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                          ----------------------
         Section 3.8      Broker's Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                          -------------
         Section 3.9      Absence of Certain Changes or Events  . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                          ------------------------------------
         Section 3.10     Legal Proceedings; Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                          ----------------------
         Section 3.11     Taxes and Tax Returns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                          ---------------------
         Section 3.12     Employee Benefit Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                          ----------------------
         Section 3.13     Title and Related Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                          -------------------------
         Section 3.14     Real Estate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                          -----------
         Section 3.15     Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                          ---------------------
         Section 3.16     Commitments and Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                          -------------------------
         Section 3.17     Regulatory Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                          ------------------
         Section 3.18     Registration Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                          ------------------------
         Section 3.19     State Takeover Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                          -------------------
         Section 3.20     Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                          ---------
         Section 3.21     Labor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                          -----
         Section 3.22     Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                          --------------------
         Section 3.23     Transactions with Management  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                          ----------------------------
         Section 3.24     Proxy Materials . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                          ---------------
         Section 3.25     Deposit Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                          -----------------
         Section 3.26     Untrue Statements and Omissions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                          -------------------------------

                                                        ARTICLE IV

                                            REPRESENTATIONS AND WARRANTIES OF

                                      ii

                                                  SOUTHTRUST AND ST-SUB

         Section 4.1      Organization and Related Matters of SouthTrust  . . . . . . . . . . . . . . . . . . . . . .  15
                          ----------------------------------------------
         Section 4.2      Organization and Related Matters of ST-Sub  . . . . . . . . . . . . . . . . . . . . . . . .  15
                          ------------------------------------------
         Section 4.3      Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                          --------------
         Section 4.4      Authorization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                          -------------
         Section 4.5      Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                          --------------------
         Section 4.6      Absence of Certain Changes or Events  . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                          ------------------------------------
         Section 4.7      Legal Proceedings, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                          -----------------------
         Section 4.8      Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                          ---------
         Section 4.9      Consents and Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                          ----------------------
         Section 4.10     Accounting, Tax, Regulatory Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                          -----------------------------------
         Section 4.11     Proxy Materials . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                          ---------------
         Section 4.12     No Broker's or Finder's Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                          ----------------------------
         Section 4.13     Untrue Statements and Omissions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                          -------------------------------

                                                        ARTICLE V

                                                 COVENANTS AND AGREEMENTS

         Section 5.1      Conduct of the Business of the Company  . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                          --------------------------------------
         Section 5.2      Current Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                          -------------------
         Section 5.3      Access to Properties; Personnel and Records . . . . . . . . . . . . . . . . . . . . . . . .  19
                          -------------------------------------------
         Section 5.4      Approval of the Company Shareholders  . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                          ------------------------------------
         Section 5.5      No Other Bids . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                          -------------
         Section 5.6      Notice of Deadlines . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                          -------------------
         Section 5.7      Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                          ----------
         Section 5.8      Maintenance of Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                          -------------------------
         Section 5.9      Environmental Audits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                          --------------------
         Section 5.10     Title Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                          ---------------
         Section 5.11     Surveys . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                          -------
         Section 5.12     Compliance Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                          ------------------
         Section 5.13     Exemption Under Anti-Takeover Statutes  . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                          --------------------------------------
         Section 5.14     Subsidiary Merger Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                          ---------------------------

                                                        ARTICLE VI

                                           ADDITIONAL COVENANTS AND AGREEMENTS

         Section 6.1      Best Efforts; Cooperation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                          -------------------------
         Section 6.2      Regulatory Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                          ------------------
         Section 6.3      Other Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                          -------------
         Section 6.4      Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                          ---------------
         Section 6.5      Current Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                          -------------------
         Section 6.6      Registration Statement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                          ----------------------
         Section 6.7      Reservation of Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                          ---------------------
         Section 6.8      Consideration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                          -------------

                                                       ARTICLE VII

                                               MUTUAL CONDITIONS TO CLOSING

         Section 7.1      Shareholder Approval  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                          --------------------
         Section 7.2      Regulatory Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                          --------------------

         Section 7.3      Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                          ----------
         Section 7.4      Proxy Statement and Registration Statement  . . . . . . . . . . . . . . . . . . . . . . . .  24
                          ------------------------------------------
         Section 7.5      Execution of Subsidiary Merger Agreement  . . . . . . . . . . . . . . . . . . . . . . . . .  24
                          ----------------------------------------

                                                       ARTICLE VIII

                                  CONDITIONS TO THE OBLIGATIONS OF SOUTHTRUST AND ST-SUB

         Section 8.1      Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                          ------------------------------
         Section 8.2      Performance of Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                          --------------------------
         Section 8.4      Absence of Adverse Facts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                          ------------------------
         Section 8.5      Opinion of Counsel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                          ------------------
         Section 8.6      Consents Under Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                          -------------------------
         Section 8.7      Material Condition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                          ------------------
         Section 8.8      Matters Relating to Employment Agreements . . . . . . . . . . . . . . . . . . . . . . . . .  26
                          -----------------------------------------
         Section 8.9      Matters Relating to the Executive Supplemental Income and Other Agreements  . . . . . . . .  26
                          --------------------------------------------------------------------------
         Section 8.10     Outstanding Shares of the Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                          ---------------------------------
         Section 8.11     Dissenters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                          ----------
         Section 8.12     Certification of Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                          -----------------------

                                                        ARTICLE IX

                                         CONDITIONS TO OBLIGATIONS OF THE COMPANY

         Section 9.1      Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                          ------------------------------
         Section 9.2      Performance of Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                          --------------------------
         Section 9.3      Certificate Representing Satisfaction of Conditions . . . . . . . . . . . . . . . . . . . .  26
                          ---------------------------------------------------
         Section 9.4      Absence of Adverse Facts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                          ------------------------
         Section 9.5      Consents Under Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                          -------------------------
         Section 9.6      Assumption of Replacement Supplemental Agreement  . . . . . . . . . . . . . . . . . . . . .  27
                          ------------------------------------------------
         Section 9.7      Opinion of Counsel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                          ------------------
         Section 9.8      SouthTrust Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                          -----------------
         Section 9.9      Tax Opinion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                          -----------
         Section 9.10     Fairness Opinion  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                          ----------------
         Section 9.11     Special Termination Right . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                          -------------------------
         Section 9.12     Price Condition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                          ---------------

                                                        ARTICLE X

                                            TERMINATION, WAIVER AND AMENDMENT

         Section 10.1     Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                          -----------
         Section 10.2     Effect of Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                          ---------------------
         Section 10.3     Effect of Wrongful Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                          ------------------------------
         Section 10.4     Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                          ----------
         Section 10.5     Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                          -------
         Section 10.6     Non-Survival of Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . .  28
                          ----------------------------------------------

                                                        ARTICLE XI

                                                      MISCELLANEOUS

         Section 11.1     Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                          ----------------

         Section 11.2     Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                          -------
         Section 11.3     Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                          ------------
         Section 11.4     Costs and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                          ------------------
         Section 11.5     Captions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                          --------
         Section 11.6     Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                          ------------
         Section 11.7     Governing Law   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                          -------------
         Section 11.8     Persons Bound; No Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                          ----------------------------
         Section 11.9     Exhibits and Schedules  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                          ----------------------
         Section 11.10    Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                          ------
         Section 11.11    Construction of Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                          ---------------------

                          AGREEMENT AND PLAN OF MERGER
                                       OF
                          SOUTHTRUST OF FLORIDA, INC.
                                      AND
                           FBC HOLDING COMPANY, INC.
                                  JOINED IN BY
                             SOUTHTRUST CORPORATION



                 This AGREEMENT AND PLAN OF MERGER, dated as of the 17th day of February, 1995 (this "Agreement"), by and between SouthTrust of Florida, Inc., a Florida corporation ("ST-Sub"), and the FBC Holding Company, Inc., a Florida corporation and a registered bank holding company (the "Company"), and joined in by SouthTrust Corporation, a Delaware corporation ("SouthTrust").


                                WITNESSETH THAT:


                 WHEREAS, the respective Boards of Directors of ST-Sub and the Company deem it in the best interests of ST-Sub and of the Company, respectively, and of their respective shareholders, that ST-Sub and the Company merge pursuant to this Agreement in a transaction that qualifies as a reorganization pursuant to Section 368(a)(1) of the Internal Revenue Code of 1986 (the "Code") (the "Merger");

                 WHEREAS, the Boards of Directors of ST-Sub and the Company have approved this Agreement and have directed that this Agreement be submitted to their respective shareholders for approval and adoption in accordance with the laws of the States of Florida;

                 WHEREAS, SouthTrust, the sole shareholder of ST-Sub, will deliver, or cause to be delivered, to the shareholders of the Company the consideration to be paid pursuant to the Merger in accordance with the terms of this Agreement; and

                 WHEREAS, the Company owns all the issued and outstanding capital stock of First Bank of Crestview, a Florida state banking corporation (the "Bank"), and ST-Sub owns all of the issued and outstanding capital stock of SouthTrust Bank of Northwest Florida, a Florida state banking corporation ("ST-Bank"), and it is contemplated that, in connection with the consummation of this Agreement and pursuant to the terms of a certain Subsidiary Merger Agreement (the "Subsidiary Merger Agreement"), the Bank will be merged with and into ST-Bank;

                 NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations, warranties and agreements herein contained, the parties agree that the Company will be merged with and into ST-Sub and that the terms and conditions of the Merger, the mode of carrying the Merger into effect, including the manner of converting the outstanding shares of common stock of the Company, par value $.01 per share (the "Company Shares"), into shares of common stock of SouthTrust, par value of $2.50 per share (and the rights associated therewith issued pursuant to a Rights Agreement dated February 22, 1989 between SouthTrust and Mellon Bank, N.A.) (together, the "SouthTrust Shares"), shall be as hereinafter set forth.


                                   ARTICLE I

                                   THE MERGER


         Section 1.1 Consummation of Merger; Closing Date. (a) Subject to the provisions hereof, the Company shall be merged with and into ST-Sub (which has heretofore and shall hereinafter be referred to as the "Merger") pursuant to Sections 607.1101 and 607.1103 of the Florida Business Corporation Act, and ST-Sub shall be the surviving corporation (sometimes hereinafter referred to as "Surviving Corporation" when reference is made to it after the Effective Time of the Merger (as defined below)). The Merger shall become effective on the date and at the time on which the Certificate or Articles of Merger has been duly filed with the Secretary of State of Florida, unless a later date is specified in such Certificate or Articles of Merger (such time is hereinafter referred to as the "Effective Time of the Merger"). Subject to the terms and conditions hereof, unless otherwise agreed upon by SouthTrust and the Company, the Effective Time of the Merger shall occur within ten (10) business days following the later to occur of (i) the effective date (including expiration of any applicable waiting period) of the last required Consent (as defined below) of any Regulatory Authority (as defined below) having authority over the transactions contemplated under the Merger Agreement or the Subsidiary Merger Agreement and (ii) the date on which the shareholders of the Company, to the extent that their approval is required by applicable law, approve the transactions contemplated by this Agreement. As used in this Agreement, "Consent" shall mean a consent, approval or authorization, waiver, clearance, exemption or similar affirmation by any person pursuant to any contract, permit, law, regulation or order, and "Regulatory Authorities" shall mean, collectively, the Federal Trade Commission (the "FTC"), the United States Department of Justice (the "Justice Department"), the Board of Governors of the Federal Reserve System (the "FRB"), the Office of Thrift Supervision (including its predecessor, the Federal Home Loan Bank Board) (the "OTS"), the Office of the Comptroller of the Currency (the "OCC"), the Federal Deposit Insurance Corporation (the "FDIC"), and all state regulatory agencies having jurisdiction over the parties and their respective bank subsidiaries, the National Association of Securities Dealers, Inc., all national securities exchanges and the Securities and Exchange Commission (the "SEC").

                          (b)     The closing of the Merger (the "Closing")
shall take place at the principal offices of the Company at 10:00 a.m. local time on the day that the Effective Time of the Merger occurs, or such other date and time and place as the parties hereto may agree (the "Closing Date"). Subject to the provisions of this Agreement, at the Closing there shall be delivered to each of the parties hereto the opinions, certificates and other documents and instruments required to be so delivered pursuant to this Agreement.

                          (c)     The location of the home office of the
Surviving Corporation shall be 6821 Southpoint Drive North, Suite 101, Jacksonville, Florida 32216.

         Section 1.2 Effect of Merger. (a) At the Effective Time of the Merger, the Company shall be merged with and into ST-Sub and the separate existence of the Company shall cease. The Articles of Incorporation and Bylaws of ST-Sub, as in effect on the date hereof and as otherwise amended prior to the Effective Time of the Merger, shall be the Articles of Incorporation and the Bylaws of the Surviving Corporation until further amended as provided therein and in accordance with applicable law. The Surviving Corporation shall have all the rights, privileges, immunities and powers and shall be subject to all the duties and liabilities of a corporation organized under the laws of the State of Florida and shall thereupon and thereafter possess all other privileges, immunities and franchises of a private, as well as of a public nature, of each of the constituent corporations. All property (real, personal and mixed) and all debts on whatever account, including subscriptions to shares, and all choses in action, all and every other interest, of or belonging to or due to each of the constituent corporations so merged shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed. The title to any real estate, or any interest therein, vested in any of the constituent corporations shall not revert or be in any way impaired by reason of the Merger. The Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations of each of the constituent corporations so merged and any claim existing or action or proceeding pending by or against either of the constituent corporations may be prosecuted as if the Merger had not taken place or the Surviving Corporation may be substituted in its place. Neither the rights of creditors nor any liens upon the property of any constituent corporation shall be impaired by the Merger.

                          (b)     The shares of common stock, par value $0.01,
of ST-Sub issued and outstanding immediately prior to the Effective Time of the Merger shall remain outstanding and unchanged after the Merger and shall thereafter constitute all of the issued and outstanding shares of capital stock of the Surviving Corporation.

         Section 1.3 Further Assurances. From and after the Effective Time of the Merger, as and when requested by the Surviving Corporation, the officers and directors of the Company last in office shall execute and deliver or cause to be executed and delivered in the name of the Company such deeds and other instruments and take or cause to be taken such further or other actions as shall be necessary in order to vest or perfect in or confirm of record or otherwise to the Surviving Corporation title to and possession of all of the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of the Company.

         Section 1.4 Directors and Officers. From and after the Effective Time of the Merger, the directors of the Surviving Corporation shall be those persons theretofore serving as directors of ST-Sub and the officers of the Surviving Corporation shall be those persons who are serving in such capacity immediately prior to the Effective Time of the Merger, and such additional persons, in each case, as SouthTrust, at or prior to the Effective Time of the Merger, shall designate in writing.



                                   ARTICLE II

                   CONVERSION OF CONSTITUENTS' CAPITAL SHARES


         Section 2.1 Manner of Conversion of Company Shares. Subject to the provisions hereof, as of the Effective Time of the Merger and by virtue of the Merger and without any further action on the part of the holder of any Company Shares:

         (a) All Company Shares which are held by the Company as treasury stock, if any, shall be canceled and retired and no consideration shall be paid or delivered in exchange therefor.

         (b) Subject to the terms and conditions of this Agreement, including, without limitation, Section 2.2 hereof and except with regard to Dissenting Company Shares (as hereinafter defined), each Company Share outstanding immediately prior to the Effective Time of the Merger shall be converted into the right to receive 4.80 SouthTrust Shares (such fraction, as may be adjusted, as provided herein, being hereinafter referred to as the "Conversion Ratio"); provided, however, that if 4.80, when multiplied by the average last sales price of SouthTrust Shares for the seven (7) trading days immediately preceding the second trading day prior to the Effective Time of the Merger, as reported by the Automated Quotation System of the National Association of Securities Dealers, Inc. - National Market System ("NASDAQ"), results in the value of each Company Share being less than $88.80 (the "Price Condition"), SouthTrust, by an instrument in writing delivered to the Company prior to 11:00 a.m., Birmingham, Alabama time, on the last trading day prior to the Effective Time of the Merger, may elect to adjust the Conversion Ratio so that the Conversion Ratio, when multiplied by such average last sales price of SouthTrust Shares as set forth above, shall equal $88.80; provided further that if SouthTrust does not elect to adjust the Conversion Ratio in such manner, the Company shall be entitled at its option, to terminate this Agreement forthwith by delivery to SouthTrust of an instrument, in writing to such effect (the "Special Termination Right"). The Conversion Ratio, including the number of SouthTrust Shares issuable in the Merger, shall be subject to a proportionate adjustment in the event of any stock split, reverse stock split, dividend payable in SouthTrust Shares, reclassification or similar distribution whereby SouthTrust issues SouthTrust Shares or any securities convertible into or exchangeable for SouthTrust Shares without receiving any consideration in exchange therefor, provided that the record date of such transaction is a date after the date of the Agreement and prior to the Effective Time of the Merger.

         (c) Each outstanding Company Share, the holder of which has demanded and perfected his demand for payment of the "fair or appraised" value of such share in accordance with Sections
                 607.1301 and 607.1302 of the Florida Business Corporation Act (the "Dissent Provisions"), to the extent applicable, and has not effectively withdrawn or lost his right to such appraisal (the "Dissenting Company Shares"), shall not be converted into or represent a right to receive the SouthTrust Shares issuable in the Merger but the holder thereof shall be entitled only to such rights as are granted by the Dissent Provisions. The Company





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
                 shall give SouthTrust prompt notice upon receipt by the Company of any written objection to the Merger and any written demands for payment of the fair or appraised value of Company Shares, and of withdrawals of such demands, and any other instruments provided to the Company pursuant to the Dissent Provisions (any shareholder duly making such demand being hereinafter called a "Dissenting Shareholder"). Each Dissenting Shareholder who becomes entitled, pursuant to the Dissent Provisions, to payment of fair value for any Company Shares held by such Dissenting Shareholder shall receive payment therefor from the Surviving Corporation (but only after the amount thereof shall have been agreed upon or at the times and in the amounts required by the Dissent Provisions) and all of such Dissenting Shareholder's Company Shares shall be canceled. Neither the Company nor the Surviving Corporation shall, except with the prior written consent of SouthTrust, voluntarily make any payment with respect to, or settle or offer to settle, any demand for payment by any Dissenting Shareholder. If any Dissenting Shareholder shall have failed to perfect or shall have effectively withdrawn or lost such right to demand payment of fair or appraised value, Company Shares held by such Dissenting Shareholder shall thereupon be deemed to have been converted into the right to receive the consideration to be issued in the Merger as provided by this Agreement.

         Section 2.2 Fractional Shares. Notwithstanding any other provision of this Agreement, each holder of Company Shares converted pursuant to the Merger, who would otherwise have been entitled to receive a fraction of a SouthTrust Share (after taking into account all certificates delivered by such holder), shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of such SouthTrust Share, multiplied by the market value of one SouthTrust Share at the Effective Time of the Merger. The market value of one SouthTrust Share at the Effective Time of the Merger shall be the last sale price of such SouthTrust Shares as reported by NASDAQ on the last trading day preceding the Effective Time of the Merger or, if the SouthTrust Shares hereafter become listed for trading on any national securities exchange registered under the Securities Exchange Act of 1934, the last sale price of such SouthTrust Shares on the applicable date as reported on the principal securities exchange on which the SouthTrust Shares are then listed for trading. No such holder will be entitled to dividends, voting rights or any other rights as a shareholder in respect of any fractional share.

         Section 2.3 Effectuating Conversion (a) Mellon Securities Trust Company, or such other institution as SouthTrust may designate, shall serve as the exchange agent (the "Exchange Agent"). The Exchange Agent may employ sub-agents in connection with performing its duties. As of the Effective Time of the Merger, SouthTrust will deliver or cause to be delivered to the Exchange Agent the consideration to be paid by SouthTrust for Company Shares, along with the appropriate cash payment in lieu of fractional interests in SouthTrust Shares. As promptly as practicable after the Effective Time of the Merger, the Exchange Agent shall send or cause to be sent to each former holder of record of Company Shares transmittal materials (the "Letter of Transmittal") for use in exchanging their certificates formerly representing Company Shares for the consideration provided for in this Agreement. The Letter of Transmittal will contain instructions with respect to the surrender of certificates representing Company Shares and the receipt of the consideration contemplated by this Agreement and will require each holder of Company Shares to transfer good and marketable title to such Company Shares to SouthTrust, free and clear of all liens, claims and encumbrances. Amounts that would have been payable to Dissenting Shareholders for Company Shares but for the fact of their dissent in accordance with the provisions of Section 2.1(c) hereof shall be returned by the Exchange Agent to SouthTrust as promptly as is practicable.

                 (b) At the Effective Time of the Merger, the stock transfer books of the Company shall be closed as to holders of Company Shares immediately prior to the Effective Time of the Merger and no transfer of Company Shares by any such holder shall thereafter be made or recognized and each outstanding certificate formerly representing Company Shares shall, without any action on the part of any holder thereof, no longer represent Company Shares. If, after the Effective Time of the Merger, certificates are properly presented to the Exchange Agent, such certificates shall be exchanged for the consideration contemplated by this Agreement into which Company Shares represented thereby were converted in the Merger.

                 (c) In the event that any holder of Company Shares is unable to deliver the certificate which represents such holder's Company Shares, SouthTrust, in the absence of actual notice that any Company Shares





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
theretofore represented by any such certificate have been acquired by a bona fide purchaser, may, in its discretion, deliver to such holder the consideration contemplated by this Agreement and the amount of cash representing fractional SouthTrust Shares to which such holder is entitled in accordance with the provisions of this Agreement upon the presentation of all of the following:

                 (i) An affidavit or other evidence to the reasonable satisfaction of SouthTrust that any such certificate has been lost, wrongfully taken or destroyed;

                 (ii) Such security or indemnity as may be reasonably requested by SouthTrust to indemnify and hold SouthTrust harmless; and

                 (iii) Evidence to the satisfaction of SouthTrust that such holder is the owner of Company Shares theretofore represented by each certificate claimed by such holder to be lost, wrongfully taken or destroyed and that such holder is the person who would be entitled to present each such certificate for exchange pursuant to this Agreement.

                 (d) In the event that the delivery of the consideration contemplated by this Agreement and the amount of cash representing fractional SouthTrust Shares are to be made to a person other than the person in whose name any certificate representing Company Shares surrendered is registered, such certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer), with the signature(s) appropriately guaranteed, and otherwise in proper form for transfer, and the person requesting such delivery shall pay any transfer or other taxes required by reason of the delivery to a person other than the registered holder of such certificate surrendered or establish to the satisfaction of SouthTrust that such tax has been paid or is not applicable.

                 (e) No holder of Company Shares shall be entitled to receive any dividends or distributions declared or made with respect to the SouthTrust Shares with a record date before the Effective Time of the Merger. Neither the consideration contemplated by this Agreement, any amount of cash representing fractional SouthTrust Shares nor any dividend or other distribution with respect to SouthTrust Shares where the record date thereof is on or after the Effective Time of the Merger shall be paid to the holder of any unsurrendered certificate or certificates representing Company Shares, and SouthTrust shall not be obligated to deliver any of the consideration contemplated by this Agreement, any amount of cash representing fractional SouthTrust Shares or any such dividend or other distribution with respect to SouthTrust Shares until such holder shall surrender the certificate or certificates representing Company Shares as provided for by the Agreement. Subject to applicable laws, following surrender of any such certificate or certificates, there shall be paid to the holder of the certificate or certificates then representing SouthTrust Shares issued in the Merger, without interest at the time of such surrender, the consideration contemplated by this Agreement, the amount of any cash representing fractional SouthTrust Shares and the amount of any dividends or other distributions with respect to SouthTrust Shares to which such holder is entitled as a holder of SouthTrust Shares.

         Section 2.4 Laws of Escheat. If any of the consideration due or other payments to be paid or delivered to the holders of Company Shares is not paid or delivered within the time period specified by any applicable laws concerning abandoned property, escheat or similar laws, and if such failure to pay or deliver such consideration occurs or arises out of the fact that such property is not claimed by the proper owner thereof, SouthTrust or the Exchange Agent shall be entitled to dispose of any such consideration or other payments in accordance with applicable laws concerning abandoned property, escheat or similar laws. Any other provision of this Agreement notwithstanding, none of the Company, SouthTrust, ST-Sub, the Exchange Agent, nor any other person acting on their behalf shall be liable to a holder of Company Shares for any amount paid or property delivered in good faith to a public official pursuant to and in accordance with any applicable abandoned property, escheat or similar law.





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
                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY


         The Company hereby represents and warrants to ST-Sub and SouthTrust as follows as of the date hereof and as of all times up to and including the Effective Time of the Merger (except as otherwise provided):

         Section 3.1 Corporate Organization. (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. The Company has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as such business is now being conducted, and the Company is duly licensed or qualified to do business in each jurisdictions where the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it make such qualification necessary, except where the failure to be so licensed or qualified would not have a material adverse effect on the business, assets, operations, financial condition or results of operations (such business, assets, operations, financial condition or results of operations hereinafter collectively referred to as the "Condition") of the Company on a consolidated basis. The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. True and correct copies of the Articles of Incorporation of the Company and the Bylaws of the Company, each as amended to the date hereof, have been delivered to SouthTrust.

                 (b) The Bank is a state banking corporation duly organized, validly existing and in good standing under the laws of the State of Florida. The Bank has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as such business is now being conducted, and the Bank is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a material adverse effect on the Condition of the Bank. True and correct copies of the Articles of Incorporation and the Bylaws of the Bank, as amended to the date hereof, have been delivered to SouthTrust.

                 (c) Each of the Company and the Bank has in effect all federal, state, local and foreign governmental, regulatory and other authorizations, permits and licenses necessary for each of them to own or lease its properties and assets and to carry on its business as now conducted, the absence of which, either individually or in the aggregate, would have a material adverse effect on the Condition of the Company on a consolidated basis.

                 (d) Except for the Bank and except as set forth in Disclosure Schedule 3.1(d), the Company does not own any capital stock of any subsidiary, and the Bank does not own any capital stock of any subsidiary; the Company and the Bank do not have any interest in any partnership or joint venture; for purposes of this Agreement, a "subsidiary" means any corporation or other entity of which the party referred to beneficially owns, controls, or has the power to vote, directly or indirectly, more than 5% of the outstanding equity securities.

                 (e) The minute books of the Company and the Bank contain complete and accurate records in all material respects of all meetings and other corporate actions held or taken by their respective shareholders and Boards of Directors (including all committees thereof).

         Section 3.2 Capitalization. (a) The authorized capital stock of the Company consists of 200,000 shares of common stock, par value $0.01 (hereinbefore and hereinafter referred to as "Company Shares"), 80,000 shares of which as of the date hereof are issued and outstanding (none of which is held in the treasury of the Company). All of the issued and outstanding Company Shares have been duly authorized and validly issued and all such shares are fully paid and nonassessable. As of the date hereof, there are no outstanding options, warrants, commitments, or other rights or instruments to purchase or acquire any shares of capital stock of the Company, or any securities or rights convertible into or exchangeable for shares of capital stock of the Company.

                 (b) The authorized capital stock of the Bank consists of 80,000 shares of common stock, par value of $5.00, 80,000 shares of which as of the date hereof are issued and outstanding (none of which is held in the treasury of the Bank) (the "Bank Shares"). All of the issued and outstanding Bank Shares have been duly authorized and validly issued and all such shares are fully paid and nonassessable. As of the date hereof, there are no outstanding options, warrants, commitments or other rights or instruments to purchase or acquire any shares of capital stock of the Bank, or any securities or rights convertible into or exchangeable for shares of capital stock of the Bank.

                 (c) Except as may be limited or required by applicable laws relating to state banks, all of the issued and outstanding shares of capital stock of the Bank:

                          (i)     are owned by the Company; and

                          (ii) are so owned free and clear of all liens and encumbrances and adverse claims thereto.

         Section 3.3 Financial Statements; Filings. (a) The Bank has previously delivered to SouthTrust copies of the financial statements of the Bank as of and for the years ended December 31, 1991, 1992 and 1993 and the financial statements of the Bank as of and for the periods ended March 31, 1994, June 30, 1994 and September 30, 1994, and the Bank shall deliver to SouthTrust, as soon as practicable following the preparation of additional financial statements for each subsequent calendar quarter (or other reporting period) or year of the Bank, the financial statements of the Bank as of and for such subsequent calendar quarter (or other reporting period) or year (such financial statements, unless otherwise indicated, being hereinafter referred to collectively as the "Financial Statements of the Bank").

                 (b) The Bank has previously delivered to SouthTrust copies of the Call Reports of the Bank as of and for the years ended December 31, 1991, 1992 and 1993 and the Call Reports of the Bank as of and for the periods ended March 31, 1994, June 30, 1994 and September 30, 1994, and the Bank shall deliver to SouthTrust, as soon as practicable following the preparation of additional Call Reports for each subsequent calendar quarter (or other reporting period) or year of the Bank, the Call Reports of the Bank as of and for each such subsequent calendar quarter (or other reporting period) or year (such Call Reports, unless otherwise indicated, being hereinafter referred to collectively as the "Call Reports of the Bank").

                 (c) The Company has previously delivered to SouthTrust copies of the consolidated financial statements of the Company as of and for the years ended December 31, 1991, 1992 and 1993, and the consolidated financial statements of the Company as of and for the periods ended March 31, 1994, June 30, 1994 and September 30, 1994, and the Company shall deliver to SouthTrust, as soon as practicable following the preparation of additional consolidated financial statements for each subsequent calendar quarter (or other reporting period) or year of the Company, the consolidated financial statements of the Company as of and for such subsequent calendar quarter (or other reporting period) or year (such financial statements, unless otherwise indicated, being hereinafter referred to collectively as the "Financial Statements of the Company").

                 (d) Each of the Financial Statements of the Company, each of the Financial Statements of the Bank, and each of the Call Reports of the Bank (including the related notes, where applicable) have been or will be prepared in all material respects in accordance with generally accepted accounting principles or regulatory accounting principles, whichever is applicable, which principles have been or will be consistently applied during the periods involved, except as otherwise noted therein, and the books and records of the Company and the Bank have been, are being, and will be maintained in all material respects in accordance with applicable legal and accounting requirements and reflect only actual transactions. Each of the Financial Statements of the Company, each of the Financial Statements of the Bank, and each of the Call Reports of the Bank (including the related notes, where applicable) fairly present or will fairly present the financial position of the Company on a consolidated basis and the financial position of the Bank (as the case may be) as of the respective dates thereof and fairly present or will fairly present the results of operations of the Company on a consolidated basis and the results of operations of the Bank (as the case may be) for the respective periods therein set forth.

                 (e) To the extent not prohibited by law, the Company has heretofore delivered or made available, or caused to be delivered or made available, to SouthTrust all reports and filings made or required to be made by the Company or the Bank with the Regulatory Authorities, and will from time to time hereafter furnish, or cause the Bank to furnish, to SouthTrust, upon filing or furnishing the same to the Regulatory Authorities, all such reports and filings made after the date hereof with the Regulatory Authorities. As of the respective dates of such reports and filings, all such reports and filings did not and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                 (f) Since September 30, 1994, neither the Company nor the Bank has incurred any obligation or liability (contingent or otherwise) that has or might reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Condition of the Company on a consolidated basis, except obligations and liabilities (i) which are accrued or reserved against in the Financial Statements of the Company, the Financial Statements of the Bank or the Call Reports of the Bank, or reflected in the notes thereto, or (ii) which were incurred after September 30, 1994, in the ordinary course of business consistent with past practices. Since September 30, 1994, neither the Company nor the Bank have incurred or paid any obligation or liability which would be material to the Condition of the Company on a consolidated basis, except as may have been incurred or paid in the ordinary course of business, consistent with past practices.

         Section 3.4      Loan Portfolio.  Except as set forth in Disclosure
Schedule 3.4, (i) to the best knowledge of the Company and the Bank, all evidences of indebtedness in original principal amount in excess of $20,000 reflected as assets in the Financial Statements of the Company, the Financial Statements of the Bank and the Call Reports of the Bank as of and for the year ended December 31, 1993 and the period ended September 30, 1994, were, as of such dates, in all respects the binding obligations of the respective obligors named therein in accordance with their respective terms, (ii) the allowances for possible loan losses shown on the Financial Statements of the Company, the Financial Statements of the Bank and the Call Reports of the Bank as of and for the year ended December 31, 1993 and the period ended September 30, 1994 were, and the allowance for possible loan losses to be shown on the Financial Statements of the Company, the Financial Statements of the Bank and the Call Reports of the Bank as of any date subsequent to the execution of this Agreement will be, as of such dates, adequate to provide for possible losses, net of recoveries relating to loans previously charged off, in respect of loans outstanding (including accrued interest receivable) of the Company and the Bank and other extensions of credit (including letters of credit or commitments to make loans or extend credit), and (iii) each such allowance described in (ii) above has been established in accordance with the accounting principles described in Section 3.3(d).

         Section 3.5 Certain Loans and Related Matters. Except as set forth in Disclosure Schedule 3.5, neither the Company nor the Bank are parties to any written or oral: (i) loan agreement, note or borrowing arrangement, other than credit card loans and other loans the unpaid balance of which does not exceed $20,000 per loan, under the terms of which the obligor is sixty (60) days delinquent in payment of principal or interest or in default of any other provision as of the date hereof; (ii) loan agreement, note or borrowing arrangement which has been classified or, in the exercise of reasonable diligence by the Company, the Bank, or any Regulatory Authority, should have been classified as "substandard," "doubtful," "loss," "other loans especially mentioned", "other assets especially mentioned" or any comparable classifications by such persons; (iii) loan agreement, note or borrowing arrangement, including any loan guaranty, with any director or executive officer of the Company, the Bank or any ten percent (10%) shareholder of the Company, or any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing; or (iv) to the best knowledge of the Company and the Bank, loan agreement, note or borrowing arrangement in violation of any law, regulation or rule applicable to the Company or the Bank including, but not limited to, those promulgated, interpreted or enforced by any of the Regulatory Authorities and which violation could have a material adverse effect on the Condition of the Company on a consolidated basis. As of the date of any Financial Statement of the Company, any Financial Statement of the Bank and any Call Report of the Bank subsequent to the execution of this Agreement, including the date of the Financial Statements of the Company, the Financial Statements of the Bank, and the Call Reports of the Bank that immediately precede the Effective Time of the Merger, there shall not have been any material increase in the loan agreements, notes or borrowing arrangements described in (i) through (iv) above and Disclosure Schedule 3.5.

         Section 3.6 Authority; No Violation. (a) The Company has full corporate power and authority to execute and deliver this Agreement and, subject to the approval of the shareholders of the Company and to the receipt of the Consents of the Regulatory Authorities, to consummate the transactions contemplated hereby. The Board of Directors of the Company has duly and validly approved this Agreement and the transactions contemplated hereby, has authorized the execution and delivery of this Agreement, has directed that this Agreement and the transactions contemplated hereby be submitted to the Company's shareholders for approval at a meeting of such shareholders and, except for the adoption of such Agreement by its shareholders, no other corporate proceedings on the part of the Company are necessary to consummate the transactions so contemplated. This Agreement, when duly and validly executed by the Company and delivered by the Company, will constitute a valid and binding obligation of the Company, and will be enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

                 (b) Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby, nor compliance by the Company with any of the terms or provisions hereof, will (i) violate any provision of the Articles of Incorporation or Bylaws of the Company or the Articles of Incorporation or Bylaws of the Bank, (ii) assuming that the Consents of the Regulatory Authorities and approvals referred to herein are duly obtained, and to the best knowledge of the Company and the Bank, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Company or the Bank or any of their respective properties or assets, or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by or result in the creation of any lien, security interest, charge or other encumbrance upon any of the respective properties or assets of the Company or the Bank under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, deed of trust, license, permit, lease, agreement or other instrument or obligation to which the Company or the Bank is a party, or by which any of them or any of their respective properties or assets may be bound or affected.

         Section 3.7 Consents and Approvals. Except for (i) the filing by SouthTrust of a Registration Statement on Form S-4 with the SEC, which will include a proxy statement of the Company relating to the meeting of the shareholders of the Company at which the Merger is to be considered (the "Proxy Statement"); (ii) the Consents of the FRB, the FDIC and the Florida Department of Banking and Finance; (iii) approval of this Agreement by the respective shareholders of ST-Sub and the Company; (iv) filing of Articles of Merger with the State of Florida; and (v) as set forth in Disclosure Schedule 3.7, no Consents of any person are necessary in connection with the execution and delivery by the Company of this Agreement, and the consummation by the Company of the Merger and the other transactions contemplated hereby.

         Section 3.8 Broker's Fees. Neither the Company nor the Bank, nor any of their respective officers or directors, has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement.

         Section 3.9 Absence of Certain Changes or Events. Since September 30, 1994, there has not been (i) any declaration, payment or setting aside of any dividend or distribution (whether in cash, stock or property) in respect of Company Shares, except as otherwise contemplated by Section 5.1(b)(ii) of this Agreement, or (ii) any change or any event involving a prospective change in the Condition of the Company on a consolidated basis which has had, or is reasonably likely to have, a material adverse effect on the Condition of the Company on a consolidated basis or on the Company or the Bank including, without limitation, any change in the administration or supervisory standing or rating of the Company or the Bank with any Regulatory Authority, and to the best knowledge of the Company and the Bank, no fact or condition exists as of the date hereof which the Company or the Bank reasonably believe will cause any such event or change in the future.

         Section 3.10 Legal Proceedings; Etc. Except as set forth in Disclosure Schedule 3.10, neither the Company nor the Bank is a party to any, and there are no pending or, to the knowledge of the Company or the Bank, threatened, judicial, administrative, arbitral or other proceedings, claims, actions, causes of action or governmental investigations against the Company or the Bank challenging the validity of the transactions contemplated by this Agreement and, to the knowledge of the Company and the Bank as of the date hereof, there is no material proceeding, claim, action or governmental investigation against the Company or the Bank; no judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator is outstanding against the Company or the Bank which has a material adverse effect on the Condition of the Company on a consolidated basis; there is no default by the Company or the Bank under any material contract or agreement to which the Company or the Bank is a party; and neither the Company nor the Bank is a party to any agreement, order or memorandum in writing by or with any Regulatory Authority restricting the operations of the Company or the Bank and neither the Company nor the Bank has been advised by any Regulatory Authority that any such Regulatory Authority is contemplating issuing or requesting the issuance of any such order or memorandum in the future.

         Section 3.11 Taxes and Tax Returns. (a) The Company has previously delivered or made available to SouthTrust copies of the federal income tax returns of the Company and, if consolidated returns do not exist for all periods, of the Bank, for the years 1991, 1992 and 1993 and all schedules and exhibits thereto, and will provide SouthTrust with a copy of its federal income tax return for the year 1994 with all schedules and exhibits thereto,





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when such return is filed, and, to the knowledge of the Company and the Bank, such returns (except for ____________) have not been examined by the Internal Revenue Service. Except as reflected in Disclosure Schedule 3.11, the Company and the Bank have duly filed in correct form all federal, state and local information returns and tax returns required to be filed by either of them on or prior to the date hereof, and to the best knowledge of the Company and the Bank, the Company and the Bank have duly paid or made adequate provisions for the payment of all taxes and other governmental charges which have been incurred or are due or claimed to be due from either of them by any federal, state or local taxing authorities (including, without limitation, those due in respect of the properties, income, business, capital stock, deposits, franchises, licenses, sales and payrolls of the Company and the Bank) other than taxes and other charges which (i)(A) are not yet delinquent or (B) are being contested in good faith or (ii) have not been finally determined. The amounts set forth as liabilities for taxes on the Financial Statements of the Company, the Financial Statements of the Bank and the Call Reports of the Bank are sufficient, in the aggregate, for the payment of all unpaid federal, state and local taxes (including any interest or penalties thereon), whether or not disputed, accrued or applicable, for the periods then ended, and have been computed in accordance with generally accepted accounting principles. Neither the Company nor any of its subsidiaries is responsible for the taxes of any other person other than the Company and its subsidiaries, under treasury Regulation 1.1502-6 or any similar provision of federal, state or foreign law.

                 (b) (i) To the best knowledge of the Company and the Bank, proper and accurate amounts have been withheld by the Company and the Bank from their employees and others for all prior periods in compliance in all material respects with the tax withholding provisions of all applicable federal, state and local laws and regulations, and proper due diligence steps have been taken in connection with back-up withholding, (ii) federal, state and local returns have been filed by the Company and the Bank for all periods for which returns were due with respect to income tax withholding, Social Security and unemployment taxes and (iii) the amounts shown on such returns to be due and payable have been paid in full or adequate provision therefor has been included by either the Company or the Bank in the Financial Statements of the Company or the Financial Statements of the Bank, as the case may be.

         Section 3.12 Employee Benefit Plans. (a) Neither the Company nor the Bank has or maintains any "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), except as described in Disclosure Schedule 3.12(a).

                 (b) Neither the Company nor the Bank (or any pension plan maintained by either of them) has incurred any liability to the Pension Benefit Guaranty Corporation ("PBGC") or the Internal Revenue Service with respect to any pension plan qualified under Section 401 of the Code, except liabilities to the PBGC pursuant to Section 4007 of ERISA, all which have been fully paid. No reportable event under Section 4043(b) of ERISA (including events waived by PBGC regulation) has occurred with respect to any such pension plan.

                 (c) Neither the Company nor the Bank has incurred any material liability under Section 4201 of ERISA for a complete or partial withdrawal from, or agreed to participate in, any multi-employer plan as such term is defined in Section 3(37) of ERISA.

                 (d) All "employee benefit plans," as defined in Section 3(3) of ERISA, that are maintained by the Company and the Bank, comply in all material respects with ERISA. Neither the Company nor the Bank has any material liability under any such plan that is not reflected in the Financial Statements of the Company, the Financial Statements of the Bank or the Call Reports of the Bank.

                 (e) No prohibited transaction (which shall mean any transaction prohibited by Section 406 of ERISA and not exempt under Section 408 of ERISA) has occurred with respect to any employee benefit plan maintained by the Company or the Bank (i) which would result in the imposition, directly or indirectly, of a material excise tax under Section 4975 of the Code or a material civil penalty under Section 502(i) of ERISA, or (ii) the correction of which would have a material adverse effect on the Condition of the Company or the Bank; and, to the best knowledge of the Company and the Bank no actions have occurred which could result in the imposition of a penalty under any section or provision of ERISA.

                 (f) No employee benefit plan which is a defined benefit pension plan has any "unfunded current liability," as that term is defined in
Section 302(d)(8)(A) of ERISA, and the present fair market value of the assets of any such plan exceeds the plan's "benefit liabilities," as that term is defined in Section 4001(a)(16) of

ERISA, when determined under actuarial factors that would apply if the plan terminated in accordance with all applicable legal requirements.

                 (g) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any material payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any officer or employee of the Company or the Bank under any benefit plan or otherwise, (ii) materially increase any benefits otherwise payable under any benefit plan or (iii) result in any acceleration of the time of payment or vesting of any such benefits to any material extent.

         Section 3.13 Title and Related Matters. (a) Except as set forth in Disclosure Schedule 3.13(a), the Company and the Bank have good title, and as to owned real property, have good and marketable title in fee simple absolute, to all assets and properties, real or personal, tangible or intangible, reflected as owned by or leased or subleased by or carried under the name of either of them on the Financial Statements of the Company, the Financial Statements of the Bank, or the Call Reports of the Bank or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since September 30, 1994), free and clear of all liens, encumbrances, mortgages, security interests, restrictions, pledges or claims, except for (i) those liens, encumbrances, mortgages, security interests, restrictions, pledges or claims reflected in the Financial Statements of the Company, the Financial Statements of the Bank, and the Call Reports of the Bank or incurred in the ordinary course of business after September 30, 1994, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, and
(iii) liens, encumbrances, mortgages, security interests, pledges, claims and title imperfections that are not in the aggregate material to the Condition of the Company on a consolidated basis.

                 (b) All agreements pursuant to which the Company or the Bank leases, subleases or licenses material real or material personal properties from others are valid, binding and enforceable in accordance with their respective terms, and there is not, under any of such leases or licenses, any existing default or event of default, or any event which with notice or lapse of time, or both, would constitute a default or force majeure, or provide the basis for any other claim of excusable delay or nonperformance, except for defaults which individually or in the aggregate would not have a material adverse effect on the Condition of the Company on a consolidated basis.

                 (c) Other than real estate owned, acquired by foreclosure or voluntary deed in lieu of foreclosure (i) all of the buildings, structures and fixtures owned, leased or subleased by the Company and the Bank are in good operating condition and repair, subject only to ordinary wear and tear and/or minor defects which do not interfere with the continued use thereof in the conduct of normal operations, and (ii) all of the material personal properties owned, leased or subleased by the Company and the Bank are in good operating condition and repair, subject only to ordinary wear and tear and/or minor defects which do not interfere with the continued use thereof in the conduct of normal operations.

         Section 3.14 Real Estate. (a) Disclosure Schedule 3.14(a) identifies and sets forth a complete legal description for each parcel of real estate or interest therein owned, leased or subleased by the Company or the Bank or in which the Company or the Bank has any ownership or leasehold interest.

                 (b) Disclosure Schedule 3.14(b) lists or otherwise describes each and every written or oral lease or sublease under which the Company or the Bank is the lessee of any real property and which relates in any manner to the operation of the businesses of the Company or the Bank. All rentals due under such leases have been paid, and to the best knowledge of the Company and the Bank, there exists no material default under the terms of any lease and no event has occurred which, upon the passage of time or giving of notice, or both, would result in any event of default or prevent the Company or the Bank, as appropriate, from exercising and obtaining the benefits of any options or other rights contained therein, except for defaults which individually or in the aggregate would not have a material adverse effect on the Condition of the Company on a consolidated basis. Except as set forth in Disclosure Schedule 3.14(b), the Company and the Bank have all right, title and interest as a lessee under the terms of each lease or sublease, free and clear of all liens, claims or encumbrances (other than the rights of the lessor), and all such leases are valid and in full force and effect. The Company and the Bank have the right under each such lease and sublease to occupy, use, possess, and control all property leased or subleased by the Company and the Bank and, as of the Effective Time of the Merger, shall have the right to transfer each lease or sublease pursuant to this Agreement.

                 (c) To the best knowledge of the Company and the Bank, neither the Company nor the Bank has violated, or is currently in violation of, any law, regulation or ordinance relating to the ownership or use of the real estate and real estate interests described in Disclosure Schedules 3.14(a) and 3.14(b) including, but not limited to any law, regulation or ordinance relating to zoning, building, occupancy, environmental or comparable matter which individually or in the aggregate would have a material adverse effect on the Condition of the Company on a consolidated basis.

                 (d) Except as set forth in Disclosure Schedule 3.14(d), as to each parcel of real property owned or used by the Company or the Bank, neither the Company nor the Bank has received notice of any pending or, to the knowledge of the Company and the Bank, threatened condemnation proceedings, litigation proceedings or mechanics or materialmen's liens.

         Section 3.15     Environmental Matters.

                 (a) Each of the Company and the Bank, the Participation Facilities (as defined below), and the Loan Properties (as defined below) are, and have been, in compliance with all applicable laws, rules, regulations, standards and requirements of the United States Environmental Protection Agency and all state and local agencies with jurisdiction over pollution or protection of the environment, except for violations which, individually or in the aggregate, will not have a material adverse effect on the Condition of the Company on a consolidated basis.

                 (b) There is no litigation pending or, to the knowledge of the Company and the Bank, threatened before any court, governmental agency or board or other forum in which the Company or the Bank or any Participation Facility has been or, with respect to threatened litigation, may be, named as defendant (i) for alleged noncompliance (including by any predecessor), with any Environmental Law (as defined below) or (ii) relating to the release into the environment of any Hazardous Material (as defined below) or oil, whether or not occurring or on a site owned, leased or operated by the Company or the Bank or any Participation Facility, except for such litigation pending or threatened that will not, individually or in the aggregate, have a material adverse effect on the Condition of the Company on a consolidated basis.

                 (c) There is no litigation pending or, to the knowledge of the Company and the Bank, threatened before any court, governmental agency or board or other forum in which any Loan Property (or the Company or the Bank in respect of such Loan Property) has been or, with respect to threatened litigation, may be, named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material or oil, whether or not occurring at, on or involving a Loan Property, except for such litigation pending or threatened that will not individually or in the aggregate, have a material adverse effect on the Condition of the Company on a consolidated basis.

                 (d) To the knowledge of the Company and the Bank, there is no reasonable basis for any litigation of a type described in Sections 3.15(b) or 3.15(c) of this Agreement, except as will not have, individually or in the aggregate, a material adverse effect on the Condition of the Company on a consolidated basis.

                 (e) During the period of (i) ownership or operation by the Company or the Bank of any of their respective current properties, (ii) participation by the Company or the Bank in the management of any Participation Facility, or (iii) holding by the Company or the Bank of a security interest in any Loan Property, there have been no releases of Hazardous Material or oil in, on, under or affecting such properties, except where such releases have not and will not, individually or in the aggregate, have a material adverse effect on the Condition of the Company on a consolidated basis.

                 (f) Prior to the period of (i) ownership or operation by the Company or the Bank of any of their respective current properties, (ii) participation by the Company or the Bank in the management of any Participation Facility, or (iii) holding by the Company or the Bank of a security interest in any Loan Property, to the knowledge of the Company or the Bank, there were no releases of Hazardous Material or oil in, on, under or affecting any such property, Participation Facility or Loan Property, except where such releases have not and will not, individually or in the aggregate, have a material adverse effect on the Condition of the Company on a consolidated basis.

                 (g) "Environmental Law" means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any regulatory agency relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by substance as a component; "Loan Property" means any property owned by the Company or the Bank, or in which the Company or the Bank holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property; "Hazardous Material" means any pollutant, contaminant, or hazardous substance within the meaning of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq., or any similar federal, state or local law; and "Participation Facility" means any facility in which the Company or the Bank participate in the management and, where required by the context, includes the owner or operator of such facility, but only with respect to such facility.

         Section 3.16 Commitments and Contracts. Except as set forth in Disclosure Schedule 3.16, neither the Company nor the Bank is a party or subject to any of the following (whether written or oral, express or implied):

                 (a) Any employment contract or understanding (including any understandings or obligations with respect to severance or termination pay liabilities or fringe benefits) with any present or former officer, director, employee, including in any such person's capacity as a consultant (other than those which either are terminable at will without any further amount being payable thereunder or as a result of such termination by the Company or the
Bank);

                 (b)      Any labor contract or agreement with any labor union;

                 (c) Any contract covenants which limit the ability of the Company or the Bank to compete in any line of business or which involve any restriction of the geographical area in which the Company or the Bank may carry on its business (other than as may be required by law or applicable regulatory authorities);

                 (d) Any lease (other than real estate leases described on Disclosure Schedule 3.14(b)) or other agreements or contracts with annual payments aggregating $5,000 or more; or

                 (e) Any other contract or agreement which, to the best of the Company's and the Bank's knowledge, would be required to be disclosed in reports filed by the Company with any Regulatory Authority and which has not been so disclosed.

         Section 3.17 Regulatory Matters. Neither the Company nor the Bank has agreed to take any action or has any knowledge of any fact or has agreed to any circumstance that would materially impede or delay receipt of any Consents of any Regulatory Authorities referred to in this Agreement including, matters relating to the Community Reinvestment Act and protests thereunder.

         Section 3.18 Registration Obligations. Neither the Company nor the Bank is under any obligation, contingent or otherwise, which will survive the Merger to register any of its securities under the Securities Act of 1933 or any state securities laws.

         Section 3.19 State Takeover Laws. This Agreement and the transactions contemplated hereby are not subject to or restricted by any applicable state anti-takeover statute.

         Section 3.20 Insurance. The Company and the Bank are presently insured, and during each of the past three calendar years have been insured, for reasonable amounts against such risks as companies or institutions engaged in a similar business would, in accordance with good business practice, customarily be insured. To the knowledge of the Company and the Bank, the policies of fire, theft, liability and other insurance maintained with respect to the assets or businesses of the Company and the Bank provide adequate coverage against loss, and the fidelity bonds in effect as to which the Company or the Bank is named an insured are sufficient for their purpose. Such policies of insurance are listed and described in Disclosure Schedule 3.20.

         Section 3.21 Labor. No work stoppage involving the Company or the Bank is pending as of the date hereof or, to the knowledge of the Company and the Bank, threatened. Neither the Company nor the Bank is involved in, or, to the knowledge of the Company and the Bank, threatened with or affected by, any proceeding asserting that the Company or the Bank has committed an unfair labor practice or any labor dispute, arbitration, lawsuit or administrative proceeding which might reasonably be expected to have a material adverse effect on the Condition of the Company on a consolidated basis. No union represents or claims to represent any employees of the Company or the Bank, and, to the knowledge of the Company and the Bank, no labor union is attempting to organize employees of the Company or the Bank.

         Section 3.22 Compliance with Laws. To the best knowledge of the Company and the Bank, each of the Company and the Bank has conducted its business in accordance with all applicable federal, foreign, state and local laws, regulations and orders, and to the best knowledge of the Company and the Bank, each is in compliance with such laws, regulations and orders, except for such violations or non-compliance, which when taken together as a whole, will not have a material adverse effect on the Condition of the Company on a consolidated basis. Except as disclosed in Disclosure Schedule 3.22, neither the Company nor the Bank:

                 (a) Is in violation of any laws, orders or permits applicable to its business or the employees or agents or representatives conducting its business, except for violations which individually or in the aggregate do not have and will not have a material adverse effect on the Condition of the Company on a consolidated basis; and

                 (b) Has received a notification or communication from any agency or department of federal, state or local government or the Regulatory Authorities or the staff thereof (which notification or communication currently is in effect) (i) asserting that the Company or the Bank is not in compliance with any laws or orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is not reasonably likely to have a material adverse effect on the Condition of the Company on a consolidated basis, (ii) threatening to revoke any permit, the revocation of which is not reasonably likely to have a material adverse effect on the Condition of the Company on a consolidated basis, (iii) requiring the Company or the Bank to enter into any cease and desist order, formal agreement, commitment or memorandum of understanding, or to adopt any resolutions or similar undertakings, or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit in any manner, the operations of the Company or the Bank including, without limitation, any restrictions on the payment of dividends.

         Section 3.23 Transactions with Management. Except for (a) deposits, all of which are on terms and conditions comparable to those made available to other customers of the Bank at the time such deposits were entered into, (b) the agreements listed on Disclosure Schedule 3.16, and (c) the items described on Disclosure Schedule 3.23, there are no contracts with or commitments to present or former stockholders, directors, officers or employees involving the expenditure of more than $1,000 as to any one individual, including, with respect to any business directly or indirectly controlled by any such person, or $5,000 for all such contracts for commitments in the aggregate for all such individuals.

         Section 3.24 Proxy Materials. None of the information relating to the Company and the Bank, and which is furnished in writing by the Company and the Bank for inclusion in the Proxy Statement of the Company to be transmitted the shareholders of the Company in connection with the solicitation of their approval of this Agreement, will, at the time such Proxy Statement is mailed or at the time of the meeting of shareholders to which such Proxy Statement relates, be false or misleading with respect to any material fact, or omit to state any material fact, necessary in order to make a statement therein not false or misleading.

         Section 3.25 Deposit Insurance. The deposit accounts of the Bank are insured by the Bank Insurance Fund in accordance with the provisions of the Federal Deposit Insurance Act (the "Act"); the Bank has paid all regular premiums and special assessments and filed all reports required under the Act.

         Section 3.26 Untrue Statements and Omissions. No representation or warranty contained in Article III of this Agreement or in the Disclosure Schedules of the Company contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE IV

                       REPRESENTATIONS AND WARRANTIES OF
                             SOUTHTRUST AND ST-SUB


         SouthTrust and ST-Sub hereby represent and warrant to the Company as follows as of the date hereof and also on the Effective Time of the Merger (except as otherwise provided):

         Section 4.1 Organization and Related Matters of SouthTrust. (a) SouthTrust is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. SouthTrust has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, or as proposed to be conducted pursuant to this Agreement, and SouthTrust is licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by SouthTrust, or the character or location of the properties and assets owned or leased by SouthTrust makes such licensing or qualification necessary, except where the failure to be so licensed or qualified (or steps necessary to cure such failure) would not have a material adverse effect on the Condition of SouthTrust on a consolidated basis. SouthTrust is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. True and correct copies of the Restated Certificate of Incorporation of SouthTrust and the Bylaws of SouthTrust, each as amended to the date hereof, have been made available to the Company.

                 (b) SouthTrust has in effect all federal, state, local and foreign governmental, regulatory and other authorizations, permits and licenses necessary for it to own or lease its properties and assets and to carry on its business as now conducted, the absence of which, either individually or in the aggregate, would have a material adverse effect on the Condition of SouthTrust on a consolidated basis.

                 (c) The minute books of SouthTrust contain complete and accurate records in all material respects of all meetings and other corporate actions held or taken by the shareholders and Boards of Directors of SouthTrust.

         Section 4.2 Organization and Related Matters of ST-Sub. (a) ST-Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. ST-Sub has, or will have, as of the Effective Time of the Merger, the corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, or as proposed to be conducted pursuant to this Agreement, and ST-Sub is or will be licensed or qualified to do business in each jurisdiction which the nature of the business conducted or to be conducted by ST-Sub, or the character or location or the properties and assets owned or leased by ST-Sub make such licensing or qualification necessary, except where the failure to be so licensed or qualified (or steps necessary to cure such failure) would not have a material adverse effect on the Condition of SouthTrust on a consolidated basis. True and correct copies of the Articles of Incorporation and Bylaws of ST-Sub, as each may be amended to the date hereof, will be made available to the Company.

                 (b) ST-Sub, as of the Effective Time of the Merger, will have in effect all federal, state, local and foreign governmental, regulatory or other authorizations, permits and licenses necessary for it to own or lease its properties and assets and to carry on its business as proposed to be conducted, the absence of which, either individually or in the aggregate, would have a material adverse effect on the Condition of SouthTrust on a consolidated basis.

                 (c) As of the Effective Time of the Merger, the minute books of ST-Sub will contain complete and accurate records in all material respects of all meetings and other corporate actions held or taken by the shareholders and Board of Directors of ST-Sub.

         Section 4.3 Capitalization. As of September 30, 1994, the authorized capital stock of SouthTrust consisted of 200,000,000 shares of common stock, par value $2.50 per share, 81,258,620 shares (which includes the rights associated with such shares pursuant to that certain Rights Agreement dated as of February 22, 1989 between SouthTrust and Mellon Bank, N.A.) of which are issued and outstanding (exclusive of any such shares held in the treasury of SouthTrust as of the date hereof), and 5,000,000 shares of preferred stock, par value $1.00 per share, none of which is issued and outstanding as of the date hereof. All issued and outstanding SouthTrust Shares have been duly authorized and validly issued, and all such shares are fully paid and nonassessable.

         Section 4.4 Authorization. The execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated hereby and in any related agreements, have been or, as of the Effective Time of the Merger, will have been duly authorized by the Boards of Directors of SouthTrust and ST-Sub, and no other corporate proceedings on the part of SouthTrust or ST-Sub are or will be necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement is the valid and binding obligation of SouthTrust and ST-Sub enforceable against each in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought. Neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated hereby will (i) violate any provision of the Restated Certificate of Incorporation or Bylaws of SouthTrust or the Articles or Certificate of Incorporation or Bylaws of ST-Sub or, (ii) to SouthTrust's knowledge and assuming that any necessary Consents are duly obtained, (A) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by or result in the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of SouthTrust or ST-Sub under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, permit, lease, agreement or other instrument or obligation to which SouthTrust or ST-Sub is a party, or by which SouthTrust or ST-Sub or any of their respective properties or assets may be bound or affected, (B) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to SouthTrust or ST-Sub or any of their respective material properties or assets, except for (X) such conflicts, breaches or defaults as are set forth in Disclosure Schedule 4.4; and (Y) with respect to
(B) and (C) above, such as individually or in the aggregate will not have a material adverse effect on the Condition of SouthTrust on a consolidated basis.

         Section 4.5 Financial Statements. (a) SouthTrust has made available to the Company copies of the consolidated financial statements of SouthTrust as of and for the years ended December 31, 1992 and 1993, and as of and for the periods ended March 31, 1994, June 30, 1994 and September 30, 1994, and SouthTrust will make available to the Company, as soon as practicable following the preparation of additional consolidated financial statements for each subsequent calendar quarter or year of SouthTrust, the consolidated financial statements of SouthTrust as of and for such subsequent calendar quarter or year (such consolidated financial statements, unless otherwise indicated, being hereinafter referred to collectively as the "Financial Statements of SouthTrust").

                 (b) Each of the Financial Statements of SouthTrust (including the related notes) have been or will be prepared in all material respects in accordance with generally accepted accounting principles, which principles have been or will be consistently applied during the periods involved, except as otherwise noted therein, and the books and records of SouthTrust have been, are being, and will be maintained in all material respects in accordance with applicable legal and accounting requirements and reflect only the actual transactions. Each of the Financial Statements of SouthTrust (including the related notes) fairly presents or will fairly present the consolidated financial position of SouthTrust as of the respective dates thereof and fairly presents or will fairly present the results of operations of SouthTrust for the respective periods therein set forth.

                 (c) Since September 30, 1994, SouthTrust has not incurred any obligation or liability (contingent or otherwise) that has or might reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Condition of SouthTrust on a consolidated basis, except obligations and liabilities (i) which are accrued or reserved against in the Financial Statements of SouthTrust or reflected in the notes thereto, and (ii) which were incurred after September 30, 1994 in the ordinary course of business consistent with past practices. Since September 30, 1994, and except for the matters described in (i) and (ii) above, SouthTrust has not incurred or paid any obligation or liability which would be material to the Condition of SouthTrust on a consolidated basis.

         Section 4.6 Absence of Certain Changes or Events. Since September 30, 1994, there has not been any material adverse change in the Condition of SouthTrust on a consolidated basis, and to the knowledge of SouthTrust, no fact or condition exists which might reasonably be expected to cause such a material adverse change in the future.

         Section 4.7 Legal Proceedings, Etc. Except as set forth on Disclosure Schedule 4.7 hereto, SouthTrust is not a party to any, and there are no pending, or, to the knowledge of SouthTrust, threatened, legal,





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administrative, arbitrary or other proceedings, claims, actions, causes of action or governmental investigations of any nature against SouthTrust challenging the validity or propriety of the transactions contemplated by this Agreement or which would be required to be reported by SouthTrust pursuant to
Item 103 of Regulation S-K promulgated by the SEC.

         Section 4.8 Insurance. SouthTrust has in effect insurance coverage with insurers which, in respect of amounts, premiums, types and risks insured, constitutes reasonably adequate coverage against all risks customarily insured against by institutions comparable in size and operation to SouthTrust.

         Section 4.9 Consents and Approvals. Except for (i) the Consents of the Regulatory Authorities; (ii) approval of this Agreement by the respective shareholders of ST-Sub and the Company; (iii) filing of Articles of Merger with the State of Florida; and (iv) as previously disclosed, no consents or approvals by, or filings or registrations with, any third party or any public body, agency or authority are necessary in connection with the execution and delivery by SouthTrust and ST-Sub or, to the knowledge of SouthTrust, by the Company of this Agreement, and the consummation of the Merger and the other transactions contemplated hereby.

         Section 4.10 Accounting, Tax, Regulatory Matters. SouthTrust has not agreed to take any action, has no knowledge of any fact and has not agreed to any circumstance that would (i) prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of Section 368 of the Code, or (ii) materially impede or delay receipt of any Consent from any Regulatory Authority referred to in the Agreement.

         Section 4.11 Proxy Materials. None of the information relating solely to SouthTrust or any of its subsidiaries to be included or incorporated by reference in the Proxy Statement which is to be mailed to the shareholders of the Company in connection with the solicitation of their approval of this Agreement will, at the time such Proxy Statement is mailed or at the time of the meeting of shareholders of the Company to which such Proxy Statement relates, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make a statement therein not false or misleading. The legal responsibility for the contents of the information supplied by SouthTrust and relating solely to SouthTrust which is either included or incorporated by reference in the Proxy Statement shall be and remain with SouthTrust.

         Section 4.12 No Broker's or Finder's Fees. Neither SouthTrust nor ST-Sub or any of their subsidiaries, affiliates or employers has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with this Agreement or the consummation of any of the transactions contemplated herein.

         Section 4.13 Untrue Statements and Omissions. No representation or warranty contained in Article IV of this Agreement or in the Disclosure Schedules of SouthTrust or ST-Sub contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.


                                   ARTICLE V

                            COVENANTS AND AGREEMENTS


         Section 5.1 Conduct of the Business of the Company. (a) During the period from the date of this Agreement to the Effective Time of the Merger, the Company shall, and shall cause the Bank to, (i) conduct its business in the usual, regular and ordinary course consistent with past practice and prudent banking principles, (ii) use its best efforts to maintain and preserve intact its business organization, employees, goodwill with customers and advantageous business relationships and retain the services of its officers and key employees, and (iii) except as required by law or regulation, take no action which would adversely affect or delay the ability of the Company or SouthTrust to obtain any Consent from any Regulatory Authorities or other approvals required for the consummation of the transactions contemplated hereby or to perform its covenants and agreements under this Agreement.

                 (b) During the period from the date of this Agreement to the Effective Time of the Merger, except as required by law or regulation, the Company shall not, and it shall not permit the Bank, without the prior





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
written consent of SouthTrust, which, in the case of Sections 5.1(b)(iii), 5.1(b)(iv), 5.1(b)(vii) and 5.1(b)(viii), will not be withheld unreasonably, to:

         (i) change, delete or add any provision of or to the Articles of Incorporation or Bylaws of the Company or the Bank;

         (ii) change the number of shares of the authorized, issued or outstanding capital stock of the Company, including any issuance, purchase, redemption, split, combination or reclassification thereof, or issue or grant any option, warrant, call, commitment, subscription, right or agreement to purchase relating to the authorized or issued capital stock of the Company, declare, set aside or pay any dividend or other distribution with respect to the outstanding capital stock of the Company, except that the Company may declare and pay quarterly or other periodic cash dividends with respect to its outstanding capital stock that are no greater, in the aggregate, than the cash dividends declared and paid with respect to such Common Stock during the preceding fiscal year of the Company, the amount of which is set forth in Disclosure
                 Schedule 5.1(b)(ii) hereof;

         (iii) incur any material liabilities or material obligations (other than deposit liabilities and short-term borrowings in the ordinary course of business), whether directly or by way of guaranty, including any obligation for borrowed money, or whether evidenced by any note, bond, debenture, or similar instrument, except in the ordinary course of business consistent with past practice;

         (iv) make any capital expenditures individually in excess of $25,000, or in the aggregate in excess of $50,000 other than pursuant to binding commitments existing on September 30, 1994 and disclosed in a Disclosure Schedule delivered pursuant to
                 Article III of this Agreement or in the annexed Schedule 5.1(b)(iv) and other than expenditures necessary to maintain existing assets in good repair;

         (v)     except as otherwise set forth and described in Disclosure
                 Schedule 5.1(b)(v), sell, transfer, convey or otherwise dispose of any real property (including "other real estate owned") or interest therein having a book value in excess of or in exchange for consideration in excess of $25,000;

         (vi) pay any bonuses to any executive officer, except for bonuses payable on June 30, 1995 for the year ended December 31, 1994 which, in the aggregate, shall not exceed $38,000, and except pursuant to the terms of an enforceable written employment agreement;

         (vii) enter into any new, or amend in any respect any existing, employment, consulting, non-competition or independent contractor agreement with any person; alter the terms of any existing incentive bonus or commission plan; adopt any new or amend in any material respect any existing employee benefit plan, except as may be required by law; grant any general increase in compensation to its employees as a class or to its officers except for non-executive officers in the ordinary course of business and consistent with past practices and policies or except in accordance with the terms of an enforceable written agreement; grant any material increases in fees or other increases in compensation or in other benefits to any of its directors; or effect any change in any material respect in retirement benefits to any class of employees or officers, except as required by law;

         (viii) enter into or extend any agreement, lease or license relating to real property, personal property, data processing or bankcard functions relating to the Company or the Bank that involves an aggregate of $50,000; or

         (ix) acquire twenty percent (20%) or more of the assets or equity securities of any person or acquire direct or indirect control of any person, other than in connection with (A) any internal reorganization or consolidation involving existing subsidiaries of the Company or the Bank which has been approved in advance in writing by SouthTrust, (B) foreclosures in the ordinary course of business, (C) acquisitions of control by a banking subsidiary in a fiduciary capacity or (D) the creation of new subsidiaries organized to conduct and continue activities otherwise permitted by this Agreement.

         Section 5.2 Current Information. (a) During the period from the date of this Agreement to the Effective Time of the Merger or the time of termination or abandonment of this Agreement, the Company will cause one or more of its designated representatives to confer on a regular and frequent basis with representatives of SouthTrust, and to report the general status of the ongoing operations of the Company. Such representatives shall be designated in writing by the Company and SouthTrust following the execution of this Agreement, and to the extent practicable, any communication pursuant to this Section 5.2 shall be effected through such representatives or their designees. The Company will promptly notify SouthTrust of any material change in the normal course of business or the operations or the properties of the Company or the Bank, any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) affecting the Company or the Bank, the institution or the threat of material litigation, claims, threats or causes of action involving the Company or the Bank, and will keep SouthTrust fully informed of such events. The Company will furnish to SouthTrust, promptly after the preparation and/or receipt by the Company thereof, copies of its unaudited periodic financial statements and call reports for the applicable periods then ended, and such financial statements and call reports shall, upon delivery to SouthTrust, be treated, for purposes of Section
3.3 hereof, as among the Financial Statements of the Company, the Financial Statements of the Bank and the Call Reports of the Bank.

                 (b) During the period from the date of this Agreement to the Effective Time of the Merger or the time of termination or abandonment of this Agreement, the Company and its designated representatives shall be permitted to make such investigation of SouthTrust's financial business and legal affairs as is customary in transactions of the size and structure contemplated by this Agreement.

         Section 5.3 Access to Properties; Personnel and Records. (a) So long as this Agreement shall remain in effect, the Company and the Bank, shall permit SouthTrust or its agents full access, during normal business hours, to the properties of the Company and the Bank, and shall disclose and make available (together with the right to copy) to SouthTrust and to its internal auditors, loan review officers, attorneys, accountants and other representatives, all books, papers and records relating to the assets, stock, properties, operations, obligations and liabilities of the Company or the Bank, including all books of account (including the general ledger), tax records, minute books of directors' and shareholders' meetings, organizational documents, bylaws, contracts and agreements, filings with any regulatory agency, examination reports, correspondence with regulatory or taxing authorities, documents relating to assets, titles, abstracts, appraisals, consultant's reports, plans affecting employees, securities transfer records and stockholder lists, and any other assets, business activities or prospects in which SouthTrust may have a reasonable interest, and the Company and the Bank shall use their reasonable best efforts to provide SouthTrust and its representatives access to the work papers of the Company's and the Bank's accountants. The Company and the Bank shall not be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of any customer, would contravene any law, rule, regulation, order or judgment or would violate any confidentiality agreement; provided that the Company and the Bank shall cooperate with SouthTrust in seeking to obtain Consents from appropriate parties under whose rights or authority access is otherwise restricted. The foregoing rights granted to SouthTrust shall not, whether or not and regardless of the extent to which the same are exercised, affect the representations and warranties made in this Agreement by the Company or the Bank.

                 (b) All information furnished by the parties hereto pursuant to this Agreement shall be treated as the sole property of the party providing such information until the consummation of the Merger contemplated hereby and, if such transaction shall not occur, the party receiving the information shall return to the party which furnished such information, all documents or other materials containing, reflecting or referring to such information, shall use its best efforts to keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purposes. The obligation to keep such information confidential shall continue for five (5) years from the date the proposed transactions are abandoned but shall not apply to (i) any information which (A) the party receiving the information was already in possession of prior to disclosure thereof by the party furnishing the information, (B) was then available to the public, or (C) became available to the public through no fault of the party receiving the information; or (ii) disclosures pursuant to a legal requirement or in accordance with an order of a court of competent jurisdiction or regulatory agency; provided that the party which is the subject of any such legal requirement or order shall use its best efforts to give the other party at least ten (10) business days prior notice thereof. Each party hereto acknowledges and agrees that a breach of any of their respective obligations under this Section 5.3 would cause the other irreparable harm for which there is no adequate remedy at law, and that, accordingly, each is entitled to injunctive and other equitable relief for the enforcement thereof in addition to damages or any other relief available at law.

         Section 5.4 Approval of the Company Shareholders. The Company will take all steps necessary under applicable laws to call, give notice of, convene and hold a meeting of its shareholders at such time as may be mutually agreed to by the parties for the purpose of approving this Agreement and the transactions contemplated hereby and for such other purposes consistent with the complete performance of this Agreement as may be necessary or desirable. A majority of the Board of Directors of the Company will recommend to its shareholders the approval of this Agreement and the transactions contemplated hereby, unless, after consultation with counsel, the Board of Directors determines in good faith that it would violate its fiduciary duties to make such recommendation, and subject to the foregoing, the Company will use its best efforts to obtain the necessary approvals by its shareholders of this Agreement and the transactions contemplated hereby.

         Section 5.5 No Other Bids. The Company, acting through any director or officer or other agent shall not now, nor shall it knowingly permit any of its subsidiaries to, nor shall it authorize or knowingly permit any officer, director or employee of, or any investment banker, attorney, accountant or other representative retained by the Company or the Bank, to solicit or encourage, including by way of furnishing information, any inquiries or the making of any proposal which may reasonably be expected to lead to any takeover proposal with respect to the Company or the Bank, except that the Board of Directors of the Company may furnish information and engage in discussions with any person making a "takeover proposal" if, after consultation with counsel, the Board of Directors determines in good faith that it would violate its fiduciary duties to act otherwise. The Company shall promptly advise SouthTrust orally and in writing of any such inquiries or proposals received by the Company or the Bank after the date hereof. As used in this
Section 5.5, "takeover proposal" shall mean any proposal for a merger or other business combination involving the Company or the Bank or for the acquisition of a significant equity interest in the Company or the Bank or for the acquisition of a significant portion of the assets of the Company or the Bank, or any proposal or action in contemplation thereof.

         Section 5.6 Notice of Deadlines. The Company shall notify SouthTrust in writing of any deadline to exercise an extension or termination of any material lease, agreement or license (including specifically real property leases and data processing agreements) to which the Company or the Bank is a party, at least ten (10) days prior to such deadline.

         Section 5.7 Affiliates. At least forty-five (45) days prior to the Effective Time of the Merger, the Company shall deliver to SouthTrust a letter identifying all persons who are, at the time this Agreement is submitted for approval to the shareholders of the Company, "affiliates" of the Company for purposes of Rule 145 under the Securities Act of 1933. The Company shall use its reasonable efforts to cause each person who is identified as an "affiliate" in the letter referred to above to deliver to SouthTrust not later than forty-five (45) days prior to the Effective Time of the Merger, a written agreement, which shall set forth each affiliates' agreement not to sell any Company Shares for at least thirty (30) days prior to the Effective Time of the Merger, and not to sell any SouthTrust Shares received hereunder until such time as the financial results covering at least thirty (30) days of combined operations of SouthTrust and the Company have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies.
If the Merger will qualify for pooling-of-interests accounting treatment, the SouthTrust Shares issued to such affiliates of the Company in exchange for Company Shares shall not be transferable until such time as the financial results covering at least thirty (30) days of combined operations of SouthTrust and the Company have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies regardless of whether each such person has provided the written agreement referred to in this Section 5.7. SouthTrust shall not be required to maintain the effectiveness of the Registration Statement under the Securities Act of 1933 for the purposes of resale of SouthTrust Shares by such persons.

         Section 5.8 Maintenance of Properties. The Company and the Bank will maintain their respective properties and assets in satisfactory condition and repair for the purposes for which they are intended, ordinary wear and tear excepted.

         Section 5.9 Environmental Audits. At the election of SouthTrust, the Company will, at SouthTrust's own expense, with respect to each parcel of real property that the Company or the Bank owns, leases or subleases, procure and deliver to SouthTrust, at least thirty (30) days prior to the Effective Time of the Merger, an environmental audit, which audit shall be reasonably acceptable to and shall be conducted by a firm reasonably acceptable to SouthTrust.

         Section 5.10 Title Insurance. At the election of SouthTrust, the Company will, at SouthTrust's own expense, with respect to each parcel of real property that the Company or the Bank owns, leases or subleases, procure and deliver to SouthTrust, at least thirty (30) days prior to the Effective Time of the Merger, owner's title insurance issued in such amounts and by such insurance company reasonably acceptable to SouthTrust, which policy shall be free of all material exceptions to SouthTrust's reasonable satisfaction.

         Section 5.11 Surveys. At the election of SouthTrust, with respect to each parcel of real property as to which a title insurance policy is to be procured pursuant to Section 5.10, the Company, at SouthTrust's own expense, will procure and deliver to SouthTrust at least thirty (30) days prior to the Effective Time of the Merger, a survey of such real property, which survey shall be reasonably acceptable to and shall be prepared by a licensed surveyor reasonably acceptable to SouthTrust, disclosing the locations of all improvements, easements, sidewalks, roadways, utility lines and other matters customarily shown on such surveys and showing access affirmatively to public streets and roads and providing the legal description of the property in a form suitable for recording and insuring the title thereof (the "Survey"). The Survey shall not disclose any survey defect or encroachment from or onto such real property that has not been cured or insured over prior to the Effective Time of the Merger.

         Section 5.12 Compliance Matters. Prior to the Effective Time of the Merger, the Company shall take, or cause to be taken, all steps reasonably requested by SouthTrust to cure any deficiencies in regulatory compliance by the Company or the Bank, including compliance with Regulations Z and CC of the
FRB), if, in the reasonable judgment of SouthTrust, such deficiencies, if not cured, are likely to result in a monetary penalty being imposed by any Regulatory Authority upon the Company, the Bank, SouthTrust or ST-Sub or are likely to result in monetary damages being assessed against the Company, the Bank, SouthTrust or ST-Sub; provided that neither SouthTrust nor ST-Sub shall be responsible for discovering or have any obligation to disclose the existence of such defects to the Company nor shall SouthTrust or ST-Sub have any liability resulting from such deficiencies or attempts to cure them.

         Section 5.13 Exemption Under Anti-Takeover Statutes. Prior to the Effective Time of the Merger, the Company will use its best efforts to take all steps required to exempt the transactions contemplated by this Agreement from any applicable state anti-takeover law.

         Section 5.14 Subsidiary Merger Agreement. Prior to the effective time of the Merger, ST-Bank and the Bank shall have executed and delivered the Subsidiary Merger Agreement substantially in the form annexed hereto as Exhibit
5.14. The Company agrees that it shall vote by action by written consent or as otherwise required the shares of capital stock of the Bank held by the Company in favor of such Subsidiary Merger Agreement and the transactions contemplated thereby.



                                   ARTICLE VI

                      ADDITIONAL COVENANTS AND AGREEMENTS


         Section 6.1 Best Efforts; Cooperation. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its best efforts promptly to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, or otherwise, including attempting to obtain all necessary Consents, to consummate and make effective, as soon as practicable, the transactions contemplated by this Agreement.

         Section 6.2 Regulatory Matters. (a) Following the execution and delivery of this Agreement, SouthTrust and the Company shall cause to be prepared and filed all required applications and filings with the Regulatory Authorities which are necessary or contemplated for the obtaining of the Consents of the Regulatory Authorities or consummation of the Merger. Such applications and filings shall be in such form as may be prescribed by the respective government agencies and shall contain such information as they may require. The parties hereto will cooperate with each other and use their best efforts to prepare and execute all necessary documentation, to effect all necessary or contemplated filings and to obtain all necessary or contemplated permits, consents, approvals, rulings and authorizations of government agencies and third parties which are necessary or contemplated to consummate the transactions contemplated by this Agreement, including, without limitation, those required or contemplated from the Regulatory Authorities, and the shareholders of the Company. Each of the parties shall have the right to review and approve in advance, which approval shall not be unreasonably withheld, any filing made with, or written material submitted to, any government agencies in connection with the transactions contemplated by this Agreement.

                 (b) Each party hereto will furnish the other party with all information concerning itself, its subsidiaries, directors, trustees, officers, shareholders and depositors, as applicable, and such other matters as may be necessary or advisable in connection with any statement or application made by or on behalf of any such party to any governmental body in connection with the transactions, applications or filings contemplated by this Agreement. Upon request, the parties hereto will promptly furnish each other with copies of written communications received by them or their respective subsidiaries from, or delivered by any of the foregoing to, any governmental body in respect of the transactions contemplated hereby.

         Section 6.3 Other Matters. (a) SouthTrust and ST-Bank hereby agree that, subject to the employee and personnel policies of SouthTrust and the Bank, ST-Bank will offer employment with ST-Bank to such of the employees of the Bank (immediately prior to the Effective Time of the Merger) as ST-Bank deems desirable, and with respect to such employees of the Bank who are employed by ST-Bank to fill a position with ST-Bank comparable to the position they held with the Bank, such employees shall receive compensation at a rate comparable to the compensation paid to them by the Bank immediately prior to the Effective Time of the Merger and such employees shall be entitled to severance benefits in accordance with the severance policy of SouthTrust and the Bank. In addition, SouthTrust and ST-Bank shall pay severance pay, in accordance with the severance policy of SouthTrust and ST-Bank, to the employees of the Bank to whom it does not extend an offer of employment pursuant to the preceding sentence. Except as set forth in the preceding sentence, the parties acknowledge that nothing in this Agreement shall be construed as constituting an employment agreement between SouthTrust or any of its affiliates and any officer or employee of the Company or the Bank or an obligation on the part of SouthTrust or any of its affiliates to employ any such officers or employees.

                 (b) The parties agree that appropriate steps shall be taken to terminate all employee benefit plans of the Company other than the Company's and the Bank's Employee Stock Ownership Plan (the "Company's ESOP"), as of the Effective Time of the Merger or as promptly as practicable thereafter. Following the termination of all such plans (other than the Company's ESOP), and subject to Section 6.3(c) hereof, SouthTrust agrees that the officers and employees of the Company who the Surviving Corporation employs shall be eligible to participate in SouthTrust's employee benefit plans, including welfare and fringe benefit plans on the same basis as and subject to the same conditions as are applicable to any newly-hired employee of SouthTrust; provided, however, that:

                          (i) with respect to SouthTrust's group medical insurance plan, SouthTrust shall credit each such employee for eligible expenses incurred by such employee and his or her dependents (if applicable) under the Company's group medical insurance plan during the current calendar year for purposes of satisfying the deductible provisions under SouthTrust's plan for such current year, and SouthTrust shall waive all waiting periods under said plans for pre-existing conditions; and

                          (ii) credit for each such employee's past service with the Company or the Bank prior to the Effective Time of the Merger ("Past Service Credit") shall be given by SouthTrust to employees for purposes of:

                                  (1)      determining vacation and sick leave
                          benefits and accruals, in accordance with the established policies of SouthTrust;

                                  (2)      establishing eligibility for
                          participation in and vesting under SouthTrust's employee benefit plans (including welfare and fringe benefit plans), and for purposes of determining the scheduling of vacations and other determinations which are made based on length of service; provided, however, notwithstanding anything contained in this Agreement to the contrary, past service credit shall not be given to any such employee for purposes of establishing eligibility for participation in the 1990 Discounted Stock Plan of SouthTrust.

         (c) The parties further agree that the Company's ESOP will be terminated effective as of the Effective Time of the Merger, or, if so elected by SouthTrust, at such later date as SouthTrust or ST-Sub shall determine. From and after the termination of the Company's ESOP for purposes of determining eligibility to participate in, and vesting in accrued benefits under the SouthTrust Corporation Revised Retirement Income Plan (the "ST Retirement Plan"), employment by the Company shall be credited as if it were employment by SouthTrust, but such service shall not be credited for purposes of determining benefit accrual under the ST Retirement Plan.

         Section 6.4 Indemnification. (a) The Company agrees to indemnify, defend and hold harmless SouthTrust and its subsidiaries, and each of their respective present and former officers, directors, employees and agents, from and against all losses, expenses, claims, damages or liabilities to which any of them may become subject under applicable laws (including, but not limited to, the Securities Act of 1933 or the Securities Exchange Act of
1934), and will reimburse each of them for any legal, accounting or other expenses reasonably incurred in connection with investigating or defending any such actions, whether or not resulting in liability, insofar as such losses, expenses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of material fact contained in the Registration Statement, the Proxy Statement or any application for the approval of the transactions contemplated by this Agreement filed with any Regulatory Authority or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                 (b) SouthTrust agrees to indemnify, defend and hold harmless the Company and its subsidiaries, and each of their respective present and former officers, directors, employees and agents, from and against all losses, expenses, claims, damages or liabilities to which any of them may become subject under applicable laws (including, but not limited to, the Securities Act of 1933 or the Securities Exchange Act 1934), and will reimburse each of them for any legal, accounting or other expenses reasonably incurred in connection with investigating or defending any such actions, whether or not resulting in liability, insofar as such losses, expenses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of material fact contained in the Registration Statement, the Proxy Statement or any application for the approval of the transactions contemplated by this Agreement filed with any Regulatory Authority or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                 (c) SouthTrust shall ensure that all rights to indemnification and all limitations and liabilities existing in favor of the officers, directors or employees of the Company and the Bank, as provided in the Articles of Incorporation and Bylaws of the Company and the Bank as in effect as of the date hereof, with respect to claims or liabilities arising from facts or events existing or occurring prior to the Effective Time of the Merger shall survive the transactions contemplated by this Agreement and shall continue in full force and effect, without any amendment thereto, for a period of not less than four years from the Effective Time of the Merger.

                 (d) From and after the Effective Time of the Merger, the directors, officers and employees of the Company and the Bank, except for the indemnification rights set forth in Section 6.4(b) and 6.4(c) above, shall have indemnification rights having prospective application only. These prospective indemnification rights shall consist of such rights to which directors, officers and employees of subsidiaries of SouthTrust would be entitled under the Certificate or Articles of Incorporation and Bylaws of the particular subsidiary for which they are serving as officers, directors or employees, the Restated Certificate of Incorporation and Bylaws of SouthTrust and such directors and officers liability insurance coverage as SouthTrust may then make available to officers, directors and employees of banking subsidiaries of SouthTrust.

         Section 6.5 Current Information. During the period from the date of this Agreement to the Effective Time of the Merger or the time of termination or abandonment hereunder, SouthTrust will cause one or more of





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
its designated representatives to confer on a regular and frequent basis with the Company and to report with respect to the general status and the ongoing operations of SouthTrust.

         Section 6.6 Registration Statement. SouthTrust shall cause the Registration Statement to be filed and shall use its best efforts to cause such Registration Statement to be declared effective under the Securities Act of 1933, which Registration Statement, at the time it becomes effective, and at the Effective Time of the Merger, shall in all material respects conform to the requirements of the Securities Act of 1933 and the general rules and regulations of the SEC under the Securities Act of 1933. The Registration Statement shall include the form of Proxy Statement for the meeting of the Company's shareholders to be held for the purpose of having such shareholders vote upon the approval of this Agreement. The Company will furnish to SouthTrust the information required to be included in the Registration Statement with respect to its business and affairs before it is filed with the SEC and again before any amendments are filed. SouthTrust shall take all actions required to qualify or obtain exemptions from such qualifications for the SouthTrust Shares to be issued in connection with the transactions contemplated by this Agreement under applicable state blue sky securities laws, as appropriate.

         Section 6.7 Reservation of Shares. SouthTrust shall reserve for issuance such number of SouthTrust Shares as shall be necessary to pay the consideration contemplated in this Agreement. If at any time the aggregate number of SouthTrust Shares remaining unissued (or in treasury) shall not be sufficient to meet such obligation, SouthTrust shall take all appropriate actions to increase the amount of its authorized common stock.

         Section 6.8 Consideration. SouthTrust shall issue the SouthTrust Shares and shall pay or cause to be paid all cash payments as and when the same shall be required to be issued and paid pursuant to this Agreement.



                                  ARTICLE VII

                          MUTUAL CONDITIONS TO CLOSING


         The obligations of SouthTrust and ST-Sub, on the one hand, and the Company, on the other hand, to consummate the transactions provided for herein shall be subject to the satisfaction of the following conditions, unless waived as hereinafter provided for:

         Section 7.1 Shareholder Approval. The Merger shall have been approved by the requisite vote of the shareholders of the Company and the sole shareholder of ST-Sub.

         Section 7.2 Regulatory Approvals. All necessary Consents of the Regulatory Authorities shall have been obtained and all notice and waiting periods required by law to pass after receipt of such Consents shall have passed, and all conditions to consummation of the Merger set forth in such Consents shall have been satisfied.

         Section 7.3 Litigation. There shall be no actual or threatened causes of action, investigations or proceedings (i) challenging the validity or legality of this Agreement or the consummation of the transactions contemplated by this Agreement, or (ii) seeking damages in connection with the transactions contemplated by this Agreement, or (iii) seeking to restrain or invalidate the transactions contemplated by this Agreement, which, in the case of (i) through
(iii), and in the reasonable judgment of either SouthTrust or the Company, based upon advice of counsel, would have a material adverse effect with respect to the interests of SouthTrust or the Company, as the case may be.


         Section 7.4 Proxy Statement and Registration Statement. The Registration Statement shall have been declared effective by the SEC, no stop order suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness of the Registration Statement shall have been initiated, and SouthTrust shall have received all state securities laws, or "Blue Sky" permits or other authorizations, or confirmations as to the availability of exemptions from registration requirements, as may be necessary to issue the SouthTrust Shares pursuant to the terms of this Agreement.

         Section 7.5 Execution of Subsidiary Merger Agreement. A definitive Subsidiary Merger Agreement between the Bank and ST-Bank relating to the Bank Merger shall have been executed and delivered.

                                  ARTICLE VIII

             CONDITIONS TO THE OBLIGATIONS OF SOUTHTRUST AND ST-SUB


         The obligations of SouthTrust and ST-Sub to consummate the Merger are subject to the fulfillment of each of the following conditions, unless waived as hereinafter provided for:

         Section 8.1 Representations and Warranties. The representations and warranties of the Company set forth in this Agreement and in any certificate or document delivered pursuant hereto shall be true and correct in all material respects as of the date of this Agreement and as of all times up to and including the Effective Time of the Merger (as though made on and as of the Effective Time of the Merger except to the extent such representations and warranties are by their express provisions made as of a specified date and except for changes therein contemplated by this Agreement).

         Section 8.2 Performance of Obligations. The Company shall have performed all covenants, obligations and agreements required to be performed by it under this Agreement prior to the Effective Time of the Merger.

         Section 8.3 Certificate Representing Satisfaction of Conditions. The Company shall have delivered to SouthTrust and ST-Sub a certificate dated as of the Closing Date as to the satisfaction of the matters described in Sections 8.1 and 8.2 hereof, and such certificate shall be deemed to constitute additional representations, warranties, covenants, and agreements of the Company under Article III of this Agreement.

         Section 8.4 Absence of Adverse Facts. There shall have been no determination by SouthTrust that any fact, event or condition exists or has occurred that, in the judgment of SouthTrust, (a) would have a material adverse effect on, or which may be foreseen to have a material adverse effect on, the Condition of the Company on a consolidated basis or the consummation of the transactions contemplated by this Agreement, (b) would be of such significance with respect to the business or economic benefits expected to be obtained by SouthTrust pursuant to this Agreement as to render inadvisable the consummation of the transactions pursuant to this Agreement, (c) would be materially adverse to the interests of SouthTrust on a consolidated basis or (d) would render the Merger or the other transactions contemplated by this Agreement impractical because of any state of war, national emergency, banking moratorium or general suspension of trading on NASDAQ, the New York Stock Exchange, Inc. or other national securities exchange.

         Section 8.5 Opinion of Counsel. SouthTrust shall have received an opinion of counsel from Branch, Pike & Ganz, in substantially the form set forth in Exhibit 8.5 hereof, and with respect to matters of Florida law, Branch, Pike & Ganz may rely upon an opinion of Florida counsel acceptable to Branch, Pike & Ganz and SouthTrust.

         Section 8.6 Consents Under Agreements. The Company shall have obtained the consent or approval of each person (other than the Consents of the Regulatory Authorities) whose consent or approval shall be required in order to permit the succession by the Surviving Corporation to any obligation, right or interest of the Company under any loan or credit agreement, note, mortgage, indenture, lease, license, or other agreement or instrument, except those for which failure to obtain such consents and approvals would not in the opinion of SouthTrust, individually or in the aggregate, have a material adverse effect on the Surviving Corporation or upon the consummation of the transactions contemplated by this Agreement.

         Section 8.7 Material Condition. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger by any Regulatory Authority which, in connection with the grant of any Consent by any Regulatory Authority, imposes, in the judgment of SouthTrust, any material adverse requirement upon SouthTrust or its subsidiaries, including, without limitation, any requirement that SouthTrust sell or dispose of any significant amount of the assets of the Company or any other banking or other subsidiary of SouthTrust, provided that, except for any such requirement relating to the above-described sale or disposition of any significant assets of the Company or any banking or other subsidiary of SouthTrust, no such term or condition imposed by any Regulatory Authority in connection with the grant of any Consent by any Regulatory Authority shall be deemed to be a material adverse requirement unless it materially differs from terms and conditions customarily imposed by any such entity in connection with the acquisition of bank holding companies under similar circumstances.

         Section 8.8 Matters Relating to Employment Agreements. Subject to Section 8.9 hereof, all employment agreements between the Company or the Bank, and any executive or employee thereof, shall be terminated in their entirety as of the Effective Time of the Merger, and at the election of SouthTrust, replacement employment agreements, which are satisfactory to SouthTrust and such employees, between each of such executives or employees and SouthTrust or the Surviving Corporation shall have been executed and delivered.

         Section 8.9 Matters Relating to the Executive Supplemental Income and Other Agreements. That certain Executive Supplemental Income Agreement dated July 12, 1994, by and between the Company and the Bank and Marland D. Wordell (the "Supplemental Income Agreement") shall have been amended and revised, substantially in the form set forth in Disclosure Schedule 8.9 annexed hereto (the "Replacement Supplemental Agreement"), and Mr. Wordell and the Company and the Bank shall have executed and delivered the Replacement Supplemental Agreement; and that certain Salary Continuation Agreement between the Bank and Alex Clemmons shall have been assumed by ST-Bank and an instrument to that effect shall have been executed by ST-Bank.

         Section 8.10 Outstanding Shares of the Company. The total number of Company Shares outstanding as of the Effective Time of the Merger and the total number of Company Shares covered by any option, warrant, commitment, or other right or instrument to purchase or acquire any Company Shares that are outstanding as of the Effective Time of the Merger, including any securities or rights convertible into or exchangeable for Company Shares, shall not exceed 80,000 shares in the aggregate.

         Section 8.11 Dissenters. The holders of not more than six percent (6%) of the outstanding Company Shares shall have elected to exercise their right to dissent from the Merger and demand payment in cash for the fair or appraised value of their shares.

         Section 8.12 Certification of Claims. The Company shall have delivered a certificate to SouthTrust that the Company is not aware of any pending or threatened claim under the directors and officers insurance policy or the fidelity bond coverage of the Company.


                                   ARTICLE IX

                    CONDITIONS TO OBLIGATIONS OF THE COMPANY


         The obligation of the Company to consummate the Merger as contemplated herein is subject to each of the following conditions, unless waived as hereinafter provided for:

         Section 9.1 Representations and Warranties. The representations and warranties of SouthTrust and ST-Sub set forth in this Agreement or in any certificate or document delivered pursuant hereto shall be true and correct in all material respects as of the date of this Agreement and as of all times up to and including the Effective Time of the Merger (as though made on and as of the Effective Time of the Merger except to the extent such representations and warranties are by their express provisions made as of a specified date and except for changes therein contemplated by this Agreement).

         Section 9.2 Performance of Obligations. SouthTrust and ST-Sub shall have performed all covenants, obligations and agreements required to be performed by them and under this Agreement prior to the Effective Time of the Merger.

         Section 9.3 Certificate Representing Satisfaction of Conditions. SouthTrust and ST-Sub shall have delivered to SouthTrust and ST-Sub a certificate dated as of the Effective Time of the Merger as to the satisfaction of the matters described in Sections 9.1 and 9.2 hereof, and such certificate shall be deemed to constitute additional representations, warranties, covenants, and agreements of SouthTrust and ST-Sub under Article IV of this Agreement.

         Section 9.4 Absence of Adverse Facts. There shall have been no determination by the Company that any fact, event or condition exists or has occurred that, in the judgment of the Company, (a) would have a material adverse effect on, or which may be foreseen to have a material adverse effect on, the Condition of SouthTrust on a consolidated basis or the consummation of the transactions contemplated by this Agreement, or (b) would render the Merger or the other transactions contemplated by this Agreement impractical because of any state of war, national emergency, banking moratorium, or a general suspension of trading on NASDAQ, the New York Stock Exchange, Inc. or other national securities exchange.

         Section 9.5 Consents Under Agreements. SouthTrust and ST-Sub shall have obtained the consent or approval of each person (other than the Consents of Regulatory Authorities) whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, in the judgment of the Company, individually or in the aggregate, have a material adverse effect upon the consummation of the transactions contemplated hereby.

         Section 9.6 Assumption of Replacement Supplemental Agreement. ST-Sub and ST-Bank shall have assumed the obligations of the Company and the Bank pursuant to the Replacement Supplemental Agreement.

         Section 9.7 Opinion of Counsel. The Company shall have received the opinion of Bradley, Arant, Rose & White, counsel to SouthTrust, dated the Effective Time of the Merger, to the effect set forth in Exhibit 9.7 hereof.

         Section 9.8 SouthTrust Shares. The SouthTrust Shares to be issued in connection herewith shall be duly authorized and validly issued and, fully paid and nonassessable, issued free of preemptive rights and free and clear of all liens and encumbrances created by or through SouthTrust.

         Section 9.9 Tax Opinion. The Company shall have received an opinion of Bradley, Arant, Rose & White, on or before the date on which the Proxy Statement of the Company is to be mailed to holders of Company Shares, to the effect, among others, that the Merger will constitute a reorganization within the meaning of Section 368 of the Code and that no gain or loss will be recognized by the shareholders of the Company to the extent that they receive SouthTrust Shares in exchange for their Company Shares in the Merger.

         Section 9.10 Fairness Opinion. The Board of Directors of Company shall have received a letter from an investment banking or advisory firm acceptable to the Company (the "Fairness Opinion") dated prior to or as of the date hereof relating to the transactions contemplated herein and stating that the Merger is fair, from a financial point of view, to the shareholders of the Company, and the Fairness Opinion shall be reconfirmed as of a date not more than five (5) business days prior to the date that the Proxy Statement is delivered to the shareholders of the Company in connection with any meeting of the shareholders of the Company to approve the Merger, and the Fairness Opinion shall not have been withdrawn prior to or as of the Effective Time of the Merger.

         Section 9.11 Special Termination Right. The Company shall not have elected, if applicable, its Special Termination Right as set forth in
Section 2.1 hereof.

         Section 9.12 Price Condition. The last sales price of the SouthTrust Shares to be issued hereunder as reported by NASDAQ for the last trading day immediately preceding the Effective Time of the Merger shall not be less than $18.25 per share.

                                   ARTICLE X

                       TERMINATION, WAIVER AND AMENDMENT


         Section 10.1 Termination. This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time of the Merger:

                 (a) by the mutual consent in writing of SouthTrust and the Company; or

                 (b) by SouthTrust or the Company if the Merger shall not have occurred on or prior to September 30, 1995, provided that the failure to consummate the Merger on or before such date is not caused by any breach of any of the representations, warranties, covenants or other agreements contained herein by the party electing to terminate pursuant to this Section 10.1(b);

                 (c) by SouthTrust or the Company (provided that the terminating party is not then in breach of any representation, warranty, covenant or other agreement contained herein) in the event that any of the conditions precedent to the obligations of the nonterminating party to consummate the Merger cannot be satisfied or fulfilled;

                 (d) by SouthTrust if: (i) SouthTrust shall have determined that any fact, event or condition exists that, in the judgment of SouthTrust, (A) is materially at variance with any warranty or representation of the Company or the Bank set forth in the Agreement or is a material breach of any covenant or agreement of the Company or the Bank contained in the Agreement, (B) has a material adverse effect or can be reasonably foreseen to have a material adverse effect upon the Condition of the Company on a consolidated basis or upon the consummation of the transactions contemplated by the Agreement, (C) would be materially adverse to the interests of SouthTrust and ST-Sub on a consolidated basis, (D) would be of such significance with respect to the business or economic benefits expected to be obtained by SouthTrust under this Agreement so as to render inadvisable consummation of the transactions contemplated by the Agreement, (E) renders the Merger or the other transactions contemplated by this Agreement impractical because of any state of war, national emergency, banking moratorium or general suspension of trading on NASDAQ, the New York Stock Exchange, Inc. or any other national securities exchange; or (ii) there shall be any litigation or threat of litigation (A) challenging the validity or legality of this Agreement or the consummation of the transactions contemplated by this Agreement, (B) seeking damages in connection with the consummation of the transactions contemplated by this Agreement or (C) seeking to restrain or invalidate the consummation of the transactions contemplated by this Agreement;

                 (e) by the Company if (i) the Company shall have determined that any fact, event or condition exists that, in the judgment of the Company, (A) is materially at variance with any warranty or representation of SouthTrust or ST-Sub contained in the Agreement or is a material breach of any covenant or agreement of SouthTrust of ST-Sub contained in the Agreement,
(B) has a material adverse effect or can be reasonably seen to have a material adverse effect upon the consummation of the transactions contemplated by the Agreement, (ii) there shall be any litigation or threat of litigation (A) challenging the validity or legality of this Agreement or the consummation of the transactions contemplated by this Agreement, (B) seeking damages in connection with the consummation of the transactions contemplated by this Agreement or (C) seeking to restrain or invalidate the consummation of transactions contemplated by this Agreement, or (iii) the Company shall have determined that any fact, event or condition exists that, in the judgment of the Company, would render the Merger and the other transactions contemplated by this Agreement impractical because of any state of war, national emergency, banking moratorium or general suspension of trading on NASDAQ, the New York Stock Exchange, Inc. or other national securities exchange;

                 (f) by Company if it elects to exercise its Special Termination Right under the terms and conditions set forth in Section 2.1(b) above; and

                 (g) by the Company if the last sales price of the SouthTrust Shares to be issued hereunder, as reported by NASDAQ for the last trading day immediately preceding the Effective Time of the Merger, is less than $18.25 per share.

         Section 10.2 Effect of Termination. In the event of the termination and abandonment of this Agreement, it shall terminate and become void, without liability on behalf of any party, and have no effect, except as otherwise provided herein.

         Section 10.3 Effect of Wrongful Termination. Notwithstanding the foregoing provisions of Section 10.2, if the Merger fails to be consummated because of the wrongful termination of this Agreement or a willful, knowing or grossly negligent breach by SouthTrust or ST-Sub, on the one hand, or the Company, on the other hand, of any representation, warranty, covenant, undertaking, term or restriction contained herein, the other party shall have all rights and remedies afforded by law.

         Section 10.4 Amendments. To the extent permitted by law, this Agreement may be amended by a subsequent writing signed by each of SouthTrust, ST-Sub and the Company.

         Section 10.5 Waivers. Subject to Section 11.10 hereof, prior to or at the Effective Time of the Merger, SouthTrust and ST-Sub, on the one hand, and the Company, on the other hand, shall have the right to waive any default in the performance of any term of this Agreement by the other, to waive or extend the time for the compliance or fulfillment by the other of any and all of the other's obligations under this Agreement and to waive any or all of the conditions to its obligations under this Agreement, except any condition, which, if not satisfied, would result in the violation of any law or any applicable governmental regulation.

         Section 10.6 Non-Survival of Representations and Warranties. No representations, warranties, covenants or agreements in this Agreement or in any instrument delivered by SouthTrust, ST-Sub or the Company shall survive the Merger; provided, however, that any representation or warranty in any agreement, contract, report, opinion, undertaking or other document or instrument delivered hereunder in whole or in part by any person other than SouthTrust, ST-Sub, the Company or the Bank (or directors and officers thereof in their capacities as such) shall not so terminate and shall not be so extinguished; and provided further, that no representation or warranty of SouthTrust, ST-Sub, the Company or the Bank contained herein shall be deemed to be terminated or extinguished so as to deprive SouthTrust or ST-Sub, on the one hand, and the Company or the Bank, on the other hand, of any defense at law or in equity which any of them otherwise would have to any claim against them by any person, including, without limitation, any shareholder or former shareholder of either party. No representation or warranty in this Agreement shall be affected or deemed waived by reason of the fact that SouthTrust, ST-Sub, the Company or the Bank and/or its representatives knew or should have known that any such representation or warranty was, is, might be or might have been inaccurate in any respect.



                                   ARTICLE XI

                                 MISCELLANEOUS


         Section 11.1 Entire Agreement. This Agreement and the documents referred to herein contain the entire agreement among SouthTrust, ST-Sub and the Company with respect to the transactions contemplated hereunder and this Agreement supersedes all prior arrangements or understandings with respect thereto, whether written or oral, including that letter of intent between the parties dated October 11, 1994. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. Except as otherwise expressly provided in this Agreement, nothing in this Agreement, expressed or implied, is intended to confer upon any person, firm, corporation or entity, other than the parties hereto and their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         Section 11.2 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by first class or registered or certified mail, postage prepaid, telegram or telex or other facsimile transmission addressed as follows:

                 If to the Company:

                          FBC Holding Company, Inc.
                          361 North Main Street
                          Crestview, Florida  32536-3592
                          Attention: Mr. Marland D. Wordell
                          Fax (______) _____________________________

                 with a copy to:

                          Branch, Pike & Ganz
                          Two Mid-Town Plaza
                          1360 Peachtree Street, N.E.
                          15th Floor
                          Atlanta, Georgia  30309-3209
                          Attention: Stanley H. Pollock, Esq.
                          Fax: (404) 888-7490

                 If to ST-Sub or SouthTrust, then to:

                          SouthTrust Corporation
                          420 North 20th Street
                          Birmingham, Alabama 35203
                          Attention: Mr. Frederick W. Murray, Jr.
                          Fax (205) 254-5022
                 with a copy to:

                          Bradley, Arant, Rose & White
                          1400 Park Place Tower
                          2001 Park Place
                          Birmingham, Alabama 35203
                          Attention: C. Larimore Whitaker, Esq.
                          Fax (205) 251-8611

                 All such notices or other communications shall be deemed to have been delivered (i) upon receipt when delivery is made by hand, (ii) on the third (3rd) business day after deposit in the United States mail when delivery is made by first class, registered or certified mail, and (iii) upon transmission when made by telegram, telex or other facsimile transmission if evidenced by a sender transmission completed confirmation.

         Section 11.3 Severability. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction or other competent authority to be invalid, void or unenforceable or against public or regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect and in no way shall be affected, impaired or invalidated, if, but only if, pursuant to such remaining terms, provisions, covenants and restrictions the Merger may be consummated in substantially the same manner as set forth in this Agreement as of the later of the date this Agreement was executed or last amended.

         Section 11.4 Costs and Expenses. Expenses incurred by the Company on the one hand and SouthTrust on the other hand, in connection with or related to the authorization, preparation and execution of this Agreement, the solicitation of shareholder approval and all other matters related to the closing of the transactions contemplated hereby, including all fees and expenses of agents, representatives, counsel and accountants employed by either such party or its affiliates, shall be borne solely and entirely by the party which has incurred same; provided, however, that if SouthTrust terminates this Agreement, or otherwise fails to consummate the transactions contemplated hereby, and the condition or provision set forth in Sections 8.4(b) or 10.1(d)(D) of this Agreement has been breached or has not been satisfied or fulfilled, and provided, further, that SouthTrust is not entitled to terminate this Agreement, or to fail to consummate the transactions contemplated hereby, because of the breach or failure of any other condition or provision of this Agreement, then SouthTrust shall bear 50% of the out-of-pocket expenses of the Company incurred in connection with the transactions contemplated by this Agreement, except that the aggregate amount of such out-of-pocket expenses of the Company for which SouthTrust shall be responsible shall be limited to $35,000.

         Section 11.5 Captions. The captions as to contents of particular articles, sections or paragraphs contained in this Agreement and the table of contents hereto are inserted only for convenience and are in no way to be construed as part of this Agreement or as a limitation on the scope of the particular articles, sections or paragraphs to which they refer.

         Section 11.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document with the same force and effect as though all parties had executed the same document.

         Section 11.7 Governing Law. This Agreement is made and shall be governed by and construed in accordance with the laws of the State of Florida without respect to its conflicts of laws principles.

         Section 11.8 Persons Bound; No Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, distributees, and assigns, but notwithstanding the foregoing, this Agreement may not be assigned by any party hereto unless the prior written consent of the other parties is first obtained (other than by ST-Sub to another affiliate of SouthTrust).

         Section 11.9 Exhibits and Schedules. Each of the exhibits and schedules attached hereto is an integral part of this Agreement and shall be applicable as if set forth in full at the point in the Agreement where reference to it is made.

         Section 11.10 Waiver. The waiver by any party of the performance of any agreement, covenant, condition or warranty contained herein shall not invalidate this Agreement, nor shall it be considered a waiver of any other agreement, covenant, condition or warranty contained in this Agreement. A waiver by any party of the time for performing any act shall not be deemed a waiver of the time for performing any other act or an act required to be performed at a later time. The exercise of any remedy provided by law, equity or otherwise and the provisions in this Agreement for any remedy shall not exclude any other remedy unless it is expressly excluded. The waiver of any provision of this Agreement must be signed by the party or parties against whom enforcement of the waiver is sought. This Agreement and any exhibit, memorandum or schedule hereto or delivered in connection herewith may be amended only by a writing signed on behalf of each party hereto.

         Section 11.11 Construction of Terms. Whenever used in this Agreement, the singular number shall include the plural and the plural the singular. Pronouns of one gender shall include all genders. Accounting terms used and not otherwise defined in this Agreement have the meanings determined by, and all calculations with respect to accounting or financial matters unless otherwise provided for herein, shall be computed in accordance with generally accepted accounting principles, consistently applied. References herein to articles, sections, paragraphs, subparagraphs or the like shall refer to the corresponding articles, sections, paragraphs, subparagraphs or the like of this Agreement. The words "hereof", "herein", and terms of similar import shall refer to this entire Agreement. Unless the context clearly requires otherwise, the use of the terms "including", "included", "such as", or terms of similar meaning, shall not be construed to imply the exclusion of any other particular elements.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered, and their respective seals hereunto affixed, by their officers thereunto duly authorized, and have caused this Agreement to be dated as of the date and year first above written.



[CORPORATE SEAL]
                                              FBC HOLDING COMPANY, INC.


                                     By:        /s/ MARLAND D. WORDELL
                                        ---------------------------------------
ATTEST:                                           Its President and
                                                Chairman of the Board
         PATSY MADDEN
- -----------------------------
         Its Secretary


[CORPORATE SEAL]
                                             SOUTHTRUST OF FLORIDA, INC.


                                     By:         /s/ ALTON E. YOTHER
                                        ---------------------------------------
ATTEST:                                       Its Senior Vice President

         A.D. BARNARD
- -----------------------------
         Its Secretary


[CORPORATE SEAL]
                                                SOUTHTRUST CORPORATION


                                     By:         /s/ ALTON E. YOTHER
                                        ---------------------------------------
ATTEST:                                       Its Senior Vice President

         A.D. BARNARD
- -----------------------------
         Its Secretary

                         AGREEMENT AND PLAN OF MERGER
                         OF FBC HOLDING COMPANY, INC.
                       WITH SOUTHTRUST OF FLORIDA, INC.

                              LIST OF SCHEDULES
                                 AND EXHIBITS

           ________________________________________________________


Disclosure Schedule 3.1(d)              Stock Ownership by Bank
Disclosure Schedule 3.4                 Loan Portfolio
Disclosure Schedule 3.5                 Classified Loans; Loans to Officers,
                                        Directors or Affiliates
Disclosure Schedule 3.7                 Consents
Disclosure Schedule 3.10                Company Legal Proceedings
Disclosure Schedule 3.11                Tax Matters
Disclosure Schedule 3.12(a)             Employee Benefit Plans
Disclosure Schedule 3.13(a)             Title Matters
Disclosure Schedule 3.14(a)             Legal Descriptions of Real Property
Disclosure Schedule 3.14(b)             Real Property Leases
Disclosure Schedule 3.14(d)             Real Property Litigation
Disclosure Schedule 3.15                Environmental
Disclosure Schedule 3.16                Material Contracts
Disclosure Schedule 3.20                Insurance Policies
Disclosure Schedule 3.22                Compliance with Laws
Disclosure Schedule 3.23                Transactions with Management
Disclosure Schedule 4.4                 Defaults Under Agreements
Disclosure Schedule 4.7                 SouthTrust Legal Proceedings
Disclosure Schedule 5.1(b)              Exceptions to Covenants and Agreements
Disclosure Schedule 8.9                 Replacement Supplemental Agreement
Exhibit 5.14                            Subsidiary Merger Agreement
Exhibit 8.5                             Opinion of Counsel to Company
Exhibit 9.7                             Opinion of Counsel to SouthTrust

                                                                       EXHIBIT B


                            SUBSIDIARY AGREEMENT AND
                                 PLAN OF MERGER


                 This SUBSIDIARY AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated as of the 14th day of March 1995, is between SOUTHTRUST BANK OF NORTHWEST FLORIDA, a Florida state banking corporation ("ST-Bank") and wholly-owned subsidiary of SOUTHTRUST OF FLORIDA, INC., a Florida corporation ("ST-Sub"), which in turn is a wholly-owned subsidiary of SOUTHTRUST CORPORATION, a Delaware corporation ("SouthTrust"), and FIRST BANK OF CRESTVIEW, a Florida state banking corporation (the "Bank") and wholly-owned subsidiary of FBC HOLDING COMPANY, INC., a Florida corporation and registered bank holding company (the "Company").

                              W I T N E S S E T H:

                 WHEREAS, the Company, ST-Sub and SouthTrust have previously entered into that certain Agreement and Plan of Merger dated as of February 17, 1995 (the "Parent Merger Agreement"), pursuant to which the Company will merge with and into ST-Sub (the "Parent Merger");

                 WHEREAS, the Boards of Directors of ST-Bank and the Bank have approved, and deem it advisable to consummate, the transactions provided for herein pursuant to which the Bank will merge with and into ST-Bank, subject to and immediately following the consummation of the Parent Merger; and

                 WHEREAS, the parties to this Agreement contemplate that the transactions set forth herein shall qualify pursuant to Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement constitutes a plan of reorganization pursuant to Section 368 of the Code.

                 NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein and in the Parent Merger Agreement, the parties hereto agree as follows:


                                  ARTICLE I

                                  THE MERGER

                 1.1 Merger. (a) Subject to the provisions hereof, the Bank shall be merged with and into ST-Bank (the "Merger") under the charter of ST-Bank, and ST-Bank shall be the surviving bank (sometimes hereinafter referred to as the "Surviving Bank" when reference is made to it after the Effective Time of the Merger (as defined below)). The name of the Surviving Bank shall be SouthTrust Bank of Northwest Florida, a Florida state banking corporation, and the business of the Surviving Bank shall be that of a state banking corporation. This business shall be conducted by the Surviving Bank at its main office, which shall be located in Marianna, Florida and at its legally established branches. The address of the main office and of such branches existing as of the Effective Time of the Merger is set forth in Annex A hereto.

                          (b)     The Merger shall occur immediately following
the consummation of the Parent Merger (the "Effective Time of the Merger"), or at such other date and time as the Bank and ST-Bank may mutually designate.

                 1.2 Effect of Merger. At the Effective Time of the Merger, the Bank shall be merged with and into ST-Bank and the separate existence of the Bank shall cease. All of the shares of capital stock of the Bank issued and outstanding as of the Effective Time of the Merger, and all rights in respect thereof, shall be canceled. The shares of capital stock of ST-Bank outstanding immediately prior to consummation of the Merger shall constitute the only outstanding shares of capital stock of the Surviving Bank following consummation of the Merger.

                 1.3 Conveyance. All assets of ST-Bank and the Bank as they exist at the Effective Time of the Merger shall pass to and vest in the Surviving Bank without any conveyance or other transfer. The Surviving Bank shall be responsible for all the liabilities of every kind and description of each of the Bank and ST-Bank existing as of the Effective Time of the Merger.

                 1.4 Board of Directors; Charter; Bylaws. The present Board of Directors of ST-Bank shall continue to serve as the Board of Directors of the Surviving Bank until the next annual meeting or until such time as their successors have been elected and have qualified. The number, names and residence addresses, and the terms of the members of the Board of Directors,
are set forth in Annex B hereto.   At the Effective Time of the Merger, the
Charter and the Bylaws of the Surviving Bank shall be the Charter and Bylaws of ST-Bank as in effect immediately prior to the Merger.

                                   ARTICLE II

                                 CAPITALIZATION

                 2.1 Capitalization of ST-Bank and the Bank. As of December 31, 1994, ST-Bank had total capital of $19,471,000 divided into 70,300 shares of common stock, each of $10.00 par value, undivided profits of $14,814,000, capital surplus of $4,217,000 and unrealized gains and losses on securities of $<262,000>. As of December 31, 1994, the Bank had total capital of $4,488,000 divided into 80,000 shares of common stock, each of $5.00 par value, undivided profits of $2,433,000, capital surplus of $2,400,000 and unrealized gains and losses on securities of $<745,000>.

                 2.2 Capitalization of the Surviving Bank. The amount of capital stock of the Surviving Bank shall be $703,000 divided into 70,300 shares of common stock, each of $10.00 par value, and at the Effective Time of the Merger, the Surviving Bank shall have surplus of $7,017,000 and undivided profits and a reserve for unrealized gains and losses on securities which combined with the capital and surplus will be equal to the combined capital structures of the Bank and ST-Bank as stated in Section 2.1 hereof, adjusted however, for the normal earnings and expenses, between December 31, 1994 and the Effective Time of the Merger.


                                  ARTICLE III

                                   COVENANTS

                 3.1 Covenants of ST-Bank and the Bank. During the period from the date of this Agreement and continuing until the Effective Time of the Merger, each of the parties hereto agrees to observe and perform all agreements and covenants in the Parent Merger Agreement that pertain or are applicable to ST-Bank and the Bank, respectively. Each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, subject to and in accordance with the applicable provisions of the Parent Merger Agreement.


                                   ARTICLE IV

                              CONDITIONS PRECEDENT

                 4.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction prior to the Effective Time of the Merger of the following conditions:

                          (a)     Effective Time of the Parent Merger.  The
Effective Time (as defined in the Parent Merger Agreement) of the Parent Merger shall have occurred.

                          (b)     No Injunctions or Restraints; Illegality.  No
temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect.
There shall not be any action taken, or any statute, rule, regulation or order enacted, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal as of the Effective Time of the Merger.

                          (c)     Shareholder Approval.  The sole shareholder
of the Bank and the sole shareholder of ST-Bank each shall have voted affirmatively to approve the Merger by a vote of not less than a majority of the outstanding voting stock of the Bank and ST-Bank, respectively.

                          (d)     Other Approvals.  All requisite regulatory
approvals relating to the Merger shall have been obtained and continue to be in full force and effect, and all waiting and notice periods under applicable law shall have expired.


                                   ARTICLE V

                           TERMINATION AND AMENDMENT

                 5.1 Termination. This Agreement shall be terminated immediately and without any action on the part of ST-Bank or the Bank upon any termination of the Parent Merger Agreement.

                 5.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 5.1 hereof, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of ST-Bank or the Bank or their respective officers or directors.

                 5.3 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                                   ARTICLE VI

                               GENERAL PROVISIONS

                 6.1 Nonsurvival of Agreements. None of the agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time of the Merger.

                 6.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to ST-Bank or the Bank, respectively, at the addresses for notices to ST-Sub or the Company, respectively, as set forth in the Parent Merger Agreement, with copies to the persons referred to therein.

                 6.3 Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

                 6.4 Counterparts. This Agreement may be executed in two counterparts, both of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

                 6.5 Entire Agreement. Except as otherwise set forth in the Consolidation Agreement, this Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement shall be subject to the terms and conditions of the Parent Merger Agreement.

                 6.6 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party.

                 IN WITNESS WHEREOF, the signatures and seals of ST-Bank and the Bank this 14th day of March 1995, each set by its president or a vice president and attested to by its cashier or secretary, pursuant to a resolution of its board of directors, acting by a majority, and witness the signature of a majority of each of the board of directors:


                                               FIRST BANK OF CRESTVIEW


                                  By
                                     ------------------------------------------
                                   Its
                                        ---------------------------------------

ATTEST:


By
   -------------------------------
 Its
      ----------------------------


(Seal of Bank)


                                                   Directors of
                                             FIRST BANK OF CRESTVIEW



                                  ---------------------------------------------


                                  ---------------------------------------------


                                  ---------------------------------------------


                                  ---------------------------------------------


                                  ---------------------------------------------


                                  ---------------------------------------------


                                  ---------------------------------------------


                                  ---------------------------------------------

                                             SOUTHTRUST BANK OF NORTHWEST
                                                       FLORIDA

                                  By
                                     ------------------------------------------
                                   Its
                                        ---------------------------------------

ATTEST:


By
   -------------------------------
 Its
      ----------------------------


(Seal of Bank)


                                                 Directors of
                                          SOUTHTRUST BANK OF NORTHWEST
                                                    FLORIDA


                                  ---------------------------------------------


                                  ---------------------------------------------


                                  ---------------------------------------------


                                  ---------------------------------------------


                                  ---------------------------------------------


                                  ---------------------------------------------


                                  ---------------------------------------------


                                  ---------------------------------------------

STATE OF                          )
         -----------              )   SS:

COUNTY OF                         )
          -----------


                 On this _____ day of ______________, 1995, before me, a notary public for this state and county, personally came ___________________, as __________ and _______________________, as _____________ of SouthTrust Bank of
Northwest Florida, and each in his/her said capacity acknowledged this instrument to be the act and deed of the association and the seal affixed to it to be its seal; and also came _______________________________________________
being a majority of the board of directors of SouthTrust Bank of Northwest Florida, and each of them acknowledged this instrument to be the act and deed of the association and of himself/herself as director of it.

           WITNESS my official seal and signature this day and year.



                                    -------------------------------------------
(Seal of Notary)                    Notary Public
                                    My commission expires
                                                          ---------------------


STATE OF                          )
         -----------              )   SS:

COUNTY OF                         )
          -----------


                 On this ______ day of ______________, 1995, before me, a
notary public for this state and county, personally came ___________________, as ________________, and ____________________, as ______________, of First Bank
of Crestview, and each in his/her said capacity acknowledged this instrument to be the act and deed of the bank and the seal affixed to it to be its seal; and also came ___________________________________________________ being a majority of the board of directors of First Bank of Crestview and each of them acknowledged this instrument to be the act and deed of the bank and of himself/herself as a director.

           WITNESS my official seal and signature this day and year.



                                    -------------------------------------------
(Seal of Notary)                    Notary Public
                                    My commission expires
                                                          ---------------------

                                    ANNEX A


Address of Main Office:
- ----------------------

         4393 Lafayette Street
         P. O. Drawer 819
         Marianna, Florida 32446

Addresses of Branch Offices:
- ---------------------------

         Sneads Branch                             Cordova Branch
         Highway 90                                4710 Bayou Boulevard
         P. O. Box 739                             Pensacola, Florida 32503
         Sneads, Florida 32460

         Cottondale Branch                         University Branch
         3158 Main Street                          8201 North Davis Highway
         P. O. Box 550                             Pensacola, Florida 32414
         Cottondale, Florida 32431

         Oak Station Branch                        Crestview Branch
         4719 Highway 90                           361 North Main
         Marianna, Florida 32446                   Crestview, Florida 32536

         Panama City Branch                        Court Plaza Branch
         112 West 23rd Street                      2201 South Ferdon Boulevard
         P. O. Caller Box 2875                     Crestview, Florida 32536
         Panama City, Florida 32402-2875

         Chipley Branch                            Pensacola Branch
         117 North Fifth Street                    316 South Baylen Street
         Box 400                                   Pensacola, Florida 32501
         Chipley, Florida 32428

         Bonifay Branch                            Destin Branch
         406 South Waukesha Street                 34877 Emerald Coast Parkway
         Box 307                                   Destin, Florida 32541
         Bonfay, Florida 32425

         Thomas Drive                              (Drive-Through and ATM only)
         2509 Thomas Drive                         10 West Main Street
         Panama City Beach, Florida 32408          Pensacola, Florida 32501

         Niceville Branch
         4526 Highway 20 East
         Niceville, Florida 32578

         Ft. Walton Branch
         91 NW Racetrack Road
         Ft. Walton Beach, Florida 32547


                                    ANNEX B


                               BOARD OF DIRECTORS

      Name                              Residence                                   Term
- ---------------                   ---------------------                             ----

William F. Brunner                2919 Green Street                                17 years
                                  Marianna, Florida 32446

Richard D'Alemberte               275 North Bolivar Street                         13 Years
                                  P. O. Box 66
                                  Chattahoochee, Florida 32324

Bobby George                      Route 3 Banfill Avenue                            3 Years
                                  Bonifay, Florida 32425

Chuck Morgan                      4384 Angela Drive                                 3 Years
                                  Marianna, Florida 32446

Hunter Daffin                     2766 Indian Springs Road                         17 Years
                                  Marianna, Florida 32446

H. H. Hearn                       2983 Westmanor Drive                             17 Years
                                  Marianna, Florida 32446

Terry DuBose                      4321 Jane Cooley Drive                           17 Years
                                  Panama City, Florida 32411

Quen Rahal                        2736 Indian Springs Road                         15 Years
                                  Marianna, Florida 32446

Gary Cowen                        5089 Old Hickory Circle                           3 Years
                                  Marianna, Florida 32446

John Keith                        160 Glen Eagles Drive                             5 Years
                                  Niceville, Florida 32578

Russell Enfinger                  451 Golf Villa 2, Unit 451                         1 Year
                                  Bay Point, Florida 32411 (no mail)
                                  P. O. Box 2875
                                  Panama City, Florida 32402

                                                                       EXHIBIT C

                    ALEX SHESHUNOFF & CO. INVESTMENT BANKING


                                 August 3, 1995

Board of Directors
FBC Holding Company, Inc.
361 North Main Street
Crestview, Florida  32536


Board Members:

You have requested our opinion, as an independent financial analyst to the common shareholders of FBC Holding Company, Inc., Crestview, Florida ("Company"), as to the fairness, from a financial point of view to the common shareholders of Company, of the terms of the proposed merger of Company with SouthTrust Corporation ("SouthTrust"). Pursuant to the terms of Amendment No. 1 to the Agreement and Plan of Merger, each Company Share outstanding immediately prior to the Effective Time of the Merger shall be converted into the right to receive 4.52 SouthTrust Shares; provided, however, that if 4.52 when multiplied by the average last sales price of SouthTrust Shares for the seven (7) trading days immediately preceding the second trading day prior to the Effective Time of the Merger, as reported by the Automated Quotation System of the National Association of Securities Dealers, Inc. - National Market System ("NASDAQ"), results in the value of each Company Share being less than $88.80 (the "Price Condition"), SouthTrust, by an instrument in writing delivered to the Company prior to 11:00 a.m., Birmingham, Alabama time, on the last trading day prior to the Effective Time of the Merger, may elect to adjust the Conversion Ratio so that the Conversion Ratio, when multiplied by such average last sales price of SouthTrust Shares as set forth above, shall equal $88.80. Subject to the receipt by the Company and First Bank of Crestview, Crestview, Florida ("Bank") of required regulatory approvals, if any, on the Closing Date, the Bank agrees, following consultation with SouthTrust, to write down the loan described on Exhibit A to the Amendment (the "Loan") to an amount equal to estimated net realizable value of the Loan as the Closing Date, which amount shall not be less than $211,000 nor greater than $285,000.

As part of its banking analysis business, Alex Sheshunoff & Co. Investment Banking is continually engaged in the valuation of bank, bank holding company and thrifts securities in connection with mergers and acquisitions nationwide. Prior to being retained for this assignment, Alex Sheshunoff & Co. Investment Banking has provided professional services and products to Company and SouthTrust. The revenues derived from such services and products are insignificant when compared to the firm's total gross revenues.

In connection with this assignment, we reviewed (i) the Agreement and Plan of Merger between Company and SouthTrust and Amendment No. 1 to the Agreement and Plan of Merger; (ii) the external auditor's reports to the Boards of Directors of each organization; (iii) the June 30, 1995 balance sheet and income statement for each organization, the audited December 31, 1994 annual report for SouthTrust and the audited December 31, 1993 Balance Sheet and Income Statement for each organization; (iv) the Rate Sensitivity Analysis reports for each organization; (v) each organization's listing of marketable securities showing rate, maturity and market value as compared to book value; (vi) each organization's internal loan classification list; (vii) a listing of other real estate owned for each organization; (viii) the budget and long range operating plan of each organization; (ix) a listing of unfunded letters of credit and any other off-balance sheet risks for each organization; (x) the Minutes of the Board of Directors of each organization; (xi) the Board report for each organization; (xii) the listing and description of significant real properties for each organization; (xiii) material leases on real and personal property;
(xiv) the directors and officers liability and blanket bond insurance policies for each organization; and (xv) market conditions and current trading levels of outstanding equity securities of both organizations.

We have also had discussions with the management of Company and SouthTrust regarding their respective financial results and have analyzed the most current financial data available on Company and SouthTrust. We also considered

Board of Directors
FBC Holding Company, Inc.
August 3, 1995
Page 2
- ------------------------------------

such other information, financial studies, analyses and investigations, and economic and market criteria which we deemed relevant. We have met with the management of Company and SouthTrust to discuss the foregoing information with them.

We have considered certain financial data of Company and SouthTrust, and have compared that data with similar data for other banks and bank holding companies which have recently merged or been acquired; furthermore, we have considered the financial terms of these business combinations involving said banks and bank holding companies.

We have not independently verified any of the information reviewed by us and have relied on its being complete and accurate in all material respects. In addition, we have not made an independent evaluation of the assets of Company or SouthTrust.

In reaching our opinion we took into consideration the financial benefits of the proposed transaction to all Company shareholders. Based on all factors that we deem relevant and assuming the accuracy and completeness of the information and data provided to us by Company and SouthTrust, it is our opinion as of August 3, 1995, that the proposed transaction is fair and equitable to all Company shareholders from a financial point of view.

We hereby consent to the reference to our firm in the proxy statement or prospectus related to the merger transaction and to the inclusion of our opinion as an exhibit to the proxy statement or prospectus related to the merger transaction.


                               Respectfully submitted,



                               ALEX SHESHUNOFF & CO.
                               INVESTMENT BANKING
                               AUSTIN, TEXAS


                               By:         /s/ WADE SCHUESSLER
                                  --------------------------------------------
                                               Wade Schuessler
                                               Vice President

HWS/kad

                                                                       EXHIBIT D

                     FLORIDA 1989 BUSINESS CORPORATION ACT



607.1301 DISSENTER'S RIGHTS; DEFINITIONS. -- The following definitions apply to ss. 607.1302 and 607.1320:

(1) "Corporation" means the issuer of the shares held by a dissenting shareholder before the corporate action or the surviving or acquiring corporation by merger or share exchange of that issuer.

(2) "Fair value," with respect to a dissenter's shares, means the value of the shares as of the close of business on the day prior to the shareholders' authorization date, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

(3) "Shareholders' authorization date" means the date on which the shareholders' vote authorizing the proposed action was taken, the date on which the corporation received written consents without a meeting from the requisite number of shareholders in order to authorize the action, or, in the case of a merger pursuant to s. 607.1104, the day prior to the date on which a copy of the plan of merger was mailed to each shareholder of record of the subsidiary corporation.


607.1302 RIGHT OF SHAREHOLDERS TO DISSENT. -- (1) Any shareholder has the right to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

(a)  Consummation of a plan of merger to which the corporation is a party:

     1.   If the shareholder is entitled to vote on the merger, or

     2. If the corporation is a subsidiary that is merged with its parent under s. 607.1104, and the shareholders would have been entitled to vote on action taken, except for the applicability of s. 607.1104;

(b) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation, other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange pursuant to s. 607.1202, including a sale in dissolution but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within 1 year after the date of sale;

(c) As provided in s. 607.0902(11), the approval of a control-share acquisition;

(d) Consummation of a plan of share exchange to which the corporation is a party as the corporation the shares of which will be acquired, if the shareholder is entitled to vote on the plan;

(e) Any amendment of the articles of incorporation if the shareholder is entitled to vote on the amendment and if such amendment would adversely affect such shareholder by:

     1. Altering or abolishing any preemptive rights attached to any of his shares;

     2. Altering or abolishing the voting rights pertaining to any of his shares, except as such rights may be affected by the voting rights of new shares then being authorized of any existing or new class or series of shares;

     3. Effecting an exchange, cancellation, or reclassification of any of his shares, when such exchange, cancellation, or reclassification would alter or abolish his voting rights or alter his percentage of equity in the corporation, or effecting a reduction or cancellation of accrued dividends or other arrearages in respect to such shares;

     4. Reducing the stated redemption price of any of his redeemable shares, altering or abolishing any provision relating to any sinking fund for the redemption or purchase of any of his shares, or making any of his shares subject to redemption when they are not otherwise redeemable;

     5. Making noncumulative, in whole or in part, dividends of any of his preferred shares which had theretofore been cumulative;

     6. Reducing the stated dividend preference of any of his preferred shares; or

     7. Reducing any stated preferential amount payable on any of his preferred shares upon voluntary or involuntary liquidation; or

(f) Any corporate action taken, to the extent the articles of incorporation provide that a voting or nonvoting shareholder is entitled to dissent and obtain payment for his shares.

(2) A shareholder dissenting from any amendment specified in paragraph (1)(e) has the right to dissent only as to those of his shares which are adversely affected by the amendment.

(3) A shareholder may dissent as to less than all the shares registered in his name. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders.

(4) Unless the articles of incorporation otherwise provide, this section does not apply with respect to a plan of merger or share exchange or a proposed sale or exchange of property, to the holders of shares of any class or series which, on the record date fixed to determine the shareholders entitled to vote at the meeting of shareholders at which such action is to be acted upon or to consent to any such action without a meeting, were either registered on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or held of record by not fewer than 2,000 shareholders.

(5) A shareholder entitled to dissent and obtain payment for his shares under this section may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.


607.1320 PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS. -- (1)(a) If a proposed corporate action creating dissenters' rights under s. 607.1320 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders are or may be entitled to assert dissenters' rights and be accompanied by a copy of ss. 607.1301, 607.1302, and 607.1320. A shareholder who wishes to assert dissenters' rights shall:

     1. Deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated, and

     2. Not vote his shares in favor of the proposed action. A proxy or vote against the proposed action does not constitute such a notice of intent to demand payment.

(b) If proposed corporate action creating dissenters' rights under s. 607.1302 is effectuated by written consent without a meeting, the corporation shall deliver a copy of ss. 607.1301, 607.1302, and 607.1320 to each shareholder simultaneously with any request for his written consent or, if such a request is not made, within 10 days after the date the corporation received written consents without a meeting from the requisite number of shareholders necessary to authorize the action.

(2) Within 10 days after the shareholders' authorization date, the corporation shall give written notice of such authorization or consent or adoption of the plan of merger, as the case may be, to each shareholder who filed a notice of intent to demand payment for his shares pursuant to paragraph (1)(a) or, in the case of action authorized by written consent, to each shareholder, excepting any who voted for, or consented in writing to, the proposed action.

(3) Within 20 days after the giving of notice to him, any shareholder who elects to dissent shall file with the corporation a notice of such election, stating his name and address, the number, classes, and series of shares as to which he dissents, and a demand for payment of the fair value of his shares. Any shareholder failing to file such election to dissent within the period set forth shall be bound by the terms of the proposed corporate action. Any shareholder filing an election to dissent shall deposit his certificates for certificated shares with the corporation simultaneously with the filing of the election to dissent. The corporation may restrict the transfer of uncertificated shares from the date the shareholder's election to dissent is filed with the corporation.

(4) Upon filing a notice of election to dissent, the shareholder shall thereafter be entitled only to payment as provided in this section and shall not be entitled to vote or to exercise any other rights of a shareholder. A notice of election may be withdrawn in writing by the shareholder at any time before an offer is made by the corporation, as provided in subsection (5), to pay for his shares. After such offer, no such notice of election may be withdrawn unless the corporation consents thereto. However, the right of such shareholder to be paid the fair value of his shares shall cease, and he shall be reinstated to have all his rights as a shareholder as of the filing of his notice of election, including any intervening preemptive rights and the right to payment of any intervening dividend or other distribution or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim, if:

(a)  Such demand is withdrawn as provided in this section;

(b) The proposed corporate action is abandoned or rescinded or the shareholders revoke the authority to effect such action;

(c) No demand or petition for the determination of fair value by a court has been made or filed within the time provided in this section; or

(d) A court of competent jurisdiction determines that such shareholder is not entitled to the relief provided by this section.

(5) Within 10 days after the expiration of the period in which shareholders may file their notices of election to dissent, or within 10 days after such corporate action is effected, whichever is later (but in no case later than 90 days from the shareholders' authorization date), the corporation shall make a written offer to each dissenting shareholder who has made demand as provided in this section to pay an amount the corporation estimates to be the fair value for such shares. If the corporate action has not been consummated before the expiration of the 90-day period after the shareholders' authorization date, the offer may be made conditional upon the consummation of such action. Such notice and offer shall be accompanied by:

(a) A balance sheet of the corporation, the shares of which the dissenting shareholder holds, as of the latest available date and not more than 12 months prior to the making of such offer; and

(b) A profit and loss statement of such corporation for the 12-month period ended on the date of such balance sheet or, if the corporation was not in existence throughout such 12-month period, for the portion thereof during which it was in existence.

(6) If within 30 days after the making of such offer any shareholder accepts the same, payment for his shares shall be made within 90 days after the making of such offer or the consummation of the proposed action, whichever is later. Upon payment of the agreed value, the dissenting shareholders shall cease to have any interest in such shares.

(7) If the corporation fails to make such offer within the period specified therefor in subsection (5) or if it makes the offer and any dissenting shareholder or shareholders fail to accept the same within the period of 30 days thereafter, then the corporation, within 30 days after receipt of written demand from any dissenting shareholder given within 60 days after the date on which such corporate action was effected, shall, or at its election at any time within such period of 60 days may, file an action in any court of competent jurisdiction in the county in this state where the registered office of the corporation is located requesting that the fair value of such shares be determined. The court shall also determine whether each dissenting shareholder, as to whom the corporation requests the court to make such determination, is entitled to receive payment for his shares. If the corporation fails to institute the proceeding as herein provided, any dissenting shareholder may do so in the name of the corporation. All dissenting shareholders (whether or not residents of this state), other than shareholders who have agreed with the corporation as to the value of their value of their shares, shall be made parties to the proceeding as an action against their shares. The corporation shall serve a copy of the initial pleading in such proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons and complaint and upon each nonresident dissenting shareholder either by registered or certified mail and publication or in such other manner as is permitted by law. The jurisdiction of the court is plenary and exclusive. All shareholders who are proper parties to the proceeding are entitled to judgement against the corporation for the amount of the fair value of their shares. The court may, if it so elects, appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have such power and authority as is specified in the order of their appointment or an amendment thereof. The corporation shall pay each dissenting shareholder the amount found to be due him within 10 days after the final determination of the proceedings. Upon payment of the judgement, the dissenting shareholders shall cease to have any interest in such shares.

(8) The judgement may, at the discretion of the court, include a fair rate of interest, to be determined by the court.

(9) The costs and expenses of any such proceeding shall be determined by the court and shall be assessed against the corporation, but all or any part of such costs and expenses may be apportioned and assessed as the court deems equitable against any or all of the dissenting shareholders who are parties to the proceeding, to whom the corporation has made an offer to pay for the shares, if the court finds that the action of such shareholders in failing to accept such offer was arbitrary, vexatious, or not in good faith. Such expenses shall include reasonable compensation for, and reasonable expenses of, the appraisers, but shall exclude the fees and expenses of counsel for, and experts employed by, any party. If the fair value of the shares, as determined, materially exceeds the amount which the corporation offered to pay therefore or if no offer was made, the court in its discretion may award to any shareholder who is a party to the proceeding such sum as the court determines to be reasonable compensation to any attorney or expert employed by the shareholder in the proceeding.

(10) Shares acquired by a corporation pursuant to payment of the agreed value thereof or pursuant to payment of the judgment entered therefor, as provided in this section, may be held and disposed of by such corporation as authorized but unissued shares of the corporation, except that, in the case of a merger, they may be held and disposed of as the plan of merger otherwise provides. The shares of the surviving corporation into which the shares of such dissenting shareholders would have been converted had they assented to the merger shall have the status of authorized but unissued shares of the surviving corporation.

                           FBC HOLDING COMPANY, INC.
                             361 NORTH MAIN STREET
                           CRESTVIEW, FLORIDA  32536


     PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS -- SEPTEMBER _____, 1995.

           (THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF FBC
                            HOLDING COMPANY, INC.)


        The undersigned shareholder of FBC Holding Company, Inc. ("FBC") hereby appoints ____________________ and ____________________, and each of them, with full power of substitution, proxies to vote the shares of stock which the undersigned could vote if personally present at the Special Meeting of the Shareholders of FBC to be held at the offices of FBC at 361 North Main Street, Crestview, Florida on September _____, 1995 at _____ p.m., local time, or at any adjournment thereof:

        (1)    PROPOSAL TO MERGE FBC INTO SOUTHTRUST OF FLORIDA, INC.

        FOR [ ]               AGAINST [ ]                ABSTAIN [ ] with
respect to the approval of that certain Agreement and Plan of Merger, as amended by Amendment No. 1 (together the "Merger Agreement"), between FBC and SouthTrust of Florida, Inc. ("ST-Sub"), pursuant to which FBC will be merged into ST-Sub and each share of common stock of FBC outstanding immediately prior to the Effective Time of the Merger shall be converted into the right to receive 4.52 shares of common stock of SouthTrust, as described in more detail in the Proxy Statement/Prospectus dated August ____, 1995;

        (2) IN THEIR DISCRETION, UPON SUCH OTHER MATTERS, INCLUDING, IN PARTICULAR, ADJOURNMENT OF THE SPECIAL MEETING TO ALLOW FURTHER SOLICITATION OF PROXIES IF NECESSARY, AS MAY PROPERTY COME BEFORE THE SPECIAL MEETING OF SHAREHOLDERS OR ANY ADJOURNMENT OR ADJOURNMENTS THEREOF.

UNLESS OTHERWISE SPECIFIED, THE PROXY WILL BE VOTED FOR PROPOSAL (1).

Dated:                          , 1995
      --------------------------                 ------------------------------------------------
                                                             (Signature(s) of Shareholder)

Please date and sign exactly as name appears hereon. If shares are held jointly, each shareholder should sign. Agents, executors, administrators, guardians, trustees, etc., should use full title, and, if more than one, all should sign. If the shareholder is a corporation, please sign full corporate name by an authorized officer.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Restated Certificate of Incorporation and the Bylaws of Registrant provide that Registrant shall indemnify its officers, directors, employees and agents to the extent permitted by the General Corporation Law of the State of Delaware, which permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation, against expenses (including attorney's fees), judgments, fines and settlements incurred by him in connection with any such suit or proceeding, if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of a derivative action on behalf of the corporation, if he not be adjudged to be liable for negligence or misconduct.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

         The following exhibits are filed as part of this Registration
Statement:

   2(a) Agreement and Plan of Merger between SouthTrust of Florida, Inc. and FBC Holding Company, Inc., joined in by SouthTrust Corporation (included as Exhibit A to the Proxy Statement/Prospectus filed as part of this Registration Statement).
   2(b)    Amendment No. 1 to Agreement of Plan and Merger dated August 2,
           1995 between SouthTrust of Florida, Inc. and FBC Holding Company, Inc., joined in by SouthTrust Corporation (included as Exhibit A to the Proxy Statement/Prospectus filed as part of this Registration Statement).
*  4(a)    Certificate of Adoption of Resolutions designating Series A
           Junior Participating Preferred Stock, adopted February 22,
           1989, which was filed as Exhibit 1 to SouthTrust Corporation's Registration Statement on Form 8-A (File No. 1-3613).
*  4(b)    Stockholders' Rights Agreement, dated as of February 22, 1989, between SouthTrust Corporation and Mellon Bank, N.A., Rights
           Agent, which was filed as Exhibit 1 to SouthTrust
           Corporation's Registration Statement on Form 8-A (File No. 1-3613).
*  4(c)    Indenture, dated as of May 1, 1987 between SouthTrust
           Corporation and National Westminster Bank USA, which was filed as Exhibit 4(a) to SouthTrust Corporation's Registration
           Statement on Form S-3 (Registration No. 33-13637).
*  4(d)    Subordinated Indenture, dated as of May 1, 1992, between
           SouthTrust Corporation and Chemical Bank, which was filed as
           Exhibit 4(1)(ii) to the Registration Statement on Form S-3 of SouthTrust Corporation (Registration No. 33-44857).
   4(e)    Composite Restated Bylaws of SouthTrust Corporation.
   4(f)    Composite Restated Certificate of Incorporation of SouthTrust
           Corporation.
   5 Opinion of Bradley, Arant, Rose & White as to the legality of the securities being registered.
   8       Opinion of Bradley, Arant, Rose & White regarding certain tax matters.
   23(a)   Consent of Arthur Andersen LLP.
   23(b)   Consent of Saltmarsh, Cleaveland & Gund, CPA
   23(c)   Consent of Bradley, Arant, Rose & White (included in Exhibit 5).
   23(d) Consent of Alex Sheshunoff & Co. Investment Banking (included in Exhibit C to the Proxy Statement/Prospectus filed as part of this Registration Statement).
   24      Powers of Attorney.

______________________________________
*   Incorporated by reference.

 ITEM 22.  UNDERTAKINGS.

         (a)     The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement.

                          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1993;

                          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                          (iii) To include any material information with respect to the plan or distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c)     (1)      The undersigned registrant hereby undertakes as
                          follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration
                          Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

                 (2) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (e) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         (f) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on August 3, 1995.


                                             SOUTHTRUST CORPORATION


                                    By:       /s/ WALLACE D. MALONE, JR.
                                         -------------------------------------
                                             Its Chairman of the Board of
                                         Directors and Chief Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.



             Signature                                            Title                            Date
             ---------                                            -----                            ----
   /s/ WALLACE D. MALLONE, JR.                          Chairman, Chief Executive             August 3, 1995
- -------------------------------------------            Officer, President, Director
       Wallace D. Malone, Jr.


      /s/ AUBREY D. BARNARD                              Secretary, Treasurer and             August 3, 1995
- -------------------------------------------               Controller (Principal
          Aubrey D. Barnard                                  Accounting and
                                                           Financial Officer)


                *                                              Director                       August 3, 1995
- -------------------------------------------
        H. Allen Franklin


                *                                              Director                       August 3, 1995
- -------------------------------------------
         Herbert Stockham


                *                                              Director                       August 3, 1995
- -------------------------------------------
         Bill L. Harbert


                                                               Director                       August 3, 1995
- -------------------------------------------
          T. W. Mitchell


                *                                              Director                       August 3, 1995
- -------------------------------------------
        William C. Hulsey


                *                                              Director                       August 3, 1995
- -------------------------------------------
         John M. Bradford

                *                                               Director                    August 3, 1995
- -------------------------------------------
    Wm. Kendrick Upchurch, Jr.


                *                                               Director                    August 3, 1995
- -------------------------------------------
        Charles G. Taylor


                *                                               Director                    August 3, 1995
- -------------------------------------------
      Allen J. Keesler, Jr.


*     /s/ WILLIAM L. PRATER                                                                 August 3, 1995
- -------------------------------------------
          William L. Prater
         as Attorney-in-fact

                               INDEX TO EXHIBITS

                                                                                                                       PAGE IN
                                                                                                                     SEQUENTIALLY
 EXHIBIT                                                                                                               NUMBERED
   NO.                                            DESCRIPTION                                                           FILING
- ---------                                         -----------                                                         ----------
          2(a)   Agreement and Plan of Merger between SouthTrust of Florida, Inc. and FBC Holding Company, Inc.,
                 joined in by SouthTrust Corporation (included as Exhibit A to the Proxy Statement/Prospectus filed as part of this Registration Statement).
          2(b)   Amendment No. 1 to Agreement of Plan and Merger dated August 2, 1995 between
                 SouthTrust of Florida, Inc. and FBC Holding Company, Inc., joined in by
                 SouthTrust Corporation (included as Exhibit A to the Proxy Statement/Prospectus filed as part of this Registration Statement).
       *  4(a)   Certificate of Adoption of Resolutions designating Series A Junior Participating Preferred Stock, adopted February 22, 1989, which was filed as Exhibit 1 to SouthTrust Corporation's Registration
                 Statement on Form 8-A (File No. 1-3613).
    *     4(b)   Stockholders' Rights Agreement, dated as of February 22, 1989, between SouthTrust Corporation and
                 Mellon Bank, N.A., Rights Agent, which was filed as Exhibit 1 to SouthTrust Corporation's
                 Registration Statement on Form 8-A (File No. 1-3613).
    *     4(c)   Indenture, dated as of May 1, 1987 between SouthTrust Corporation and National Westminster Bank
                 USA, which was filed as Exhibit 4(a) to SouthTrust Corporation's Registration Statement on Form S-
                 3 (Registration No. 33-13637).
    *     4(d)   Subordinated Indenture, dated as of May 1, 1992, between SouthTrust Corporation and Chemical Bank, which was filed as Exhibit 4(1)(ii) to the Registration Statement on Form S-3 of SouthTrust
                 Corporation (Registration No. 33-44857).
          4(e)   Composite Restated Bylaws of SouthTrust Corporation.
          4(f)   Composite Restated Certificate of Incorporation of SouthTrust Corporation.
          5      Opinion of Bradley, Arant, Rose & White as to the legality of the securities being registered.
          8      Opinion of Bradley, Arant, Rose & White regarding certain tax matters.
          23(a)  Consent of Arthur Andersen LLP.
          23(b)  Consent of Saltmarsh, Cleaveland & Gund, CPA
          23(c)  Consent of Bradley, Arant, Rose & White (included in Exhibit 5).
          23(d)  Consent of Alex Sheshunoff & Co. Investment Banking (included in Exhibit C to the Proxy
                 Statement/Prospectus filed as part of this Registration Statement).
          24     Powers of Attorney.

______________________________________
*   Incorporated by reference.